                                                                   Exhibit 17(b)


Prospectus                        April 30, 1998          PEGASUS FUNDS
                                                          P.O. BOX 5142
                                                           WESTBOROUGH,
                                                       MASSACHUSETTS 01581

                                                        24 HOUR YIELD AND
                                                           PERFORMANCE
                                                           INFORMATION
                                                           PURCHASE AND
                                                        REDEMPTION ORDERS:
                                                          (800) 688-3350

Pegasus Funds (the "Trust") is offering in this Prospectus Class A shares, Class B shares and Class I shares in the following twenty-two investment portfolios (the "Funds"), divided into four general fund types: Asset Allocation; Equity; Bond; and Municipal Bond:

                                        BOND FUNDS
ASSET ALLOCATION FUNDS


                                        The Intermediate Bond Fund
The Managed Assets Conservative Fund


                                        The Bond Fund
The Managed Assets Balanced Fund


                                        The Short Bond Fund
The Managed Assets Growth Fund


                                        The Multi Sector Bond Fund (formerly
EQUITY FUNDS                            the Income Fund)


The Equity Income Fund                  The International Bond Fund


The Growth Fund                         The High Yield Bond Fund


The Mid-Cap Opportunity Fund            MUNICIPAL BOND FUNDS


The Small-Cap Opportunity Fund          The Municipal Bond Fund


The Intrinsic Value Fund                The Short Municipal Bond Fund


The Growth and Value Fund               The Intermediate Municipal Bond Fund


The Equity Index Fund                   The Michigan Municipal Bond Fund


The Market Expansion Index Fund


The International Equity Fund


 This Prospectus sets forth concisely information that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Trust, contained in a Statement of Additional Information, has been filed with the Securities and Exchange Commission (the "SEC") and is available upon request and without charge by writing to the Trust at the above address. The Statement of Additional Information bears the same date as this Prospectus and is incorporated by reference into this Prospectus in its entirety.

 Investors should recognize that the share price, yield and investment return of each Fund fluctuate and are not guaranteed.

 THE HIGH YIELD BOND FUND'S PORTFOLIO CONSISTS PRIMARILY OF LOWER-RATED CORPORATE DEBT OBLIGATIONS, WHICH ARE COMMONLY REFERRED TO AS "JUNK BONDS." THESE LOWER-RATED BONDS MAY BE MORE SUSCEPTIBLE TO REAL OR PERCEIVED ADVERSE ECONOMIC CONDITIONS THAN INVESTMENT GRADE BONDS. THESE LOWER-RATED BONDS ARE REGARDED AS PREDOMINANTLY SPECULATIVE WITH REGARD TO EACH ISSUER'S CONTINUING ABILITY TO MAKE INTEREST AND PRINCIPAL PAYMENTS (I.E., THE BONDS ARE SUBJECT TO THE RISK OF DEFAULT). IN ADDITION, THE SECONDARY TRADING MARKET FOR LOWER-RATED BONDS MAY BE LESS LIQUID THAN THE MARKET FOR INVESTMENT GRADE BONDS. PURCHASERS SHOULD CAREFULLY ASSESS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE HIGH YIELD BOND FUND. SEE THE SECTIONS OF THIS PROSPECTUS ENTITLED "RISK FACTORS -- LOWER-RATED SECURITIES" AND "SUPPLEMENTAL INFORMATION." THE HIGH YIELD BOND FUND'S SUB-ADVISER WILL ENDEAVOR TO LIMIT THESE RISKS THROUGH DIVERSIFYING THE PORTFOLIO AND THROUGH CAREFUL CREDIT ANALYSIS OF INDIVIDUAL ISSUERS.

 SHARES OF THE TRUST ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED
OR OTHERWISE SUPPORTED BY, FIRST CHICAGO NBD CORPORATION OR ITS AFFILIATES, AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY GOVERNMENTAL AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Table of Contents

3  Highlights
5  Background
6  Fund Expenses
13 Financial Highlights
31 Description of the Funds
39 How to Buy Shares
44 Shareholder Services
46 How to Redeem Shares
48 Management of the Trust
51 Distribution and Shareholder Services Plans
52 Dividends and Distributions
52 Taxes
54 Performance Information
55 General Information
A-1 Supplemental Information
B-1 Debt Ratings

Highlights

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

INVESTMENT OBJECTIVES AND MANAGEMENT POLICIES
Each Fund's investment objective is set forth on pages 4 and 5 of this Prospectus. Each Asset Allocation Fund will invest substantially all of its assets in Class I shares in each of the Funds described in this Prospectus, other than the Market Expansion Index Fund and Municipal Bond Funds, and in Class I shares in the Pegasus Money Market Fund, a diversified portfolio of the Trust also described in this Prospectus whose shares are offered by a separate Prospectus (the "Money Market Fund") (collectively, the "Underlying Funds").

INVESTMENT ADVISER
First Chicago NBD Investment Management Company ("FCNIMCO") is the investment adviser to each of the Funds (the "Investment Adviser"). Each Fund has agreed to pay the Investment Adviser an annual fee as set forth under "Management of the Funds." Federated Investment Counseling ("Federated" or the "Sub-Adviser") serves as sub-adviser to the High Yield Bond Fund. The Sub-Adviser's fee is paid by FCNIMCO and not by the High Yield Bond Fund.

DESCRIPTION OF CLASSES
Each Fund offers Class A shares, Class B shares and Class I shares. Each share represents an identical pro rata interest in a Fund's investment portfolio.
 Class A shares are sold at net asset value per share plus an initial sales charge imposed at the time of purchase. The initial sales charge may be reduced or waived for certain purchases. Class A shares of each Fund are subject to a shareholder servicing fee.
 Class B shares are sold at net asset value per share with no initial sales charge at the time of purchase; as a result, the entire purchase price is immediately invested in the Fund. Class B shares may be subject to a contingent deferred sales charge ("CDSC") and are subject to a distribution fee and shareholder servicing fee.
 Class I shares are sold at net asset value with no sales charge to qualified trust, custody and/or agency account clients of The First National Bank of Chicago ("FNBC"), NBD Bank ("NBD"), American National Bank and Trust Company ("ANB") or their affiliates, qualified retirement, profit sharing, 401(k) or other employee benefit plans or other programs, broker-dealers, registered investment advisers and other financial institutions which have entered into an agreement with a "mutual fund supermarket" or similar program, and the Asset Allocation Funds.
 See "How to Buy Shares" on page 39 of this Prospectus.

HOW TO BUY SHARES
Class A and Class B shares may be purchased through a number of institutions including the Investment Adviser, NBD, FNBC, ANB and their affiliates, including First Chicago NBD Investment Services, Inc. ("FCNIS"), a registered broker-dealer, BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("Distributor" or "BISYS"), which serves the Trust as its distributor, and certain banks, securities dealers and other industry professionals such as investment advisers, accountants and estate planning firms (collectively, "Service Agents").
 The minimum initial investment is $1,000. All subsequent investments must be at least $100.
 Investors purchasing Class I shares through their Fiduciary Accounts (as defined under "How to Buy Shares") at the Investment Adviser, NBD, FNBC, ANB or their affiliates should contact such entity directly for appropriate instructions, as well as for information about conditions pertaining to the account and any related fees. Class I shares may be purchased for a Fiduciary Account or Eligible Retirement Plan (as defined under "How to Buy Shares") only by a custodian, trustee, investment manager or other entity authorized to act on behalf of such Account or Plan.
 See "How to Buy Shares" on page 39 of this Prospectus.

SHAREHOLDER SERVICES
The Funds offer shareholders certain services and privileges including:
Exchange Privilege, Letter of Intent and Automatic Investment Plan. Certain services and privileges may not be available through all Service Agents.
 See "Shareholder Services" on page 44 of this Prospectus.

HOW TO REDEEM SHARES
Generally, investors should contact their representatives at the Investment Adviser, NBD, FNBC, ANB or appropriate Service Agent or financial institution for redemption instructions. Investors who are not clients of the Investment Adviser, NBD, FNBC, ANB or a Service Agent or financial institution may redeem Fund shares by written request to First Data Investor Services Group, Inc. (the "Transfer Agent").
 See "How to Redeem Shares" on page 46 of this Prospectus.

                                                                Pegasus Funds

INVESTMENT RISKS
Investments in the Funds are subject to a number of risks. Certain of the Funds may invest in equity securities, debt securities, lower-rated securities (commonly known as junk bonds), foreign securities, foreign currency and foreign commodity transactions, mortgage-related securities, derivative instruments and in other Funds. Additionally, the International Equity, International Bond, Municipal Bond, Short Municipal Bond, Intermediate Municipal Bond and Michigan Municipal Bond Funds are non-diversified. See "Description of the Funds--Risk Factors" on page 36 of this Prospectus for a description of certain risks associated with such investments and with an investment in non-diversified funds.

Pegasus Funds

ASSET ALLOCATION FUNDS
These Funds offer investors a convenient means of investing in shares of the Underlying Funds in order to achieve a target asset allocation in the Equity, Debt and Cash Equivalent market sectors.
 The MANAGED ASSETS CONSERVATIVE FUND seeks to provide long-term total return; capital appreciation is a secondary consideration.
 The MANAGED ASSETS BALANCED FUND seeks to achieve long-term total return through a combination of capital appreciation and current income.
 The MANAGED ASSETS GROWTH FUND seeks to achieve long-term total return; current income is a secondary consideration.

EQUITY FUNDS
These Funds will invest principally in common stocks, preferred stocks and convertible securities, including those in the form of depository receipts, as well as warrants to purchase such securities (collectively, "Equity Securities"):
 The EQUITY INCOME FUND seeks to provide income; capital appreciation and growth of earnings are secondary, but nonetheless important, goals. In seeking to achieve its objective, this Fund will invest primarily in income-producing Equity Securities of domestic issuers.
 The GROWTH FUND seeks long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of domestic issuers believed by the Investment Adviser to have above-average growth characteristics.
 The MID-CAP OPPORTUNITY FUND seeks to achieve long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of companies with intermediate market capitalizations.
 The SMALL-CAP OPPORTUNITY FUND seeks long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of companies with small capitalizations.
 The INTRINSIC VALUE FUND seeks to provide long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities believed by the Investment Adviser to represent a value or potential worth which is not fully recognized by prevailing market prices.
 The GROWTH AND VALUE FUND seeks to achieve long-term capital growth, with income a secondary consideration. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of larger companies that are attractively priced relative to their growth potential.
 The EQUITY INDEX FUND seeks to provide a return which substantially duplicates the price and yield performance of domestically traded common stock in the aggregate, as represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index").
 The MARKET EXPANSION INDEX FUND seeks to provide a return which substantially duplicates the price and yield performance of domestically traded common stocks in the small and mid capitalization equity markets, as represented by a market capitalization weighted combination of the Standard & Poor's SmallCap 600 Index ("S&P SmallCap Index") and the Standard & Poor's MidCap 400 Index ("S&P MidCap Index").
 The INTERNATIONAL EQUITY FUND seeks to achieve long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of foreign issuers.

BOND FUNDS
These Funds will invest principally in a broad range of debt securities ("Debt Securities"). Debt Securities in which the Bond Funds normally invest include:
(i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; (ii) corporate, bank and commercial obligations; (iii) securities issued or guaranteed by foreign governments, their agencies or instrumentalities; (iv) securities issued by supranational banks; (v) mortgage backed securities; (vi) securities representing interests in pools of assets; and (vii) variable-rate bonds, zero coupon bonds, debentures, and various types of demand instruments. Obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may include mortgage backed securities, as well as "stripped securities" (both interest-only and principal-only) and custodial receipts for Treasury securities:
 The INTERMEDIATE BOND FUND seeks to maximize total rate of return while providing relative stability of principal by investing predominantly in intermediate-term Debt Securities. While the Fund may purchase securities with maturities or average lives of up to 15 years, during normal market conditions, its average portfolio maturity is expected to be between 3 and 6 years.
  4
    Pegasus Funds

 The BOND FUND seeks to maximize total rate of return by investing predominantly in intermediate and long-term Debt Securities. During normal market conditions, the Fund's average weighted portfolio maturity is expected to be between 6 and 12 years.
 The SHORT BOND FUND seeks to maximize total rate of return while providing relative stability of principal. While the Fund may purchase Debt Securities with maturities or average lives of up to 10 years, during normal market conditions, its average weighted portfolio maturity will be limited to a maximum of 3 years.
 The MULTI SECTOR BOND FUND seeks to provide as high a level of current income as is consistent with relative stability of principal. In seeking to achieve its objective, this Fund will invest primarily in a portfolio of U.S. dollar denominated investment grade Debt Securities of domestic and foreign issuers which, under normal market conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The INTERNATIONAL BOND FUND seeks both long-term capital appreciation and current income. In seeking to achieve its objective, the Fund will invest primarily in investment grade Debt Securities of foreign issuers.
 The HIGH YIELD BOND FUND seeks high current income. In seeking to achieve its objective, the Fund will invest primarily in a diversified portfolio of fixed income securities which, under normal market conditions, are expected to be lower-rated corporate debt obligations or unrated obligations of comparable quality.

MUNICIPAL BOND FUNDS
These Funds will invest principally in obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their respective political subdivisions, agencies (including multi-state agencies), instrumentalities and authorities, the interest from which is, in the opinion of bond counsel for the issuers, exempt from regular federal income tax ("Municipal Obligations"):
 The MUNICIPAL BOND FUND seeks to provide as high a level of current income exempt from federal income tax as is consistent with relative stability of principal. In seeking to achieve its objective, this Fund will invest primarily in a portfolio of investment grade Municipal Obligations without regard to maturity.
 The SHORT MUNICIPAL BOND FUND seeks to provide as high a level of current income exempt from federal income tax as is consistent with relative stability of principal. In seeking to achieve its objective, this Fund will invest primarily in a portfolio of investment grade Municipal Obligations which, under normal market conditions, will have a dollar-weighted average maturity generally between one and three years.
 The INTERMEDIATE MUNICIPAL BOND FUND seeks to provide as high a level of current income exempt from federal income tax as is consistent with relative stability of principal. In seeking to achieve its objective, this Fund will invest primarily in a portfolio of investment grade Municipal Obligations which, under normal conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The MICHIGAN MUNICIPAL BOND FUND seeks to provide as high a level of current income exempt from federal, and to the extent possible, from State of Michigan income taxes as is consistent with relative stability of principal. In seeking to achieve its objective, this Fund will invest primarily in a portfolio of investment grade debt obligations issued by the State of Michigan, its political subdivisions, municipalities, corporations and authorities, and certain territories and possessions of the United States; the interest on which is, in the opinion of bond counsel to the issuers, exempt from federal and State of Michigan income taxes ("Michigan Municipal Obligations") without regard to maturity.

Background

Shares of each of the Funds have been classified into three separate classes of shares--Class A shares, Class B shares and Class I shares. Each share represents an equal proportionate interest in the related Fund.

                                                                Pegasus Funds

Fund Expenses

The purpose of the following tables is to assist investors in understanding the various costs and expenses that an investor in a Fund will bear, the payment of which will reduce an investor's return on an annual basis.

Expense Table

                                                               CLASS A                                   CLASS B
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                       EQUITY INDEX,       BOND,                        EQUITY INDEX,
                                                      MARKET EXPANSION INTERNATIONAL                   MARKET EXPANSION
                                                       INDEX+, MULTI    BOND, HIGH                      INDEX+, MULTI
                                                        SECTOR BOND,    YIELD BOND,                      SECTOR BOND,
                                                        INTERMEDIATE     MUNICIPAL                       INTERMEDIATE
                                           SHORT BOND     BOND AND       BOND AND           SHORT BOND     BOND AND
                                           AND SHORT    INTERMEDIATE     MICHIGAN     ALL   AND SHORT    INTERMEDIATE    ALL
SHAREHOLDER                                MUNICIPAL     MUNICIPAL       MUNICIPAL   OTHER  MUNICIPAL     MUNICIPAL     OTHER
TRANSACTION EXPENSES                       BOND FUNDS    BOND FUNDS     BOND FUNDS   FUNDS  BOND FUNDS    BOND FUNDS    FUNDS
-----------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases
 (as a percentage of offering price)          1.00%         3.00%          4.50%     5.00%     None          None       None
-----------------------------------------------------------------------------------------------------------------------------
Transaction Fee Imposed on Purchases+         None          0.50%+         None      None      None          0.50%+     None
-----------------------------------------------------------------------------------------------------------------------------
Sales Charge on Reinvested Dividends          None          None           None      None      None          None       None
-----------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge Imposed On
 Redemptions (as a percentage of the
 amount subject to charge)                    None*         None*          None*     None*     1.00%         3.00%      5.00%
-----------------------------------------------------------------------------------------------------------------------------
Redemption Fees                               None          None           None      None      None          None       None
-----------------------------------------------------------------------------------------------------------------------------
Exchange Fees                                 None          None           None      None      None          None       None

                                          CLASS I
SHAREHOLDER                                  ALL
TRANSACTION EXPENSES                       FUNDS+
-----------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases
 (as a percentage of offering price)         None
-----------------------------------------------------------------------------------------------------------------------------
Transaction Fee Imposed on Purchases+       0.50%+
-----------------------------------------------------------------------------------------------------------------------------
Sales Charge on Reinvested Dividends         None
-----------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge Imposed On
 Redemptions (as a percentage of the
 amount subject to charge)                   None
-----------------------------------------------------------------------------------------------------------------------------
Redemption Fees                              None
-----------------------------------------------------------------------------------------------------------------------------
Exchange Fees                                None

--------------------------------------------------------------------------------

* A contingent deferred sales charge of up to 1.00% may be assessed on certain redemptions of Class A shares purchased without an initial sales charge as part of an investment of $1 million or more.
+ A transaction fee only applies to the Market Expansion Index Fund. To prevent the Market Expansion Index Fund from being adversely affected by the transaction costs associated with share purchases, the Fund will sell shares at a price equal to the net asset value of the shares plus a transaction fee equal to 0.50% of such value. Such fees are not sales charges, but are retained by the Fund for the benefit of all shareholders. This fee will not apply to in-kind contributions, reinvested dividends or capital gain contributions; however, it will apply to exchanges. Furthermore, a sales charge will also be imposed on purchases of Class A shares. Currently, a transaction fee is not being charged; however, the Fund reserves the right to impose this fee at a future date. See "Transaction Fee Imposed on Share Purchases" below.

    Pegasus Funds
  6

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

Class A Shares

                             MANAGEMENT     12B-                    TOTAL
                             FEES AFTER      1      OTHER         OPERATING
                              WAIVERS       FEES EXPENSES(1)    EXPENSES(1)(4)
-------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conservative
 Fund                          0.52%(2)(3)  None    0.73%(2)(3)     1.25%(2)(3)
Managed Assets Balanced
 Fund                          0.52%(2)(3)  None    0.73%(2)(3)     1.25%(2)(3)
Managed Assets Growth Fund     0.23%(2)(3)  None    1.02%(2)(3)     1.25%(2)(3)
-------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund             0.50%        None    0.45%           0.95%
Growth Fund                    0.60%        None    0.47%           1.07%
Mid-Cap Opportunity Fund       0.60%        None    0.54%           1.14%
Small-Cap Opportunity Fund     0.70%        None    0.49%           1.19%
Intrinsic Value Fund           0.60%        None    0.49%           1.09%
Growth and Value Fund          0.60%        None    0.51%           1.11%
Equity Index Fund              0.10%        None    0.55%           0.65%
Market Expansion Index Fund    0.00%(3)     None    0.82%(3)        0.82%(3)
International Equity Fund      0.80%        None    0.52%           1.32%
-------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund         0.40%        None    0.50%           0.90%
Bond Fund                      0.40%        None    0.48%           0.88%
Short Bond Fund                0.35%        None    0.49%           0.84%
Multi Sector Bond Fund         0.40%        None    0.50%           0.90%
International Bond Fund        0.52%(3)     None    0.63%(3)        1.15%(3)
High Yield Bond Fund           0.60%(3)     None    0.54%(3)        1.14%(3)
-------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund            0.40%        None    0.48%           0.88%
Short Municipal Bond Fund      0.33%(3)     None    0.54%(3)        0.87%(3)
Intermediate Municipal Bond
 Fund                          0.40%        None    0.45%           0.85%
Michigan Municipal Bond
 Fund                          0.40%        None    0.51%           0.91%

--------------------------------------------------------------------------------

(1) Other Expenses and Total Operating Expenses for each Fund reflect current expenses.
(2) Expenses for the Asset Allocation Funds include expenses borne indirectly by them in connection with their investments in the Underlying Funds. There is no layering of fees--see "Management of the Funds--Investment Adviser and Co-Administrators" on page 48 for additional information regarding the fees related to the "fund of funds" structure of the Asset Allocation Funds.
(3) Absent fee waivers and/or expense reimbursements, Total Operating Expenses applicable to Class A shares of the Managed Assets Conservative, Managed Assets Balanced, Managed Assets Growth, Market Expansion Index, International Bond, High Yield Bond and Short Municipal Bond Funds would have been 1.38%, 1.38%, 1.67%, 1.17%, 1.33%, 1.24% and 0.94%, respectively.
(4) The Investment Adviser has voluntarily agreed to limit the total operating expenses of the Funds as stated below:

 Managed Assets Conservative Fund  1.25%
 Managed Assets Balanced Fund      1.25%
 Managed Assets Growth Fund        1.25%
 Equity Income Fund                1.21%
 Growth Fund                       1.25%
 Mid-Cap Opportunity Fund          1.27%
 Small-Cap Opportunity Fund        1.42%
 Intrinsic Value Fund              1.19%
 Growth and Value Fund             1.12%
 Equity Index Fund                 0.86%
 Market Expansion Index Fund       0.82%

International Equity Fund         1.44%
Intermediate Bond Fund            1.04%
Bond Fund                         0.99%
Short Bond Fund                   0.86%
Multi Sector Bond Fund            0.92%
International Bond Fund           1.15%
High Yield Bond Fund              1.14%
Municipal Bond Fund               0.98%
Short Municipal Bond Fund         0.87%
Intermediate Municipal Bond Fund  0.93%
Michigan Municipal Bond Fund      0.98%

Waivers and/or reimbursements may be discontinued or modified at any time without notice.

                                                                Pegasus Funds

EXAMPLE
Based upon the assumptions in the foregoing chart an investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and
(2) redemption at the end of each period:

                                     1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conservative Fund      $62           $88          $116           $194
Managed Assets Balanced Fund          $62           $88          $116           $194
Managed Assets Growth Fund            $62           $88          $116           $194
--------------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund                    $59           $79          $100           $161
Growth Fund                           $60           $82          $106           $175
Mid-Cap Opportunity Fund              $61           $85          $110           $182
Small-Cap Opportunity Fund            $62           $86          $112           $188
Intrinsic Value Fund                  $61           $83          $107           $177
Growth and Value Fund                 $61           $84          $108           $179
Equity Index Fund                     $36           $50          $ 65           $109
Market Expansion Index Fund           $38           $55           N/A           N/A
International Equity Fund             $63           $90          $119           $202
--------------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund                $39           $58          $ 79           $138
Bond Fund                             $54           $72          $ 92           $149
Short Bond Fund                       $19           $37          $ 56           $113
Multi Sector Bond Fund                $39           $58          $ 79           $138
International Bond Fund               $56           $80          $106           $179
High Yield Bond Fund                  $61           $85          $110           $182
--------------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund                   $54           $72          $ 92           $149
Short Municipal Bond Fund             $19           $38           N/A           N/A
Intermediate Municipal Bond Fund      $38           $56          $ 76           $132
Michigan Municipal Bond Fund          $54           $73          $ 93           $152

--------------------------------------------------------------------------------

    Pegasus Funds
  8

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

Class B Shares

                            MANAGEMENT                              TOTAL
                               FEES        12B-1    OTHER         OPERATING
                           AFTER WAIVERS   FEES  EXPENSES(1)    EXPENSES(1)(4)
-------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conserva-
 tive Fund                     0.52%(2)(3) 0.75%    0.73%(2)(3)     2.00%(2)(3)
Managed Assets Balanced
 Fund                          0.52%(2)(3) 0.75%    0.73%(2)(3)     2.00%(2)(3)
Managed Assets Growth
 Fund                          0.23%(2)(3) 0.75%    1.02%(2)(3)     2.00%(2)(3)
-------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund             0.50%       0.75%    0.45%           1.70%
Growth Fund                    0.60%       0.75%    0.47%           1.82%
Mid-Cap Opportunity Fund       0.60%       0.75%    0.54%           1.89%
Small-Cap Opportunity
 Fund                          0.70%       0.75%    0.49%           1.94%
Intrinsic Value Fund           0.60%       0.75%    0.49%           1.84%
Growth and Value Fund          0.60%       0.75%    0.51%           1.86%
Equity Index Fund              0.10%       0.75%    0.55%           1.40%
Market Expansion Index
 Fund                          0.00%(3)    0.75%    0.82%(3)        1.57%(3)
International Equity Fund      0.80%       0.75%    0.52%           2.07%
-------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund         0.40%       0.75%    0.50%           1.65%
Bond Fund                      0.40%       0.75%    0.48%           1.63%
Short Bond Fund                0.35%       0.75%    0.49%           1.59%
Multi Sector Bond Fund         0.40%       0.75%    0.50%           1.65%
International Bond Fund        0.52%(3)    0.75%    0.63%(3)        1.90%(3)
High Yield Bond Fund           0.60%(3)    0.75%    0.54%(3)        1.89%(3)
-------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund            0.40%       0.75%    0.48%           1.63%
Short Municipal Bond Fund      0.33%(3)    0.75%    0.54%(3)        1.62%(3)
Intermediate Municipal
 Bond Fund                     0.40%       0.75%    0.45%           1.60%
Michigan Municipal Bond
 Fund                          0.40%       0.75%    0.51%           1.66%

--------------------------------------------------------------------------------

(1) Other Expenses and Total Operating Expenses for each Fund reflect current expenses.
(2) Expenses for the Asset Allocation Funds include expenses borne indirectly by them in connection with their investments in the Underlying Funds. There is no layering of fees--see "Management of the Funds--Investment Adviser and Co-Administrators" on page 48 for additional information regarding the fees related to the "fund of funds" structure of the Asset Allocation Funds.
(3) Absent fee waivers and/or expense reimbursements, Total Operating Expenses applicable to Class B shares of the Managed Assets Conservative, Managed Assets Balanced, Managed Assets Growth, Market Expansion Index, International Bond, High Yield Bond and Short Municipal Bond Funds would have been 2.13%, 2.13%, 2.42%, 1.92%, 2.08%, 1.99% and 1.69%, respectively.
(4) The Investment Adviser has voluntarily agreed to limit the total operating expenses of the Funds as stated below:

 Managed Assets Conservative Fund  2.00%
 Managed Assets Balanced Fund      2.00%
 Managed Assets Growth Fund        2.00%
 Equity Income Fund                1.96%
 Growth Fund                       2.00%
 Mid-Cap Opportunity Fund          2.02%
 Small-Cap Opportunity Fund        2.17%
 Intrinsic Value Fund              1.94%
 Growth and Value Fund             1.87%
 Equity Index Fund                 1.41%
 Market Expansion Index Fund       1.57%

International Equity Fund         2.19%
Intermediate Bond Fund            1.79%
Bond Fund                         1.74%
Short Bond Fund                   1.61%
Multi Sector Bond Fund            1.67%
International Bond Fund           1.90%
High Yield Bond Fund              1.89%
Municipal Bond Fund               1.73%
Short Municipal Bond Fund         1.62%
Intermediate Municipal Bond Fund  1.68%
Michigan Municipal Bond Fund      1.73%

Waivers and/or reimbursements may be discontinued or modified at any time without notice.

                                                                Pegasus Funds

EXAMPLE
Based upon the assumptions in the foregoing chart, an investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and
(2) redemption at the end of each period:

                                    1 YEAR    3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conservative Fund   $71/$21*   $93/63*    $129/$109*    $206+
Managed Assets Balanced Fund       $71/$21*   $93/63*    $129/$109*    $206+
Managed Assets Growth Fund         $71/$21*   $93/63*    $129/$109*    $206+
------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund                 $67/$17*   $84/$54*   $113/$ 93*    $173+
Growth Fund                        $69/$19*   $88/$58*   $119/$ 99*    $186+
Mid-Cap Opportunity Fund           $69/$19*   $90/$60*   $123/$103*    $194+
Small-Cap Opportunity Fund         $70/$20*   $91/$61*   $126/$106*    $199+
Intrinsic Value Fund               $69/$19*   $88/$58*   $120/$100*    $188+
Growth and Value Fund              $69/$19*   $89/$59*   $121/$101*    $190+
Equity Index Fund                  $44/$14*   $65/$45*   $ 87/$ 77*    $129+
Market Expansion Index Fund        $46/$16*   $70/$50*      N/A         N/A
International Equity Fund          $71/$21*   $96/$66*   $132/$112*    $213+
------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund             $47/$17*   $72/$52*   $100/$ 90*    $158+
Bond Fund                          $67/$17*   $82/$52*   $109/$ 89*    $165+
Short Bond Fund                    $26/$16*   $    42+   $      62+    $118+
Multi Sector Bond Fund             $47/$17*   $72/$52*   $100/$ 90*    $158+
International Bond Fund            $69/$19*   $88/$58*   $120/$100*    $195+
High Yield Bond Fund               $69/$19*   $90/$60*   $123/$103*    $194+
------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund                $67/$17*   $82/$52*   $109/$ 89*    $165+
Short Municipal Bond Fund          $26/$17*   $    43+      N/A         N/A
Intermediate Municipal Bond Fund   $46/$16*   $71/$51*   $ 98/$ 88*    $152+
Michigan Municipal Bond Fund       $67/$17*   $83/$53*   $111/$ 91*    $168+

--------------------------------------------------------------------------------

* Assuming no redemption of Class B shares.
+ Assumes conversion to Class A shares.

    Pegasus Funds
 10

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

Class I Shares

                             MANAGEMENT     12B-                    TOTAL
                                FEES         1      OTHER         OPERATING
                            AFTER WAIVERS   FEES EXPENSES(1)    EXPENSES(1)(4)
-------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conserva-
 tive Fund                      0.52%(2)(3) None    0.48%(2)(3)     1.00%(2)(3)
Managed Assets Balanced
 Fund                           0.52%(2)(3) None    0.48%(2)(3)     1.00%(2)(3)
Managed Assets Growth Fund      0.23%(2)(3) None    0.77%(2)(3)     1.00%(2)(3)
-------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund              0.50%       None    0.20%           0.70%
Growth Fund                     0.60%       None    0.22%           0.82%
Mid-Cap Opportunity Fund        0.60%       None    0.29%           0.89%
Small-Cap Opportunity Fund      0.70%       None    0.24%           0.94%
Intrinsic Value Fund            0.60%       None    0.24%           0.84%
Growth and Value Fund           0.60%       None    0.26%           0.86%
Equity Index Fund               0.10%       None    0.30%           0.40%
Market Expansion Index
 Fund                           0.00%(3)    None    0.57%(3)        0.57%(3)
International Equity Fund       0.80%       None    0.27%           1.07%
-------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund          0.40%       None    0.25%           0.65%
Bond Fund                       0.40%       None    0.23%           0.63%
Short Bond Fund                 0.35%       None    0.24%           0.59%
Multi Sector Bond Fund          0.40%       None    0.25%           0.65%
International Bond Fund         0.52%(3)    None    0.38%(3)        0.90%(3)
High Yield Bond Fund            0.60%(3)    None    0.29%(3)        0.89%(3)
-------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund             0.40%       None    0.23%           0.63%
Short Municipal Bond Fund       0.33%(3)    None    0.29%(3)        0.62%(3)
Intermediate Municipal
 Bond Fund                      0.40%       None    0.20%           0.60%
Michigan Municipal Bond
 Fund                           0.40%       None    0.26%           0.66%

--------------------------------------------------------------------------------

(1) Other Expenses and Total Operating Expenses for each Fund reflect current expenses.
(2) Expenses for the Asset Allocation Funds include expenses borne indirectly by them in connection with their investments in the Underlying Funds. There is no layering of fees--see "Management of the Funds--Investment Adviser and Co-Administrators" on page 48 for additional information regarding the fees related to the "fund of funds" structure of the Asset Allocation Funds.
(3) Absent fee waivers and/or expense reimbursements, Total Operating Expenses applicable to Class I shares of the Managed Assets Conservative, Managed Assets Balanced, Managed Assets Growth, Market Expansion Index, International Bond, High Yield Bond and Short Municipal Bond Funds would have been 1.13%, 1.13%, 1.42%, 0.92%, 1.08%, 0.99% and 0.69%, respectively.
(4) The Investment Adviser has voluntarily agreed to limit the total operating expenses of the Funds as stated below:

 Managed Assets Conservative Fund  1.00%
 Managed Assets Balanced Fund      1.00%
 Managed Assets Growth Fund        1.00%
 Equity Income Fund                0.96%
 Growth Fund                       1.00%
 Mid-Cap Opportunity Fund          1.02%
 Small-Cap Opportunity Fund        1.17%
 Intrinsic Value Fund              0.94%
 Growth and Value Fund             0.87%
 Equity Index Fund                 0.51%
 Market Expansion Index Fund       0.57%

International Equity Fund         1.19%
Intermediate Bond Fund            0.79%
Bond Fund                         0.74%
Short Bond Fund                   0.61%
Multi Sector Bond Fund            0.67%
International Bond Fund           0.90%
High Yield Bond Fund              0.89%
Municipal Bond Fund               0.73%
Short Municipal Bond Fund         0.62%
Intermediate Municipal Bond Fund  0.68%
Michigan Municipal Bond Fund      0.73%

Waivers and/or reimbursements may be discontinued or modified at any time without notice.

                                                                Pegasus Funds

EXAMPLE
Based upon the assumptions in the foregoing chart, an investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and
(2) redemption at the end of each period:

                                     1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conservative Fund      $10          $ 32           $55           $123
Managed Assets Balanced Fund          $10          $ 32           $55           $123
Managed Assets Growth Fund            $10          $ 32           $55           $123
--------------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund                    $ 7          $ 22           $39           $ 87
Growth Fund                           $ 8          $ 27           $46           $103
Mid-Cap Opportunity Fund              $ 9          $ 29           $50           $110
Small-Cap Opportunity Fund            $10          $ 30           $52           $116
Intrinsic Value Fund                  $ 9          $ 27           $47           $104
Growth and Value Fund                 $ 9          $ 28           $48           $106
Equity Index Fund                     $ 4          $ 13           $22           $ 51
Market Expansion Index Fund           $ 6          $ 18           N/A           N/A
International Equity Fund             $11          $ 34           $59           $131
--------------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund                $ 7          $ 21           $36           $ 81
Bond Fund                             $ 6          $ 20           $35           $ 79
Short Bond Fund                       $ 6          $ 19           $33           $ 74
Multi Sector Bond Fund                $ 7          $ 21           $36           $ 81
International Bond Fund               $ 9          $ 29           $50           $110
High Yield Bond                       $ 9          $ 29           $50           $110
--------------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund                   $ 6          $ 20           $35           $ 79
Short Municipal Bond Fund             $ 6          $ 20           N/A           N/A
Intermediate Municipal Bond Fund      $ 6          $ 19           $34           $ 75
Michigan Municipal Bond Fund          $ 7          $ 21           $37           $ 82

--------------------------------------------------------------------------------
 THE AMOUNTS LISTED IN THE EXAMPLES SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED. THE MANAGED ASSETS GROWTH FUND, HIGH YIELD BOND FUND, SHORT
MUNICIPAL BOND FUND AND MARKET EXPANSION INDEX FUND ARE NEW AND THE ABOVE FIGURES REGARDING THESE FUNDS ARE BASED ON ADJUSTMENTS AND/OR EXPENSES EXPECTED TO BE INCURRED DURING THE FUNDS' CURRENT FISCAL YEAR. MOREOVER, WHILE EACH EXAMPLE ASSUMES A 5% ANNUAL RETURN, A FUND'S ACTUAL PERFORMANCE MAY RESULT IN
AN ACTUAL RETURN GREATER OR LESS THAN 5%.
 Long-term investors in Class B shares of a Fund could pay more in 12b-1 fees than the economic equivalent of paying a front-end sales charge. Investors in the Asset Allocation Funds should recognize that they may invest directly in the Underlying Funds and that by investing in Underlying Funds through the
Asset Allocation Funds, an investor may pay more than he or she would otherwise have paid by directly investing in the Underlying Funds. The Investment
Adviser, NBD, FNBC, ANB and their affiliates and certain Service Agents and financial institutions may charge their clients fees which are not reflected in the foregoing tables in connection with an investment in the Funds.
 12
    Pegasus Funds

Financial Highlights

The tables below provide supplementary information to the Funds' financial statements, which are incorporated by reference into their Statement of Additional Information and set forth certain information concerning the historic investment results of Fund shares. They present a per share analysis of how each Fund's net asset value has changed during the periods presented. The tables for the fiscal periods ended December 31, 1995 and prior with respect to the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond, International Bond, Municipal Bond and Intermediate Municipal Bond Funds have been derived from the financial statements which have been audited by Ernst & Young LLP, such Funds' prior independent auditors, whose report dated February 23, 1996 expressed an unqualified opinion on such financial statements. The tables for all Funds for the fiscal years ended December 31, 1997 and 1996, and for periods prior to

December 31, 1995 with respect to the Managed Assets Balanced, Mid-Cap Opportunity, Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond and Michigan Municipal Bond Funds, have been derived from such Funds' financial statements which have been audited by Arthur Andersen LLP, the Trust's independent auditors. Arthur Andersen's report thereon is incorporated by reference into the Statement of Additional Information along with the financial statements. The financial data included in these tables should be read in conjunction with the financial statements and related notes incorporated by reference into the Statement of Additional Information. Further information about the performance of the Funds is available in the annual report to shareholders. The Statement of Additional Information and the annual report to shareholders may be obtained from the Trust free of charge by calling (800) 688-3350.
                                                                            13

                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
MANAGED ASSETS CONSERVATIVE FUND
CLASS A SHARES
YEAR ENDED
1997             $15.34      0.58         1.35         (0.58)          --          (1.74)          --          --
1996             $14.54      0.56         0.89         (0.56)          --          (0.09)          --          --
1995             $12.13      0.64         2.48         (0.68)          --          (0.03)          --          --
1994             $13.11      0.73        (0.98)        (0.72)          --          (0.01)          --          --
1993             $12.68      0.72         0.61         (0.72)          --          (0.18)          --          --
1992             $12.56      0.79         0.26         (0.77)          --          (0.16)          --          --
1991             $10.79      0.83         1.77         (0.83)          --            --            --          --
1990             $11.54      0.86        (0.54)        (0.88)          --          (0.19)          --          --
1989             $10.66      0.88         1.10         (0.89)          --          (0.21)          --          --
1988             $ 9.73      0.78         0.92         (0.74)          --          (0.03)          --          --
1987             $10.75      0.70        (0.85)        (0.77)          --          (0.10)          --          --
CLASS B SHARES
YEAR ENDED
1997             $15.36      0.47         1.35         (0.47)          --          (1.74)          --          --
1996             $14.56      0.44         0.89         (0.44)          --          (0.09)          --          --
1995(1)          $12.42      0.45         2.17         (0.45)          --          (0.03)          --          --
1994(2)          $13.05      0.51        (0.91)        (0.54)          --          (0.01)          --          --
CLASS I SHARES
YEAR ENDED
1997             $15.38      0.59         1.37         (0.60)          --          (1.74)          --          --
1996             $14.57      0.60         0.89         (0.59)          --          (0.09)          --          --
1995(4)          $12.42      0.57         2.18         (0.57)          --          (0.03)          --          --
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS BALANCED FUND
CLASS A SHARES
YEAR ENDED
1997             $11.63      0.32         1.43         (0.31)          --          (1.15)          --          --
1996             $11.24      0.35         1.06         (0.34)          --          (0.68)          --          --
1995             $ 9.53      0.35         1.83         (0.35)          --          (0.12)          --          --
1994             $10.00      0.28        (0.48)        (0.27)          --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $12.81      0.24         1.61         (0.24)          --          (1.15)          --          --
1996(5)          $12.16      0.08         0.81         (0.07)          --          (0.17)          --          --
CLASS I SHARES
YEAR ENDED
1997             $11.59      0.34         1.47         (0.34)          --          (1.15)          --          --
1996             $11.24      0.39         1.02         (0.38)          --          (0.68)          --          --
1995             $ 9.53      0.35         1.83         (0.35)          --          (0.12)          --          --
1994             $10.00      0.28        (0.48)        (0.27)          --            --            --          --
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS GROWTH FUND
CLASS A SHARES
YEAR ENDED
1997             $10.08      0.17         1.60         (0.16)          --          (0.18)          --          --
1996(6)          $10.00      0.00         0.08          0.00           --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $ 9.99      0.11         1.55         (0.12)          --          (0.18)          --          --
1996(6)          $10.00      0.00        (0.01)         0.00           --            --            --          --
CLASS I SHARES
YEAR ENDED
1997             $10.13      0.21         1.59         (0.18)          --          (0.18)          --          --
1996(6)          $10.00      0.00         0.13          0.00           --            --            --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
MANAGED ASSETS CONSERVATIVE FUND
CLASS A SHARES
YEAR ENDED
1997               (2.32)
1996               (0.65)
1995               (0.71)
1994               (0.73)
1993               (0.90)
1992               (0.93)
1991               (0.83)
1990               (1.07)
1989               (1.10)
1988               (0.77)
1987               (0.87)
CLASS B SHARES
YEAR ENDED
1997               (2.21)
1996               (0.53)
1995(1)            (0.48)
1994(2)            (0.55)
CLASS I SHARES
YEAR ENDED
1997               (2.34)
1996               (0.68)
1995(4)            (0.60)
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS BALANCED FUND
CLASS A SHARES
YEAR ENDED
1997               (1.46)
1996               (1.02)
1995               (0.47)
1994               (0.27)
CLASS B SHARES
YEAR ENDED
1997               (1.39)
1996(5)            (0.24)
CLASS I SHARES
YEAR ENDED
1997               (1.49)
1996               (1.06)
1995               (0.47)
1994               (0.27)
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS GROWTH FUND
CLASS A SHARES
YEAR ENDED
1997               (0.34)
1996(6)              --
CLASS B SHARES
YEAR ENDED
1997               (0.30)
1996(6)              --
CLASS I SHARES
YEAR ENDED
1997               (0.36)
1996(6)              --

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 14

PEGASUS FUNDS
--------------------------------------------------------------------------------


                                                                 RATIO OF
                                                                 EXPENSES
                                                     RATIO      TO AVERAGE
              NET                NET                 OF NET     NET ASSETS
CONVERSION   ASSET              ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO       VALUE              END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO   AVERAGE
 CLASS A     END OF   TOTAL     PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER   COMMISSION
  SHARES     PERIOD RETURN(A)   (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE        RATE
----------   ------ ---------   ------  ---------- ---------- --------------- ---------  ----------
    --       $14.95  13.10%    $ 90,835   1.24%      3.74%         1.33%       102.37%     $0.05
    --       $15.34  10.11%    $ 69,301   1.18%      3.64%         1.33%        63.41%     $0.05
    --       $14.54  26.40%    $ 51,997   1.17%      4.88%         1.54%         8.23%       --
    --       $12.13  (1.92)%   $ 44,367   0.63%      5.77%         1.67%        28.69%       --
    --       $13.11  10.70%    $ 51,586   0.39%      5.54%         1.65%        16.40%       --
    --       $12.68   8.68%    $ 34,262   0.02%      6.24%         1.88%        22.14%       --
    --       $12.56  24.87%    $ 14,038     --       7.04%         2.16%        26.02%       --
    --       $10.79   2.94%    $  8,950     --       7.71%         2.58%        29.97%       --
    --       $11.54  19.08%    $  7,407     --       7.74%         2.96%        49.46%       --
    --       $10.66  17.78%    $  5,890     --       7.38%         2.62%        15.71%       --
    --       $ 9.73  (1.73)%   $  4,989     --       6.61%         2.69%        23.99%       --
    --       $14.97  12.29%    $ 13,378   1.99%      2.99%         2.08%       102.37%     $0.05
    --       $15.36   9.26%    $  5,736   1.93%      2.89%         2.07%        63.41%     $0.05
    --       $14.56  21.42%++  $  2,175   1.92%+     3.89%+        2.12%+        8.23%++     --
 (12.10)(3)    --    (3.13)%++    --      1.21%+     4.10%+        2.17%+       28.69%++     --
    --       $15.00  13.34%    $ 10,309   0.99%      3.99%         1.08%       102.37%     $0.05
    --       $15.38  10.43%    $  1,501   0.93%      3.89%         1.19%        63.41%     $0.05
    --       $14.57  22.55%++  $  1,294   0.77%+     5.12%+        1.22%+        8.23%++     --
---------------------------------------------------------------------------------------------------
    --       $11.92  15.28%    $141,804   1.24%      2.71%         1.32%       116.87%     $0.05
    --       $11.63  12.99%    $ 26,775   1.09%      3.13%         1.16%        50.50%     $0.07
    --       $11.24  23.18%    $  9,986   0.91%      3.40%         1.09%        31.76%       --
    --       $ 9.53  (1.95)%   $  8,168   0.85%      3.41%         1.56%        37.49%       --
    --       $13.27  14.59%    $ 10,026   1.99%      1.96%         2.07%       116.87%     $0.05
    --       $12.81   7.30%++  $  1,890   1.96%+     1.35%+        2.03%+       50.50%     $0.07+
    --       $11.91  15.79%    $102,042   0.99%      2.96%         1.07%       116.87%     $0.05
    --       $11.59  13.04%    $101,596   0.94%      3.28%         1.01%        50.50%     $0.07
    --       $11.24  23.18%    $ 83,638   0.91%      3.40%         1.09%        31.76%       --
    --       $ 9.53  (1.95)%   $ 45,999   0.85%      3.41%         1.56%        37.49%       --
---------------------------------------------------------------------------------------------------
    --       $11.51  17.75%    $  5,725   1.24%      1.69%         2.29%        39.35%       --
    --       $10.08   0.80%++  $     75   1.20%+    (0.45)%+      (3.50)%+       0.00%       --
    --       $11.35  16.69%    $  5,936   1.99%      0.94%         3.04%        39.35%       --
    --       $ 9.99  (0.10)%++ $     17   1.95%+    (1.20)%+      (4.25)%+       0.00%       --
    --       $11.57  17.87%    $  1,430   0.99%      1.94%         2.04%        39.35%       --
    --       $10.13   1.30%++  $    594   0.95%+     0.20%+       (3.25)%+       0.00%       --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
EQUITY INCOME FUND
CLASS A SHARES
YEAR ENDED
1997             $13.29      0.41         2.37         (0.41)          --          (2.60)          --          --
1996             $12.22      0.39         1.90         (0.38)          --          (0.84)          --          --
1995(7)          $10.00      0.36         2.57         (0.36)        (0.01)        (0.34)          --          --
CLASS B SHARES
YEAR ENDED
1997             $13.28      0.29         2.39         (0.31)          --          (2.60)          --          --
1996             $12.22      0.30         1.88         (0.28)          --          (0.84)          --          --
1995(7)          $10.00      0.29         2.56         (0.29)          --          (0.34)          --          --
CLASS I SHARES
YEAR ENDED
1997             $13.25      0.44         2.38         (0.45)          --          (2.60)          --          --
1996             $12.21      0.45         1.87         (0.44)          --          (0.84)          --          --
1995(7)          $10.00      0.42         2.55         (0.42)          --          (0.34)          --          --
---------------------------------------------------------------------------------------------------------------------
GROWTH FUND
CLASS A SHARES
YEAR ENDED
1997             $12.64     (0.01)        3.40          0.00           --          (0.96)          --          --
1996             $11.97      0.05         1.04         (0.06)          --          (0.36)          --          --
1995(7)          $10.00      0.11         2.86         (0.11)          --          (0.89)          --          --
CLASS B SHARES
YEAR ENDED
1997             $12.56     (0.06)        3.32          0.00           --          (0.96)          --          --
1996             $11.95     (0.02)        0.99          0.00           --          (0.36)          --          --
1995(7)          $10.00      0.06         2.84         (0.06)          --          (0.89)          --          --
CLASS I SHARES
YEAR ENDED
1997             $12.63      0.02         3.41         (0.02)          --          (0.96)          --          --
1996             $11.97      0.09         1.02         (0.09)          --          (0.36)          --          --
1995(7)          $10.00      0.15         2.86         (0.15)          --          (0.89)          --          --
---------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY FUND
CLASS A SHARES
YEAR ENDED
1997             $17.61     (0.03)        4.87          0.00           --          (1.56)          --          --
1996             $15.15      0.02         3.74         (0.02)          --          (1.28)          --          --
1995             $13.34      0.06         2.57         (0.06)          --          (0.76)          --          --
1994             $14.49      0.07        (0.54)        (0.07)          --          (0.49)         (0.02)      (0.10)
1993             $12.37      0.10         2.87         (0.10)          --          (0.75)          --          --
1992(8)          $10.95      0.08         1.88         (0.08)          --          (0.46)          --          --
CLASS B SHARES
YEAR ENDED
1997             $ 9.57     (0.03)        2.60          0.00           --          (1.56)          --          --
1996(9)          $10.00      0.00         0.79         (0.01)          --          (1.21)          --          --
CLASS I SHARES
YEAR ENDED
1997             $17.61      0.01         4.88         (0.01)          --          (1.56)          --          --
1996             $15.15      0.04         3.74         (0.04)          --          (1.28)          --          --
1995             $13.34      0.06         2.57         (0.06)          --          (0.76)          --          --
1994             $14.49      0.07        (0.54)        (0.07)          --          (0.49)         (0.02)      (0.10)
1993             $12.37      0.10         2.87         (0.10)          --          (0.75)          --          --
1992             $10.40      0.11         2.43         (0.11)          --          (0.46)          --          --
1991(10)         $10.00      0.09         0.43         (0.09)          --          (0.03)          --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
EQUITY INCOME FUND
CLASS A SHARES
YEAR ENDED
1997               (3.01)
1996               (1.22)
1995(7)            (0.71)
CLASS B SHARES
YEAR ENDED
1997               (2.91)
1996               (1.12)
1995(7)            (0.63)
CLASS I SHARES
YEAR ENDED
1997               (3.05)
1996               (1.28)
1995(7)            (0.76)
---------------------------------------------------------------------------------------------------------------------
GROWTH FUND
CLASS A SHARES
YEAR ENDED
1997               (0.96)
1996               (0.42)
1995(7)            (1.00)
CLASS B SHARES
YEAR ENDED
1997               (0.96)
1996               (0.36)
1995(7)            (0.95)
CLASS I SHARES
YEAR ENDED
1997               (0.98)
1996               (0.45)
1995(7)            (1.04)
---------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY FUND
CLASS A SHARES
YEAR ENDED
1997               (1.56)
1996               (1.30)
1995               (0.82)
1994               (0.68)
1993               (0.85)
1992(8)            (0.54)
CLASS B SHARES
YEAR ENDED
1997               (1.56)
1996(9)            (1.22)
CLASS I SHARES
YEAR ENDED
1997               (1.57)
1996               (1.32)
1995               (0.82)
1994               (0.68)
1993               (0.85)
1992               (0.57)
1991(10)           (0.12)

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 16

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                               RATIO OF
                                                               EXPENSES
                                                   RATIO      TO AVERAGE
             NET               NET                 OF NET     NET ASSETS
CONVERSION  ASSET             ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO      VALUE             END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO     AVERAGE
 CLASS A    END OF   TOTAL    PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER     COMMISSION
  SHARES    PERIOD RETURN(A)  (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE          RATE
----------  ------ ---------  ------  ---------- ---------- --------------- ---------    ----------
    --      $13.06  21.57%   $ 12,583   0.95%      2.90%          --          41.31%       $0.05
    --      $13.29  19.29%   $ 12,956   0.91%      3.29%         0.95%        61.41%       $0.04
    --      $12.22  29.78%++ $  2,873   1.11%+     3.33%+        1.44%+       44.07%++       --
    --      $13.05  20.73%   $  3,157   1.70%      2.15%          --          41.31%       $0.05
    --      $13.28  18.28%   $  1,885   1.66%      2.54%         1.81%        61.41%       $0.04
    --      $12.22  28.97%++ $    593   1.90%+     2.65%+        2.65%+       44.07%++       --
    --      $13.02  21.95%   $304,260   0.70%      3.15%          --          41.31%       $0.05
    --      $13.25  19.58%   $314,649   0.66%      3.54%         0.74%        61.41%       $0.04
    --      $12.21  30.27%++ $283,927   0.65%+     4.08%+        0.77%+       44.07%++       --
---------------------------------------------------------------------------------------------------
    --      $15.07  26.76%   $ 62,562   1.04%     (0.08)%         --          22.89%       $0.05
    --      $12.64  20.10%   $ 23,273   1.04%      0.43%         1.07%        61.95%       $0.02
    --      $11.97  29.98%++ $  4,329   1.21%+     0.86%+        1.39%+      106.02%++       --
    --      $14.86  25.90%   $  2,161   1.79%     (0.83)%         --          22.89%       $0.05
    --      $12.56  19.04%   $  1,094   1.79%     (0.32)%        1.89%        61.95%       $0.02
    --      $11.95  29.15%++ $    268   2.04%+     0.02%+        2.60%+      106.02%++       --
    --      $15.08  27.10%   $578,490   0.79%      0.17%+         --          22.89%       $0.05
    --      $12.63  20.36%   $533,406   0.79%      0.68%         0.85%        21.95%       $0.02
    --      $11.97  30.38%++ $293,944   0.80%+     1.46%+        0.92%+      106.02%++       --
---------------------------------------------------------------------------------------------------
    --      $20.89  27.56%   $234,020   1.09%     (0.20)%         --          37.54%(26)   $0.05
    --      $17.61  24.91%   $ 91,516   0.93%      0.12%          --          34.87%       $0.04
    --      $15.15  19.88%   $ 71,858   0.89%      0.37%          --          53.55%         --
    --      $13.34  (3.27)%  $ 64,326   0.90%      0.53%          --          37.51%         --
    --      $14.49  24.01%   $ 53,977   0.86%      0.71%          --          33.99%         --
    --      $12.37  27.93%   $  5,111   0.85%+     1.05%+         --          34.44%+        --
    --      $10.58  27.10%   $  3,965   1.84%     (0.95)%         --          37.54%(26)   $0.05
    --      $ 9.57   7.94%++ $    154   1.81%+    (0.59)%+        --          34.87%       $0.04
    --      $20.93  27.91%   $803,670   0.84%      0.05%          --          37.54%(26)   $0.05
    --      $17.61  25.03%   $677,608   0.81%      0.24%          --          34.87%       $0.04
    --      $15.15  19.88%   $579,094   0.89%      0.37%          --          53.55%         --
    --      $13.34  (3.27)%  $460,673   0.90%      0.53%          --          37.51%         --
    --      $14.49  24.01%   $311,688   0.86%      0.71%          --          33.99%         --
    --      $12.37  24.56%   $161,312   0.84%      1.09%          --          34.44%         --
    --      $10.40   8.92%+  $108,046   0.84%+     1.56%+         --           2.92%         --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
SMALL-CAP OPPORTUNITY FUND
CLASS A SHARES
YEAR ENDED
1997             $13.70     (0.06)        4.16           --            --           (1.77)         --          --
1996             $12.20     (0.02)        3.02           --            --           (1.50)         --          --
1995(7)          $10.00      0.02         2.45          (0.02)         --           (0.25)         --          --
CLASS B SHARES
YEAR ENDED
1997             $13.58     (0.07)        4.00           --            --           (1.77)         --          --
1996             $12.12     (0.04)        3.00           --            --           (1.50)         --          --
1995(7)          $10.00     (0.03)        2.40           --            --           (0.25)         --          --
CLASS I SHARES
YEAR ENDED
1997             $13.80     (0.05)        4.24           --            --           (1.77)         --          --
1996             $12.19     (0.01)        3.13           --           (0.01)        (1.50)         --          --
1995(7)          $10.00      0.06         2.44          (0.06)         --           (0.25)         --          --
---------------------------------------------------------------------------------------------------------------------
INTRINSIC VALUE FUND
CLASS A SHARES
YEAR ENDED
1997             $13.70      0.23         3.17          (0.24)         --           (1.20)         --          --
1996             $11.89      0.28         2.50          (0.28)         --           (0.69)          --         --
1995             $10.48      0.29         2.24          (0.30)         --           (0.82)          --         --
1994             $11.05      0.31        (0.38)         (0.30)         --           (0.20)          --         --
1993             $10.40      0.29         1.23          (0.28)         --           (0.59)          --         --
1992(8)          $10.70      0.22         0.33          (0.21)         --           (0.64)          --         --
CLASS B SHARES
YEAR ENDED
1997             $10.18      0.25         2.19          (0.19)         --           (1.20)         --          --
1996(9)          $10.00      0.04         0.79          (0.06)         --           (0.59)          --         --
CLASS I SHARES
YEAR ENDED
1997             $13.71      0.28         3.15          (0.27)         --           (1.20)         --          --
1996             $11.89      0.29         2.51          (0.29)         --           (0.69)          --         --
1995             $10.48      0.29         2.24          (0.30)         --           (0.82)          --         --
1994             $11.05      0.31        (0.38)         (0.30)         --           (0.20)          --         --
1993             $10.40      0.29         1.23          (0.28)         --           (0.59)          --         --
1992             $ 9.89      0.29         1.14          (0.28)         --           (0.64)          --         --
1991(10)         $10.00      0.17        (0.02)         (0.17)         --           (0.09)          --         --
                    TOTAL
                DISTRIBUTIONS
                -------------
SMALL-CAP OPPORTUNITY FUND
CLASS A SHARES
YEAR ENDED
1997                (1.77)
1996                (1.50)
1995(7)             (0.27)
CLASS B SHARES
YEAR ENDED
1997                (1.77)
1996                (1.50)
1995(7)             (0.25)
CLASS I SHARES
YEAR ENDED
1997                (1.77)
1996                (1.51)
1995(7)             (0.31)
---------------------------------------------------------------------------------------------------------------------
INTRINSIC VALUE FUND
CLASS A SHARES
YEAR ENDED
1997                (1.44)
1996                (0.97)
1995                (1.12)
1994                (0.50)
1993                (0.87)
1992(8)             (0.85)
CLASS B SHARES
YEAR ENDED
1997                (1.39)
1996(9)             (0.65)
CLASS I SHARES
YEAR ENDED
1997                (1.47)
1996                (0.98)
1995                (1.12)
1994                (0.50)
1993                (0.87)
1992                (0.92)
1991(10)            (0.26)

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 18

PEGASUS FUNDS
--------------------------------------------------------------------------------


                                                               RATIO OF
                                                               EXPENSES
                                                   RATIO      TO AVERAGE
             NET               NET                 OF NET     NET ASSETS
CONVERSION  ASSET             ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO      VALUE             END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO   AVERAGE
 CLASS A    END OF   TOTAL    PERIOD  TO AVERAGE TO AVERAGE       AND        TURNOVER  COMMISSION
  SHARES    PERIOD RETURN(A)  (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)    RATE       RATE
----------  ------ ---------  ------  ---------- ---------- --------------- ---------  ----------
    --      $16.03 30.16%    $ 21,836   1.18%     (0.68)%         --        58.29%       $0.05
    --      $13.70 24.59%    $  6,697   1.13%     (0.29)%        1.24%      93.82%       $0.05
    --      $12.20 24.80%++  $    672   1.25%+     0.19%+        2.56%+     38.89%++       --
    --      $15.74 29.17%    $  1,799   1.93%     (1.43)%         --        58.29%       $0.05
    --      $13.58 24.42%    $    110   1.88%     (1.04)%        3.04%      93.82%       $0.05
    --      $12.12 23.76%++  $     15   2.00%+    (0.51)%        9.52%+     38.89%++       --
    --      $16.22 30.60%    $217,908   0.93%     (0.43)%         --        58.29%       $0.05
    --      $13.80 25.63%    $125,840   0.88%     (0.04)%        1.02%      93.82%       $0.05
    --      $12.19 25.08%++  $ 92,926   0.85%+     0.59%+        1.09%+     38.89%++       --
-------------------------------------------------------------------------------------------------
    --      $15.66 25.03%    $ 82,791   1.06%      1.64%          --        35.93%(26)   $0.05
    --      $13.70 23.79%    $ 22,370   0.94%      2.16%          --        34.24%       $0.04
    --      $11.89 24.38%    $ 17,858   0.91%      2.49%          --        45.55%         --
    --      $10.48 (0.60)%   $ 15,730   0.91%      2.92%          --        58.62%         --
    --      $11.05 14.71%    $ 14,098   0.86%      2.67%          --        63.90%         --
    --      $10.40  6.82%    $  4,729   0.85%+     3.12%+         --        48.52%+        --
    --      $11.23 24.24%    $  3,302   1.81%      0.89%          --        35.93%(26)   $0.05
    --      $10.18  8.31%++  $    182   1.81%+     0.25%+         --        34.24%+      $0.04
    --      $15.67 25.25%    $539,948   0.81%      1.89%          --        35.93%(26)   $0.05
    --      $13.71 23.99%    $357,360   0.83%      2.27%          --        34.24%       $0.04
    --      $11.89 24.38%    $238,027   0.91%      2.49%          --        45.55%         --
    --      $10.48 (0.60)%   $204,298   0.91%      2.92%          --        58.62%         --
    --      $11.05 14.71%    $178,457   0.86%      2.67%          --        63.90%         --
    --      $10.40 14.56%    $102,532   0.84%      2.78%          --        48.52%         --
    --      $ 9.89  2.70%+   $ 77,450   0.84%+     3.03%+         --         1.80%         --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
GROWTH AND VALUE FUND
CLASS A SHARES
YEAR ENDED
1997             $14.12      0.10         3.78         (0.11)          --          (1.51)          --          --
1996             $13.16      0.16         2.37         (0.16)          --          (1.41)          --          --
1995             $10.67      0.21         2.76         (0.22)          --          (0.26)          --          --
1994             $11.16      0.23        (0.17)        (0.21)          --          (0.30)        (0.01)      (0.03)
1993             $10.51      0.20         1.24         (0.20)          --          (0.59)          --          --
1992(8)          $10.16      0.17         0.45         (0.17)          --          (0.10)          --          --
CLASS B SHARES
YEAR ENDED
1997             $ 9.32      0.07         2.38         (0.07)          --          (1.51)          --          --
1996(9)          $10.00      0.01         0.62         (0.03)          --          (1.28)          --          --
CLASS I SHARES
YEAR ENDED
1997             $14.12      0.14         3.79         (0.15)          --          (1.51)          --          --
1996             $13.16      0.18         2.36         (0.17)          --          (1.41)          --          --
1995             $10.67      0.21         2.76         (0.22)          --          (0.26)          --          --
1994             $11.16      0.23        (0.17)        (0.21)          --          (0.30)        (0.01)      (0.03)
1993             $10.51      0.20         1.24         (0.20)          --          (0.59)          --          --
1992             $ 9.86      0.22         0.75         (0.22)          --          (0.10)          --          --
1991(10)         $10.00      0.14        (0.14)        (0.14)          --            --            --          --
---------------------------------------------------------------------------------------------------------------------
EQUITY INDEX FUND
CLASS A SHARES
YEAR ENDED
1997             $16.75      0.26         5.19         (0.26)          --          (0.58)          --          --
1996             $14.15      0.30         2.85         (0.29)          --          (0.26)          --          --
1995             $10.65      0.30         3.65         (0.31)          --          (0.14)          --          --
1994             $11.15      0.31        (0.20)        (0.30)          --          (0.23)        (0.08)        --
1993             $10.52      0.28         0.75         (0.27)          --          (0.13)          --          --
1992(11)         $10.00      0.12         0.52         (0.12)          --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $10.50      0.15         3.15         (0.21)          --          (0.58)          --          --
1996(9)          $10.00      0.05         0.76         (0.06)          --          (0.25)          --          --
CLASS I SHARES
YEAR ENDED
1997             $16.75      0.30         5.20         (0.30)          --          (0.58)          --          --
1996             $14.15      0.31         2.85         (0.30)          --          (0.26)          --          --
1995             $10.65      0.30         3.65         (0.31)          --          (0.14)          --          --
1994             $11.15      0.31        (0.20)        (0.30)          --          (0.23)        (0.08)        --
1993             $10.52      0.28         0.75         (0.27)          --          (0.13)          --          --
1992(11)         $10.00      0.12         0.52         (0.12)          --            --            --          --
---------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
CLASS A SHARES
YEAR ENDED
1997             $11.77      0.07         0.36         (0.09)          --            --            --          --
1996             $11.05      0.10         0.72         (0.10)          --            --            --          --
1995             $10.01      0.10         1.05         (0.11)          --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $11.08      0.01         0.34         (0.06)          --            --            --          --
1996(5)          $10.84      0.04         0.24         (0.04)          --            --            --          --
CLASS I SHARES
YEAR ENDED
1997             $11.79      0.10         0.37         (0.12)          --            --            --          --
1996             $11.05      0.11         0.74         (0.11)          --            --            --          --
1995             $10.01      0.10         1.05         (0.11)          --            --            --          --
1994(12)         $10.00      0.01          --            --            --            --            --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
GROWTH AND VALUE FUND
CLASS A SHARES
YEAR ENDED
1997               (1.62)
1996               (1.57)
1995               (0.48)
1994               (0.55)
1993               (0.79)
1992(8)            (0.27)
CLASS B SHARES
YEAR ENDED
1997               (1.58)
1996(9)            (1.31)
CLASS I SHARES
YEAR ENDED
1997               (1.66)
1996               (1.58)
1995               (0.48)
1994               (0.55)
1993               (0.79)
1992               (0.32)
1991(10)           (0.14)
---------------------------------------------------------------------------------------------------------------------
EQUITY INDEX FUND
CLASS A SHARES
YEAR ENDED
1997               (0.84)
1996               (0.55)
1995               (0.45)
1994               (0.61)
1993               (0.40)
1992(11)           (0.12)
CLASS B SHARES
YEAR ENDED
1997               (0.79)
1996(9)            (0.31)
CLASS I SHARES
YEAR ENDED
1997               (0.88)
1996               (0.56)
1995               (0.45)
1994               (0.61)
1993               (0.40)
1992(11)           (0.12)
---------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
CLASS A SHARES
YEAR ENDED
1997               (0.09)
1996               (0.10)
1995               (0.11)
CLASS B SHARES
YEAR ENDED
1997               (0.06)
1996(5)            (0.04)
CLASS I SHARES
YEAR ENDED
1997               (0.12)
1996               (0.11)
1995               (0.11)
1994(12)             --

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 20

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                                RATIO OF
                                                                EXPENSES
                                                    RATIO      TO AVERAGE
             NET                NET                 OF NET     NET ASSETS
CONVERSION  ASSET              ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO      VALUE              END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO     AVERAGE
 CLASS A    END OF   TOTAL     PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER     COMMISSION
  SHARES    PERIOD RETURN(A)   (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE          RATE
----------  ------ ---------   ------  ---------- ---------- --------------- ---------    ----------
    --      $16.38  27.80%    $162,393   1.09%      0.67%         1.10%       30.98%        $0.05
    --      $14.12  19.24%    $ 59,027   0.91%      1.17%          --         43.21%        $0.04
    --      $13.16  28.04%    $ 49,872   0.84%      1.73%          --         26.80%          --
    --      $10.67   0.55%    $ 42,274   0.84%      2.07%          --         28.04%          --
    --      $11.16  13.79%    $ 29,467   0.83%      1.84%          --         42.31%          --
    --      $10.51   8.19%    $  4,338   0.83%+     2.49%+         --         16.28%+         --
    --      $10.19  26.90%    $  5,107   1.84%     (0.08)%        1.85%       30.98%        $0.05
    --      $ 9.32   6.10%++  $    183   1.80%+     0.25%+         --         43.21%+       $0.04
    --      $16.39  28.15%    $895,567   0.84%      0.92%         0.85%       30.98%        $0.05
    --      $14.12  19.35%    $733,632   0.80%      1.28%          --         43.21%        $0.04
    --      $13.16  28.04%    $687,295   0.84%      1.73%          --         26.80%          --
    --      $10.67   0.55%    $529,097   0.84%      2.07%          --         28.04%          --
    --      $11.16  13.79%    $400,168   0.83%      1.84%          --         42.31%          --
    --      $10.51   9.87%    $283,007   0.83%      2.20%          --         16.28%          --
    --      $ 9.86   0.17%+   $238,086   0.85%+     2.65%+         --          0.94%          --
----------------------------------------------------------------------------------------------------
    --      $21.36  32.69%    $193,663   0.57%      1.20%          --         12.80%(26)    $0.03
    --      $16.75  22.49%    $ 35,336   0.37%      1.89%          --         12.25%        $0.03
    --      $14.15  37.35%    $  4,007   0.15%      2.39%          --         10.66%          --
    --      $10.65   1.02%    $  1,197   0.17%      2.71%          --         24.15%          --
    --      $11.15   9.77%    $    960   0.20%      2.59%          --         16.01%          --
    --      $10.52  13.61%+   $    151   0.22%+     2.71%+         --          0.50%++        --
    --      $13.01  31.71%    $  1,515   1.32%      0.45%          --         12.80%(26)    $0.03
    --      $10.50   8.09%++  $    113   1.29%+     0.57%+         --         12.25%+       $0.03
    --      $21.37  32.97%    $639,868   0.32%      1.45%          --         12.80%(26)    $0.03
    --      $16.75  22.58%    $834,368   0.21%      2.05%          --         12.25%        $0.03
    --      $14.15  37.35%    $524,195   0.15%      2.39%          --         10.66%          --
    --      $10.65   1.02%    $339,611   0.17%      2.71%          --         24.15%          --
    --      $11.15   9.77%    $324,369   0.20%      2.59%          --         16.01%          --
    --      $10.52  13.61%+   $241,907   0.22%+     2.71%+         --          0.50%++        --
----------------------------------------------------------------------------------------------------
    --      $12.11   3.69%    $ 26,703   1.35%      0.80%          --          3.56%(27)    $0.03
    --      $11.77   7.50%    $ 10,836   1.23%      0.88%          --          6.37%        $0.07
    --      $11.05  11.47%    $    988   1.16%      1.43%         1.24%        2.09%          --
    --      $11.37   2.90%    $  1,763   2.10%      0.05%          --          3.56%(27)    $0.03
    --      $11.08   2.62%++  $  1,131   2.05%+     0.75%+         --          6.37%+       $0.07
    --      $12.14   3.98%    $487,986   1.10%      1.05%          --          3.56%(27)    $0.03
    --      $11.79   7.79%    $389,997   1.10%      1.01%          --          6.37%        $0.07
    --      $11.05  11.47%    $106,300   1.16%      1.43%         1.24%        2.09%          --
    --      $10.01   1.26%+   $ 36,545   1.15%+     1.18%+        1.92%+       0.30%++        --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
INTERMEDIATE BOND FUND
CLASS A SHARES
YEAR ENDED
1997             $10.29      0.62         0.18          (0.62)         --            --            --          --
1996             $10.37      0.64        (0.07)         (0.65)         --            --            --          --
1995             $ 9.21      0.59         1.16          (0.59)         --            --            --          --
1994             $10.41      0.56        (1.20)         (0.55)         --          (0.01)          --          --
1993             $10.28      0.59         0.26          (0.59)         --          (0.13)          --          --
1992(8)          $10.32      0.49         0.13          (0.49)         --          (0.17)          --          --
CLASS B SHARES
YEAR ENDED
1997             $10.20      0.55         0.17          (0.54)         --            --            --          --
1996(9)          $10.00      0.15         0.20          (0.15)         --            --            --          --
CLASS I SHARES
YEAR ENDED
1997             $10.29      0.65         0.18          (0.64)         --            --            --          --
1996             $10.37      0.64        (0.07)         (0.65)         --            --            --          --
1995             $ 9.21      0.59         1.16          (0.59)         --            --            --          --
1994             $10.41      0.56        (1.20)         (0.55)         --          (0.01)          --          --
1993             $10.28      0.59         0.26          (0.59)         --          (0.13)          --          --
1992             $10.55      0.71        (0.10)         (0.71)         --          (0.17)          --          --
1991(10)         $10.00      0.40         0.57          (0.40)         --          (0.02)          --          --
---------------------------------------------------------------------------------------------------------------------
BOND FUND
CLASS A SHARES
1997             $10.27      0.63         0.32          (0.63)         --            --            --          --
1996             $10.45      0.67        (0.18)         (0.67)         --            --            --          --
1995             $ 9.01      0.63         1.45          (0.64)         --            --            --          --
1994             $10.32      0.61        (1.31)         (0.59)         --          (0.02)          --          --
1993             $10.25      0.76         0.38          (0.76)         --          (0.31)          --          --
1992(8)          $10.23      0.56         0.15          (0.56)         --          (0.13)          --          --
CLASS B SHARES
YEAR ENDED
1997             $10.27      0.56         0.32          (0.56)         --            --            --          --
1996(5)          $10.00      0.21         0.27          (0.21)         --            --            --          --
CLASS I SHARES
YEAR ENDED
1997             $10.27      0.66         0.32          (0.66)         --            --            --          --
1996             $10.45      0.68        (0.18)         (0.68)         --            --            --          --
1995             $ 9.01      0.63         1.45          (0.64)         --            --            --          --
1994             $10.32      0.61        (1.31)         (0.59)         --          (0.02)          --          --
1993             $10.25      0.76         0.38          (0.76)         --          (0.31)          --          --
1992             $10.55      0.83        (0.17)         (0.83)         --          (0.13)          --          --
1991(10)         $10.00      0.51         0.57          (0.51)         --          (0.02)          --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
INTERMEDIATE BOND FUND
CLASS A SHARES
YEAR ENDED
1997                (0.62)
1996                (0.65)
1995                (0.59)
1994                (0.56)
1993                (0.72)
1992(8)             (0.66)
CLASS B SHARES
YEAR ENDED
1997                (0.54)
1996(9)             (0.15)
CLASS I SHARES
YEAR ENDED
1997                (0.64)
1996                (0.65)
1995                (0.59)
1994                (0.56)
1993                (0.72)
1992                (0.88)
1991(10)            (0.42)
---------------------------------------------------------------------------------------------------------------------
BOND FUND
CLASS A SHARES
1997                (0.63)
1996                (0.67)
1995                (0.64)
1994                (0.61)
1993                (1.07)
1992(8)             (0.69)
CLASS B SHARES
YEAR ENDED
1997                (0.56)
1996(5)             (0.21)
CLASS I SHARES
YEAR ENDED
1997                (0.66)
1996                (0.68)
1995                (0.64)
1994                (0.61)
1993                (1.07)
1992                (0.96)
1991(10)            (0.53)

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 22

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                                  RATIO OF
                                                                  EXPENSES
                                                      RATIO      TO AVERAGE
             NET                                      OF NET     NET ASSETS
CONVERSION  ASSET             NET ASSETS  RATIO OF  INVESTMENT   (EXCLUDING
    TO      VALUE               END OF    EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO  AVERAGE
 CLASS A    END OF   TOTAL      PERIOD   TO AVERAGE TO AVERAGE       AND       TURNOVER  COMMISSION
  SHARES    PERIOD RETURN(A)    (000)    NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE       RATE
----------  ------ ---------  ---------- ---------- ---------- --------------- --------- ----------
    --      $10.47    8.04%   $   42,343   0.86%      6.01%          --          31.66%      --
    --      $10.29    5.65%   $   18,324   0.79%      6.17%          --          31.62%      --
    --      $10.37   19.48%   $   11,654   0.73%      5.98%          --          36.47%      --
    --      $ 9.21   (6.31)%  $   11,983   0.74%      5.73%          --          54.60%      --
    --      $10.41    8.41%   $   16,491   0.74%      5.44%          --          92.80%      --
    --      $10.28   11.17%+  $    4,509   0.75%+     7.04%+         --          56.30%+     --
    --      $10.38    7.32%   $      385   1.61%      5.26%          --          31.66%      --
    --      $10.20    3.50%++ $      122   1.60%+     1.52%+         --          31.62%      --
    --      $10.48    8.37%   $  482,679   0.61%      6.26%          --          31.66%      --
    --      $10.29    5.78%   $  395,105   0.67%      6.29%          --          31.62%      --
    --      $10.37   19.48%   $  393,656   0.73%      5.98%          --          36.47%      --
    --      $ 9.21   (6.31)%  $  381,036   0.74%      5.73%          --          54.60%      --
    --      $10.41    8.41%   $  413,299   0.74%      5.44%          --          92.80%      --
    --      $10.28    6.00%   $  215,923   0.74%      6.91%          --          56.30%      --
    --      $10.55   16.62%+  $  130,367   0.75%+     6.59%+         --           7.38%      --
---------------------------------------------------------------------------------------------------
    --      $10.59    9.65%   $  125,515   0.86%      6.16%          --          17.60%      --
    --      $10.27    4.98%   $   46,977   0.78%      6.59%          --          24.92%      --
    --      $10.45   23.75%   $   31,714   0.74%      6.39%          --          41.91%      --
    --      $ 9.01   (6.99)%  $   32,053   0.74%      6.36%          --          75.67%      --
    --      $10.32   11.39%   $   45,410   0.73%      7.20%          --         111.52%      --
    --      $10.25    9.59%+  $    9,392   0.74%+     8.12%+         --          90.45%+     --
    --      $10.59    8.91%   $    3,394   1.61%      5.41%          --          17.60%      --
    --      $10.27    4.81%++ $      280   1.59%+     3.01%+         --          24.92%+     --
    --      $10.59    9.97%   $1,101,894   0.61%      6.41%          --          17.60%      --
    --      $10.27    5.08%   $  757,627   0.66%      6.71%          --          24.92%      --
    --      $10.45   23.75%   $  485,851   0.74%      6.39%          --          41.91%      --
    --      $ 9.01   (6.99)%  $  395,116   0.74%      6.36%          --          75.67%      --
    --      $10.32   11.39%   $  455,786   0.73%      7.20%          --         111.52%      --
    --      $10.25    6.56%   $  312,366   0.73%      8.08%          --          90.45%      --
    --      $10.55   18.45%+  $  237,673   0.75%+     8.44%+         --           8.19%      --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                                NET                     DISTRIBUTIONS               DISTRIBUTIONS
                      NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                        VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                      BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                      OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                      --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
SHORT BOND FUND
CLASS A SHARES
YEAR ENDED
1997                   $10.11      0.53         0.06         (0.54)          --          (0.01)          --           --
1996                   $10.23      0.55        (0.10)        (0.55)          --          (0.02)          --           --
1995                   $ 9.84      0.58         0.39         (0.58)          --            --            --           --
1994(13)               $10.00      0.17        (0.16)        (0.17)          --            --            --           --
CLASS B SHARES
YEAR ENDED
1997                   $10.02      0.46         0.05         (0.47)          --          (0.01)          --           --
1996(9)                $10.00      0.12         0.04         (0.12)          --          (0.02)          --           --
CLASS I SHARES
YEAR ENDED
1997                   $10.11      0.56         0.06         (0.57)          --          (0.01)          --           --
1996                   $10.23      0.55        (0.10)        (0.55)          --          (0.02)          --           --
1995                   $ 9.84      0.58         0.39         (0.58)          --            --            --           --
1994(13)               $10.00      0.17        (0.16)        (0.17)          --            --            --           --
---------------------------------------------------------------------------------------------------------------------------
MULTI SECTOR BOND FUND
CLASS A SHARES
YEAR ENDED
1997                   $ 7.84      0.48         0.17         (0.47)          --          (0.02)          --           --
1996                   $ 8.18      0.41        (0.25)        (0.40)          --          (0.10)          --           --
1995(14)               $ 7.68      0.44         0.72         (0.44)          --          (0.22)          --           --
1995                   $ 8.25      0.52        (0.57)        (0.52)          --          --              --           --
1994(15)               $ 8.36      0.47        (0.09)        (0.47)          --          (0.02)          --           --
CLASS B SHARES
YEAR ENDED
1997                   $ 7.85      0.42         0.17         (0.42)          --          (0.02)          --           --
1996                   $ 8.18      0.45        (0.23)        (0.45)          --          (0.10)          --           --
1995(16)               $ 8.13      0.24         0.27         (0.24)          --          (0.22)          --           --
1994(2)                $ 8.16      0.40        (0.55)        (0.40)          --          --              --           --
CLASS I SHARES
YEAR ENDED
1997                   $ 7.85      0.50         0.17         (0.49)          --          (0.02)          --           --
1996                   $ 8.18      0.46        (0.24)        (0.45)          --          (0.10)          --           --
1995(14)               $ 7.68      0.47         0.72         (0.47)          --          (0.22)          --           --
1995                   $ 8.25      0.52        (0.57)        (0.52)          --          --              --           --
1994(15)               $ 8.36      0.47        (0.09)        (0.47)          --          (0.02)          --           --
---------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997                   $10.79      0.45        (0.93)        (0.43)          --          --              --           --
1996                   $10.75      0.54         0.04         (0.54)          --          --              --           --
1995(7)                $10.00      0.98         1.10         (0.98)        (0.01)        (0.34)          --           --
CLASS B SHARES
YEAR ENDED
1997                   $10.87      0.41        (0.96)        (0.36)          --          --              --           --
1996                   $10.81      0.47         0.06         (0.47)          --          --              --           --
1995(7)                $10.00      0.91         1.16         (0.91)        (0.01)        (0.34)          --           --
CLASS I SHARES
YEAR ENDED
1997                   $10.85      0.46        (0.93)        (0.45)          --          --              --           --
1996                   $10.81      0.59         0.04         (0.59)          --          --              --           --
1995(7)                $10.00      1.02         1.16         (1.02)        (0.01)        (0.34)          --           --
---------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND FUND
CLASS A SHARES
YEAR ENDED (AUDITED)
1997(17)               $10.00      0.19         0.23         (0.20)          --          (0.01)          --          --
CLASS B SHARES
YEAR ENDED (AUDITED)
1997(17)               $10.00      0.15         0.25         (0.19)          --          (0.01)          --           --
CLASS I SHARES
YEAR ENDED (AUDITED)
1997(17)               $10.00      0.32         0.29         (0.32)          --          (0.01)          --           --
                          TOTAL
                      DISTRIBUTIONS
                      -------------
SHORT BOND FUND
CLASS A SHARES
YEAR ENDED
1997                     (0.55)
1996                     (0.57)
1995                     (0.58)
1994(13)                 (0.17)
CLASS B SHARES
YEAR ENDED
1997                     (0.48)
1996(9)                  (0.14)
CLASS I SHARES
YEAR ENDED
1997                     (0.58)
1996                     (0.57)
1995                     (0.58)
1994(13)                 (0.17)
---------------------------------------------------------------------------------------------------------------------------
MULTI SECTOR BOND FUND
CLASS A SHARES
YEAR ENDED
1997                     (0.49)
1996                     (0.50)
1995(14)                 (0.66)
1995                     (0.52)
1994(15)                 (0.49)
CLASS B SHARES
YEAR ENDED
1997                     (0.44)
1996                     (0.55)
1995(16)                 (0.46)
1994(2)                  (0.40)
CLASS I SHARES
YEAR ENDED
1997                     (0.51)
1996                     (0.55)
1995(14)                 (0.69)
1995                     (0.52)
1994(15)                 (0.49)
---------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997                     (0.43)
1996                     (0.54)
1995(7)                  (1.33)
CLASS B SHARES
YEAR ENDED
1997                     (0.36)
1996                     (0.47)
1995(7)                  (1.26)
CLASS I SHARES
YEAR ENDED
1997                     (0.45)
1996                     (0.59)
1995(7)                  (1.37)
---------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND FUND
CLASS A SHARES
YEAR ENDED (AUDITED)
1997(17)                 (0.21)
CLASS B SHARES
YEAR ENDED (AUDITED)
1997(17)                 (0.20)
CLASS I SHARES
YEAR ENDED (AUDITED)
1997(17)                 (0.33)

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 24

PEGASUS FUNDS
--------------------------------------------------------------------------------


                                                                RATIO OF
                                                                EXPENSES
                                                    RATIO      TO AVERAGE
             NET                NET                 OF NET     NET ASSETS
CONVERSION  ASSET              ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO      VALUE              END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO   AVERAGE
 CLASS A    END OF   TOTAL     PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER   COMMISSION
  SHARES    PERIOD RETURN(A)   (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE        RATE
----------  ------ ---------   ------  ---------- ---------- --------------- ---------  ----------
    --      $10.15   5.92%    $  4,738   0.82%      5.36%         0.83%        68.04%       --
    --      $10.11   4.45%    $  1,033   0.80%      5.35%         0.82%       109.58%       --
    --      $10.23  10.07%    $    766   0.75%      5.74%         0.81%        30.94%       --
    --      $ 9.84   0.21%+   $    308   0.75%+     5.92%+        0.93%+       10.20%++     --
    --      $10.05   5.19%    $    541   1.57%      4.61%         1.58%        68.04%       --
    --      $10.02   2.04%++  $     56   1.57%+     1.47%+        1.59%+      109.58%+      --
    --      $10.15   6.20%    $234,972   0.57%      5.61%         0.58%        68.04%       --
    --      $10.11   4.56%    $171,427   0.70%      5.45%         0.72%       109.58%       --
    --      $10.23  10.07%    $162,571   0.75%      5.74%         0.81%        30.94%       --
    --      $ 9.84   0.21%+   $ 63,931   0.75%+     5.92%+        0.93%+       10.20%++     --
--------------------------------------------------------------------------------------------------
    --      $ 8.00   8.58%    $  7,832   0.87%      5.83%          --          38.70%       --
    --      $ 7.84   2.75%    $  8,798   0.84%      5.75%         0.90%       103.93%       --
    --      $ 8.18  15.55%++  $  6,095   0.94%+     5.72%+        1.15%+      173.26%++     --
    --      $ 7.68  (0.45)%   $     69   0.04%      6.70%         2.78%        71.65%       --
    --      $ 8.25   5.16%+   $     65     --       5.96%+        3.67%+       26.54%++     --
    --      $ 8.00   7.75%    $    533   1.62%      5.08%          --          38.70%       --
    --      $ 7.85   2.09%    $    502   1.58%      5.01%         1.67%       103.93%       --
    --      $ 8.18   6.41%++  $    259   1.60%+     5.00%+        1.78%+      173.26%++     --
  (7.61)(3)   --    (1.82)%++    --      0.00%      6.48%+        2.58%+       71.65%++     --
    --      $ 8.01   8.86%    $ 94,544   0.62%      6.08%          --          38.70%       --
    --      $ 7.85   3.14%    $187,112   0.57%      6.02%         0.66%       103.93%       --
    --      $ 8.18  15.90%++  $191,930   0.55%+     6.34%+        0.67%+      173.26%++     --
    --      $ 7.68  (0.48)%   $  7,101   0.04%      6.70%         2.78%        71.65%       --
    --      $ 8.25   5.16%++  $  5,128   0.00%      6.21%+        2.64%+       26.54%++     --
--------------------------------------------------------------------------------------------------
    --      $ 9.88  (4.46)%   $  6,419   1.12%      4.76%         1.33%         4.51%       --
    --      $10.79   5.62%    $  2,006   1.15%      4.74%         1.94%        97.82%       --
    --      $10.75  21.10%++  $    487   1.33%+     4.91%+        3.65%+       48.03%++     --
    --      $ 9.96  (5.04)%   $    117   1.87%      4.01%         2.08%         4.51%       --
    --      $10.87   5.01%    $     46   1.90%      3.99%         4.08%        97.82%       --
    --      $10.81  20.90%++  $      4   2.03%+     4.39%+        8.69%+       48.03%++     --
    --      $ 9.93  (4.25)%   $ 81,843   0.87%      5.01%         1.08%         4.51%       --
    --      $10.85   5.99%    $ 53,845   0.90%      4.99%         1.40%        35.42%       --
    --      $10.81  22.13%++  $ 14,504   0.95%+     5.71%+        1.93%+       48.03%++     --
--------------------------------------------------------------------------------------------------
    --      $10.21   8.31%+   $    570   1.22%+     7.42%+        1.43%+       11.17%       --
    --      $10.20   7.82%+   $     77   1.97%+     6.67%+        2.18%+       11.17%       --
    --      $10.28  12.64%+   $ 49,150   0.97%+     7.67%+        1.18%+       11.17%       --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
MUNICIPAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997             $12.36      0.56          0.54        (0.59)          --            --            --          --
1996             $12.64      0.59         (0.18)       (0.58)        (0.01)        (0.10)          --          --
1995(18)         $12.06      0.48          0.82        (0.48)        (0.24)          --            --          --
1995             $12.13      0.60         (0.07)       (0.60)          --            --            --          --
1994             $13.25      0.63         (0.15)       (0.63)        (0.96)        (0.01)          --          --
1993             $12.49      0.70          1.01        (0.70)        (0.25)          --            --          --
1992             $12.10      0.76          0.47        (0.76)        (0.08)          --            --          --
1991             $11.77      0.81          0.33        (0.81)          --            --            --          --
1990             $11.82      0.81          0.28        (0.81)        (0.33)          --            --          --
1989(19)         $11.94      0.89         (0.12)       (0.89)          --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $12.36      0.46          0.54        (0.50)          --            --            --          --
1996             $12.65      0.52         (0.21)       (0.49)        (0.01)        (0.10)          --           --
1995(20)         $12.17      0.34          0.72        (0.34)        (0.24)          --            --           --
1994(21)         $12.14      0.41         (0.70)       (0.41)          --            --            --           --
1994(22)         $12.37      0.03         (0.23)       (0.03)          --            --            --           --
CLASS I SHARES
YEAR ENDED
1997             $12.36      0.61          0.51        (0.62)          --            --            --          --
1996             $12.63      0.65         (0.20)       (0.61)        (0.01)        (0.10)          --           --
1995(18)         $12.06      0.52          0.81        (0.52)        (0.24)          --            --           --
1995(23)         $12.06      0.05          --          (0.05)          --            --            --           --
---------------------------------------------------------------------------------------------------------------------
INTERMEDIATE MUNICIPAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997             $12.10      0.54         0.28         (0.54)          --          (0.06)          --          --
1996             $12.25      0.53        (0.09)        (0.51)          --          (0.08)          --          --
1995(18)         $11.79      0.44         0.56         (0.44)          --          (0.10)          --          --
1995             $12.18      0.55        (0.36)        (0.55)          --          (0.03)          --          --
1994             $12.79      0.61         0.01         (0.61)          --          (0.62)          --          --
1993             $12.25      0.64         0.68         (0.64)          --          (0.14)          --          --
1992             $11.95      0.76         0.37         (0.76)          --          (0.07)          --          --
1991             $11.65      0.80         0.31         (0.80)          --          (0.01)          --          --
1990             $11.43      0.78         0.22         (0.78)          --            --            --          --
1989(19)         $11.46      0.79        (0.03)        (0.79)          --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $12.10      0.43         0.30         (0.45)          --          (0.06)          --          --
1996             $12.25      0.44        (0.09)        (0.42)          --          (0.08)          --          --
1995(18)         $11.80      0.37         0.55         (0.37)          --          (0.10)          --          --
1995(24)         $11.57      0.04         0.23         (0.04)          --            --            --          --
1994(21)         $12.18      0.37        (0.72)        (0.37)          --          (0.03)          --          --
1994(22)         $12.32      0.03        (0.14)        (0.03)          --            --            --          --
CLASS I SHARES
YEAR ENDED
1997             $12.11      0.57         0.28         (0.57)          --          (0.06)          --          --
1996             $12.25      0.56        (0.08)        (0.54)          --          (0.08)          --          --
1995(18)         $11.80      0.47         0.55         (0.47)          --          (0.10)          --          --
1995(23)         $11.57      0.04         0.23         (0.04)          --            --            --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
MUNICIPAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997               (0.59)
1996               (0.69)
1995(18)           (0.72)
1995               (0.60)
1994               (1.60)
1993               (0.95)
1992               (0.84)
1991               (0.81)
1990               (1.14)
1989(19)           (0.89)
CLASS B SHARES
YEAR ENDED
1997               (0.50)
1996               (0.60)
1995(20)           (0.58)
1994(21)           (0.41)
1994(22)           (0.03)
CLASS I SHARES
YEAR ENDED
1997               (0.62)
1996               (0.72)
1995(18)           (0.76)
1995(23)           (0.05)
---------------------------------------------------------------------------------------------------------------------
INTERMEDIATE MUNICIPAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997               (0.60)
1996               (0.59)
1995(18)           (0.54)
1995               (0.58)
1994               (1.23)
1993               (0.78)
1992               (0.83)
1991               (0.81)
1990               (0.78)
1989(19)           (0.79)
CLASS B SHARES
YEAR ENDED
1997               (0.51)
1996               (0.50)
1995(18)           (0.47)
1995(24)           (0.04)
1994(21)           (0.40)
1994(22)           (0.03)
CLASS I SHARES
YEAR ENDED
1997               (0.63)
1996               (0.62)
1995(18)           (0.57)
1995(23)           (0.04)

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 26

PEGASUS FUNDS
--------------------------------------------------------------------------------


                                                                 RATIO OF
                                                                 EXPENSES
                                                     RATIO      TO AVERAGE
              NET                NET                 OF NET     NET ASSETS
CONVERSION   ASSET              ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO       VALUE              END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO   AVERAGE
 CLASS A     END OF   TOTAL     PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER   COMMISSION
  SHARES     PERIOD RETURN(A)   (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE        RATE
----------   ------ ---------   ------  ---------- ---------- --------------- ---------  ----------
    --       $12.87   9.13%    $ 34,729   0.85%      4.65%          --          32.08%       --
    --       $12.36   3.36%    $ 29,352   0.83%      4.54%         0.89%        64.51%       --
    --       $12.64  10.95%++  $  7,426   0.89%+     4.57%+        1.04%+       69.31%++     --
    --       $12.06   4.45%    $  6,840   1.98%      5.09%         3.89%        60.78%       --
    --       $12.13   3.70%    $  9,234     --       4.85%         1.44%       175.06%       --
    --       $13.25  14.37%    $ 11,290     --       5.49%         1.59%        88.53%       --
    --       $12.49  10.50%    $  6,591     --       5.99%         2.75%        66.28%       --
    --       $12.10  10.13%    $  2,244     --       6.87%         2.75%        32.40%       --
    --       $11.77   9.39%    $  1,192     --       6.60%         2.75%        85.07%       --
    --       $11.82   6.82%+   $    673     --       7.46%+        2.25%+       36.19%++     --
    --       $12.86   8.26%    $  1,312   1.60%      3.90%          --          32.08%       --
    --       $12.36   2.56%    $    672   1.58%      3.79%         1.70%        64.51%       --
    --       $12.65   8.81%++  $    238   1.66%+     3.61%+        2.04%+       69.31%++     --
  (11.44)(3)   --    (4.30)%++    --      3.18%+     4.51%+        5.85%+       60.78%++     --
    --       $12.14  (1.64)%++ $      2   0.50%+     4.10%+        2.91%+      175.06%++     --
    --       $12.86   9.32%    $355,814   0.60%      4.90%          --          32.08%       --
    --       $12.36   3.76%    $338,104   0.58%      4.79%         0.68%        64.51%       --
    --       $12.63  11.20%++  $240,160   0.54%+     4.95%+        0.67%+       69.31%++     --
    --       $12.06   0.39%++  $220,143   0.65%+     5.45%+        0.79%+       60.78%++     --
---------------------------------------------------------------------------------------------------
   --        $12.32   7.05%    $ 18,903   0.84%      4.41%          --          36.82%       --
   --        $12.10   3.69%    $ 19,049   0.83%      4.37%         0.88%        52.95%       --
   --        $12.25   8.58%++  $ 17,777   0.83%+     4.30%+        0.97%+       44.75%++     --
   --        $11.79   1.64%    $ 17,243   0.29%      4.73%         1.38%       128.02%       --
   --        $12.18   4.94%    $ 28,826   0.06%      4.78%         1.27%       167.95%       --
   --        $12.79  11.26%    $ 27,885     --       5.16%         1.31%        63.67%       --
   --        $12.25   9.78%    $ 18,310     --       6.15%         1.72%        86.91%       --
   --        $11.95   9.94%    $  7,251     --       6.76%         2.75%        12.22%       --
   --        $11.65   9.00%    $  4,582     --       6.62%         2.75%        46.68%       --
   --        $11.43   6.82%+   $  2,593     --       6.83%+        2.25%+      101.17%++     --

   --        $12.32   6.19%    $    709   1.59%      3.66%+         --          36.82%       --
    --       $12.10   2.90%    $    611   1.58%      3.62%         1.68%        52.95%       --
    --       $12.25   7.75%++  $    341   1.71%+     3.36%+        2.01%+       44.75%++     --
    --       $11.80   2.30%++  $      6   1.36%+     3.72%+        1.64%+      128.02%++     --
 (11.43)(3)    --    (2.98)%++    --      0.76%+     4.03%+        2.00%+      128.02%++     --
    --       $12.18  (0.93)%++ $     12   0.75%+     1.68%+        3.00%+      167.95%++     --

   --        $12.33   7.29%    $377,331   0.59%      4.66%          --          36.82%       --
    --       $12.11   4.05%    $373,970   0.58%      4.62%         0.64%        52.95%       --
    --       $12.25   8.76%++  $373,753   0.55%+     4.78%+        0.68%+       44.75%++     --
    --       $11.80   2.37%++  $365,801   0.50%+     4.79%+        0.60%+      128.02%++     --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
MICHIGAN MUNICIPAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997             $10.48      0.49         0.44         (0.48)          --            --            --          --
1996             $10.60      0.48        (0.14)        (0.46)          --            --            --          --
1995             $ 9.54      0.48         1.06         (0.48)          --            --            --          --
1994             $10.60      0.50        (1.06)        (0.50)          --            --            --          --
1993(25)         $10.00      0.44         0.59         (0.43)          --            --            --          --
CLASS B SHARES
YEAR ENDED
1997             $10.18      0.38         0.44         (0.41)          --            --            --          --
1996(9)          $10.00      0.07         0.17         (0.06)          --            --            --          --
CLASS I SHARES
YEAR ENDED
1997             $10.48      0.51         0.45         (0.51)          --            --            --          --
1996             $10.60      0.49        (0.14)        (0.47)          --            --            --          --
1995             $ 9.54      0.48         1.06         (0.48)          --            --            --          --
1994             $10.60      0.50        (1.06)        (0.50)          --            --            --          --
1993(25)         $10.00      0.44         0.59         (0.43)          --            --            --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
MICHIGAN MUNICIPAL BOND FUND
CLASS A SHARES
YEAR ENDED
1997               (0.48)
1996               (0.46)
1995               (0.48)
1994               (0.50)
1993(25)           (0.43)
CLASS B SHARES
YEAR ENDED
1997               (0.41)
1996(9)            (0.06)
CLASS I SHARES
YEAR ENDED
1997               (0.51)
1996               (0.47)
1995               (0.48)
1994               (0.50)
1993(25)           (0.43)

--------------------------------------------------------------------------------
See page 30 for Notes to Financial Highlights.

    Pegasus Funds
 28

PEGASUS FUNDS
--------------------------------------------------------------------------------


                                                              RATIO OF
                                                              EXPENSES
                                                  RATIO      TO AVERAGE
             NET               NET                OF NET     NET ASSETS
CONVERSION  ASSET            ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
    TO      VALUE            END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO   AVERAGE
 CLASS A    END OF   TOTAL   PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER   COMMISSION
  SHARES    PERIOD RETURN(A)  (000)  NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE        RATE
----------  ------ --------- ------  ---------- ---------- --------------- ---------  ----------
    --      $10.93   9.15%   $18,687   0.92%      4.59%         0.98%       37.84%        --
    --      $10.48   3.32%   $18,575   0.88%      4.57%         0.96%       24.49%        --
    --      $10.60  16.49%   $21,034   0.79%      4.71%         1.04%       26.97%        --
    --      $ 9.54  (5.42)%  $21,106   0.53%      5.01%         1.05%       25.93%        --
    --      $10.60  11.50%+  $26,342   0.19%+     5.12%+        1.21%+      41.70%++      --
    --      $10.59   8.26%   $   707   1.67%      3.84%         1.73%       37.84%        --
    --      $10.18   2.45%++ $   110   1.69%+     2.01%+        1.77%+      24.49%+       --
    --      $10.93   9.42%   $61,768   0.67%      4.84%         0.73%       37.84%        --
    --      $10.48   3.44%   $41,909   0.77%      4.68%         0.85%       24.49%        --
    --      $10.60  16.49%   $32,419   0.79%      4.71%         1.04%       26.97%        --
    --      $ 9.54  (5.42)%  $24,157   0.53%      5.01%         1.05%       25.93%        --
    --      $10.60  11.50%+  $15,772   0.19%+     5.12%+        1.21%+      41.70%++      --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

NOTES TO FINANCIAL HIGHLIGHTS

 (1) For the period March 3, 1995 (re-offering date of Class B Shares) through December 31, 1995.
 (2) For the period February 8, 1994 (initial offering date of Class B Shares) through December 2, 1994. On December 2, 1994, the Fund terminated its offering of Class B Shares and such shares converted to Class A Shares.
 (3) On December 2, 1994, the Fund terminated the offering of Class B Shares under the then-current sales load schedule and such shares converted to Class A Shares.
 (4) For the period March 3, 1995 (initial offering date of Class I Shares) through December 31, 1995.
 (5) For the period August 24, 1996 (initial offering date of Class B Shares) through December 31, 1996.
 (6) For the period December 17, 1996 (commencement of operations) through December 31, 1996.
 (7) For the period January 27, 1995 (commencement of operations) through December 31, 1995.
 (8) For the period May 1, 1992 (initial offering date of Class A Shares) through December 31, 1992.
 (9) For the period September 23, 1996 (initial offering date of Class B Shares) through December 31, 1996.
(10) For the period June 1, 1991 (commencement of operations) to December 31, 1991.
(11) For the period July 10, 1992 (inception) through December 31, 1992.
(12) For the period December 3, 1994 (commencement of operations) through December 31, 1994.
(13) For the period September 17, 1994 (commencement of operations) through December 31, 1994.
(14) For the period February 1, 1995 through December 31, 1995. Effective February 1, 1995, the Fund changed its fiscal year end from January 31 to December 31.
(15) For the period March 5, 1993 (commencement of operations) through January 31, 1994.
(16) For the period May 31, 1995 (re-offering date of Class B Shares) through December 31, 1995. Effective February 1, 1995, the Fund changed its fiscal year end from January 31 to December 31.
(17) For the period June 30, 1997 (commencement of operations) through December 31, 1997.
(18) For the period March 1, 1995 through December 31, 1995. Effective March 1, 1995, the Fund changed its fiscal year end from February 28 to December 31.
(19) For the period March 1, 1988 (commencement of operations) to February 28, 1989.
(20) For the period April 4, 1995 (re-offering date of Class B Shares) through December 31, 1995. Effective March 1, 1995, the Fund changed its fiscal year end from February 28 to December 31.
(21) For the period March 1, 1994 through December 2, 1994. On December 2, 1994, the Fund terminated its offering of Class B Shares and such shares converted to Class A Shares.
(22) For the period February 8, 1994 (initial offering date of Class B Shares) through February 28, 1994.
(23) For the period February 1, 1995 (initial offering date of Class I Shares) to February 28, 1995.
(24) For the period January 30, 1995 (re-offering date of Class B Shares) through February 28, 1995.
(25) For the period February 1, 1993 (commencement of operations) through December 31, 1993.
(26) The Portfolio Turnover Percentage was adjusted for Redemptions In-Kind for shareholders that took place during 1997 for the Equity Index, Mid-Cap Opportunity and Intrinsic Value Funds. Each Fund's securities sales were appropriately reduced by the fair market value of the Redemptions In-Kind. The Redemptions In-Kind for the Equity Index, Mid-Cap Opportunity and Intrinsic Value Funds were approximately $260 million, $4 million and $5 million, respectively.
(27) The Portfolio Turnover Percentage was adjusted for a conversion of assets from First National Bank of Chicago's International Equity Common Trust Fund, which took place during 1997. The Fund's securities purchases were appropriately reduced by the fair market value of the asset transfer approximating $20 million.
(a) Total returns as presented do not include any applicable sales load or redemption charges.
 + Annualized.
++ Not annualized.

    Pegasus Funds
 30

Description of the Funds

GENERAL
The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust currently consists of thirty-one investment portfolios, each of which consists of a separate pool of assets with separate investment objectives and policies. This Prospectus, however, describes only twenty-two portfolios. Under the 1940 Act, each Fund is classified as a diversified investment portfolio (a "Diversified Fund") except for the International Equity, International Bond, Municipal Bond, Short Municipal Bond, Intermediate Municipal Bond and Michigan Municipal Bond Funds, which are each classified as a non-diversified portfolio (the "Non-Diversified Funds").

INVESTMENT OBJECTIVES AND POLICIES
The investment objective of a Fund may not be changed without approval of the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. See "General Information." Except as noted below under "Investment Limitations," a Fund's investment policies may be changed without a vote of shareholders. There can be no assurance that a Fund will achieve its objective. The following sections should be read in conjunction with "Risk Factors" below and the description of investments in which the Funds may invest, as set forth in "Supplemental Information." A description of ratings ("Debt Ratings") is contained below and in the Statement of Additional Information.

ASSET ALLOCATION FUNDS
In order to achieve its investment objective, each Asset Allocation Fund will typically invest in the Underlying Funds within a predetermined target asset allocation range, as set forth below. The target asset allocation reflects the extent to which each Asset Allocation Fund will invest in a particular market segment, and the varying degrees of potential investment risk and reward represented by the Fund's investments in those market segments and their corresponding Underlying Funds. The Investment Adviser may alter the target asset allocation and the target asset allocation ranges when it deems appropriate. The assets of each Fund will be allocated among the Underlying Funds in accordance with the Fund's investment objective, the target asset allocation, the Investment Adviser's outlook for the economy, the financial markets and the relative market valuations of the Underlying Funds. The Asset Allocation Funds will generally limit their investments to the Underlying Funds.
 In order to meet liquidity needs or for temporary defensive purposes, each Asset Allocation Fund may invest its assets in shares of the Money Market Fund and directly in short-term obligations issued or guaranteed as to payment of principal and interest by the U.S. Government, or its agencies or instrumentalities ("U.S. Government Obligations"), "high quality" money market instruments such as certificates of deposit, bankers' acceptances, time deposits, repurchase agreements, reverse repurchase agreements, short-term obligations issued by state and local governmental issuers which carry yields that are competitive with those of other types of high quality money market instruments, commercial paper, notes, other short-term obligations and variable rate master demand notes of domestic and foreign issuers ("Cash Equivalent Securities"). "High quality" money market instruments are money market instruments which are rated at the time of purchase within the two highest rating categories by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P"), Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("Duff") (each a "Rating Agency") or which are unrated at such time but are deemed by the Investment Adviser to be comparable in quality to instruments that are so rated. Such investments may include obligations of foreign banks and foreign branches of U.S. banks.
 The Managed Assets Conservative Fund seeks to provide long-term total return with capital appreciation as a secondary consideration. The Managed Assets Balanced Fund seeks to achieve long-term total return through a combination of capital appreciation and current income. The Managed Assets Growth Fund seeks to achieve long-term total return with current income a secondary consideration. The Managed Assets Conservative Fund is deemed to be more "conservative" than the Managed Assets Balanced and Managed Assets Growth Funds because it has a heavier weighting in Debt Securities and in Underlying Funds which invest primarily in Debt Securities and a lighter weighting in Equity Securities and in Underlying Funds which invest primarily in Equity Securities relative to the other Asset Allocation Funds. In attempting to achieve its asset allocation objective, except as set forth above, each Asset Allocation Fund will invest in the equity, debt and cash equivalent market sectors within the following ranges:
                                                                Pegasus Fund31s

                            TARGET ASSET ALLOCATION

   ASSET
 ALLOCATION
    FUND                EQUITY                    DEBT            CASH EQUIVALENT
----------------------------------------------------------------------------------
Managed As-
 sets Con-
 servative
 Fund                  30%-50%                   50%-70%              0%-20%
----------------------------------------------------------------------------------
Managed As-
 sets Bal-
 anced Fund            50%-70%                   30%-50%              0%-20%
----------------------------------------------------------------------------------
Managed As-
 sets Growth
 Fund                  70%-90%                   10%-30%              0%-20%
----------------------------------------------------------------------------------
Underlying    Equity Income Fund         Intermediate Bond Fund  Money Market Fund
 Funds by     Growth Fund                Bond Fund
 Category     Mid-Cap Opportunity Fund   Short Bond Fund
              Small-Cap Opportunity Fund Multi Sector Bond Fund
              Intrinsic Value Fund       International Bond Fund
              Growth and Value Fund      High Yield Bond Fund
              Equity Index Fund
              International Equity Fund

--------------------------------------------------------------------------------
PEGASUS MONEY MARKET FUND
The Money Market Fund seeks to provide a high level of current income consistent with the preservation of capital and liquidity. The Money Market
Fund also seeks to maintain a constant net asset value of $1.00 per share for purchases and redemptions, but there can be no assurance that the Fund will be able to do so.
 The Money Market Fund may invest in the following high quality money market instruments: (1) U.S. Government Obligations; (2) U.S. dollar denominated obligations issued or guaranteed by the government of Canada, a Province of Canada, or an instrumentality or political subdivision thereof; (3)
certificates of deposit, bankers' acceptances and time deposits of U.S. banks or other U.S. financial institutions (including foreign branches of such banks and institutions) having total assets in excess of $1 billion and which are members of the Federal Reserve System or the Federal Deposit Insurance Corporation ("FDIC"); (4) certificates of deposit, bankers' acceptances and time deposits of foreign banks and U.S. branches of foreign banks having assets in excess of the equivalent of $1 billion; (5) commercial paper, other short-term obligations and variable and floating rate master demand notes, bonds, debentures and notes; (6) repurchase agreements relating to the above instruments; (7) reverse repurchase agreements; (8) guaranteed investment contracts; (9) securities of other investment companies; (10) securities lending; and (11) illiquid securities (limited to 10% of the Fund's net assets). The Money Market Fund is subject to Rule 2a-7 of the 1940 Act, which sets forth requirements of, among other things, diversification, average maturity (including a requirement that dollar-weighted average portfolio maturity may not exceed 90 days) and credit quality. See also the Statement of Additional Information for more information on the Money Market Fund. You may request a Money Market Fund prospectus by calling (800) 688-3350.
EQUITY FUNDS
The Equity Income, Growth, Mid-Cap Opportunity, Small-Cap Opportunity,
Intrinsic Value, Growth and Value, Equity Index and Market Expansion Index
Funds invest primarily in publicly traded common stocks of companies incorporated in the United States, although each such Fund may also invest up to 25% of its total assets in the Equity Securities of foreign issuers, either directly or through Depository Receipts. The International Equity Fund invests primarily in Equity Securities of foreign issuers, either directly or through Depository Receipts and similar securities which may be sponsored or unsponsored. In addition, each Equity Fund may: (1) invest in securities convertible into common stock, such as certain bonds and preferred stocks; (2) invest up to 5% of its net assets in other types of securities having common stock characteristics (such as rights and warrants to purchase equity securities); (3) invest up to 5% of its net assets in lower-rated convertible securities; (4) enter into futures contracts and related options; (5) utilize options and other derivative instruments such as equity index swaps; and (6) lend its portfolio securities. The International Equity Fund also may invest in foreign currency and options on foreign currency transactions. Under normal market conditions, each Fund expects to invest at least 65% of the value of its total assets in Equity Securities. Each Equity Fund may hold up to 35% of its total assets in Cash Equivalents and Debt Securities rated investment grade or higher at the time of purchase (i.e., no lower than Baa by Moody's or BBB by S&P, Fitch or Duff), or unrated investments deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated, and, in the case of the International Equity Fund, Debt Securities of foreign issuers, foreign governments and agencies.
 The EQUITY INCOME FUND will invest primarily in income-producing Equity Securities of domestic issuers. The Investment Adviser will be particularly alert to companies which pay above-average dividends, yet offer
 32
    Pegasus Funds
opportunities for capital appreciation and growth of earnings.
 The GROWTH FUND will invest primarily in Equity Securities of domestic issuers believed by the Investment Adviser to have above-average growth characteristics. The Investment Adviser may consider some of the following factors in making its investment decisions: the development of new or improved products or services; a favorable outlook for growth in the industry; patterns of increasing sales and earnings; the probability of increased operating efficiencies; cyclical conditions; or other signs that the company is expected to show greater than average earnings growth and capital appreciation.
 The MID-CAP OPPORTUNITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of companies with market capitalizations of $500 million to $3 billion. The Investment Adviser believes that there are many companies in this size range that enjoy enhanced growth prospects, operate in more stable market niches, and have greater ability to respond to new business opportunities, all of which increase their likelihood of attaining superior levels of profitability and investment returns.
 The SMALL-CAP OPPORTUNITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of small domestic issuers with market capitalizations of $100 million to $1 billion. The Investment Adviser will consider some of the following factors in making its investment decisions: high quality management; significant equity ownership positions by management; a leading or dominant position in a major product line; a sound financial position; and a relatively high rate of return on invested capital. The Fund also may invest in companies that offer the possibility of accelerating earnings growth because of management changes, new products or structural changes in the industry or the economy.
 The INTRINSIC VALUE FUND invests primarily in Equity Securities of companies believed by the Investment Adviser to represent a value or potential worth which is not fully recognized by prevailing market prices. In selecting investments for the Fund, screening techniques are employed to isolate issues believed to be attractively priced. The Investment Adviser then evaluates the underlying earning power and dividend paying ability of these potential investments. The Fund's holdings are usually characterized by lower price/earnings, price/cash flow and price/book value ratios and by above average current dividend yields relative to the equity market.
 The GROWTH AND VALUE FUND invests primarily in Equity Securities of companies believed by the Investment Adviser to represent a value or potential worth which is not fully recognized by prevailing market prices. The Fund invests in companies which the Investment Adviser believes have earnings growth expectations that exceed those implied by the market's current valuation. In addition, the Fund seeks to maintain a portfolio of companies whose earnings will increase at a faster rate than those within the general equity market.
 The EQUITY INDEX FUND uses the S&P 500 Index as a benchmark for comparison because it represents roughly two-thirds of the market value of all publicly traded common stocks in the United States, is well known to investors and is a widely accepted measure of common stock investment returns. The S&P 500 Index contains a representative sample of common stocks that trade on the New York and American Stock Exchanges and also contains over-the-counter stocks that are a part of the National Market System.
 The MARKET EXPANSION INDEX FUND uses a combination of the S&P SmallCap and S&P MidCap Indices as a benchmark for comparison. The two indexes (each of which is a market value weighted index) are combined to form the benchmark with each stock weighted according to its relative market capitalization. The indices contain a representative sample of stocks of medium-size and small U.S. companies (none of which is included in the S&P 500 Index) that trade on the New York and American Stock Exchanges and also contain over-the-counter stocks that are part of the National Market System.
 The Equity Index and Market Expansion Index Funds ("Index Funds") each seek to achieve a 95% correlation coefficient between its performance and that of its respective benchmark index or combined indices. Therefore, each Fund's price changes and total return are expected to closely match movements in the underlying index or combined indices.
 The Index Funds will not be managed by using traditional economic, financial or market analysis. Instead, each Fund utilizes a sampling methodology to determine which stocks to purchase or sell in order to closely replicate the performance of its respective index or combined indices. Stocks are selected for a Fund based on both capitalization weighting in the index or combined indices and industry representation. Larger market capitalization securities in an index or the combined indices are added to a Fund according to their relative weight. Smaller capitalization securities are then added to a Fund in equal weights according to an analysis of the industry diversification of such index or combined indices. Therefore, while all industry weights in a Fund are essentially matched to those of the respective index or combined indices, not necessarily all of the stocks of the index or combined indices are held in the Fund. Each Fund may invest up to 25% of its assets in the securities of foreign issuers through Depository Receipts. Pending investment and to meet anticipated redemption requests, each Fund may hold

                                                                Pegasus Funds
up to 5% of its total assets in Cash Equivalent Securities. In addition, up to 5% of each Fund's total assets may be invested in futures contracts and related options in an effort to maintain exposure to price movements in the respective index or combined indices pending investment of funds or while maintaining liquidity to meet potential shareholder redemptions.
 Deviations from the performance of the respective index or combined indices ("tracking error") may result from shareholder purchases and redemptions of shares of a Fund that occur daily, as well as from the expenses borne by a Fund, cash reserves held by a Fund and purchases and sales of securities made by a Fund to conform its holdings more closely with those represented in the respective index or the combined indices. In addition, tracking error may occur due to changes made in an index and the manner in which an index is calculated. In the event the performance of a Fund is not comparable to the performance of its respective index or combined indices, the Board of Trustees will examine the reasons for the deviation and the availability of corrective measures. If substantial deviation in a Fund's performance were to continue for extended periods, it is expected that the Board of Trustees would consider possible changes to a Fund's investment objective.
 The INTERNATIONAL EQUITY FUND will invest primarily in Equity Securities of foreign issuers located in but not limited to the United Kingdom and European continent, Japan, other Far East areas and Latin America. The Fund may also invest in other regions seeking to capitalize on investment opportunities in other parts of the world, including developing countries.
 The Investment Adviser's investment approach to managing the International Equity Fund's assets emphasizes active country selection involving global economic and political assessments together with valuation analysis of selected countries' securities markets. In situations where an investment's attractiveness outweighs prospects for currency weakness, the Investment Adviser may take suitable hedging measures. An index approach is typically used at the stock selection level.
 The Investment Adviser employs quantitative techniques in conjunction with its judgment and experience to determine the foreign equity markets that the Fund will be invested in and the percentage of total assets the Fund will hold by country. Securities of a country are selected using a quantitatively-oriented sampling technique intending to generally replicate the performance of an individual country's stock market index. The Morgan Stanley Capital International Country Indexes have, for some time, been the accepted benchmarks in the U.S. for international equity fund country comparisons. The Fund may also use sector analysis and invest in individual Equity Securities which the Investment Adviser believes offer opportunities for capital appreciation.
 The International Equity Fund's assets will be invested at all times in the securities of issuers located in at least three different foreign countries. Investments in a particular country may exceed 25% of the Fund's total assets, thus making its performance more dependent upon the political and economic circumstances of a particular country than a more widely diversified portfolio.

BOND FUNDS
Each of the Bond Funds will invest at least 65% of the value of its total assets under normal market conditions in Debt Securities. When the Investment Adviser believes it advisable for temporary defensive purposes, to maintain liquidity, or in anticipation of otherwise investing cash positions, each Bond Fund may invest in Cash Equivalent Securities. Most obligations acquired by the Funds with the exception of the International Bond Fund will be issued by companies or governmental entities located within the United States. Each Bond Fund, other than the International Bond Fund and High Yield Bond Fund, may invest up to 15% of its total assets in dollar denominated debt obligations (including Cash Equivalent Securities) of foreign issuers. The International Bond Fund may invest 100% of its total assets in investments in foreign issuers. The High Yield Bond Fund may invest 100% of its total assets in dollar denominated debt obligations (including Cash Equivalent Securities) of foreign issuers. In addition, each Bond Fund may lend its portfolio securities, purchase preferred securities, purchase convertible securities and restricted securities, and engage in futures and options transactions and other derivative instruments, such as interest rate swaps and forward contracts.
 Other than the International Bond Fund and High Yield Bond Fund, the Debt Securities in which each Bond Fund may invest will be rated investment grade at the time of purchase, or if unrated, will be deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated. By so restricting its investments, a Fund's ability to maximize total rate of return will be limited. Under normal market conditions, at least 65% of the value of the International Bond Fund's total assets will consist of Debt Securities rated A or better by a Rating Agency; and the remainder of its assets may be invested in Debt Securities rated no lower than B by a Rating Agency. Under normal market conditions, the High Yield Bond Fund will invest primarily in Debt Securities which are rated BBB or lower by a Rating Agency. There is no minimal acceptable rating for a security to be purchased or held in the High Yield Bond Fund's portfolio and the Fund may, from time to time, purchase or hold securities in the lowest rating category or hold securities
 34
    Pegasus Funds
in default. The International Bond Fund and High Yield Bond Fund may also invest in Debt Securities which, while not rated, are determined by the Investment Adviser or, in the case of the High Yield Bond Fund, the Sub-Adviser, to be of comparable quality to those rated securities in which the Funds may invest. See "Risk Factors--Lower-Rated Securities."
 The INTERMEDIATE BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have maturities or average lives of up to 15 years. The Fund's average weighted portfolio maturity is expected to be between 3 and 6 years.
 The BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers. The Fund's average weighted portfolio maturity is expected to be between 6 and 12 years.
 The SHORT BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have maturities or average lives of up to 10 years. The Fund's average weighted portfolio maturity will be limited to a maximum of 3 years.
 The MULTI SECTOR BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The INTERNATIONAL BOND FUND will invest in Debt Securities of issuers located throughout the world, except the United States. The Fund also may invest in convertible preferred stocks, hold foreign currency, and purchase debt securities or hold currencies in combination with forward currency exchange contracts. The Fund will be alert to opportunities to profit from fluctuations in currency exchange rates. The Fund will be particularly alert to favorable arbitrage opportunities (such as those resulting from favorable interest rate differentials) arising from the relative yields of the various types of securities in which the Fund may invest and market conditions generally. The Fund may invest without restriction in companies in, or governments of, developing countries. See "Risk Factors--Foreign Securities" below.
 The HIGH YIELD BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, are expected to be lower-rated corporate debt obligations or unrated obligations of comparable quality. Lower-rated or unrated bonds are commonly referred to as "junk bonds" and are regarded as predominantly speculative. Certain fixed rate obligations in which the Fund invests may involve equity characteristics. The Fund may, for example, invest in unit offerings that combine fixed rate securities and common stock or common stock equivalents such as warrants, rights, and options. The Fund may invest up to 10% of its total assets in Equity Securities (whether the equity securities are purchased in a unit offering or not); however, preferred and convertible securities are not subject to this limitation. The Fund may invest up to 10% of its total assets in foreign securities which are not publicly traded in the United States.

MUNICIPAL BOND FUNDS
It is a fundamental policy of each of the Municipal Bond Funds to invest (except when maintaining a temporary defensive position) at least 80% of the value of its net assets in Municipal Obligations. From time to time, a Municipal Bond Fund may invest in an amount not to exceed 20% of the value of its net assets, or without limitation for temporary defensive purposes, in taxable Cash Equivalent Securities. Dividends paid by a Municipal Bond Fund that are attributable to income earned by it from these securities will be taxable to investors. See "Dividends, Distributions and Taxes."
 Municipal Obligations in which the Municipal Bond Funds invest will be rated at least Baa, MIG-2/VMIG-2 or Prime 2 (P-2) by Moody's, BBB, SP-2 or A-2 by S&P, BBB or F-2 by Fitch or BBB or Duff-2 by Duff or, if unrated, determined by the Investment Adviser to be comparable in quality to instruments that are so rated. The Municipal Bond Funds also may lend their portfolio securities, and engage in futures and options transactions and other derivative instruments transactions, such as interest rate swaps.
 The MUNICIPAL BOND FUND invests in a portfolio of investment grade Municipal Obligations without regard to maturity.
 The SHORT MUNICIPAL BOND FUND invests in a portfolio of investment grade Municipal Obligations which, under normal market conditions, will have a dollar-weighted average maturity generally between one and three years.
 The INTERMEDIATE MUNICIPAL BOND FUND invests in a portfolio of investment grade Municipal Obligations which, under normal market conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The MICHIGAN MUNICIPAL BOND FUND invests at least 65% of its total assets under normal market conditions in investment grade Michigan Municipal Obligations and the remainder may be invested in securities that are not Michigan Municipal Obligations and therefore may be subject to Michigan income taxes. See "Taxes." The Fund will invest in Michigan Municipal Obligations and other securities without regard to maturity. To the extent that acceptable Michigan Municipal Obligations are at any time unavailable for investment by the Fund, the Fund will invest primarily in other Municipal Obligations the interest on which is, in the opinion of bond counsel, exempt from federal, but not Michigan income taxes.
                                                                Pegasus Fund35s

INVESTMENT LIMITATIONS
Each Fund and the Money Market Fund are subject to a number of investment limitations. Except as noted, the following investment limitations are matters of fundamental policy and may not be changed with respect to a particular Fund or the Money Market Fund without the affirmative vote of the holders of a majority of the outstanding shares of the Fund or the Money Market Fund. Other investment limitations that cannot be changed without a vote of shareholders are contained in the Statement of Additional Information under "Investment Objectives, Policies and Risk Factors."
 Each of the Funds and the Money Market Fund may not:
 1. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, domestic bank obligations for the Money Market Fund, and repurchase agreements secured by such instruments, (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents, (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry, and
(d) personal credit and business credit businesses will be considered separate industries.
 2. Make loans, except that it may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding one-third of its total assets.
 3. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.
 The Diversified Funds and the Money Market Fund may not purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after such purchase, more than 5% of the value of its total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by it, except that up to 25% of the value of its total assets may be invested without regard to these limitations.
 Each Asset Allocation Fund will look through to its pro rata portion of the Underlying Funds' portfolio investments to determine consistency with its fundamental policies on diversification and concentration.
 Generally, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Fund's portfolio securities will not constitute a violation of such limitation for purposes of the 1940 Act.

RISK FACTORS
GENERAL
Before selecting a Fund in which to invest, the investor should assess the risks associated with the types of investments made by the Fund. Investors should consider a Fund as a supplement to an overall investment program and should invest only if they are willing to accept the risks involved. The following should be read in conjunction with "Supplemental Information" beginning on page A-1 of this Prospectus and the Statement of Additional Information.

EQUITY SECURITIES
(Asset Allocation, Equity and High Yield Bond Funds only) Securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies because they typically are traded in lower volume and their issuers typically are subject to a greater degree to changes in earnings and prospects.

DEBT SECURITIES
(All Funds and the Money Market Fund) Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. The values of Debt Securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Many corporate debt obligations, including many lower-rated Debt Securities, permit the issuers to call the security and thereby redeem their obligations earlier than the stated maturity dates. Issuers are more likely to call Debt Securities during periods of declining interest rates. In these cases, a Fund would likely be required to reinvest the proceeds at lower interest rates, thus reducing income to the Fund.

MUNICIPAL OBLIGATIONS
(Asset Allocation, Bond and the Municipal Bond Funds only) Investors should be aware that when a Fund's assets are concentrated in obligations payable from revenues of similar projects or issued by issuers located in the same state, or in industrial development bonds, the Fund will be subject to the particular risks relating to such securities (including legal and economic
 36
    Pegasus Funds
conditions) to a greater extent than if its assets were not so concentrated.
 Payment on Municipal Obligations held by the Funds relating to certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of a mortgage or deed of trust will be subject to statutory enforcement procedures and limitations on obtaining deficiency judgments. Moreover, collection of proceeds from a foreclosure may be delayed and the amount of the proceeds received may not be enough to pay the principal or accrued interest on the defaulted Municipal Obligations.

LOWER-RATED SECURITIES
(Asset Allocation, Equity, International Bond and High Yield Bond Funds only) Investors should carefully consider the relative risks of investing in the higher yielding (and, therefore, higher risk) debt securities rated below investment grade by Moody's, S&P, Fitch or Duff (commonly known as junk bonds). Each Equity Fund is permitted to invest up to 5% of its net assets in lower-rated convertible securities. The International Bond Fund may invest up to 35% of its net assets in debt securities rated as low as B by Moody's, S&P, Fitch and Duff and unrated debt securities deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated. The High Yield Bond Fund will invest primarily in debt securities rated Baa or lower by Moody's or BBB or lower by S&P, Fitch or Duff and unrated securities deemed by the Sub-Adviser to be comparable in quality at the time of purchase to instruments that are so rated. There is no minimal acceptable rating for a security to be purchased or held by the High Yield Bond Fund, and the Fund may, from time to time, purchase or hold securities rated in the lowest rating category or hold securities in default.
 Lower-rated securities will usually offer higher yields than investment grade securities. However, there is more risk associated with these investments because of reduced creditworthiness and increased risk of default. The market values of certain lower-rated debt securities tend to reflect specific developments with respect to the issuer to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher rated securities. Issuers of such debt securities often are highly leveraged and may not have available to them more traditional methods of financing.
 Securities rated below investment grade generally are subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Debt Securities. Securities rated below BBB by S&P, Fitch or Duff or Baa by Moody's are regarded as predominantly speculative; their future cannot be considered as well assured and often the protection of interest and principal payments may be very moderate and may face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Factors adversely affecting the market price and yield of lower-rated debt securities, including a Fund's ability to sell such securities in a market that may be less liquid than the market for higher rated securities, will adversely affect the Fund's net asset value. In addition, the retail secondary market for these securities may be less liquid than that for higher rated securities; adverse conditions could make it difficult at times for a Fund to sell certain securities or could result in lower prices than those used in calculating its net asset value.
 The Investment Adviser or Sub-Adviser will continually evaluate lower-rated securities and the ability of their issuers to pay interest and principal. A Fund's ability to achieve its investment objective may be more dependent on the Investment Adviser's and Sub-Adviser's credit analysis than might be the case for a fund that invested in higher rated securities. See "Supplemental Information--Risks Related to Lower-rated Securities," "Debt Ratings" and the Appendix in the Statement of Additional Information for a general description of securities ratings.

FOREIGN SECURITIES
(Asset Allocation, Equity and Bond Funds and the Money Market Fund) Foreign securities markets, especially those of developing countries, generally are not as developed or efficient as those in the United States. Investment in securities of foreign issuers, whether made directly or indirectly, involves inherent risks, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies, the possibility of adverse changes in investment or exchange control regulations. In addition, foreign securities may be less liquid and more volatile than securities of comparable U.S. issuers.
 Developing countries have economic structures that are generally less diverse and mature, and political systems that are less stable, than those of developed countries. The markets of developing countries may be more volatile than the markets of more mature economies.

FOREIGN CURRENCY AND FOREIGN COMMODITY TRANSACTIONS
(Asset Allocation, International Equity, International Bond and High Yield Bond Funds only) Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange

                                                                Pegasus Funds
markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.
 The foreign currency market offers less protection against defaults in the forward trading of currencies than is available when trading currencies on an exchange. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a fund of unrealized profits or force it to cover its commitments for purchase or resale, if any, at the current market price.
 Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that a Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or a Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.

MORTGAGE-RELATED SECURITIES
(Asset Allocation and Bond Funds only) No assurance can be given as to the liquidity of the market for certain mortgage-backed securities, such as collateralized mortgage obligations and stripped mortgage-backed securities. Determination as to the liquidity of interest-only and principal-only fixed mortgage-backed securities issued by the U.S. Government or its agencies and instrumentalities will be made in accordance with guidelines established by the Board. Mortgage-related securities may be considered a derivative instrument.

DERIVATIVE INSTRUMENTS
Each Fund and the Money Market Fund may purchase certain "derivative instruments" in accordance with their respective investment objectives and policies. Derivative instruments are instruments that derive value from the performance of underlying assets, interest or currency exchange rates, or indices, and include, but are not limited to, futures contracts, options, forward currency contracts and structured debt obligations (including collateralized mortgage obligations and other types of asset backed securities, "stripped" securities and various floating rate instruments, including inverse floaters).
 Derivative instruments present, to varying degrees, market risk that the performance of the underlying assets, exchange rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative instrument will decline more than the assets, rates or indices on which it is based; liquidity risk that a Fund or the Money Market Fund will be unable to sell a derivative instrument when it wants because of lack of market depth or market disruption; pricing risk that the value of a derivative instrument (such as an option) will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative instruments are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

SPECIAL RISK CONSIDERATIONS APPLICABLE TO THE ASSET ALLOCATION FUNDS
An investment in a mutual fund involves risk and, although the Asset Allocation Funds will ultimately be substantially invested in the Underlying Funds, such investment will not eliminate investment risk. Investing in the Underlying Funds through the Asset Allocation Funds also involves certain additional expenses and tax considerations that would not be present in a direct investment in the Underlying Funds. From time to time, the Underlying Funds may experience relatively large purchases or redemptions due to asset allocation decisions made by the Investment Adviser for its clients, including the Asset Allocation Funds. These transactions may have a material effect on the Underlying Funds because Underlying Funds that experience redemptions as a result of reallocations may have to sell portfolio securities and because the Underlying Funds that receive additional cash will have to invest it. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on portfolio management to the extent that the Underlying Funds may be required to sell securities at times when they would not otherwise do so, or receive cash that cannot be invested in an expeditious manner. There may be tax consequences associated with the purchase and sale of securities and such sales may also increase transaction costs. The Investment Adviser is committed to minimizing the impact of these transactions on the Underlying Funds to the extent it is consistent with pursuing the investment objectives of the Asset Allocation Funds. The Investment Adviser will monitor the impact of asset allocation decisions on the Underlying Funds and, where practicable, an Asset Allocation Fund will, at any
 38
    Pegasus Funds
one time, only redeem shares of any particular Underlying Fund to reduce its allocation to that Underlying Fund in increments of up to 5% (e.g. from 20% to 15%), except where such redemptions are to meet Fund shareholder redemption requests. The Investment Adviser will nevertheless face conflicts in fulfilling its responsibilities because of the possible differences between the interests of its asset allocation clients (including shareholders of the Asset Allocation Funds) and the interests of the Underlying Funds. Further information on the investment policies and objectives of the Underlying Funds can be found in "Supplemental Information" and the Statement of Additional Information.

SPECIAL RISK CONSIDERATIONS APPLICABLE TO THE MICHIGAN MUNICIPAL BOND FUND
The Michigan Municipal Bond Fund will under normal market conditions consist of Michigan Municipal Obligations to the extent of 65% or more of its total assets. This concentration in securities issued by governmental units of a single state exposes the Fund to risk of loss greater than that of a more diversified fund holding securities issued by governmental units of different states and different regions of the country.
 Moreover, the economy of the State of Michigan is heavily dependent upon the automobile manufacturing industry, a highly cyclical industry. This factor affects the revenue streams of the State of Michigan and its political subdivisions because it impacts on tax sources, particularly sales taxes, income taxes and Michigan single business taxes.
 In 1993 and 1994, Michigan adopted complex statutory and constitutional changes which, among several other changes in tax methods and rates, have the effect of imposing limits on annual assessment increases and of transferring a significant part of the operating cost of public education from locally based property tax sources to state based sources, including increased sales tax. These changes will affect state and local revenues of Michigan governmental units in future years in differing ways, not all of which can be presently known with certainty.

OTHER INVESTMENT CONSIDERATIONS
The classification of the Municipal Bond Funds and the International Equity and International Bond Funds as "non-diversified" investment companies means that the proportion of their assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer and to hold not more than 10% of the voting securities of any single issuer. Each Non-Diversified Fund, however, intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Code requires that, at the end of each quarter of a fund's taxable year, (i) at least 50% of the market value of its total assets be invested in cash, U.S. Government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies). Since a relatively high percentage of a Non-Diversified Fund's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry or economic sector, its portfolio securities may be more susceptible to any single economic, political or regulatory occurrence than the portfolio securities of a diversified investment company.

How to Buy Shares

GENERAL INFORMATION
DESCRIPTION OF CLASSES
This Prospectus offers investors three Classes of shares of each Fund for investment, Class A, Class B and Class I shares, each of which represents an identical pro rata interest in a Fund's investment portfolio. Class A shares and Class B shares are offered to any investor. Orders for purchases of Class I shares, however, may be placed only for certain eligible investors as described below. An investor who is not eligible to purchase Class I shares may choose either Class A or Class B shares based on which class best suits the investor's needs, given the offering price, the length of time the investor expects to hold the shares and any other relevant circumstances.
 Class A shares are sold at net asset value per share plus an initial sales charge imposed at the time of purchase. The initial sales charge may be reduced or waived for certain purchases. The Market Expansion Index Fund also imposes a transaction fee, as described below under "Transaction Fee Imposed on Share Purchases." Class A shares of each Fund are subject to a shareholder servicing fee. Class B shares are sold at net asset value per share with no initial sales charge at the time of purchase; as a result, the entire purchase price is immediately invested in the Fund (except for the Market Expansion Index Fund which imposes a transaction fee). Class B shares may be subject to a CDSC, as described under "How To Redeem Shares" below, and are subject to a distribution fee and

                                                                Pegasus Funds
shareholder servicing fee. See "Distribution and Shareholder Services Plans."
 Class A and Class B shares are offered to the general public and may be purchased through a number of institutions, including NBD, FCNIMCO, FNBC, ANB and their affiliates, other Service Agents, and directly through the Distributor.
 Class I shares are sold at net asset value with no sales charge (although the Market Expansion Index Fund imposes a transaction fee) and are sold exclusively to the following investors: (1) qualified trust, custody and/or agency account clients of FNBC, NBD or their affiliates, including defined benefit retirement plans for FNBC, NBD or their affiliates act as investment manager, but excluding other retirement, 401(k), employee benefit and profit sharing plans ("Fiduciary Accounts"); (2) qualified retirement, profit sharing, 401(k) or other employee benefit plans with plan assets of at least $100 million invested in shares of the Funds or other investment companies or accounts advised by FNBC, NBD, ANB or FCNIMCO ("Eligible Retirement Plans"); (3) broker-dealers, registered investment advisers and other financial institutions purchasing a minimum of $1 million, which have entered into an agreement with a "mutual fund supermarket" or with the Distributor, which includes the requirement that such shares be purchased for the benefit of clients participating in a "wrap account" or similar program under which such clients pay a fee ("Eligible Financial Intermediaries"); and (4) the Asset Allocation Funds. Class I shares are not subject to an annual service fee or distribution fee. Such financial institutions may require different minimum initial charges, restrictions or cut-off times different from those applicable to investors that invest in the Trust directly.
 Class B shares will receive lower per share dividends and at any given time the performance of Class B should be expected to be lower than for shares of each other Class because of the higher expenses borne by Class B. Similarly, Class A shares will receive lower per share dividends, and the performance of Class A should be expected to be lower, than Class I shares because of the higher expenses borne by Class A.
 An investor who is not eligible to purchase Class I shares should consider whether, during the anticipated life of the investor's investment in a Fund, the accumulated distribution fee and CDSC on Class B shares prior to conversion would be less than the initial sales charge, if any, on Class A shares purchased at the same time, and to what extent, if any, such differential would be offset by the return of Class A. Additionally, investors qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time might consider purchasing Class A shares because the accumulated continuing distribution fees on Class B shares may exceed the initial sales charge on Class A shares during the life of the investment.

INFORMATION APPLICABLE TO ALL PURCHASERS
When purchasing Fund shares, an investor must specify the Class of shares being purchased. If no Class of shares is specified, Class A shares will be purchased.
 The minimum initial investment for each Class is $1,000, except for Eligible Financial Intermediaries purchasing Class I shares, for which the minimum initial investment is $1 million. However, the $1,000 minimum initial investment is lowered to $250 for purchases of Class A and/or Class B shares for IRAs and other retirement plans when an investor signs up for an automatic investment purchase plan. See "Shareholder Services--Automatic Investment Plan" below. All subsequent investments must be at least $100. The initial investment must be accompanied by the Account Application. The Investment Adviser and Service Agents may impose initial or subsequent investment minimums which are higher or lower than those specified above and may impose different minimums for different types of accounts or purchase arrangements. The Trust reserves the right to reject any purchase order.
 If an order is received by the Transfer Agent or certain authorized broker-dealers or designated intermediaries by the close of trading on the floor of the New York Stock Exchange (the "Exchange"), or at the Early Closing Time (as defined below), on any Business Day (as defined below), shares will be purchased at the public offering price determined as of the close of trading on the floor of the Exchange (currently 4:00 p.m., Eastern time) or as of the Early Closing Time on that day. Otherwise, shares will be purchased at the public offering price determined as of the close of trading on the floor of the Exchange or as of the Early Closing Time on the next Business Day.
 The Trust has authorized certain broker-dealers to accept on its behalf purchase orders made through a "mutual fund supermarket." Such authorized broker-dealers may designate other intermediaries to accept purchase orders on behalf of the Trust.
 Federal regulations require that an investor provide a certified Taxpayer Identification Number ("TIN") upon opening or reopening an account. See the Statement of Additional Information for information concerning this requirement. Failure to furnish a certified TIN to the Trust could subject an investor to a $50 penalty imposed by the Internal Revenue Service (the "IRS"), and could subject the investor to backup withholding.
 Shares may also be paid for by wiring federal funds to NBD Bank, ABA 072000326, for the account of Pegasus Funds, deposit to FDIS Cashbook Account number 79512, and identifying the customer name and account number. Before wiring payment, customers
 40
    Pegasus Funds
must notify the Trust at 1-800-688-3350 of the dollar amount of the purchase. Notification must be given before the respective closing time of the fund to be purchased.
 Share certificates will not be issued. It is not recommended that the Municipal Bond Funds be used as vehicles for Keogh, IRA or other qualified retirement plans.

NET ASSET VALUE
As to each Fund, net asset value per share of each Class is computed by dividing the value of the Fund's net assets represented by such Class (i.e., the value of its assets less liabilities) by the total number of shares of such Class outstanding. The assets of each Asset Allocation Fund will consist primarily of shares of the Underlying Funds, which are valued at their respective net asset values.
 Shares for each Fund are sold on a continuous basis at the public offering price (i.e., net asset value plus the applicable sales load and transaction fee, if any, as set forth below). Net asset value per share of the Funds is determined as of the close of trading on the floor of the Exchange (currently 4:00 p.m., New York time), on each day the New York Stock Exchange is open for business (the "Business Days") except: (i) those holidays which the Exchange observes (currently New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day); and (ii) those Business Days on which the Exchange closes prior to the close of its regular trading hours ("Early Closing Time") in which event the net asset value of each Fund will be determined and its shares will be priced as of such Early Closing Time.
 Shares of the Underlying Funds held by the Asset Allocation Funds are valued by the Asset Allocation Funds at their respective net asset values. Securities held by the Funds which are traded on a recognized U.S. stock exchange are valued at the last sale price on the national securities market. Securities which are primarily traded on foreign securities exchanges are generally valued at the latest closing price on their respective exchanges, except when an occurrence subsequent to the time a value was established is likely to have changed such value, in which case the fair value of those securities will be determined through consideration of other factors by the Investment Adviser under the supervision of the Board of Trustees. Securities, whether U.S. or foreign, traded on only over-the-counter markets and securities for which there were no transactions are valued at the average of the current bid and asked prices. Debt Securities are valued according to the broadest and most representative market, which ordinarily will be the over-the-counter markets, whether in the United States or in foreign countries. Such securities are valued at the average of the current bid and asked prices. Securities (other than shares of the Underlying Funds) for which accurate market quotations are not readily available, and other assets are valued at fair value by the Investment Adviser under the supervision of the Board of Trustees. Securities (other than shares of the Underlying Funds) may be valued on the basis of prices provided by independent pricing services when the Investment Adviser believes such prices reflect the fair market value of such securities. The prices provided by pricing services take into account institutional size trading in similar groups of securities and any developments related to specific securities. For valuation purposes, the value of assets and liabilities expressed in foreign currencies will be converted to U.S. dollars equivalent at the prevailing market rate on the day of valuation. Open futures contracts will be "marked-to-market."

CLASS A SHARES
Class A shares of each Fund are subject to an annual service fee at the rate of up to 0.25% of the value of the average daily net assets of Class A. See "Distribution Plan" and "Shareholder Services Plan." Class A shares held by investors who after purchasing Class A shares establish a Fiduciary Account will convert to Class I shares upon depositing such shares into such Account, based on the relative net asset values for shares of each such Class.
 The public offering price for Class A shares of each Fund is the net asset value per share plus a sales load as shown below, and in the case of the Market Expansion Index Fund, a transaction fee on purchases of its shares. See "Transaction Fee Imposed on Share Purchases."

ASSET ALLOCATION FUNDS AND EQUITY FUNDS
(OTHER THAN THE EQUITY INDEX AND MARKET EXPANSION INDEX FUNDS)
--------------------------------------------------------------------------------

                                         TOTAL SALES LOAD
                                      -------------------------------      DEALERS'
                                      AS A % OF         AS A % OF         REALLOWANCE
                                      OFFERING          NET ASSET          AS A % OF
                                        PRICE           VALUE PER          OFFERING
AMOUNT OF TRANSACTION                 PER SHARE           SHARE              PRICE
-------------------------------------------------------------------------------------
Less than $50,000                        5.00             5.26               4.50
$50,000 to less than $100,000            4.50             4.71               4.00
$100,000 to less than $250,000           3.50             3.63               3.00
$250,000 to less than $500,000           2.50             2.56               2.00
$500,000 to less than $1,000,000         2.00             2.04               1.75
$1,000,000 and above                    none*             none               none

BOND, INTERNATIONAL BOND, HIGH YIELD BOND, MUNICIPAL
BOND AND MICHIGAN MUNICIPAL BOND FUNDS
--------------------------------------------------------------------------------

                                         TOTAL SALES LOAD
                                      -------------------------------      DEALERS'
                                      AS A % OF         AS A % OF         REALLOWANCE
                                      OFFERING          NET ASSET          AS A % OF
                                        PRICE           VALUE PER          OFFERING
AMOUNT OF TRANSACTION                 PER SHARE           SHARE              PRICE
-------------------------------------------------------------------------------------
Less than $50,000                        4.50             4.71               4.00
$50,000 to less than $100,000            4.00             4.17               3.50
$100,000 to less than $250,000           3.00             3.09               2.50
$250,000 to less than $500,000           2.00             2.04               1.50
$500,000 to less than $1,000,000         1.50             1.52               1.25
$1,000,000 and above                    none*             none               none

                                                                Pegasus Funds

EQUITY INDEX, MARKET EXPANSION INDEX, MULTI SECTOR BOND, INTERMEDIATE BOND AND INTERMEDIATE MUNICIPAL BOND FUNDS
--------------------------------------------------------------------------------

                                         TOTAL SALES LOAD
                                      -------------------------------      DEALERS'
                                      AS A % OF         AS A % OF         REALLOWANCE
                                      OFFERING          NET ASSET          AS A % OF
                                        PRICE           VALUE PER          OFFERING
AMOUNT OF TRANSACTION                 PER SHARE           SHARE              PRICE
-------------------------------------------------------------------------------------
Less than $50,000                        3.00             3.09               2.75
$50,000 to less than $100,000            2.50             2.56               2.25
$100,000 to less than $250,000           2.00             2.04               1.75
$250,000 to less than $500,000           1.50             1.52               1.25
$500,000 to less than $1,000,000         1.00             1.01               0.75
$1,000,000 and above                    none*             none               none

SHORT BOND AND SHORT MUNICIPAL BOND FUNDS
--------------------------------------------------------------------------------

                                       TOTAL SALES LOAD
                                    -------------------------------      DEALERS'
                                    AS A % OF         AS A % OF         REALLOWANCE
                                    OFFERING          NET ASSET          AS A % OF
                                      PRICE           VALUE PER          OFFERING
AMOUNT OF TRANSACTION               PER SHARE           SHARE              PRICE
-----------------------------------------------------------------------------------
Less than $1,000,000                   1.00             1.01               0.75
$1,000,000 and above                  none*             none               none

* A contingent deferred sales charge of up to 1.00% may be assessed on certain redemptions of Class A shares purchased without an initial sales charge as part of an investment of $1 million or more.

 With respect to purchases of $1,000,000 or more of Class A shares or other purchases of Class A shares made at net asset value (as described below) of each Fund made through Service Agents, the Distributor may pay such Service Agents from its own funds, with respect to the Asset Allocation and Equity Funds (other than the Equity Index and Market Expansion Index Funds) and the Bond, International Bond, High Yield Bond, Municipal Bond and Michigan Municipal Bond Funds, a fee of 1.00% for each Fund for the first $2 million of the amount invested, 0.80% of the next $1 million and 0.50% thereafter and, with respect to the Equity Index, Market Expansion Index, Short Bond, Short Municipal Bond, Multi Sector Bond, Intermediate Bond and Intermediate Municipal Bond Funds, a fee of 0.75% on the first $3 million of the amount invested and 0.50% thereafter, to compensate Service Agents for their distribution assistance in connection with such purchases. In addition, at its expense, the Distributor may provide additional compensation and promotional incentives to dealers in connection with the sales of shares of the Funds. Such compensation will include financial assistance to dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding one or more of the Funds, and/or other special events sponsored by dealers. In some instances, this compensation will be made available only to certain dealers whose representatives have sold a significant amount of Shares. Compensation may also include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Compensation will also include the following types of non-cash compensation offered through sales contests: (1) trips, including the provision of travel arrangements and lodging at vacation resorts, (2) tickets for entertainment events (such as concerts, cruises, and sporting events) and (3) merchandise (such as clothing, trophies, clocks, and pens). Dealers may not use sales of shares to qualify for this compensation to the extent this may be prohibited by the laws of any self-regulatory agency, such as the NASD. None of the aforementioned will be paid for by the Funds or their shareholders.
 Full-time employees of NASD member firms which have entered into an agreement with the Distributor pertaining to the sale of Fund shares (or which otherwise have a brokerage-related or clearing arrangement with an NASD member firm with respect to sales of Fund shares), their spouses and minor children, and accounts opened by a bank, trust company or thrift institution, acting as a fiduciary or custodian, for accounts other than 401(k) and other defined contribution or other retirement plan accounts, may purchase Class A shares for themselves or itself, as the case may be, without a sales load, provided that they have furnished the Distributor appropriate notification of such status at the time of the investment and such other information as it may request from time to time in order to verify eligibility for this privilege. In addition, Class A shares may be purchased without a sales load for accounts registered under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act which are opened through FCNIS and 401(k) and other defined contribution or other retirement plan accounts for which FNBC or its subsidiaries or affiliates have served as custodian or trustee since at least June 1, 1995 or NBD or its subsidiaries or affiliates, other than FNBC or ANB, have served as administrator or trustee since January 1, 1996. Class A shares are also offered without a sales load to directors and full-time or part-time employees of FCN, or any of its affiliates and subsidiaries, retired employees of FCN, or any of its affiliates and subsidiaries, Board members of a fund advised by the Investment Adviser, including members of the Trust's Board of Trustees, or the spouses, children, grandchildren, siblings, parents, grandparents and in-laws of any of the foregoing individuals.
 Class A shares may be purchased without a sales load through certain broker-dealers, registered investment advisers and other financial institutions which have entered into an agreement with a "mutual fund supermarket" or with the Distributor, which includes a requirement that such shares be purchased for the benefit of clients participating in a "wrap account" or a similar program under which such clients pay a fee to such broker-dealer, registered investment adviser or other financial institution. The Investment Adviser may pay a fee of up to 1.5% of the amount invested by a
 42
    Pegasus Funds
participant in its Investment Architect Account or any other wrap account to FCNIS, FNBC or other parties.
 Class A shares also may be purchased without a sales load with the proceeds from the redemption of shares of an investment company sold with a sales charge or commission or annuity contract or guaranteed investment contract subject to a surrender charge. This also includes shares of an investment company that were or would be subject to a contingent deferred sales charge upon redemption. The purchase must be made within 60 days of the redemption, and the Transfer Agent must be notified in writing by the investor at the time the purchase is made.
 Class A shares also will be offered without a sales load to employees participating in accounts such as retirement, 401(k), profit sharing and other employee benefit plan or program accounts where (i) the employers or affiliated employers maintaining such plans or programs have a minimum of 200 employees eligible for participation in such plans or programs or (ii) such plan's or program's assets exceed $1,000,000 ("Eligible Benefit Plans").
 If an individual is a participant in a qualified retirement, profit sharing, 401(k) or other employee benefit plan which is eligible to purchase Class A shares or Class I shares without a sales load and rolls Fund shares into a qualified IRA, then that IRA may purchase Class A shares without a sales load.
 Current shareholders of the Equity Index Fund who owned shares of the Fund prior to August 26, 1996 and have held all or a portion of such shares thereafter, are also entitled to purchase shares of the Equity Index Fund without a sales load.
 In order to qualify for any of the sales load exemptions indicated above, at the time of purchase an investor must notify the Transfer Agent of the sales load exemption. The sales load exemption is subject to verification by the Transfer Agent through a check of appropriate records. If necessary, the Transfer Agent may request additional supporting documentation from the investor.
 If an investor purchases Class A shares without an initial sales charge as part of an investment of at least $1,000,000 or another method described above and redeems those shares within a certain period after purchase, a CDSC will be imposed at the time of redemption as described below unless the investor qualifies for a waiver of the CDSC as described below under "Class B Shares -- Waiver of CDSC." If an investor purchases Class A shares without an initial sales charge as part of an investment of at least $1,000,000 and redeems those shares within a certain period after purchase, the investor may also qualify for a waiver of the CDSC if the Service Agent the investor purchased the Class A shares through agreed to waive its fee payable by the Distributor as described above. The terms set forth under "How to Redeem Shares -- Class B -- Contingent Deferred Sales Charge" (other than the amount of the CDSC and its time periods) are applicable to the Class A shares subject to a CDSC. The following table sets forth the rates of such CDSC for each Fund other than the Short Bond and Short Municipal Bond Funds for the indicated time periods:

CDSC AS A % OF
AMOUNT INVESTED OR                                         YEAR SINCE PURCHASE
REDEMPTION PROCEEDS                                         PAYMENT WAS MADE
------------------------------------------------------------------------------
   1.00%                                                         First
------------------------------------------------------------------------------
   0.50%                                                         Second
------------------------------------------------------------------------------

 The following table sets forth the rates of such CDSC for the Short Bond and Short Municipal Bonds Funds for the indicated time periods:

 CDSC AS A % OF
 AMOUNT INVESTED OR                                        YEAR SINCE PURCHASE
 REDEMPTION PROCEEDS                                        PAYMENT WAS MADE
------------------------------------------------------------------------------
    1.00%                                                        First
------------------------------------------------------------------------------
    None                                                         Second

--------------------------------------------------------------------------------

RIGHT OF ACCUMULATION -- CLASS A SHARES
Reduced sales loads apply to any purchase of Class A shares where the dollar amount of shares being purchased, plus the value of shares of such Fund, shares of other Funds and shares of certain other investment companies advised by the Investment Adviser purchased with a sales load or acquired by a previous exchange of shares purchased with a sales load (hereinafter referred to as "Eligible Funds") held by an investor and any related "purchaser" as defined in the Statement of Additional Information, is $50,000 or more. If, for example, an investor previously purchased and still holds Class A shares of the Equity Income Fund, or of any other Eligible Fund or combination of Eligible Funds, with an aggregate current market value of $40,000 and subsequently purchases Class A shares of such Fund or an Eligible Fund having a current value of $20,000, the sales load applicable to the subsequent purchase would be reduced to 4.50% of the offering price (4.71% of the net asset value). All present holdings of Eligible Funds may be combined to determine the current offering price of the aggregate investment in ascertaining the sales load applicable to each subsequent purchase.
 To qualify for reduced sales loads, at the time of a purchase an investor must notify the Transfer Agent. The reduced sales load is subject to confirmation of the investor's holdings through a check of appropriate records.

CLASS B SHARES
The Distributor will compensate certain Service Agents for selling Class B shares at the time of purchase from its own assets. Proceeds of the CDSC and distribution fees payable to the Distributor, in part, will be used to defray these expenses.

                                                                Pegasus Funds

CLASS I SHARES
Class I shares held by investors who after purchasing Class I shares for their Fiduciary Accounts withdraw from such Accounts will convert to Class A shares upon such withdrawal, based on the relative net asset values for shares of each such Class, and will be subject to the annual service fee charged to Class A shares.

TRANSACTION FEE IMPOSED ON SHARE PURCHASES
The Market Expansion Index Fund requires the payment of a transaction fee on purchases of shares of the Market Expansion Index Fund equal to 0.50% of the dollar amount invested. The transaction fee is paid to the Fund, not to the adviser, distributor or transfer agent. It is not a sales charge. The fee applies to initial investments in the Fund and all subsequent purchases (including purchases made by exchange from the other Funds of the Trust), but not to in-kind contributions, reinvested dividends or capital gain distributions. The purpose of the transaction fee is to indirectly allocate transaction costs associated with new purchases to investors making those purchases, thus protecting existing shareholders. These costs include: (1) brokerage costs; (2) market impact costs--i.e., the increase or decrease in market prices which may result when the Fund purchases certain securities; and
(3) the effect of the "bid-ask" spread in the over-the-counter market. The 0.50% amount represents the Fund's estimate of the brokerage and other transaction costs which may be incurred by the Fund in acquiring stocks in which the Fund may invest. Without the transaction fee, the Fund would generally be selling its shares at a price less than the cost to the Fund of acquiring the portfolio securities necessary to maintain its investment characteristics, resulting in reduced investment performance for all shareholders in the Fund. With the transaction fee, the transaction costs of acquiring additional stocks are not borne by all existing shareholders, but the source of funds for these costs is the transaction fee paid by those investors making additional purchases. Currently, the Fund is not charging a transaction fee; however, the Fund reserves the right to charge this fee at a future date.

Shareholder Services

The Exchange Privilege is available to shareholders of any Class. The Letter of Intent is available only for Class A shareholders, and the Automatic Investment Plan and Reinstatement Privilege are available only for Class A and Class B shareholders. Such services and privileges may not be available to clients of certain Service Agents and some Service Agents may impose conditions on their clients which are different from those described in this Prospectus. Each investor should consult his or her Service Agent in this regard.

EXCHANGE PRIVILEGE
The Exchange Privilege enables an investor in Class A and Class B shares to purchase, in exchange for shares of a Fund which have been owned for at least 30 days, shares of the same Class of the other Funds or the other investment portfolios of the Trust. This privilege may be expanded to permit exchanges between a Fund and other funds that, in the future, may be advised by the Investment Adviser. Exchanges may be made to the extent the shares being received in the exchange are offered for sale in the shareholder's state of residence.
 Shares of the same Class of Funds and other investment portfolios of the Trust purchased by exchange will be purchased on the basis of relative net asset value per share as follows:
 A. Shares of Funds purchased with or without a sales load may be exchanged without a sales load for shares of other Funds and investment portfolios of the Trust sold without a sales load.
 B. Shares of Funds purchased without a sales load may be exchanged for shares of other Funds and investment portfolios of the Trust sold with a sales load, and the applicable sales load will be deducted.
 C. Shares of Funds purchased with a sales load, shares of Funds acquired by a previous exchange from shares purchased with a sales load and additional shares acquired through reinvestment of dividends or distributions of any such Funds (collectively referred to herein as "Purchased Shares") may be exchanged for shares of other Funds sold with a sales load (referred to herein as "Offered Shares"), provided that, if the sales load applicable to the Offered Shares exceeds the maximum sales load that could have been imposed in connection with the Purchased Shares (at the time the Purchased Shares were acquired), without giving effect to any reduced loads, the difference will be deducted. To accomplish such an exchange, shareholders must notify the Transfer Agent of their prior ownership of Fund shares and their account number.
 D. Shares of Funds subject to a CDSC that are exchanged for shares of another Fund or of the Trust's Money Market Fund will be subject to the higher applicable CDSC of the two funds, and for purposes of calculating CDSC rates and conversion periods, if any, will be deemed to have been held since the date the shares being exchanged were initially purchased.
 E. A qualified or non-qualified employee benefit plan with assets of at least $1 million or 200 eligible participants may be exchanged from Class B shares to Class A shares on or after January 1 of the year following the year of the plan's eligibility, provided that the sponsor of the plan has so notified the Service Agent of its eligibility and in turn, the Service Agent has notified the Transfer Agent of such eligibility.
 No fees currently are charged shareholders directly in connection with exchanges although the Trust reserves the right, upon not less than 60 days' written notice, to
 44
    Pegasus Funds
charge shareholders a nominal fee in accordance with rules promulgated by the SEC. The Trust reserves the right to reject any exchange request in whole or in part. The Exchange Privilege may be modified or terminated at any time upon notice to shareholders. Exchanges made into the Market Expansion Index Fund will be charged a transaction fee applicable to purchases of such Fund. See "Transaction Fee Imposed on Share Purchases."
 The exchange of shares of one Fund for shares of another is treated for federal income tax purposes as a sale and, therefore, an exchanging shareholder may realize a taxable gain or loss. See "Taxes--Federal."

LETTER OF INTENT -- CLASS A SHARES
By signing a Letter of Intent form, available from the Transfer Agent, the Investment Adviser, certain of its affiliates or certain Service Agents, an investor becomes eligible for the reduced sales load applicable to the total number of Eligible Fund shares purchased in a 13-month period up to the amount of the signed Letter of Intent (beginning up to 30 days before the date of execution of the Letter of Intent), pursuant to the terms and conditions set forth in the Letter of Intent. A minimum initial purchase of $10,000 is required. To compute the applicable sales load, the offering price of shares the investor holds (on the date of submission of the Letter of Intent) in any Eligible Fund that may be used toward "Right of Accumulation" benefits described above may be used as a credit toward completion of the Letter of Intent. However, the reduced sales load will be applied only to new purchases.
 The Transfer Agent will hold in escrow 5% of the amount indicated in the Letter of Intent for payment of a higher sales load if the investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. Assuming completion of the total minimum investment specified under a Letter of Intent, an adjustment will be made to reflect any reduced sales load applicable to shares purchased during the 30-day period before submission of the Letter of Intent. If total purchases are less than the amount specified, the investor will be notified that a deduction from escrow to cover the difference between the sales load actually paid and the sales load applicable to the aggregate purchases actually made will be assessed. Signing a Letter of Intent does not bind the investor to purchase, or the Trust to sell, the total amount indicated at the sales load in effect at the time of signing, but the investor must complete the intended purchase to obtain the reduced sales load. At the time an investor purchases Class A shares, the investor must indicate his or her intention to do so under a Letter of Intent.

AUTOMATIC INVESTMENT PLAN
The Automatic Investment Plan permits an investor in Class A and Class B Shares to purchase shares in amounts of at least $100 at regular intervals selected by the investor. Provided the investor's bank or other financial institution allows automatic withdrawals, shares may be purchased by transferring funds from the bank account designated by the investor. At the investor's option, the account designated will be debited in the specified amount, on either the first and/or the fifteenth day of the month. Only an account maintained at a domestic financial institution which is an Automated Clearing House member may be so designated. To establish an Automatic Investment Plan account, the investor must check the appropriate box and supply the necessary information on the Account Application. Investors may obtain the necessary applications from the Transfer Agent by calling (800) 688-3350. Investors should be aware that periodic investment plans do not guarantee a profit and will not protect an investor against loss in a declining market. An investor may cancel his or her participation in the Plan or change the amount of purchase at any time by mailing written notification to the Transfer Agent and such notification will be effective three business days following receipt. The Funds may modify or terminate the Automatic Investment Plan at any time or charge a service fee. No such fee currently is contemplated.

REINSTATEMENT PRIVILEGE
The Reinstatement Privilege enables investors who have redeemed Class A or Class B shares to purchase, within 120 days of such redemption, Class A shares without the imposition of a sales load in an amount not to exceed the redemption proceeds received. Class A shares so reinstated or purchased will be offered at a purchase price equal to the then-current net asset value of Class A Shares determined after a reinstatement request and payment for Class A shares are received by the Transfer Agent. This privilege also enables such investors to reinstate their account for the purpose of exercising the Exchange Privilege. To use the Reinstatement Privilege, an investor must submit a written reinstatement request to the Transfer Agent. The reinstatement request and payment must be received within 120 days of the trade date of the redemption. There currently are no restrictions on the number of times an investor may use this privilege.

OPTION TO MAKE SYSTEMATIC WITHDRAWALS
The Systematic Withdrawal Plan permits an investor who owns Class A or Class B shares of a Fund having a minimum value of $15,000 at the time he or she elects under the Systematic Withdrawal Plan to have a fixed sum distributed in redemption at regular intervals. An application form and additional information regarding this service may be obtained from an investor's

                                                                Pegasus Funds
financial institution or the Transfer Agent by calling (800) 688-3350.

CROSS REINVESTMENT OF DIVIDEND PLAN
The Trust makes available to investors of Class A and Class B shares a Cross Reinvestment of Dividend Plan pursuant to which an investor who owns shares of any Fund with a minimum value of $10,000 at the time he or she elects may have dividends paid by such Fund automatically reinvested into shares of another Fund or investment portfolio of the Trust in which he or she has invested a minimum of $1,000. A transaction fee will be charged to all investors who elect to have dividends from other Funds reinvested in the Market Expansion Index Fund. See "Transaction Fee Imposed on Share Purchases" below. Investors may obtain an application and additional information from their financial institutions or the Transfer Agent by calling (800) 688-3350.

PEGASUS FUNDS INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
Class A and Class B shares may be purchased in conjunction with the Trust's Individual Retirement Custodial Account Program ("IRA") where NBD acts as custodian. Investors should consult their institutions or the Transfer Agent for information as to applications and annual fees. The minimum investment for an IRA is $250. Investors should also consult their tax advisers to determine whether the benefits of an IRA are available or appropriate.

How to Redeem Shares

GENERAL INFORMATION
An investor may request redemption of his or her shares at any time. Redemption requests should be transmitted to the Transfer Agent as described below. An investor who has purchased shares through his or her Fiduciary Account or as a participant in an Eligible Retirement Plan or "mutual fund supermarket" or similar program must redeem shares by following instructions pertaining to such Account or Plan or program. It is the responsibility of the entity authorized to act on behalf of such Account or Plan or program to transmit the redemption order to the Transfer Agent and credit the investor's account with the redemption proceeds on a timely basis. When a redemption request is received in proper form by the Transfer Agent, certain broker-dealers authorized by the Trust to accept on its behalf such redemption requests made through a "mutual fund supermarket" or certain other designated intermediaries, the relevant Fund will redeem the shares at the next determined net asset value as described below. If an investor holds Fund shares of more than one Class, any request for redemption must specify the Class of shares being redeemed. If an investor fails to specify the Class of shares to be redeemed, Class A shares will be redeemed first. If an investor owns fewer shares of the Class than specified to be redeemed, the redemption request may be delayed until the Transfer Agent receives further instructions from the investor or his or her Service Agent.
 The Funds impose no charges when shares are redeemed. However, the Trust may impose a CDSC as described below. Service Agents also may charge a nominal fee for effecting redemptions of Fund shares. The value of the shares redeemed may be more or less than their original cost, depending upon the Fund's then-current net asset value.
 A Fund ordinarily will make payment for all shares redeemed within seven days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the SEC. If an investor has purchased Fund shares by Automated Clearing House ("ACH"), or by cashier's check or wire transfer and subsequently submits a written redemption request to the Transfer Agent, the redemption proceeds will ordinarily be transmitted to the investor within five business days or within one business day, respectively; however, the Fund reserves the right to make payment within seven days or as provided by SEC rules. See "How to Buy Shares -- Information Applicable to All Purchasers" above regarding purchasing shares by wire transfer. HOWEVER, IF AN INVESTOR HAS PURCHASED FUND SHARES BY CHECK OR THROUGH THE AUTOMATIC INVESTMENT PLAN AND SUBSEQUENTLY SUBMITS A WRITTEN REDEMPTION REQUEST TO THE TRANSFER AGENT, THE REDEMPTION PROCEEDS WILL BE TRANSMITTED TO THE INVESTOR PROMPTLY UPON BANK CLEARANCE OF THE INVESTOR'S PURCHASE CHECK OR AUTOMATIC INVESTMENT PLAN ORDER, WHICH MAY TAKE UP TO EIGHT BUSINESS DAYS OR MORE. IN ADDITION, THE FUND WILL NOT HONOR REDEMPTION CHECKS FOR A PERIOD OF EIGHT BUSINESS DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE PURCHASE CHECK OR AUTOMATIC INVESTMENT PLAN ORDER AGAINST WHICH SUCH REDEMPTION IS REQUESTED. THESE PROCEDURES WILL NOT APPLY IF THE INVESTOR OTHERWISE HAS A SUFFICIENT COLLECTED BALANCE IN HIS OR HER ACCOUNT TO COVER THE REDEMPTION REQUEST. PRIOR TO THE TIME ANY REDEMPTION IS EFFECTIVE, DIVIDENDS ON SUCH SHARES WILL ACCRUE AND BE PAYABLE, AND THE INVESTOR WILL BE ENTITLED TO EXERCISE ALL OTHER RIGHTS OF BENEFICIAL OWNERSHIP. Fund shares will not be redeemed until the Transfer Agent has received the investor's Account Application.
 Each Fund reserves the right to redeem an investor's account at the Fund's option upon not less than 60 days' written notice if, due to share redemptions, the account's net asset value decreases to less than $1,000 and remains so during the notice period.

REDEMPTION PROCEDURES
An investor who has purchased shares through his or her account at FCN, its affiliates, a Service Agent or a
 46
    Pegasus Funds
financial institution must redeem shares by following instructions pertaining to such account. If an investor has given his or her Service Agent authority to instruct the Transfer Agent to redeem shares and to credit the proceeds of such redemption to a designated account at the Service Agent, the investor may redeem shares only in this manner and in accordance with a written redemption request described below. It is the responsibility of FCN, its affiliates, the Investment Adviser, the Service Agent, or the financial institution, as the case may be, to transmit the redemption order and credit the investor's account with the redemption proceeds on a timely basis.
 If an investor wants his or her redemption proceeds sent to an address other than the investor's address as it appears on the Transfer Agent's records, a signature guarantee is required. The Transfer Agent usually requires additional documentation for the sale of shares by a corporation, partnership, agent or fiduciary, or a surviving joint owner. See the Transfer Agent for more information about where to obtain a signature guarantee.
 An investor may use the Transfer Agent's Telephone Redemption Privilege to redeem shares from his or her account, unless the investor has notified the Transfer Agent of an address change within the preceding 15 days with the exception of redemptions to pre-authorized bank accounts. Unless an investor indicates otherwise on the Account Application, the Transfer Agent will be authorized to act upon redemption and transfer instructions received by telephone from a shareholder, or any person claiming to act as his or her representative, who can provide the Transfer Agent with his or her account registration and address as it appears on the Transfer Agent's records. With the telephone redemption or exchange privilege, an investor authorizes the Transfer Agent to act on telephone instructions from any person representing himself or herself to be the investor, or a representative of the investor's Service Agent or financial institution, and reasonably believed by the Transfer Agent to be genuine. The Trust will require the Transfer Agent to employ reasonable procedures, such as requiring a form of personal identification, to confirm that instructions are genuine and, if it does not follow such procedures, the Trust or the Transfer Agent may be liable for any losses due to unauthorized or fraudulent instructions. Neither the Trust nor the Transfer Agent will be liable for following telephone instructions reasonably believed to be genuine.
 During times of drastic economic or market conditions, an investor may experience difficulty in contacting the Transfer Agent by telephone to request a redemption or exchange of Fund shares. In such cases, investors should consider using the other redemption procedures described herein. Use of these other redemption procedures may result in the investor's redemption request being processed at a later time than it would have been if telephone redemption had been used. During the delay, a Fund's net asset value may fluctuate.

WRITTEN REDEMPTION REQUESTS
Investors may redeem shares by written request mailed to the Transfer Agent at P.O. Box 5142, Westborough, Massachusetts 01581-5120. Redemption requests must be signed by each shareholder, including each owner of a joint account, and each signature must be guaranteed for redemptions greater than $50,000. The Transfer Agent has adopted standards and procedures pursuant to which signature-guarantees in proper form generally will be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program, the Securities Transfer Agents Medallion Program ("STAMP"), and the Stock Exchange's Medallion Program.

CLASS B SHARES

CONTINGENT DEFERRED SALES CHARGE
A CDSC payable to the Distributor may be imposed on redemptions of Class B shares depending on the number of years such shares were held by the investor. The following table sets forth the rates of the CDSC applied for the Funds:

--------------------------------------------------------------------------------

                                        EQUITY INDEX, MARKET
                                          EXPANSION INDEX,
                                            MULTI SECTOR
                                               BOND,
                                            INTERMEDIATE
                SHORT BOND                    BOND AND
                 AND SHORT                  INTERMEDIATE
                 MUNICIPAL                   MUNICIPAL
                BOND FUNDS                   BOND FUNDS                  ALL OTHER FUNDS
                -----------             --------------------             ---------------
                 CDSC AS A                   CDSC AS A                      CDSC AS A
YEAR               % OF                         % OF                          % OF
SINCE             AMOUNT                       AMOUNT                        AMOUNT
PURCHASE        INVESTED OR                 INVESTED OR                    INVESTED OR
WAS             REDEMPTION                   REDEMPTION                    REDEMPTION
MADE             PROCEEDS                     PROCEEDS                      PROCEEDS
----------------------------------------------------------------------------------------
First              1.00                         3.00                          5.00
Second             None                         3.00                          4.00
Third                *                          2.00                          3.00
Fourth              N/A                         2.00                          3.00
Fifth               N/A                         1.00                          2.00
Sixth               N/A                         None                          1.00
Seventh             N/A                          *                            None
Eighth              N/A                         N/A                             *

--------------------------------------------------------------------------------

* Conversion to Class A shares.

 In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. Class B shares redeemed will not be subject to a CDSC to the extent that the value of such shares represents capital appreciation or reinvestment of dividends or

                                                                Pegasus Funds
distributions. It will be assumed that the redemption is made first of Class B shares acquired pursuant to the reinvestment of dividends and distributions or representing any capital appreciation in the value of the Class B shares held by the investor; then of Class B shares held for the longest period of time.

WAIVER OF CDSC
The CDSC will be waived in connection with (a) redemptions made within one year after the death of the shareholder, (b) redemptions by shareholders after age 70 1/2 for purposes of the minimum required distribution from an IRA, Keogh plan or custodial account pursuant to Section 403(b) of the Code, (c) distributions from a qualified plan upon retirement or termination of employment, (d) redemptions of shares acquired through a contribution in excess of permitted amounts, (e) in-service withdrawals from tax qualified plans by participants, (f) redemptions initiated by a Fund of accounts with net assets of less than $1,000, (g) redemptions by Eligible Financial Intermediaries who have purchased Class A shares at net asset value as part of a "wrap account" or similar program, and (h) redemptions of up to 10% of the value of shares during a 12 month period as part of a Systematic Withdrawal Plan.

CONVERSION OF CLASS B SHARES
Class B shares automatically convert to Class A shares (and thus become subject to the lower expenses borne by Class A shares) at the beginning of the eighth year (the third year in the case of the Short Bond and Short Municipal Bond Funds and the seventh year in the case of the Equity Index, Market Expansion Index, Multi Sector Bond, Intermediate Bond and Intermediate Municipal Bond Funds) after the date of purchase, together with the pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares. The conversion will be effected at the relative net asset values per share of the two Classes on the first business day of the month following the seventh anniversary (the second anniversary in the case of the Short Bond and Short Municipal Bond Funds and the sixth anniversary in the case of the Equity Index, Market Expansion Index, Multi Sector Bond, Intermediate Bond and Intermediate Municipal Bond Funds) of the original purchase. If any exchanges of Class B shares during the third-year, eighth-year or seventh-year, as the case may be, occurred, the holding period for the shares exchanged will be counted toward the third-year, eighth-year or seventh-year, as the case may be. At the time of the conversion the net asset value per share of the Class A shares may be higher or lower than the net asset value per share of the Class B shares; as a result, depending on the relative net asset values per share, a shareholder may receive fewer or more Class A shares than the number of Class B shares converted.
 Upon conversion to Class A shares, such shares will no longer be subject to the distribution fee. Class B shares that have been acquired through the reinvestment of dividends and distributions will be converted on a pro rata basis together with other Class B shares, in the proportion that a shareholder's Class B shares converting to Class A shares bears to the total Class B shares not acquired through the reinvestment of dividends and distributions.
 Each Fund reserves the right to cease offering Class B shares for sale at any time or reject any order for the purchase of Class B shares and to cease offering any services provided by a Service Agent.

Management of the Trust

TRUSTEES AND OFFICERS OF THE TRUST
The Board of Trustees of the Trust is responsible for the management of the business and affairs of the Trust. Information about the Trustees and officers of the Trust is contained in the Statement of Additional Information.

INVESTMENT ADVISER AND CO-ADMINISTRATORS
First Chicago NBD Investment Management Company, located at Three First National Plaza, Chicago, Illinois 60670 is each Fund's and the Money Market Fund's Investment Adviser. FCNIMCO is a registered investment adviser and a wholly-owned subsidiary of The First National Bank of Chicago ("FNBC"), which in turn is a wholly-owned subsidiary of First Chicago NBD Corporation ("FCN"), a registered bank holding company. FCNIMCO also acts as investment adviser for other accounts and registered investment company portfolios.
 FCNIMCO serves as Investment Adviser for the Trust pursuant to an Investment Advisory Agreement dated as of April 12, 1996. Under the Investment Advisory Agreement, FCNIMCO provides the day-to-day management of each Fund's investments. Subject to the overall authority of the Trust's Board of Trustees and in conformity with Massachusetts law and the stated policies of the Trust, FCNIMCO is responsible for making investment decisions for the Trust, placing purchase and sale orders (which may be allocated to various dealers based on their sales of Fund shares) and providing research, statistical analysis and continuous supervision of each Fund's investment portfolio.
 Under the terms of the Investment Advisory Agreement, the Investment Adviser is entitled to a monthly fee as a percentage of each Fund's and the Money Market Fund's daily net assets. Each Fund's and the Money Market Fund's current contractual fee for advisory services is set forth below.
 48
    Pegasus Funds

                                                                  EFFECTIVE RATE FOR
                                          CURRENT                 ADVISORY SERVICES
                                        CONTRACTUAL                 FOR YEAR ENDED
                                     ADVISORY FEE RATE            DECEMBER 31, 1997
------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conserva-  0.65%                                         0.52%
 tive Fund
Managed Assets Balanced   0.65%                                         0.52%
 Fund
Managed Assets Growth     0.65%                                         0.35%
 Fund
------------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund        0.50%                                         0.50%
Growth Fund               0.60%                                         0.60%
Mid-Cap Opportunity Fund  0.60%                                         0.60%
Small-Cap Opportunity     0.70%                                         0.70%
 Fund
Equity Index Fund         0.10%                                         0.08%
Market Expansion Index    0.25%                                          N/A
 Fund
Intrinsic Value Fund      0.60%                                         0.60%
Growth and Value Fund     0.60%                                         0.59%
International Equity      0.80%                                         0.80%
 Fund
------------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund    0.40%                                         0.40%
Bond Fund                 0.40%                                         0.40%
Short Bond Fund           0.35%                                         0.33%
Multi Sector Bond Fund    0.40%                                         0.40%
International Bond Fund   0.70%                                         0.52%
High Yield Bond Fund      0.70%                                         0.61%
------------------------------------------------------------------------------------
MUNICIPAL BOND FUNDS:
Municipal Bond Fund       0.40%                                         0.40%
Short Municipal Bond      0.40%                                          N/A
 Fund
Intermediate Municipal    0.40%                                         0.40%
 Bond Fund
Michigan Municipal Bond   0.40%                                         0.34%
 Fund
------------------------------------------------------------------------------------
MONEY MARKET FUND:
Money Market Fund         0.30% of the first $1 billion,                0.28%
                          0.275% of next $1 billion,
                          0.25% of amount in excess of $2 billion

--------------------------------------------------------------------------------

 The following persons are responsible for the day-to-day management of each of the Funds.
 CLAUDE B. ERB, First Vice President and Director of Investment Planning, is primarily responsible for the day-to-day management of the Asset Allocation Funds and the International Bond Fund. Mr. Erb has served as Deputy Chief Investment Officer and Senior Vice President of Trust Services of America and TSA Capital Management from 1986 through 1992. Mr. Erb joined FCN in 1993.
 CHRIS M. GASSEN, First Vice President, and F. RICHARD NEUMANN, First Vice President, are primarily responsible for the day-to-day management of the Equity Income and Intrinsic Value Funds. Mr. Gassen joined FCN in 1985 and Mr. Neumann joined FCN in 1981.
 RONALD L. DOYLE, Senior Vice President, and JOSEPH R. GATZ, Vice President, are primarily responsible for the day-to-day management of the Mid-Cap Opportunity and Small-Cap Opportunity Funds. Mr. Doyle joined FCN in 1982 and Mr. Gatz joined FCN in 1986.
 JEFFREY C. BEARD, First Vice President, and GARY L. KONSLER, First Vice President, are primarily responsible for the day-to-day management of the Growth and Value and Growth Funds. Mr. Beard joined FCN in 1982 and Mr. Konsler joined FCN in 1973.
 RICARDO F. CIPICCHIO, First Vice President, and MARK M. JACKSON, Vice President, are primarily responsible for the day-to-day management of the Multi Sector Bond Fund. Mr. Cipicchio joined FCN in 1989. Mr. Jackson served as portfolio manager for Alexander Hamilton Life Insurance Company, 1993-1996, and as portfolio manager for Public Employees Retirement System of Ohio, 1988-1993. Mr. Jackson joined FCN in 1996.
 RICHARD P. KOST, First Vice President, and CLYDE L. CARTER, JR., Vice President, are primarily responsible for
                                                                Pegasus Fund49s
the day-to-day portfolio management of the International Equity Fund. Mr. Kost joined FCN in 1964 and Mr. Carter joined FCN in 1987.
 DOUGLAS S. SWANSON, First Vice President, and MR. CIPICCHIO are primarily responsible for the day-to-day management of the Intermediate Bond and Bond Funds. Mr. Swanson joined FCN in 1983.
 MR. CIPICCHIO and CHRISTOPHER J. NAUSEDA, Vice President, are primarily responsible for the day-to-day portfolio management of the Short Bond Fund. Mr. Nauseda joined FCN in 1982.
 ROBERT T. GRABOWSKI, First Vice President and manager of the municipal desk at FCN, and REBECCA L. GERSONDE, Vice President, are primarily responsible for the day-to-day management of the Municipal Bond and Michigan Municipal Bond Funds. Mr. Grabowski has been the manager of the municipal desk at FCN since 1984. Ms. Gersonde joined FCN in 1982 and has been associate manager of the municipal desk since 1993.
 J. CHRISTOPHER NICHOLL, Vice President, and Mr. Grabowski are primarily responsible for the day-to-day management of the Intermediate Municipal Bond Fund. Mr. Nicholl joined FCN in 1996. He served as an Investment Associate at Prudential Securities, Inc. from 1987-1995.
 Ms. Gersonde and Mr. Nicholl are primarily responsible for the day-to-day management of the Short Municipal Bond Fund.
 Banking laws and regulations currently prohibit a bank holding company registered under the Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but do not prohibit such a bank holding company or affiliate from acting as investment adviser, transfer agent, or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of a customer. Subject to such banking laws and regulations, the Investment Adviser believes that it and its affiliated banks may perform the advisory, administrative and custodial services for the Trust described in this Prospectus, and may perform the shareholder services contemplated by this Prospectus, without violation of such banking laws or regulations. However, future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as future interpretations of present requirements, could prevent the Investment Adviser from continuing to perform investment advisory or custodial services for the Trust or require them to alter or discontinue the services they provide to shareholders.
 If the Investment Adviser and its affiliated banks were prohibited from performing investment advisory or custodial services for the Trust, it is expected that the Board of Trustees would recommend that shareholders approve new agreements with another entity or entities qualified to perform such services and selected by the Board. The Trust does not anticipate that investors would suffer any adverse financial consequences as a result of these occurrences.
  FCNIMCO and BISYS jointly serve as the Trust's Co-Administrators pursuant to an Administration Agreement with the Trust. Under the Administration Agreement, FCNIMCO and BISYS generally assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement the Trust pays FCNIMCO, as agent for the Co-Administrators, a monthly administration fee at the annual rate of .15% of each Fund's and the Money Market Fund's average daily net assets. For the fiscal year ended December 31, 1997, the Trust paid administration fees at the effective annual rate of .15% of each Fund's average daily net assets.
  The Asset Allocation Funds invest in shares of the Underlying Funds. The Investment Adviser and the Co-Administrators reimburse the Asset Allocation Funds the full amount of advisory fees and administration fees incurred by each of the Underlying Funds. However, investors in the Asset Allocation Funds do indirectly bear that portion of the expenses of the Underlying Funds related to other expenses such as custody, transfer agency and professional fees. These fees are not redundant in that distinct services are being provided at each level. FCNIMCO and BISYS have no current intention to, but may in the future, discontinue or modify any such reimbursements at their discretion.

THE SUB-ADVISER
Federated Investment Counseling, located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222, is the sub-adviser for the High Yield Bond Fund. Federated is a registered investment adviser and a subsidiary of Federated Investors. All of the Class A voting securities of Federated Investors are owned by a trust, the trustees of which are John F. Donahue, Chairman and a trustee of Federated Investors, Mr. Donahue's wife, and Mr. Donahue's son, J. Christopher Donahue, who is President and a trustee of Federated Investors.
  Under the terms of the Sub-Advisory Agreement, Federated provides the day-to-day management of the High Yield Bond Fund's investments. Subject to the oversight and supervision of FCNIMCO and the Trust's Board of Trustees, Federated is responsible for making investment decisions for the High Yield Bond Fund, placing purchase and sale orders (which may be allocated to various dealers based on their sale of Fund shares) and providing research, statistical analysis and continuous supervision of the Fund's investment portfolio.
 50
    Pegasus Funds

  For its services, Federated is entitled to a monthly fee at the following annual rates (as a percentage of the High Yield Bond Fund's average daily net assets), which vary according to the level of assets: .50% on the first $30 million of average daily net assets, .40% on the next $20 million, .30% on the next $25 million, .25% on the next $25 million and .20% of the Fund's average daily net assets in excess of $100 million. The Sub-Adviser's fee is paid by FCNIMCO and not by the Fund.
  MARK E. DURBIANO, Senior Vice President, and CONSTANTINE KARTSONAS are primarily responsible for the day-to-day management of the High Yield Bond Fund. Mr. Durbiano joined Federated in 1982 and has been a Senior Vice President of an affiliate of the Sub-Advisor since January 1996. From 1988 through 1995, Mr. Durbiano was a Vice President of an affiliate of Federated. Mr. Kartsonas joined Federated in 1994 as an Investment Analyst and has been an Assistant Vice President of an affiliate of the Sub-Adviser since January 1997. Mr. Kartsonas served as an Operations Analyst at Lehman Brothers from 1990-1993.

DISTRIBUTOR
BISYS Fund Services, located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's principal underwriter and distributor of the Funds' shares.

TRANSFER AND DIVIDEND DISBURSING AGENT AND CUSTODIAN
First Data Investor Services Group, Inc., P.O. Box 5142, Westborough, Massachusetts 01581-5120, serves as the Trust's Transfer and Dividend Disbursing Agent. NBD, which is a wholly-owned subsidiary of FCN, serves as the Trust's custodian (the "Custodian"). NBD is located at 900 Tower Drive, Troy, Michigan 48098.

EXPENSES
All expenses incurred in the operation of the Trust are borne by it, except to the extent specifically assumed by the Trust's service providers. The expenses borne by the Trust include: organizational costs; taxes; interest; loan commitment fees; interest and distributions paid on securities sold short; brokerage fees and commissions, if any; fees of Board members; SEC fees; state Blue Sky registration fees; advisory fees; charges of custodians, transfer and dividend disbursing agents' fees; fees pursuant to agency, sub-transfer agency and service agreements; certain insurance premiums; industry association fees; outside auditing and legal expenses; costs of maintaining each Fund's existence; costs of independent pricing services; costs attributable to investor services (including, without limitation, telephone and personnel expenses); costs of shareholders' reports and meetings; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; and any extraordinary expenses. Class A, Class B and Class I shares are subject to their pro rata portion of the fees payable by a Fund to financial institutions that provide recordkeeping and other services in connection with employee benefit plans which hold shares or to financial institutions that establish accounts on behalf of investors in connection with the purchase and/or sale of Class A and/or Class I shares. In addition, Class B shares are subject to an annual distribution fee for advertising, marketing and distributing such shares and Class A and Class B shares are subject to an annual service fee for ongoing personal services relating to shareholder accounts and services related to the maintenance of shareholder accounts. See "Distribution and Shareholder Services Plans." Expenses attributable to a particular Fund or Class are charged against the assets of that Fund or Class, respectively; other expenses of the Trust are allocated among such Funds on the basis determined by the Board, including, but not limited to, proportionately in relation to the net assets of each such Fund.
  The imposition of the advisory fee, as well as other operating expenses, including the fees paid under any Distribution Plan and Shareholder Services Plan, will have the effect of reducing the total return to investors. From time to time, the Investment Adviser may waive receipt of its fees and/or voluntarily assume certain expenses of a Fund, which would have the effect of lowering that Fund's overall expense ratio and increasing total return to investors at the time such amounts are waived or assumed, as the case may be. The Fund will not pay the Investment Adviser at a later time for any amounts which may be waived, nor will the Fund reimburse the Investment Adviser for any amounts which may be assumed.

Distribution and Shareholder Services Plans

Class B shares of each Fund are subject to an annual distribution fee pursuant to a Distribution Plan. Class A and Class B shares of each Fund are subject to an annual service fee pursuant to a Shareholder Services Plan.

DISTRIBUTION PLAN
(Class B only) Under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act, the Trust has agreed to pay the Distributor for advertising, marketing and distributing shares of a Fund at an aggregate annual rate not to exceed .75% of the value of the average daily net assets of Class B shares. The

                                                                Pegasus Funds

Distributor may pay one or more Service Agents in respect of these services. The Investment Adviser and its subsidiaries and affiliates may act as Service Agents and receive fees under the Distribution Plan. The Distributor determines the amount, if any, to be paid to Service Agents under the Distribution Plan and the basis on which such payments are made. The fees payable under the Distribution Plan are payable without regard to actual expenses incurred.

SHAREHOLDER SERVICES PLAN
(Class A and Class B) Under a Shareholder Services Plan, the Trust pays the Distributor for the provision of certain services to the holders of Class A and Class B shares a fee at an annual rate of .25% of the value of the average daily net assets of such shares. The services provided may include personal services relating to shareholder accounts, such as answering shareholder inquiries regarding the Funds and providing reports and other information and services related to the maintenance of shareholder accounts. Under the Shareholder Services Plan, the Distributor may make payments to Service Agents in respect of these services. The Investment Adviser and its subsidiaries and affiliates may act as Service Agents and receive fees under the Shareholder Services Plan. The Distributor determines the amounts to be paid to Service Agents.

Dividends and Distributions

THE MANAGED ASSETS BALANCED, MANAGED ASSETS GROWTH, GROWTH, MID-CAP OPPORTUNITY, SMALL-CAP OPPORTUNITY, INTRINSIC VALUE, GROWTH AND VALUE, EQUITY INDEX, MARKET EXPANSION INDEX AND INTERNATIONAL EQUITY FUNDS declare and pay dividends from net investment income on a quarterly basis. THE BOND FUNDS, THE MUNICIPAL BOND FUNDS AND THE MANAGED ASSETS CONSERVATIVE AND EQUITY INCOME FUNDS declare and pay dividends from net investment income on a monthly basis.
 Each Fund will make distributions from net realized securities gains, if any, once a year, but may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. Dividends are automatically reinvested in additional Fund shares of the same Class from which they were paid at net asset value, unless payment in cash is requested. If cash payment is requested, checks will be mailed within five days. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Taxes

FEDERAL
Each Fund intends to qualify as a "regulated investment company" under the Code. Such qualification generally will relieve the Funds of liability for federal income taxes to the extent their earnings are distributed in accordance with the Code.
 Each Fund intends to distribute as dividends substantially all of its investment company taxable income each year. With the exception of dividends paid by the Municipal Bond Funds, such dividends will be taxable as ordinary income to a Fund's shareholders regardless of whether a distribution is received in cash or reinvested in additional shares. Such ordinary income distributions will qualify for the dividends received deduction for corporations to the extent of the total qualifying dividends received by the distributing Fund from domestic corporations for the taxable year.
 Dividends derived from net capital gains will be taxable to Fund shareholders as long-term capital gains, regardless of how long the shareholders have held the shares and whether such gains are paid in cash or reinvested in Fund shares. The capital gains will be 20% or 28% rate gains, depending upon the Fund's holding period for the assets the sale of which generated the capital gains.
 Dividends paid by a Fund derived from net investment income, together with distributions from net realized short-term securities gains and all or a portion of any gain realized from the sale or other disposition of certain market discount bonds, paid by such Fund to a foreign investor who is the beneficial owner of such Fund's shares generally are subject to U.S. nonresident withholding taxes at the rate of 30%, unless the foreign investor claims the benefit of a lower rate specified in an applicable tax treaty. Distributions from net realized long-term securities gains paid by the Fund to such foreign investor generally will not be subject to U.S. nonresident withholding tax. However, such distributions may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status.
 Federal regulations generally require the Trust to withhold ("backup withholding") and remit to the U.S. Treasury 31% of dividends and distributions from net realized securities gains paid to a shareholder if such shareholder fails to certify either that the TIN furnished in connection with opening an account is correct, or that such shareholder has not received notice from the IRS of being subject to backup withholding as a result of a failure to properly report taxable dividend or interest income on a federal income tax return. Furthermore, the IRS may notify the Trust to institute backup withholding if the IRS determines a shareholder's TIN is incorrect or if a shareholder has
 52
    Pegasus Funds
failed to properly report taxable dividend and interest income on a federal income tax return.
 Shareholders will be advised at least annually as to the federal income tax consequences of distributions made to them each year. Any dividends declared in October, November or December with a record date before the end of the year will be deemed for federal tax purposes to have been paid by the Fund and received by the shareholders in that year if such dividends are actually paid on or before January 31 of the following year.
 Shareholders considering buying shares of a Fund on or just before the record date of a dividend should be aware that the amount of the dividend payment, although in effect a return of capital, is subject to tax.
 A taxable gain or loss may be realized by a shareholder upon his or her redemption, transfer or exchange of shares of a Fund depending upon the tax basis and their price at the time of redemption, transfer or exchange. If a shareholder has held shares for six months or less and during that time received a distribution taxable as a long-term capital gain, then any loss the shareholder might realize on the sale of those shares will be treated as a long-term loss to the extent of the earlier capital gain distribution.
 It is expected that dividends and certain interest income earned by the International Equity and International Bond Funds from foreign securities will be subject to foreign withholding taxes or other taxes. So long as more than 50% of the value of a Fund's total assets at the close of any taxable year consists of equity securities of foreign corporations, the Fund may elect to treat certain foreign taxes paid by it as on behalf of its shareholders. As a consequence, the amount of such foreign taxes paid by a Fund will be included in its shareholders' income pro rata (in addition to taxable distributions actually received by them), and each shareholder will be entitled (a) to credit the shareholders proportionate amounts of such taxes against the shareholders' U.S. federal income tax liabilities, or (b) if the shareholder itemizes his or her deductions, to deduct such proportionate amounts from his or her U.S. income, should the shareholder so choose.
 The foregoing discussion summarizes some of the important tax considerations generally affecting the Funds and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Funds should consult their tax advisers with specific reference to their own tax situation.

MUNICIPAL BOND FUNDS
Dividends derived from tax-exempt interest income ("exempt-interest dividends") paid by the Municipal Bond Funds may be treated by its shareholders as items of interest excludable from their gross income unless under the circumstances applicable to the particular shareholder the exclusion would be disallowed. (See "Additional Information Concerning Taxes" in the Statement of Additional Information.)
 If a Municipal Bond Fund holds certain so-called "private activity bonds," shareholders will need to include as an item of tax preference for purposes of the federal alternative minimum tax that portion of the dividends paid by the Fund derived from interest received on such bonds. In addition, corporate shareholders will need to take into account all exempt-interest dividends paid by a Municipal Bond Fund in determining certain adjustments for the federal alternative minimum tax.
 If a shareholder has held shares for six months or less and during that time received an exempt-interest dividend attributable to those shares, any loss realized on the sale or exchange of those shares will be disallowed to the extent of the exempt-interest dividend. Interest incurred to purchase or carry shares of a Municipal Bond Fund will not be deductible for federal income tax purposes to the extent related to exempt-interest dividends paid by the Fund.

STATE AND LOCAL
Dividends paid by the Michigan Municipal Bond Fund that are derived from interest attributable to Michigan Municipal Obligations will be exempt from Michigan income tax, Michigan intangibles tax and Michigan single business tax. Conversely, to the extent that the Fund's dividends are derived from interest on obligations other than Michigan Municipal Obligations or certain U.S. Government Obligations (or are derived from short term or long term gains), such dividends will be subject to Michigan income tax, Michigan intangibles tax and Michigan single business tax, even though the dividends may be exempt for federal income tax purposes. The Fund is unable to predict in advance the portion of its dividends that will be derived from interest on Michigan Municipal Obligations, but will mail to its shareholders not later than sixty days after the close of the Fund's taxable year a written notice containing information as to the interest derived from Michigan Municipal Obligations and exempt from Michigan income tax, Michigan intangibles tax and Michigan single business tax.
 Except as noted above with respect to Michigan income taxation, distributions of net income may be taxable to investors as dividend income under other state or local laws even though a substantial portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such income taxes.

MISCELLANEOUS
The Trust may be subject to state or local taxes in jurisdictions in which the Trust may be deemed to be

                                                                Pegasus Funds
doing business. In addition, in those states or localities which have income tax laws, the treatment of the Trust and its shareholders under such laws may differ from treatment under federal income tax laws. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes, which may have different consequences from those of the federal income tax law described above.

Performance Information

From time to time, in advertisements or in reports to shareholders the performance of the Funds may be compared to the performance of other mutual funds with similar investment objectives and to stock and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. In addition, the performance of the Funds may be compared to the S&P 500 Index, the S&P Small Cap Index, the S&P Mid Cap Index (indices of unmanaged groups of common stocks), a combination of the S&P Small Cap and S&P Mid Cap Indices, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of thirty industrial companies listed on the New York Stock Exchange. Performance data as reported in national financial publications such as Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of a Fund.
 A Fund's "yield" refers to the income generated by an investment in a Fund over a thirty-day period for the Asset Allocation, Bond and Municipal Bond Funds identified in the advertisement. This income is then "annualized," i.e., the income generated by the investment during the respective period is assumed to be earned and reinvested at a constant rate and compounded semi-annually and is shown as a percentage of the investment. Each Municipal Bond Fund may from time to time advertise a "tax-equivalent yield" to demonstrate the level of taxable yield necessary to produce an after-tax yield equivalent to that achieved by the Fund. The "tax-equivalent yield" will be computed by dividing the tax-exempt portion of the Fund's yield by a denominator consisting of one minus a stated federal income tax rate and adding the product to that portion, if any, of the Fund's yield which is not tax-exempt.
 The Funds calculate their total returns on an "average annual total return" basis for various periods from the date they commenced investment operations and for other periods as permitted under the rules of the SEC. Average annual total return reflects the average annual percentage change in value of an investment in the Funds over the measuring period. Total returns may also be calculated on an "aggregate total return basis" for various periods. Aggregate total return reflects the total percentage change in value over the measuring period. Both methods of calculating total return also reflect changes in the price of a Fund's shares and assume that any dividends and capital gain distributions made by the Fund during the period are reinvested in Fund shares. When considering average total return figures for periods longer than one year, it is important to note that a Fund's annual total return for any one year in the period might have been greater or less than the average for the entire period.
 The total return performance of the Equity Income, Growth, Small-Cap Opportunity, International Bond and Short Municipal Bond Funds includes performance of a common trust fund managed by FNBC which had substantially the same investment objective, policies, restriction and methodologies as its corresponding Fund for periods before such Fund's registration statement became effective. The common trust funds were not registered under the 1940 Act and therefore were not subject to certain investment restrictions imposed by the 1940 Act. If the common trust funds had registered under the 1940 Act, performance may have been adversely affected.
 The Market Expansion Index Fund may advertise total return data without reflecting the 0.50% transaction fee, if, in accordance with the rules of the SEC, it is accompanied by average annual return data reflecting this fee. Quotations which do not reflect the fee will, of course, be higher than quotations which do.
 Performance of the Funds is based on historical earnings and will fluctuate and is not intended to indicate future performance. The investment performance of an investment in the Funds will fluctuate so that a shareholder's shares, when redeemed, may be worth more or less than their original cost. A Fund's performance data may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. Performance data should also be considered in light of the risks associated with a Fund's portfolio composition, quality, maturity, operating expenses and market conditions. Any fees charged by financial institutions directly to their customer accounts in connection with investments in Fund shares will not be reflected in a Fund's performance calculations.
 54
    Pegasus Funds

General Information

The Trust was organized as a Massachusetts business trust on April 21, 1987 under a Declaration of Trust. The Trust is a series fund having thirty-one series of shares of beneficial interest, each of which evidences an interest in a separate investment portfolio. The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares and to create an unlimited number of series of shares ("Series") representing interests in a portfolio and an unlimited number of classes of shares within a Series. In addition to the Funds described herein, the Trust offers the following investment portfolios: the Money Market, Treasury Money Market, Municipal Money Market, Michigan Municipal Money Market, Cash Management, Treasury Cash Management, Municipal Cash Management, U.S. Government Securities Cash Management and Treasury Prime Cash Management Funds.
  Each Fund described herein and the Money Market Fund offer three classes of shares: Class A, Class B and Class I. The Treasury Money Market, Municipal Money Market and Michigan Money Market Funds offer two classes of shares: Class A and Class I. The Cash Management, Treasury Cash Management, Municipal Cash Management, U.S. Government Cash Management and Treasury Prime Cash Management Funds offer two Classes of shares: Class S and Class I. Each share has $.10 par value, represents an equal proportionate interest in the related Fund with other shares of the same class outstanding, and is entitled to such dividends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of the Board of Trustees.
  Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and each Series entitled to vote on a matter will vote thereon in the aggregate and not by Series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular Series. In addition, shareholders of each of the Series have equal voting rights except that only shares of a particular class within a Series are entitled to vote on matters affecting only that class. Voting rights are not cumulative, and accordingly the holders of more than 50% of the aggregate number of shares of all Trust portfolios may elect all of the Trustees. Each Asset Allocation Fund will vote its Underlying Fund shares in proportion to the votes of all other shareholders of each respective Underlying Funds.
  As of March 31, 1998, FCN and its affiliates held beneficially of record approximately 1.76%, 12.20%, 7.77%, 4.22%, 42.37%, 53.59%, 30.13%, 68.34%,
60.23%, 65.32%, 54.37%, 67.39%, 64.59%, 92.74%, 34.94%, 73.35%, 82.70%, 18.51%,
6.97% and 51.56%, respectively of the outstanding shares of the Managed Assets Conservative, Managed Assets Balanced, Managed Assets Growth, Equity Income, Growth, Mid-Cap Opportunity, Small-Cap Opportunity, Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond, Multi Sector Bond, International Bond, High Yield Bond, Municipal Bond, Intermediate Municipal Bond and Michigan Municipal Bond Funds, respectively.
  Because NBD serves the Trust as Custodian, the Board of Trustees has established a procedure requiring three annual verifications, two of which are unannounced, of all investments held pursuant to the Custodian Agreement, to be conducted by the Trust's independent accountants.
  The Trust does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The Trust's By-Laws provide that special meetings of shareholders of any Series shall be called at the written request of shareholders entitled to cast at least 10% of the votes of a Series entitled to be cast at such meeting. The Trust also stands ready to assist shareholder communications in connection with any meeting of shareholders as prescribed in Section 16(c) of the 1940 Act.
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE FUNDS' OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUNDS' SHARES, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                                                Pegasus Funds

Supplemental Information

RATINGS
The ratings of Rating Agencies represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, the Investment Adviser or Sub-Adviser also will evaluate such obligations and the ability of their issuers to pay interest and principal. Each Fund will rely on the Investment Adviser's or Sub-Adviser's judgment, analysis and experience in evaluating the assets of an issuer. Obligations rated in the lowest of the top four investment grade rating categories (Baa by Moody's or BBB by S&P, Fitch or Duff) are considered to have less capacity to pay interest and repay principal and have certain speculative characteristics.

SHORT-TERM INVESTMENTS
Each Fund and the Money Market Fund may hold the types of short-term U.S. Government obligations described under "Investment Objectives and Policies-- Asset Allocation Funds" above.

U.S. GOVERNMENT OBLIGATIONS
U.S. Government obligations include all types of U.S. Government securities, including U.S. Treasury bonds, notes and bills, and obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Tennessee Valley Authority, Resolution Funding Corporation and Maritime Administration. U.S. Government obligations also include interests in the foregoing securities, including collateralized mortgage obligations guaranteed by a U.S. Government agency or instrumentality, and in Government-backed trusts which hold obligations of foreign governments that are guaranteed or backed by the full faith and credit of the United States.
 Obligations of certain U.S. agencies and instrumentalities such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality.

BANK OBLIGATIONS
Bank obligations in which the Funds and the Money Market Fund may invest include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, the Funds and the Money Market Fund may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on the securities, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities and the possible seizure or nationalization of foreign deposits.
 Obligations issued or guaranteed by foreign branches of U.S. banks (commonly known as "Eurodollar" obligations) or U.S. branches of foreign banks (commonly known as "Yankee dollar" obligations) may be general obligations of the parent bank or obligations only of the issuing branch. Where the obligation is only that of the issuing branch, the parent bank has no legal duty to pay such obligation. Such obligations would thus be subject to risks comparable to those which would be present if the issuing branch were a separate bank. The Money Market Fund will not invest in a Eurodollar obligation if upon making such investment the total Eurodollar obligations which are not general obligations of domestic parent banks would thereby exceed 25% of its total assets.
 Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
 Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by each Fund and the Money Market Fund will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.
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 Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

CERTAIN CORPORATE OBLIGATIONS
Commercial paper in which the Funds and the Money Market Fund may invest consists of short-term, unsecured promissory notes issued by domestic or foreign entities to finance short-term credit needs.

VARIABLE AND FLOATING RATE INSTRUMENTS
Each Fund and the Money Market Fund may invest in variable and floating rate instruments, including without limitation, for each fund other than the Money Market Fund, inverse floating rate debt instruments ("inverse floaters") some of which may be leveraged. The interest rate of an inverse floater resets in the opposite direction from the market rate of interest to which it is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values.
 The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for the Funds and the Money Market Fund to dispose of them if the issuer defaulted on its payment obligation or during periods that a fund is not entitled to exercise demand rights, and the fund could, for these or other reasons, suffer a loss with respect to such instruments. In the absence of an active secondary market, variable and floating rate instruments (including inverse floaters) will be subject to a fund's limitation on illiquid investments. See "Illiquid Securities."

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS
To increase their income, each Fund and the Money Market Fund may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). The Funds and the Money Market Fund will not enter into repurchase agreements with the Investment Adviser, the Sub-Adviser, the Distributor, or any of their affiliates, except as may be permitted by the SEC. Although the securities subject to repurchase agreements may bear maturities exceeding 13 months provided the repurchase agreement itself matures in 13 months or less, the funds generally intend to enter into repurchase agreements which terminate within seven days after notice by them. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement at not less than the repurchase price, marked to market daily. Default by the seller would, however, expose a fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations.
 Each Fund and the Money Market Fund may also obtain funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, a fund will sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a particular date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by a fund may decline below the price of the securities it is obligated to repurchase. Whenever a fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets equal to the repurchase price marked to market daily (including accrued interest) and will subsequently monitor the account to ensure such equivalent value is maintained.

LENDING PORTFOLIO SECURITIES
To increase income or offset expenses, each of the Funds and the Money Market Fund may lend its portfolio securities to financial institutions such as banks and broker dealers in accordance with their investment limitations. Agreements will require that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned plus accrued interest. Collateral for such loans could include cash or securities of the U.S. Government, its agencies or instrumentalities, some of which may bear maturities exceeding 13 months. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a particular fund exceeds one-third of the value of its total assets. Loans of securities involve risk of delay in receiving additional collateral or in recovering the securities loaned or possible loss of rights in the collateral should the borrower of the securities become insolvent. Loans will be made only to borrowers that provide the requisite collateral comprised of liquid assets and when, in the Investment Adviser's or Sub-Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

ZERO COUPON OBLIGATIONS AND PAY-IN-KIND SECURITIES
Each Fund and the Money Market Fund may invest in zero coupon obligations which are discount debt obligations that do not make periodic interest payments although income is generally imputed to the holder on a current basis. The High Yield Bond Fund may invest in pay-in-kind securities which make periodic payments in the form of additional securities (as opposed to

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

cash). Such obligations may have higher price volatility than those which require the payment of interest periodically. The Investment Adviser and Sub-Adviser will consider the liquidity needs of a fund when any investment in zero coupon obligations is made.
 Federal income tax law requires the holder of a zero coupon security or of certain pay-in-kind securities to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability for federal income taxes, each of the Funds and the Money Market Fund that invests in such securities may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements. Such fund will not be able to purchase additional income producing securities with cash used to make such distributions and its current income may be reduced as a result.

WHEN ISSUED PURCHASES AND FORWARD COMMITMENTS
The Funds and the Money Market Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions, which involve a commitment by a fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the fund to lock-in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the yield obtained in a transaction may be less favorable than the yield available in the market when the securities delivery takes place. Each fund's forward commitments and when-issued purchases are not expected to exceed 25% of the value of its total assets absent unusual market conditions. A fund does not earn income with respect to these transactions until the subject securities are delivered to the fund. The Funds, and the Money Market Fund, do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objectives.

FOREIGN SECURITIES
Investments by the Asset Allocation, Equity and Bond Funds and the Money Market Fund in foreign securities, with respect to certain foreign countries, expose them to the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets or diplomatic developments that could affect investment within those countries. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. In addition, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Because of these and other factors, securities of foreign companies acquired by the funds may be subject to greater fluctuation in price than securities of domestic companies.
 Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. Some currency exchange costs may be incurred when a fund changes investments from one country to another.
 Furthermore, some securities may be subject to brokerage taxes levied by foreign governments, which have the effect of increasing the costs of such investments and reducing the realized gain or increasing the realized loss on such securities at the time of sale. Income received by the funds from sources within foreign countries may be reduced by withholding or other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by a fund will reduce its net income available for distribution to investors.

DEPOSITORY RECEIPTS
Each Asset Allocation and Equity Fund and the High Yield Bond Fund may invest in securities of foreign issuers in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and similar securities representing securities of foreign issuers. These securities may not be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities and are denominated in U.S. dollars. Certain such institutions issuing ADRs may not be sponsored by the issuer. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer. EDRs are receipts issued by a European financial institution evidencing ownership of the underlying foreign securities and are generally denominated in foreign currencies. Generally, EDRs, in bearer form, are designed for use in the European securities markets.

SUPRANATIONAL BANK OBLIGATIONS
The Asset Allocation, Equity and Bond Funds and the Money Market Fund may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or
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supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

CONVERTIBLE SECURITIES
Each Fund may invest in convertible securities. A convertible security is a security that may be converted either at a stated price or rate within a specified period of time into a specified number of shares of common stock. By investing in convertible securities, a Fund seeks the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock. The High Yield Bond Fund does not limit convertible securities by rating, and there is no minimal acceptance rating for a convertible security to be purchased or held in the Fund. Therefore, the High Yield Bond Fund invests in convertible securities irrespective of their ratings. This could result in the High Yield Bond Fund purchasing and holding, without limit, convertible securities rated below investment grade by a Rating Agency.

SECURITIES OF INVESTMENT COMPANIES
Each Fund and the Money Market Fund may invest in securities issued by open-end (and closed-end for the Funds) investment companies which principally invest in securities in which such fund invests. Under the 1940 Act, a fund's investment in such securities, subject to certain exceptions, currently is limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the fund's net assets with respect to any one investment company and (iii) 10% of the fund's net assets in the aggregate. Such purchases will be made in the open market where no commission or profit to a sponsor or dealer results from the purchase other than the customary brokers' commissions. As a shareholder of another investment company, each of the Funds and the Money Market Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that a fund bears directly in connection with its own operations.

ASSET BACKED SECURITIES
Asset Backed Securities acquired by the Asset Allocation, Equity and Bond Funds consist of both mortgage and non-mortgage backed securities. Asset backed securities held by the Funds arise through the grouping by governmental, government-related and private organizations of loans, receivables and other assets originated by various lenders ("Asset Backed Securities"), as described below.
 The yield characteristics of Asset Backed Securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e. loans) generally may be prepaid at any time. As a result, if an Asset Backed Security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an Asset Backed Security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. In calculating the average weighted maturity of the Funds, the maturity of Asset Backed Securities will be based on estimates of average life.
 Prepayments on Asset Backed Securities generally increase with falling interest rates and decrease with rising interest rates. Prepayment rates are also influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise the value of an Asset Backed Security with prepayment features may not increase as much as that of other fixed income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.
 These characteristics may result in higher level of price volatility for these assets under certain market conditions. In addition, while the trading market for short-term mortgages and Asset Backed Securities is ordinarily quite liquid, in times of financial stress the trading market for these securities sometimes becomes restricted.
 Mortgage backed securities represent an ownership interest in a pool of mortgages, the interest on which is in most cases issued and guaranteed by an agency or instrumentality of the U.S. Government, although not necessarily by the U.S. Government itself. Mortgage backed securities include collateralized mortgage obligations ("CMOs"), real estate investment trusts ("REITs") and mortgage pass-through certificates.
 CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of

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

ways. The multiple class securities may be issued or guaranteed by U.S. Government agencies or instrumentalities, including the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"), or issued by trusts formed by private originators of, or investors in, mortgage loans. Classes in CMOs which the Funds may hold are known as "regular" interests. CMOs also issue "residual" interests, which in general are junior to and more volatile than regular interests. The Funds do not intend to purchase residual interests.
 Mortgage pass-through certificates provide the holder with a pro rata interest in the underlying mortgages. One type of such certificate in which the Funds may invest is a GNMA Certificate which is backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government. Another type is a FNMA Certificate, the principal and interest of which are guaranteed only by FNMA itself, not by the full faith and credit of the U.S. Government. Another type is a FHLMC Participation Certificate which is guaranteed by FHLMC as to timely payment of principal and interest. However, like a FNMA security, it is not guaranteed by the full faith and credit of the U.S. Government. Privately issued mortgage backed securities will carry a rating at the time of purchase of at least A by S&P or by Moody's or, if unrated, will be in the Investment Adviser's opinion equivalent in credit quality to such rating. Mortgage backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government.
 The Funds may also invest in non-mortgage backed securities including interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Non-mortgage backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities.
 Non-mortgage backed securities involve certain risks that are not presented by mortgage backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Most issuers of motor vehicle receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related motor vehicle receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the motor vehicle receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

STRIPPED GOVERNMENT OBLIGATIONS
The Asset Allocation, Bond and Municipal Bond Funds and the Money Market Fund may purchase Treasury receipts and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government obligations. These participations, which may be issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks and other institutions, are issued at a discount to their "face value," and, for each fund other than the Money Market Fund, may include stripped mortgage backed securities ("SMBS"), which are derivative multi-class mortgage securities. Stripped securities, particularly SMBS, may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.
 SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class will receive all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. With respect to investments in interest only securities, should the underlying obligations experience greater than anticipated prepayments of principal, a Fund may fail to fully recoup its initial investment in these securities. The market value of the class consisting entirely of principal payments may be more volatile in response to change in interest rates. The yields on a class SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage backed obligations because their cash flow patterns are more volatile. For interest only securities, there is a greater risk that the initial investment will not be fully recouped.

RISKS RELATED TO LOWER-RATED SECURITIES
The Asset Allocation, Equity, International Bond and High Yield Bond Funds may purchase lower-rated securities (commonly known as junk bonds). While any
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

investment carries some risk, some of the risks associated with lower-rated securities are different from the risks associated with investment grade securities. The risk of loss through default is greater because lower-rated securities are usually unsecured and are often subordinate to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates. Consequently, the market price of these securities, and the net asset value of a fund's shares, may be quite volatile.
 RELATIVE YOUTH OF LOWER-RATED SECURITIES' MARKET. Because the market for lower-rated securities, at least in its present size and form, is relatively new, there remains some uncertainty about its performance level under adverse market and economic environments. An economic downturn or increase in interest rates could have a negative impact on both the market for lower-rated securities (resulting in a greater number of bond defaults) and the value of lower-rated securities held in a fund's portfolio.
 SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. The economy and interest rates can affect lower-rated securities differently than other securities. For example, the prices of lower-rated securities are more sensitive to adverse economic changes or individual corporate developments than are the prices of higher-rated investments. Also, during an economic downturn or a period in which interest rates are rising significantly, highly leveraged issuers may experience financial difficulties, which, in turn, would adversely affect their ability to service their principal and interest payment obligations, meet projected business goals and obtain additional financing. If the issuer of a security defaults, a fund may incur additional expenses to seek recovery. In addition, periods of economic uncertainty would likely result in increased volatility for the market prices of securities as well as a fund's net asset value. In general, both the prices and yields of lower-rated securities will fluctuate.
 LIQUIDITY AND VALUATION. In certain circumstances it may be difficult to determine a security's fair value due to a lack of reliable objective information. Such instances occur when there is not an established secondary market for the security or the security is thinly traded. As a result, a fund's valuation of a security and the price it is actually able to obtain when it sells the security could differ.
 Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities held by a fund, especially in a thinly traded market. Illiquid or restricted securities held by a fund may involve special registration responsibilities, liabilities and costs, and could involve other liquidity and valuation difficulties.
 CONGRESSIONAL PROPOSALS. Current laws, as well as pending proposals, may have a material impact on the market for lower-rated securities.

MUNICIPAL AND RELATED OBLIGATIONS
Municipal Obligations that may be acquired by the Asset Allocation, Bond and Municipal Bond Funds may include general obligations, revenue obligations, notes and moral obligations bonds. Each of these Funds, other than the Municipal Bond Funds, currently intends to invest no more than 25% of its total assets in Municipal Obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility, class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source such as the user of the facility being financed. Private activity bonds (i.e. bonds issued by industrial development authorities) are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of a private activity bond is usually directly related to the credit standing of the private user of the facility involved. From time to time, a Municipal Bond Fund may invest more than 25% of the value of its total assets in industrial development bonds which, although issued by industrial development authorities, may be backed only by the assets and revenues of the nongovernmental users. The Municipal Bond Funds may invest without limitation in such Municipal Obligations if the Investment Adviser determines that their purchase is consistent with such Fund's investment objective. Although interest paid on private activity bonds is exempt from regular federal income tax, it may be treated as a specific tax preference item under the federal alternative minimum tax. Where a fund receives such interest, a proportionate share of its exempt-interest dividends also may be treated as a tax preference item to the recipient shareholders. See "Description of the Funds--Risk Factors--Municipal Obligations." See also "Taxes."
 Notes are short-term instruments which are obligations of the issuing municipalities or agencies and are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues. Moral obligation bonds are normally issued by a special purpose public authority. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. Municipal Obligations also include municipal lease/purchase agreements which are similar to installment purchase contracts for property or equipment issued by municipalities. The funds will only invest in rated municipal lease/purchase agreements.

                                                                Pegasus Funds
                                                                            A-
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

 There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue.
 Each Municipal Bond Fund may invest more than 25% of the value of its total assets in Municipal Obligations which are related in such a way that an economic, business or political development or change affecting one such security also would affect the other securities; for example, securities the interest upon which is paid from revenues of similar types of projects, or securities of issuers that are located in the same state. As a result, a Municipal Bond Fund may be subject to greater risk as compared to a fund that does not follow this practice.
 Certain municipal lease/purchase obligations in which the Municipal Bond Funds may invest may contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease/purchase obligations are secured by the leased property, disposition of the leased property in the event of foreclosure might prove difficult. In evaluating the credit quality of a municipal lease/purchase obligation that is unrated, the Investment Adviser will consider, on an ongoing basis, a number of factors including the likelihood that the issuing municipality will discontinue appropriating funding for the leased property.
 Among other securities, the Municipal Bond Funds may purchase short-term Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes and other forms of short-term loans. Such notes are issued with a short-term maturity in anticipation of the receipt of tax or other funds, the proceeds of bonds or other revenues.
 Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issues at the time of issuance. Neither the Funds nor the Investment Adviser will review the proceedings relating to the issuance of Municipal Obligations or the bases for such opinions.

CUSTODIAL RECEIPTS AND CERTIFICATES OF PARTICIPATION
The Asset Allocation, Bond and Municipal Bond Funds and the Money Market Fund may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) where the trust participations evidence ownership in either the future interest payments or the future principal payments on the U.S. Treasury obligations. These participations are normally issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.
 Securities acquired by the Municipal Bond Funds may be in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain Municipal Obligations. Such securities are held in custody by a bank on behalf of holders of the receipts. These custodial receipts are known by various names, including "Municipal Receipts," "Municipal Certificates of Accrual on Tax-Exempt Securities" ("M-CATS") and "Municipal Zero-Coupon Receipts." The Municipal Bond Funds may also purchase from time to time certificates of participation that, in the opinion of counsel to the issuer, are exempt from federal income tax. A certificate of participation gives a Fund an undivided interest in a pool of Municipal Obligations. Certificates of participation may have fixed, floating or variable rates of interest. If a certificate of participation is unrated, the Investment Adviser will have determined that the instrument is of comparable quality to those instruments in which the Investment Adviser may invest pursuant to guidelines approved by the Board of Trustees.

TENDER OPTION BONDS
The Municipal Bond Funds may hold tender option bonds, which are Municipal Obligations (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that have been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the Municipal Obligation's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. The Investment Adviser, on behalf of a Fund, will consider on an ongoing basis the assets of the issuer of the underlying Municipal Obligation, of any custodian and of the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in
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  7 Pegasus Funds
the event of a default in payment of principal or interest on the underlying Municipal Obligations and for other reasons.

STAND-BY COMMITMENTS
The Asset Allocation, Bond and Municipal Bond Funds may acquire "stand-by commitments" with respect to Municipal Obligations held in their portfolios. Under a stand-by commitment, a Fund obligates a broker, dealer or bank to repurchase, at the Fund's option, specified securities at a specified price and, in this respect, stand-by commitments are comparable to put options. The exercise of a stand-by commitment therefore is subject to the ability of the seller to make payment on demand. A Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. A Fund may pay for stand-by commitments if such action is deemed necessary, thus increasing to a degree the cost of the underlying Municipal Obligation and similarly decreasing such securities yield to investors.

OPTIONS TRANSACTIONS
Each Fund is permitted to invest up to 5% of its assets, represented by the premium paid, in the purchase of call and put options. Options transactions are a form of derivative security.
 Each Fund is permitted to purchase call and put options in respect of specific securities (or groups or "baskets" of specific securities) in which the Fund may invest. A Fund may write (i.e., sell) covered call option contracts on securities owned by the Fund not exceeding 25% of the market value of its net assets at the time such option contracts are written. Each Fund also may purchase call options to enter into closing purchase transactions. The Funds also may write covered put option contracts to the extent of 25% of the value of their net assets at the time such option contracts are written. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at the exercise price at any time during the option period. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at the exercise price at any time during the option period. A covered put option sold by a Fund exposes it during the term of the option to a decline in price of the underlying security or securities. A put option sold by a Fund is covered when, among other things, cash or liquid securities are placed in a segregated account with the Fund's custodian to fulfill the obligation undertaken.
 The Asset Allocation Funds, the International Equity Fund and the International Bond Fund may also purchase and sell call and put options on foreign currency for the purpose of hedging against changes in future currency exchange rates. Call options convey the right to buy the underlying currency at a price which is expected to be lower than the spot price of the currency at the time the option expires. Put options convey the right to sell the underlying currency at a price which is anticipated to be higher than the spot price of the currency at the time the option expires.
 Each Fund also may purchase cash-settled options on interest rate swaps, interest rate swaps denominated in foreign currency and equity index swaps. See "Interest Rate and Equity Index Swaps" below. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.
 Each Fund may purchase and sell call and put options on stock indexes listed on U.S. securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Fund will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS
Each Fund may enter into futures contracts and options on future contracts. The Equity Funds may enter into stock index futures contracts and all Funds may enter into interest rate futures contracts and currency futures contracts, and options with respect thereto. See "Options Transactions" above. These transactions will be entered into as a substitute for comparable market positions in the underlying securities or for hedging purposes. A Fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. To the extent a Fund engages in the use of futures and options on futures for other than bona fide hedging purposes, the Fund may be subject to additional risk. Although none of these Funds would be a commodity pool, each would be subject to rules of the CFTC limiting the extent to which it could engage in these transactions.
                                                                Pegasus Fund8A-s

Futures and options transactions are a form of derivative security. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so.

FOREIGN CURRENCY TRANSACTIONS
The Asset Allocation, International Equity and International Bond Funds may engage in currency exchange transactions either on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market, or through entering into forward contracts to purchase or sell currencies. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which must be more than two days from the date of the contract, at a price set at the time of the contract. These contracts are entered into in the interbank market conducted directly between currency traders (typically commercial banks or other financial institutions) and their customers. They may be used to reduce the level of volatility caused by changes in foreign currency exchange rates or when such transactions are economically appropriate for the reduction of risks in the ongoing management of the Funds. Although forward currency exchange contracts may be used to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such currency increase. The Funds also may combine forward currency exchange contracts with investments in securities denominated in other currencies.
 Each of these Funds also may maintain short positions in forward currency exchange transactions, which would involve it agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Fund contracted to receive in the exchange.

OPTIONS ON FOREIGN CURRENCY
The Asset Allocation Funds, the International Equity Fund and the International Bond Fund may purchase and sell call and put options on foreign currency for the purpose of hedging against changes in future currency exchange rates. Call options convey the right to buy the underlying currency at a price which is expected to be lower than the spot price of the currency at the time the option expires. Put options convey the right to sell the underlying currency at a price which is anticipated to be higher than the spot price of the currency at the time the option expires. The Funds may use foreign currency options for the same purposes as forward currency exchange and futures transactions, as described herein. See also "Options" and "Currency Futures and Options on Currency Futures" below.

RISKS ASSOCIATED WITH FUTURES, OPTIONS AND FOREIGN CURRENCY TRANSACTIONS AND OPTIONS
To the extent a Fund is engaging in a futures or option transaction as a hedging device, due to the risk of an imperfect correlation between securities in its portfolio that are the subject of a hedging transaction and the futures contract or option used as a hedging device, it is possible that the hedge will not be fully effective. In futures contracts and options based on indices, the risk of imperfect correlation increases as the composition of the Fund varies from the composition of the index. In an effort to compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of contracts, the Fund may buy or sell futures contracts and options in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the futures contract has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect the Fund's net investment results if market movements are not as anticipated when the hedge is established.
 Successful use of futures and options by a Fund also is subject to the Investment Adviser's or Sub-Adviser's ability to predict correctly movements in the direction of securities prices, interest rates, currency exchange rates and other economic factors. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.
 Although a Fund intends to enter into futures contracts and options transactions only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. See "Illiquid Securities" above. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. If it is not possible, or the Fund determines not, to close a futures position in anticipation of adverse price movements, the Fund will be required to make daily cash payments of variation margin. In such circumstances, an increase in the value of the portion of the portfolio being
 A-
  9 Pegasus Funds
hedged, if any, may offset partially or completely losses on the futures contract.
 Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. The foreign currency market offers less protection against defaults in the forward trading of currencies than is available when trading in currencies occurs on an exchange. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive the Fund of unrealized profits or force the Fund to cover its commitments for purchase or resale, if any, at the current market price.
 Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and a trader may look only to the broker for performance on the contract. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.

INTEREST RATE AND EQUITY INDEX SWAPS
Each Fund may enter into interest rate swaps and equity index swaps, to the extent described under "Description of the Funds--Management Policies," in pursuit of their respective investment objectives. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Equity index swaps involve the exchange by a Fund with another party of cash flows based upon the performance of an index or a portion of an index which usually includes dividends. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. Swaps are a form of derivative security.
 Each Fund usually will enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. If a Fund enters into a swap, it would maintain a segregated account in the full amount accrued on a daily basis of the Fund's obligations with respect to the swap. The Funds will enter into swap transactions with counterparties only if: (1) for transactions with maturities under one year, such counterparty has outstanding short-term paper rated at least A-1 by S&P, Prime-1 by Moody's, F-1 by Fitch or Duff-1 by Duff, or (2) for transactions with maturities greater than one year, the counterparty has outstanding debt securities rated at least Aa by Moody's or AA by S&P, Fitch or Duff.
 The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit on the amount of swap transactions that may be entered into by a Fund. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps is limited to the net amount of payments that a Fund is contractually obligated to make. If the other party to a swap defaults, the relevant Fund's risk of loss consists of the net amount of payments that such Fund contractually is entitled to receive.

RESTRICTED AND ILLIQUID SECURITIES
Each Fund and the Money Market Fund will not invest more than 15% (10% for the Money Market Fund) of the value of their respective total net assets in securities that are illiquid. Securities having legal or contractual restrictions on resale and with no readily available market, and instruments (including repurchase agreements, variable and floating rate instruments and time deposits) that do not provide for payment to the Funds within seven days after notice are subject to this limitation. Securities that have legal or contractual restrictions on resale but have a readily available market are not deemed to be illiquid for purposes of this limitation.
 The Funds and the Money Market Fund may purchase securities which are not registered under the Securities Act of 1933, as amended (the "1933 Act"), but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered to be illiquid so long as it is determined by the Board of Trustees or the Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a Fund and the Money Market Fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities. The ability to sell to qualified

                                                                Pegasus Funds
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

institutional buyers under Rule 144A is a recent development, and it is not possible to predict how this market will develop. The Board of Trustees will carefully monitor any investments by a fund in these securities.

PORTFOLIO TURNOVER
Generally, the Funds will purchase securities for capital appreciation or investment income, or both, and not for short-term trading profits. However, a Fund may sell a portfolio investment soon after its acquisition if the Investment Adviser or Sub-Adviser believes that such a disposition is consistent with or in furtherance of the Fund's investment objective. Fund investments may be sold for a variety of reasons, such as more favorable investment opportunities or other circumstances. As a result, such Funds are likely to have correspondingly greater brokerage commissions and other transaction costs which are borne indirectly by shareholders. Portfolio turnover may also result in the realization of substantial net capital gains.
 Asset reallocation decisions for the Asset Allocation Funds typically will occur on a monthly basis. However, if market conditions warrant, the Investment Adviser may make more frequent reallocation decisions which will result in a higher portfolio turnover rate. The Asset Allocation Funds will purchase or sell shares of the Underlying Funds: (a) to accommodate purchases and redemptions of each Asset Allocation Fund's shares; (b) in response to market or other economic conditions; and (c) to maintain or modify the allocation of each Asset Allocation Fund's assets among the Underlying Funds within its target asset allocation ranges. See "Taxes--Federal" in the Prospectus and "Additional Information Concerning Taxes" in the Statement of Additional Information. While it is not possible to accurately predict portfolio turnover rates, the annual turnover rates for the Market Expansion Index Fund and Short Municipal Bond Fund are not expected to exceed 100% and 100%, respectively.
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

Debt Ratings

CORPORATE BOND RATINGS
Excerpts from Moody's description of its corporate bond ratings: Aaa--judged to be the best quality, carry the smallest degree of investment risk and are generally referred to as "gilt edged"; Aa--judged to be of high quality by all standards; A--deemed to have many favorable investment attributes and considered as upper medium grade obligations; Baa--considered as medium grade obligations, i.e. they are neither highly protected nor poorly secured; Ba, B, Caa, Ca, C--protection of interest and principal payments is questionable (Ba indicates some speculative elements, B represents bonds that generally lack characteristics of the desirable investment, Caa represents bonds which are in poor standing, Ca represents a high degree of speculation and C represents the lowest rated class of bonds); Caa, Ca and C bonds may be in default. Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from Aa to B in its bond rating systems. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks at the lower end of its generic rating category.
 An S&P corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. Debt rated "AAA" has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong. Debt rated "AA" is considered to have a very strong capacity to pay interest and to repay principal and differs from the highest rated issues only in small degree. Debt rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. The obligor's capacity to meet its financial commitment on the obligation is still strong. Debt rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation. Debt rated "BB," "B," "CCC," "CC" or "C" is regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions. Debt rated "D" is in payment default. This rating is used when payments on an obligation are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating is also used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
 Excerpts from Fitch's description of its corporate bond ratings: "AAA"-- considered to be investment grade and have the lowest expectation of credit risk. The obligor has an exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events; "AA"--judged to be investment grade and have a very low expectation of credit risk. The obligor has a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events; "A"--considered investment grade and have a low expectation of credit risk. The obligor has a strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings; "BBB" is considered to be investment grade and indicates that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity; "BB," "B," "CCC," "CC," "C," " DDD," "DD," and "D"-- regarded as speculative investments. The ratings "BB" to "C" represent the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" designates the highest potential for recovery of amounts outstanding on any securities involved. The ratings from "AA" to "C" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
 The following summarizes the ratings used by Duff for corporate debt. Debt rated "AAA" is of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt. Debt rated "AA" is of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions. Debt rated "A" has protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress. Debt rated "BBB" possess below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles. Debt rated below "BBB" is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met

                                                                Pegasus Funds
                                                                            B-
when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" represents defaulted obligations. To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus or minus sign to show relative standing within these major categories.

COMMERCIAL PAPER RATINGS
A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The designation "A-1" indicates the degree of safety regarding timely payment is considered to be strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The designation "A-2" indicates the capacity for timely payment is satisfactory, however, the relative degree of safety is very strong it is not as high as for issues designated "A-1." The designation "A-3" indicates the capacity for timely payment; however, they are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. The designation "B" indicates that the issue has only a speculative capacity for timely payment. The designation "C" indicates that the issue has a doubtful capacity for payment. Commercial paper rated "D" indicates that the issue is in payment default. The "D" rating category is used when interest payments of principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period. Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The rating "Prime-1" is the highest commercial paper rating assigned by Moody's. Issuers (or related supporting institutions) rated "Prime-1" are considered to have a superior ability for repayment of senior short-term debt obligations. Issuers (or related supporting institutions) rated "Prime-2" are considered to have a strong ability for repayment of senior short-term debt obligations. Issuers (or related supporting institutions) rated "Prime 3" are considered to have an acceptable ability for repayment of senior short-term debt obligations. Moody's uses the designation "Not Prime" for issuers that do not fall within any of the Prime rating categories.
 Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The designation "F-1" indicates that the securities possess the strongest capacity for timely payment of financial commitments. Those securities determined to possess exceptionally strong credit quality are denoted with a plus (+) sign designation. Securities rated "F-2" are considered to possess satisfactory capacity for timely payment of financial commitments. Securities rated "F-3" possess an adequate capacity for timely payment of financial commitments; however, near term adverse changes could result in a reduction to non-investment grade. Securities rated "D" are in actual or imminent payment default.
 The three highest rating categories of Duff for short-term debt are "D-1," "D-2" and "D-3." Duff employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. "D-1+" indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations. "D-1" indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor. "D-1-" indicates high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small. "D-2" indicates good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. "D-3" indicates satisfactory liquidity and other protection factors qualify issues as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected. D&P may also rate short-term municipal debt as "D-4" or "D-5." "D-4" indicates speculative investment characteristics. "D-5" indicates that the issuer has failed to meet scheduled principal and/or interest payments.

UNRATED SECURITIES
Unrated securities are securities which have not been rated by a nationally recognized statistical rating organization.
 B-
  2 Pegasus Funds

Prospectus                           April 30, 1998          PEGASUS FUNDS
                                                              C/O NBD BANK
                                                            900 TOWER DRIVE
                                                             TROY, MICHIGAN
                                                                 48098

                                                           24 HOUR YIELD AND
                                                              PERFORMANCE
                                                              INFORMATION
                                                              PURCHASE AND
                                                               REDEMPTION
                                                                ORDERS:
                                                             (800) 688-3350

Pegasus Funds (the "Trust") is offering in this Prospectus Class A shares in the following eighteen investment portfolios (the "Funds"), divided into four general fund types: Asset Allocation; Equity; Bond; and Money Market. The Asset Allocation, Equity and Bond Funds are sometimes collectively referred to as "Non-Money Market Funds."

ASSET ALLOCATION FUNDS                  BOND FUNDS


The Managed Assets Conservative Fund    The Intermediate Bond Fund
The Managed Assets Balanced Fund        The Bond Fund
The Managed Assets Growth Fund          The Short Bond Fund

                                        The Multi Sector Bond Fund
EQUITY FUNDS                              (formerly The Income Fund)

                                        The International Bond Fund
The Equity Income Fund                  The High Yield Bond Fund
The Growth Fund

The Mid-Cap Opportunity Fund            MONEY MARKET FUND
The Small-Cap Opportunity Fund

The Intrinsic Value Fund                The Money Market Fund
The Growth and Value Fund

The Equity Index Fund

The International Equity Fund
 By this Prospectus, Class A shares of each Fund are being offered without a sales charge to certain qualified employee benefit plans.

 This Prospectus sets forth concisely information that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Trust, contained in a Statement of Additional Information, has been filed with the Securities and Exchange Commission (the "SEC") and is available upon request and without charge by writing to the Trust at the above address. The Statement of Additional Information for the Money Market Fund and the Statement of Additional Information for the Non-Money Market Funds are each dated April 30, 1998, and incorporated by reference into this Prospectus in their entirety.

 Investors should recognize that the share price, yield and investment return of each Fund fluctuate and are not guaranteed.

 THE HIGH YIELD BOND FUND'S PORTFOLIO CONSISTS PRIMARILY OF LOWER-RATED CORPORATE DEBT OBLIGATIONS, WHICH ARE COMMONLY REFERRED TO AS "JUNK BONDS." THESE LOWER-RATED BONDS MAY BE MORE SUSCEPTIBLE TO REAL OR PERCEIVED ADVERSE ECONOMIC CONDITIONS THAN INVESTMENT GRADE BONDS. THESE LOWER-RATED BONDS ARE REGARDED AS PREDOMINANTLY SPECULATIVE WITH REGARD TO EACH ISSUER'S CONTINUING ABILITY TO MAKE INTEREST AND PRINCIPAL PAYMENTS (I.E., THE BONDS ARE SUBJECT TO THE RISK OF DEFAULT). IN ADDITION, THE SECONDARY TRADING MARKET FOR LOWER-RATED BONDS MAY BE LESS LIQUID THAN THE MARKET FOR INVESTMENT GRADE BONDS. PURCHASERS SHOULD CAREFULLY ASSESS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE HIGH YIELD BOND FUND. SEE THE SECTIONS OF THIS PROSPECTUS ENTITLED "RISK FACTORS -- LOWER-RATED SECURITIES" AND "SUPPLEMENTAL INFORMATION." THE HIGH YIELD BOND FUND'S SUB-ADVISER WILL ENDEAVOR TO LIMIT THESE RISKS THROUGH DIVERSIFYING THE PORTFOLIO AND THROUGH CAREFUL CREDIT ANALYSIS OF INDIVIDUAL ISSUERS.

SHARES OF THE TRUST ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED OR OTHERWISE SUPPORTED BY, FIRST CHICAGO NBD CORPORATION OR ITS AFFILIATES, AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY GOVERNMENTAL AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THERE CAN BE NO ASSURANCE THAT THE MONEY MARKET FUND WILL BE ABLE TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Table of Contents

   3 Highlights
   5 Fund Expenses
   7 Financial Highlights
  13 Description of the Funds
  20 How to Buy Shares
  22 How to Exchange Shares
  22 How to Redeem Shares
  22 Management of the Trust
  25 Dividends and Distributions
  25 Taxes
  26 Performance Information
  27 General Information
 A-1 Supplemental Information
 B-1 Debt Ratings

Highlights

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

INVESTMENT OBJECTIVES AND MANAGEMENT POLICIES
Each Fund's investment objective is set forth on pages 3 and 4 of this Prospectus. Each Asset Allocation Fund will invest substantially all of its assets in Class I shares in each of the Funds (collectively, the "Underlying Funds").

INVESTMENT ADVISER
First Chicago NBD Investment Management Company ("FCNIMCO") is the investment adviser to each of the Funds (the "Investment Adviser"). Each Fund has agreed to pay the Investment Adviser an annual fee as set forth under "Management of the Funds." Federated Investment Counseling ("Federated" or the "Sub-Adviser") serves as sub-adviser to the High Yield Bond Fund. The Sub-Adviser's fee is paid by FCNIMCO and not by the High Yield Bond Fund.

HOW TO BUY SHARES
Class A shares are sold at net asset value with no sales charge to certain qualified benefit plans, among others. Investors purchasing Class A shares through their Eligible Retirement Plans (as defined under "How to Buy Shares") should contact such plans directly for appropriate instructions, as well as for information about conditions pertaining to the plans and any related fees. Class A shares may be purchased for an Eligible Retirement Plan only by a custodian, trustee, investment manager or other entity authorized to act on behalf of such plan. Class A shares of each Fund are subject to a shareholder servicing fee.
 See "How to Buy Shares" on page 20 of this Prospectus.

HOW TO REDEEM SHARES
Generally, investors should contact their plan administrator for redemption instructions.
 See "How to Redeem Shares" on page 22 of this Prospectus.

INVESTMENT RISKS
Investments in the Funds are subject to a number of risks. Certain of the Funds may invest in equity securities, debt securities, lower-rated securities (commonly known as junk bonds), foreign securities, foreign currency and foreign commodity transactions, mortgage-related securities, derivative instruments and in other Funds. Additionally, the International Equity and International Bond Funds are non-diversified.
 See "Description of the Funds--Risk Factors" on page 18 of this Prospectus for a description of certain risks associated with such investments and with an investment in non-diversified funds.

Pegasus Funds

ASSET ALLOCATION FUNDS
These Funds offer investors a convenient means of investing in shares of the Underlying Funds in order to achieve a target asset allocation in the Equity, Debt and Cash Equivalent market sectors.
 The MANAGED ASSETS CONSERVATIVE FUND seeks to provide long-term total return; capital appreciation is a secondary consideration.
 The MANAGED ASSETS BALANCED FUND seeks to achieve long-term total return through a combination of capital appreciation and current income.
 The MANAGED ASSETS GROWTH FUND seeks to achieve long-term total return; current income is a secondary consideration.

EQUITY FUNDS
These Funds will invest principally in common stocks, preferred stocks and convertible securities, including those in the form of depository receipts, as well as warrants to purchase such securities (collectively, "Equity Securities"):
 The EQUITY INCOME FUND seeks to provide income; capital appreciation and growth of earnings are secondary, but nonetheless important, goals. In seeking to achieve its objective, this Fund will invest primarily in income-producing Equity Securities of domestic issuers.
 The GROWTH FUND seeks long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of domestic issuers believed by the Investment Adviser to have above-average growth characteristics.
 The MID-CAP OPPORTUNITY FUND seeks to achieve long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of companies with intermediate market capitalizations.
 The SMALL-CAP OPPORTUNITY FUND seeks long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of companies with small capitalizations.
 The INTRINSIC VALUE FUND seeks to provide long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities believed by the Investment Adviser to represent a value or potential worth which is not fully recognized by prevailing market prices.

                                                                Pegasus Funds

 The GROWTH AND VALUE FUND seeks to achieve long-term capital growth, with income a secondary consideration. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of larger companies that are attractively priced relative to their growth potential.
 The EQUITY INDEX FUND seeks to provide a return which substantially duplicates the price and yield performance of domestically traded common stock in the aggregate, as represented by the Standard & Poor's Composite Stock Price Index (the "S&P 500 Index").
 The INTERNATIONAL EQUITY FUND seeks to achieve long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of foreign issuers.

BOND FUNDS
These Funds will invest principally in a broad range of debt securities ("Debt Securities"). Debt Securities in which the Bond Funds normally invest include:
(i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; (ii) corporate, bank and commercial obligations; (iii) securities issued or guaranteed by foreign governments, their agencies or instrumentalities; (iv) securities issued by supranational banks; (v) mortgage backed securities; (vi) securities representing interests in pools of assets; and (vii) variable-rate bonds, zero coupon bonds, debentures, and various types of demand instruments. Obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may include mortgage backed securities, as well as "stripped securities" (both interest-only and principal-only) and custodial receipts for Treasury securities:
 The INTERMEDIATE BOND FUND seeks to maximize total rate of return while providing relative stability of principal by investing predominantly in intermediate-term Debt Securities. While the Fund may purchase securities with maturities or average lives of up to 15 years, during normal market conditions, its average portfolio maturity is expected to be between 3 and 6 years.
 The BOND FUND seeks to maximize total rate of return by investing predominantly in intermediate and long-term Debt Securities. During normal market conditions, the Fund's average weighted portfolio maturity is expected to be between 6 and 12 years.
 The SHORT BOND FUND seeks to maximize total rate of return while providing relative stability of principal. While the Fund may purchase Debt Securities with maturities or average lives of up to 10 years, during normal market conditions, its average weighted portfolio maturity will be limited to a maximum of 3 years.
 The MULTI SECTOR BOND FUND seeks to provide as high a level of current income as is consistent with relative stability of principal. In seeking to achieve its objective, this Fund will invest primarily in a portfolio of U.S. dollar denominated investment grade Debt Securities of domestic and foreign issuers which, under normal market conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The INTERNATIONAL BOND FUND seeks both long-term capital appreciation and current income. In seeking to achieve its objective, the Fund will invest primarily in investment grade Debt Securities of foreign issuers.
 The HIGH YIELD BOND FUND seeks high current income. In seeking to achieve its objective, the Fund will invest primarily in a diversified portfolio of fixed income securities which, under normal market conditions, are expected to be lower-rated corporate debt obligations or unrated obligations of comparable quality.

MONEY MARKET FUND
This Fund seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, the Fund uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the 1940 Act:
 The MONEY MARKET FUND seeks to provide a high level of current income consistent with the preservation of capital and liquidity. This Fund will invest in high quality "money market" instruments described on page 17.
  4
    Pegasus Funds

Fund Expenses

The purpose of the following tables is to assist investors in understanding the various costs and expenses that an investor in a Fund will bear, the payment of which will reduce an investor's return on an annual basis.

Expense Table

                  SHAREHOLDER TRANSACTION EXPENSES                    ALL FUNDS
-------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases (as a percentage of offer-
 ing price)                                                             None
-------------------------------------------------------------------------------
Sales Charge on Reinvested Dividends                                    None
-------------------------------------------------------------------------------
Maximum Deferred Sales Charge Imposed on Redemptions (as a percent-
 age of the amount subject to charge)                                   None
-------------------------------------------------------------------------------
Redemption Fees                                                         None
-------------------------------------------------------------------------------
Exchange Fees                                                           None
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

                                            12B-                    TOTAL
                           MANAGEMENT FEES   1     OTHER          OPERATING
                            AFTER WAIVERS   FEES EXPENSES(1)    EXPENSES(1)(4)
-------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conserva-
 tive Fund                      0.52%(2)(3) None   0.73%(2)(3)      1.25%(2)(3)
Managed Assets Balanced
 Fund                           0.52%(2)(3) None   0.73%(2)(3)      1.25%(2)(3)
Managed Assets Growth
 Fund                           0.23%(2)(3) None   1.02%(2)(3)      1.25%(2)(3)
-------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund              0.50%       None   0.45%            0.95%
Growth Fund                     0.60%       None   0.47%            1.07%
Mid-Cap Opportunity Fund        0.60%       None   0.54%            1.14%
Small-Cap Opportunity
 Fund                           0.70%       None   0.49%            1.19%
Intrinsic Value Fund            0.60%       None   0.49%            1.09%
Growth and Value Fund           0.60%       None   0.51%            1.11%
Equity Index Fund               0.10%       None   0.55%            0.65%
International Equity Fund       0.80%       None   0.52%            1.32%
-------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund          0.40%       None   0.50%            0.90%
Bond Fund                       0.40%       None   0.48%            0.88%
Short Bond Fund                 0.35%       None   0.49%            0.84%
Multi Sector Bond Fund          0.40%       None   0.50%            0.90%
International Bond Fund         0.52%(3)    None   0.63%(3)         1.15%(3)
High Yield Bond Fund            0.60%(3)    None   0.54%(3)         1.14%(3)
-------------------------------------------------------------------------------
MONEY MARKET FUND:
Money Market Fund               0.27%(3)    None   0.48%(3)         0.75%(3)

--------------------------------------------------------------------------------

(1) Other Expenses and Total Operating Expenses for each Fund reflect current expenses.
(2) Expenses for the Asset Allocation Funds include expenses borne indirectly by them in connection with their investments in the Underlying Funds. There is no layering of fees--see "Management of the Funds--Investment Adviser and Co-Administrators" on page 22 for additional information regarding the fees related to the "fund of funds" structure of the Asset Allocation Funds.
(3) Absent fee waivers and/or expense reimbursements, Total Operating Expenses applicable to Class A shares of the Managed Assets Conservative, Managed Assets Balanced, Managed Assets Growth, International Bond, High Yield Bond and Money Market Funds would have been 1.38%, 1.38%, 1.67%, 1.33%, 1.24% and 0.77% respectively.
(4) The Investment Adviser has voluntarily agreed to limit the total operating expenses of the Funds as stated below:

   Managed Assets Conservative Fund  1.25%
   Managed Assets Balance Fund       1.25%
   Managed Assets Growth Fund        1.25%
   Equity Income Fund                1.21%
   Growth Fund                       1.25%
   Mid-Cap Opportunity Fund          1.27%
   Small-Cap Opportunity Fund        1.42%
   Intrinsic Value Fund              1.19%
   Growth and Value Fund             1.12%

                           Equity Index Fund          0.66%
                           International Equity Fund  1.44%
                           Intermediate Bond Fund     1.04%
                           Bond Fund                  0.99%
                           Short Bond Fund            0.86%
                           Multi Sector Bond Fund     0.92%
                           International Bond Fund    1.15%
                           High Yield Bond Fund       1.14%
                           Money Market               0.75%

  Waivers and/or reimbursements may be discontinued or modified at any time without notice.

                                                                Pegasus Funds

EXAMPLE
Based upon the assumptions in the foregoing chart, an investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and
(2) redemption at the end of each period:

                                     1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conservative Fund      $13           $40           $69           $152
Managed Assets Balanced Fund          $13           $40           $69           $152
Managed Assets Growth Fund            $13           $40           N/A            N/A
--------------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund                    $10           $30           $53           $117
Growth Fund                           $11           $34           $59           $131
Mid-Cap Opportunity Fund              $12           $36           $63           $140
Small-Cap Opportunity Fund            $12           $38           $66           $145
Intrinsic Value Fund                  $11           $35           $60           $133
Growth and Value Fund                 $11           $35           $61           $136
Equity Index Fund                     $ 7           $21           $36           $ 81
International Equity Fund             $14           $42           $73           $160
--------------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund                $ 9           $29           $50           $111
Bond Fund                             $ 9           $28           $49           $109
Short Bond Fund                       $ 9           $27           $47           $104
Multi Sector Bond Fund                $ 9           $29           $50           $111
International Bond Fund               $12           $37           $64           $140
High Yield Bond Fund                  $12           $36           N/A            N/A
--------------------------------------------------------------------------------------
MONEY MARKET FUND:
Money Market Fund                     $ 8           $24           $42           $ 93
--------------------------------------------------------------------------------------

 THE AMOUNTS LISTED IN THE EXAMPLES SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED. MOREOVER, WHILE EACH EXAMPLE ASSUMES A 5% ANNUAL RETURN, A FUND'S ACTUAL PERFORMANCE MAY RESULT IN AN ACTUAL RETURN GREATER OR LESS THAN 5%.
THE EXAMPLES DO NOT REFLECT ANY FEES RELATED TO AN INVESTOR'S EMPLOYEE BENEFIT PLAN.

    Pegasus Funds
  6

Financial Highlights

The tables below provide supplementary information to the Funds' financial statements, which are incorporated by reference into their Statement of Additional Information and set forth certain information concerning the historic investment results of Fund shares. They present a per share analysis of how each
Fund's net asset value has changed during the periods presented. The tables for periods prior to December 31, 1995 with respect to the Managed Assets Conservative, Equity Income, Growth, Small-Cap Opportunity, Multi Sector Bond and International Bond Funds have been derived from the financial statements which have been audited by Ernst & Young LLP, such Funds' prior independent auditors, whose report dated February 23, 1996 expressed an unqualified opinion on such financial statements. The tables for all Funds for the fiscal years ended December 31, 1997 and 1996, and for periods prior to December 31, 1995 with respect to the Managed Assets Balanced, Mid-Cap Opportunity, Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond and Money Market Funds, have been derived from such Funds' financial statements which have been audited by Arthur Andersen LLP, the Trust's independent auditors, whose report thereon is incorporated by reference into the Statements of Additional Information along with the financial statements. The financial data included in these tables should be read in conjunction with the financial statements and related notes incorporated by reference into the Statement of Additional Information. Further information about the performance of the Funds is available in the annual report to shareholders. The Statements of Additional Information and the annual reports to shareholders may be obtained from the Trust free of charge by calling (800) 688-3350.

                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                          NET                     DISTRIBUTIONS               DISTRIBUTIONS
                NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                  VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
MANAGED ASSETS CONSERVATIVE FUND
CLASS A SHARES
1997             $15.34      0.58         1.35         (0.58)          --           1.74           --          --
1996             $14.54      0.56         0.89         (0.56)          --          (0.09)          --          --
1995             $12.13      0.64         2.48         (0.68)          --          (0.03)          --          --
1994             $13.11      0.73        (0.98)        (0.72)          --          (0.01)          --          --
1993             $12.68      0.72         0.61         (0.72)          --          (0.18)          --          --
1992             $12.56      0.79         0.26         (0.77)          --          (0.16)          --          --
1991             $10.79      0.83         1.77         (0.83)          --            --            --          --
1990             $11.54      0.86        (0.54)        (0.88)          --          (0.19)          --          --
1989             $10.66      0.88         1.10         (0.89)          --          (0.21)          --          --
1988             $ 9.73      0.78         0.92         (0.74)          --          (0.03)          --          --
1987             $10.75      0.70        (0.85)        (0.77)          --          (0.10)          --          --
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS BALANCED FUND
CLASS A SHARES
1997             $11.63      0.32         1.43         (0.31)          --          (1.15)          --          --
1996             $11.24      0.35         1.06         (0.34)          --          (0.68)          --          --
1995             $ 9.53      0.35         1.83         (0.35)          --          (0.12)          --          --
1994             $10.00      0.28        (0.48)        (0.27)          --            --            --          --
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS GROWTH FUND
CLASS A SHARES
1997             $10.08      0.17         1.60         (0.16)          --          (0.18)          --          --
1996(1)          $10.00      0.00         0.08          0.00           --            --            --          --
---------------------------------------------------------------------------------------------------------------------
EQUITY INCOME FUND
CLASS A SHARES
1997             $13.29      0.41         2.37         (0.41)          --          (2.60)          --          --
1996             $12.22      0.39         1.90         (0.38)          --          (0.84)          --          --
1995(2)          $10.00      0.36         2.57         (0.36)        (0.01)        (0.34)          --          --
---------------------------------------------------------------------------------------------------------------------
GROWTH FUND
CLASS A SHARES
1997             $12.64     (0.01)        3.40          0.00           --          (0.96)          --          --
1996             $11.97      0.05         1.04         (0.06)          --          (0.36)          --          --
1995(2)          $10.00      0.11         2.86         (0.11)          --          (0.89)          --          --
---------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY FUND
CLASS A SHARES
1997             $17.61     (0.03)        4.87          0.00           --           1.56           --          --
1996             $15.15      0.02         3.74         (0.02)          --          (1.28)          --          --
1995             $13.34      0.06         2.57         (0.06)          --          (0.76)          --          --
1994             $14.49      0.07        (0.54)        (0.07)          --          (0.49)        (0.02)      (0.10)
1993             $12.37      0.10         2.87         (0.10)          --          (0.75)          --          --
1992(3)          $10.95      0.08         1.88         (0.08)          --          (0.46)          --          --
---------------------------------------------------------------------------------------------------------------------
SMALL-CAP OPPORTUNITY FUND
CLASS A SHARES
1997             $13.70     (0.06)        4.16           --            --          (1.77)          --          --
1996             $12.20     (0.02)        3.02           --            --          (1.50)          --          --
1995(2)          $10.00      0.02         2.45         (0.02)          --          (0.25)          --          --
---------------------------------------------------------------------------------------------------------------------
INTRINSIC VALUE FUND
CLASS A SHARES
1997             $13.70      0.23         3.17         (0.24)          --          (1.20)          --          --
1996             $11.89      0.28         2.50         (0.28)          --          (0.69)          --          --
1995             $10.48      0.29         2.24         (0.30)          --          (0.82)          --          --
1994             $11.05      0.31        (0.38)        (0.30)          --          (0.20)          --          --
1993             $10.40      0.29         1.23         (0.28)          --          (0.59)          --          --
1992(3)          $10.70      0.22         0.33         (0.21)          --          (0.64)          --          --
---------------------------------------------------------------------------------------------------------------------
GROWTH AND VALUE FUND
CLASS A SHARES
1997             $14.12      0.10         3.78         (0.11)          --          (1.51)          --          --
1996             $13.16      0.16         2.37         (0.16)          --          (1.41)          --          --
1995             $10.67      0.21         2.76         (0.22)          --          (0.26)          --          --
1994             $11.16      0.23        (0.17)        (0.21)          --          (0.30)        (0.01)      (0.03)
1993             $10.51      0.20         1.24         (0.20)          --          (0.59)          --          --
1992(3)          $10.16      0.17         0.45         (0.17)          --          (0.10)          --          --
                    TOTAL
                DISTRIBUTIONS
                -------------
MANAGED ASSETS CONSERVATIVE FUND
CLASS A SHARES
1997               (2.32)
1996               (0.65)
1995               (0.71)
1994               (0.73)
1993               (0.90)
1992               (0.93)
1991               (0.83)
1990               (1.07)
1989               (1.10)
1988               (0.77)
1987               (0.87)
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS BALANCED FUND
CLASS A SHARES
1997               (1.46)
1996               (1.02)
1995               (0.47)
1994               (0.27)
---------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS GROWTH FUND
CLASS A SHARES
1997               (0.34)
1996(1)              --
---------------------------------------------------------------------------------------------------------------------
EQUITY INCOME FUND
CLASS A SHARES
1997               (3.01)
1996               (1.22)
1995(2)            (0.71)
---------------------------------------------------------------------------------------------------------------------
GROWTH FUND
CLASS A SHARES
1997               (0.96)
1996               (0.42)
1995(2)            (1.00)
---------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY FUND
CLASS A SHARES
1997               (1.56)
1996               (1.30)
1995               (0.82)
1994               (0.68)
1993               (0.85)
1992(3)            (0.54)
---------------------------------------------------------------------------------------------------------------------
SMALL-CAP OPPORTUNITY FUND
CLASS A SHARES
1997               (1.77)
1996               (1.50)
1995(2)            (0.27)
---------------------------------------------------------------------------------------------------------------------
INTRINSIC VALUE FUND
CLASS A SHARES
1997               (1.44)
1996               (0.97)
1995               (1.12)
1994               (0.50)
1993               (0.87)
1992(3)            (0.85)
---------------------------------------------------------------------------------------------------------------------
GROWTH AND VALUE FUND
CLASS A SHARES
1997               (1.62)
1996               (1.57)
1995               (0.48)
1994               (0.55)
1993               (0.79)
1992(3)            (0.27)

--------------------------------------------------------------------------------
See page 12 for Notes to Financial Highlights.

    Pegasus Funds
  8

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                     RATIO OF
                                                     EXPENSES
                                         RATIO      TO AVERAGE
 NET                 NET                 OF NET     NET ASSETS
ASSET               ASSETS   RATIO OF  INVESTMENT   (EXCLUDING
VALUE               END OF   EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO     AVERAGE
END OF    TOTAL     PERIOD  TO AVERAGE TO AVERAGE       AND       TURNOVER     COMMISSION
PERIOD  RETURN(A)   (000)   NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE          RATE
------  ---------   ------  ---------- ---------- --------------- ---------    ----------
$14.95   13.10%    $ 90,835   1.24%      3.74%         1.33%       102.37%       $0.05
$15.34   10.11%    $ 69,301   1.18%      3.64%         1.33%       63.41%        $0.05
$14.54   26.40%    $ 51,997   1.17%      4.88%         1.54%        8.23%          --
$12.13   (1.92)%   $ 44,367   0.63%      5.77%         1.67%       28.69%          --
$13.11   10.70%    $ 51,586   0.39%      5.54%         1.65%       16.40%          --
$12.68    8.68%    $ 34,262   0.02%      6.24%         1.88%       22.14%          --
$12.56   24.87%    $ 14,038     --       7.04%         2.16%       26.02%          --
$10.79    2.94%    $  8,950     --       7.71%         2.58%       29.97%          --
$11.54   19.08%    $  7,407     --       7.74%         2.96%       49.46%          --
$10.66   17.78%    $  5,890     --       7.38%         2.62%       15.71%          --
$ 9.73   (1.73)%   $  4,989     --       6.61%         2.69%       23.99%          --
-----------------------------------------------------------------------------------------
$11.92   15.28%    $141,804   1.24%      2.71%         1.32%       116.87%       $0.05
$11.63   12.99%    $ 26,775   1.09%      3.13%         1.16%       50.50%        $0.07
$11.24   23.18%    $  9,986   0.91%      3.40%         1.09%       31.76%          --
$ 9.53   (1.95)%   $  8,168   0.85%      3.41%         1.56%       37.49%          --
-----------------------------------------------------------------------------------------
$11.51   17.75%    $  5,725   1.24%      1.69%         2.29%       39.35%          --
$10.08    0.80%++  $     75   1.20%+    (0.45)%+      (3.50)%+       --            --
-----------------------------------------------------------------------------------------
$13.06   21.57%    $ 12,583   0.95%      2.90%          --         41.31%        $0.05
$13.29   19.29%    $ 12,956   0.91%      3.29%         0.95%       61.41%        $0.04
$12.22   29.78%++  $  2,873   1.11%+     3.33%+        1.44%+      44.07%++        --
-----------------------------------------------------------------------------------------
$15.07   26.76%    $ 62,562   1.04%     (0.08)%         --          22.89%       $0.05
$12.64   20.10%    $ 23,273   1.04%      0.43%         1.07%        61.95%       $0.02
$11.97   29.98%++  $  4,329   1.21%+     0.86%+        1.39%+      106.02%++       --
-----------------------------------------------------------------------------------------
$20.89   27.56%    $234,020   1.09%     (0.20)%         --         37.54%(10)    $0.05
$17.61   24.91%    $ 91,516   0.93%      0.12%          --         34.87%        $0.04
$15.15   19.88%    $ 71,858   0.89%      0.37%          --         53.55%          --
$13.34   (3.27)%   $ 64,326   0.90%      0.53%          --         37.51%          --
$14.49   24.01%    $ 53,977   0.86%      0.71%          --         33.99%          --
$12.37   27.93%    $  5,111   0.85%+     1.05%+         --         34.44%+         --
-----------------------------------------------------------------------------------------
$16.03   30.16%    $ 21,836   1.18%     (0.68)%         --         58.29%        $0.05
$13.70   24.59%    $  6,697   1.13%     (0.29)%        1.24%       93.82%        $0.05
$12.20   24.80%++  $    672   1.25%+     0.19%+        2.56%+      38.89%++        --
-----------------------------------------------------------------------------------------
$15.66   25.03%    $ 82,791   1.06%      1.64%          --         35.93%(10)    $0.05
$13.70   23.79%    $ 22,370   0.94%      2.16%          --         34.24%        $0.04
$11.89   24.38%    $ 17,858   0.91%      2.49%          --         45.55%          --
$10.48   (0.60)%   $ 15,730   0.91%      2.92%          --         58.62%          --
$11.05   14.71%    $ 14,098   0.86%      2.67%          --         63.90%          --
$10.40    6.82%    $  4,729   0.85%+     3.12%+         --         48.52%+         --
-----------------------------------------------------------------------------------------
$16.38   27.80%    $162,393   1.09%      0.67%         1.10%       30.98%        $0.05
$14.12   19.24%    $ 59,027   0.91%      1.17%          --         43.21%        $0.04
$13.16   28.04%    $ 49,872   0.84%      1.73%          --         26.80%          --
$10.67    0.55%    $ 42,274   0.84%      2.07%          --         28.04%          --
$11.16   13.79%    $ 29,467   0.83%      1.84%          --         42.31%          --
$10.51    8.19%    $  4,338   0.83%+     2.49%+         --         16.28%+         --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                                   NET                     DISTRIBUTIONS               DISTRIBUTIONS
                         NET ASSET               REALIZED    DISTRIBUTIONS   IN EXCESS                   IN EXCESS
                           VALUE      NET     AND UNREALIZED   FROM NET       OF NET     DISTRIBUTIONS      OF          TAX
                         BEGINNING INVESTMENT GAINS (LOSSES)  INVESTMENT    INVESTMENT   FROM REALIZED   REALIZED    RETURN OF
                         OF PERIOD   INCOME   ON INVESTMENTS    INCOME        INCOME         GAINS         GAINS      CAPITAL
                         --------- ---------- -------------- ------------- ------------- ------------- ------------- ---------
EQUITY INDEX FUND
CLASS A SHARES
1997                      $ 16.75     0.26         5.19        (0.26)           --          (0.58)          --          --
1996                      $ 14.15     0.30         2.85        (0.29)           --          (0.26)          --          --
1995                      $ 10.65     0.30         3.65        (0.31)           --          (0.14)          --          --
1994                      $ 11.15     0.31        (0.20)       (0.30)           --          (0.23)        (0.08)        --
1993                      $ 10.52     0.28         0.75        (0.27)           --          (0.13)          --          --
1992(4)                   $ 10.00     0.12         0.52        (0.12)           --            --            --          --
------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY
 FUND
CLASS A SHARES
1997                      $ 11.77     0.07         0.36        (0.09)           --            --            --          --
1996                      $ 11.05     0.10         0.72        (0.10)           --            --            --          --
1995                      $ 10.01     0.10         1.05        (0.11)           --            --            --          --
------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
CLASS A SHARES
1997                      $ 10.29     0.62         0.18        (0.62)           --            --            --          --
1996                      $ 10.37     0.64        (0.07)       (0.65)           --            --            --          --
1995                      $  9.21     0.59         1.16        (0.59)           --            --            --          --
1994                      $ 10.41     0.56        (1.20)       (0.55)           --          (0.01)          --          --
1993                      $ 10.28     0.59         0.26        (0.59)           --          (0.13)          --          --
1992(3)                   $ 10.32     0.49         0.13        (0.49)           --          (0.17)          --          --
------------------------------------------------------------------------------------------------------------------------------
BOND FUND
CLASS A SHARES
1997                      $ 10.27     0.63         0.32        (0.63)           --            --            --          --
1996                      $ 10.45     0.67        (0.18)       (0.67)           --            --            --          --
1995                      $  9.01     0.63         1.45        (0.64)           --            --            --          --
1994                      $ 10.32     0.61        (1.31)       (0.59)           --          (0.02)          --          --
1993                      $ 10.25     0.76         0.38        (0.76)           --          (0.31)          --          --
1992(3)                   $ 10.23     0.56         0.15        (0.56)           --          (0.13)          --          --
------------------------------------------------------------------------------------------------------------------------------
SHORT BOND FUND
CLASS A SHARES
1997                      $ 10.11     0.53         0.06        (0.54)           --          (0.01)          --          --
1996                      $ 10.23     0.55        (0.10)       (0.55)           --          (0.02)          --          --
1995                      $  9.84     0.58         0.39        (0.58)           --            --            --          --
1994(5)                   $ 10.00     0.17        (0.16)       (0.17)           --            --            --          --
------------------------------------------------------------------------------------------------------------------------------
MULTI SECTOR BOND FUND
CLASS A SHARES
1997                      $  7.84     0.48         0.17        (0.47)           --          (0.02)          --          --
1996                      $  8.18     0.41        (0.25)       (0.40)           --          (0.10)          --          --
1995(6)                   $  7.68     0.44         0.72        (0.44)           --          (0.22)          --          --
1995                      $  8.25     0.52        (0.57)       (0.52)           --            --            --          --
1994(7)                   $  8.36     0.47        (0.09)       (0.47)           --          (0.02)          --          --
------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL BOND FUND
CLASS A SHARES
1997                      $ 10.79     0.45        (0.93)       (0.43)           --            --            --          --
1996                      $ 10.75     0.54         0.04        (0.54)           --            --            --          --
1995(2)                   $ 10.00     0.98         1.10        (0.98)         (0.01)        (0.34)          --          --
------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND FUND
CLASS A SHARES
1997(8)                   $ 10.00     0.19         0.23        (0.20)           --          (0.01)          --          --
------------------------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND
CLASS A SHARES
1997                      $1.0000    0.0491         --         (0.0491)         --            --            --          --
1996                      $1.0000    0.0488         --         (0.0488)         --            --            --          --
1995                      $1.0000    0.0549         --         (0.0549)         --            --            --          --
1994                      $1.0000    0.0378         --         (0.0378)         --            --            --          --
1993                      $1.0000    0.0281         --         (0.0281)         --            --            --          --
1992                      $1.0000    0.0347         --         (0.0347)         --            --            --          --
1991                      $1.0000    0.0579         --         (0.0579)         --            --            --          --
1990                      $1.0000    0.0784         --         (0.0784)         --            --            --          --
1989                      $1.0000    0.0877         --         (0.0877)         --            --            --          --
1988(9)                   $1.0000    0.0730         --         (0.0730)         --            --            --          --
                             TOTAL
                         DISTRIBUTIONS
                         -------------
EQUITY INDEX FUND
CLASS A SHARES
1997                       (0.84)
1996                       (0.55)
1995                       (0.45)
1994                       (0.61)
1993                       (0.40)
1992(4)                    (0.12)
------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY
 FUND
CLASS A SHARES
1997                       (0.09)
1996                       (0.10)
1995                       (0.11)
------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
CLASS A SHARES
1997                       (0.62)
1996                       (0.65)
1995                       (0.59)
1994                       (0.56)
1993                       (0.72)
1992(3)                    (0.66)
------------------------------------------------------------------------------------------------------------------------------
BOND FUND
CLASS A SHARES
1997                       (0.63)
1996                       (0.67)
1995                       (0.64)
1994                       (0.61)
1993                       (1.07)
1992(3)                    (0.69)
------------------------------------------------------------------------------------------------------------------------------
SHORT BOND FUND
CLASS A SHARES
1997                       (0.55)
1996                       (0.57)
1995                       (0.58)
1994(5)                    (0.17)
------------------------------------------------------------------------------------------------------------------------------
MULTI SECTOR BOND FUND
CLASS A SHARES
1997                       (0.49)
1996                       (0.50)
1995(6)                    (0.66)
1995                       (0.52)
1994(7)                    (0.49)
------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL BOND FUND
CLASS A SHARES
1997                       (0.43)
1996                       (0.54)
1995(2)                    (1.33)
------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND FUND
CLASS A SHARES
1997(8)                    (0.21)
------------------------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND
CLASS A SHARES
1997                       (0.0491)
1996                       (0.0488)
1995                       (0.0549)
1994                       (0.0378)
1993                       (0.0281)
1992                       (0.0347)
1991                       (0.0579)
1990                       (0.0784)
1989                       (0.0877)
1988(9)                    (0.0730)

--------------------------------------------------------------------------------
See page 12 for Notes to Financial Highlights.

    Pegasus Funds
 10

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                        RATIO OF
                                                        EXPENSES
                                            RATIO      TO AVERAGE
   NET                                      OF NET     NET ASSETS
  ASSET             NET ASSETS  RATIO OF  INVESTMENT   (EXCLUDING
  VALUE               END OF    EXPENSES    INCOME     FEE WAIVERS   PORTFOLIO       AVERAGE
 END OF     TOTAL     PERIOD   TO AVERAGE TO AVERAGE       AND       TURNOVER       COMMISSION
 PERIOD   RETURN(A)   (000)    NET ASSETS NET ASSETS REIMBURSEMENTS)   RATE            RATE
 ------   --------- ---------- ---------- ---------- --------------- ---------      ----------
 $ 21.36   32.69%   $  193,663   0.57%      1.20%          --         .12.80%(/10/)   $0.03
 $ 16.75   22.49%   $   35,336   0.37%      1.89%          --          12.25%         $0.03
 $ 14.15   37.35%   $    4,007   0.15%      2.39%          --          10.66%           --
 $ 10.65    1.02%   $    1,197   0.17%      2.71%          --          24.15%           --
 $ 11.15    9.77%   $      960   0.20%      2.59%          --          16.01%           --
 $ 10.52   13.61%   $      151   0.22%+     2.71%+         --           0.50%++         --
----------------------------------------------------------------------------------------------
 $ 12.11    3.69%   $   26,703   1.35%      0.80%          --           3.56%         $0.03
 $ 11.77    7.50%   $   10,836   1.23%      0.88%         1.23%         6.37%         $0.07
 $ 11.05   11.47%   $      988   1.16%      1.43%         1.24%         2.09%           --
----------------------------------------------------------------------------------------------
 $ 10.47    8.04%   $   42,343   0.86%      6.01%          --          31.66%           --
 $ 10.29    5.65%   $   18,324   0.79%      6.17%          --          31.62%           --
 $ 10.37   19.48%   $   11,654   0.73%      5.98%          --          36.47%           --
 $  9.21   (6.31)%  $   11,983   0.74%      5.73%          --          54.60%           --
 $ 10.41    8.41%   $   16,491   0.74%      5.44%          --          92.80%           --
 $ 10.28   11.17%+  $    4,509   0.75%+     7.04%+         --          56.30%+          --
----------------------------------------------------------------------------------------------
 $ 10.59    9.65%   $  125,515   0.86%      6.16%          --          17.60%           --
 $ 10.27    4.98%   $   46,977   0.78%      6.59%          --          24.92%           --
 $ 10.45   23.75%   $   31,714   0.74%      6.39%          --          41.91%           --
 $  9.01   (6.99)%  $   32,053   0.74%      6.36%          --          75.67%           --
 $ 10.32   11.39%   $   45,410   0.73%      7.20%          --         111.52%           --
 $ 10.25    9.59%+  $    9,392   0.74%+     8.12%+         --          90.45%+          --
----------------------------------------------------------------------------------------------
 $ 10.15    5.92%   $    4,738   0.82%      5.36%         0.83%        68.04%           --
 $ 10.11    4.45%   $    1,033   0.80%      5.35%         0.82%       109.58%           --
 $ 10.23   10.07%   $      766   0.75%      5.74%         0.81%        30.94%           --
 $  9.84    0.21%+  $      308   0.75%+     5.92%+        0.93%+       10.20%++         --
----------------------------------------------------------------------------------------------
 $  8.00    8.58%   $    7,832   0.87%      5.83%          --          38.70%           --
 $  7.84    2.75%   $    8,798   0.84%      5.75%         0.90%       103.93%           --
 $  8.18   15.55%++ $    6,095   0.94%+     5.72%+        1.15%+      173.26%++         --
 $  7.68   (0.45)%  $       69   0.04%      6.70%         2.78%        71.65%           --
 $  8.25    5.16%+  $       65     --       5.96%+        3.67%+       26.54%++         --
----------------------------------------------------------------------------------------------
 $  9.88   (4.46)%  $    6,419   1.12%      4.76%         1.33%         4.51%           --
 $ 10.79    5.62%   $    2,006   1.15%      4.74%         1.94%        97.82%           --
 $ 10.75   21.10%++ $      487   1.33%+     4.91%+        3.65%+       48.03%++         --
----------------------------------------------------------------------------------------------
 $ 10.21   (8.31)%+ $      570   1.22%+     7.42%+        1.43%+       11.17%           --
----------------------------------------------------------------------------------------------
 $1.0000    5.04%   $  973,821   0.74%      4.90%         0.74%         --              --
 $1.0000    4.99%   $  728,397   0.63%      4.87%          --           --              --
 $1.0000    5.63%   $1,639,695   0.51%      5.49%          --           --              --
 $1.0000    3.86%   $1,320,040   0.47%      3.78%          --           --              --
 $1.0000    2.85%   $1,326,693   0.49%      2.81%          --           --              --
 $1.0000    3.58%   $1,095,354   0.52%      3.47%          --           --              --
 $1.0000    5.95%   $  775,521   0.50%      5.79%          --           --              --
 $1.0000    8.14%   $  717,516   0.50%      7.84%          --           --              --
 $1.0000    9.19%   $  446,466   0.51%      8.77%          --           --              --
 $1.0000    7.55%+  $  250,182   0.49%+     7.30%+         --           --              --

--------------------------------------------------------------------------------


                                                                Pegasus Funds

NOTES TO FINANCIAL HIGHLIGHTS

 (1)For the period December 17, 1996 (commencement of operations) through December 31, 1996.
 (2)For the period January 27, 1995 (commencement of operations) through December 31, 1995.
 (3)For the period May 1, 1992 (initial offering date of Class A Shares) through December 31, 1992.
 (4)For the period July 10, 1992 (inception) through December 31, 1992.
 (5)For the period September 17, 1994 (commencement of operations) through December 31, 1994.
 (6) For the period February 1, 1995 through December 31, 1995. Effective February 1, 1995, the Fund changed its fiscal year end from January 31 to December 31.
 (7)For the period March 5, 1993 (commencement of operations) through January 31, 1994.
 (8)For the period June 30, 1997 (commencement of operations) through December 31, 1997.
 (9)For the period January 4, 1988 (commencement of operations) through December 31, 1988.
(10) The Portfolio Turnover Percentage was adjusted for Redemptions In-Kind for shareholders that took place during 1997 for the Equity Index, Mid-Cap Opportunity and Intrinsic Value Funds. Each Fund's securities sales were appropriately reduced by the fair market value of the Redemptions In-Kind. The Redemptions In-Kind for the Equity Index, Mid-Cap Opportunity and Intrinsic Value Funds were approximately $260 million, $4 million and $5 million, respectively. Total returns as presented do not include any applicable sales load or redemption charges.
 +Annualized.
++Not annualized.

    Pegasus Funds
 12

Description of the Funds

GENERAL
The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust currently consists of thirty-one investment portfolios, each of which consists of a separate pool of assets with separate investment objectives and policies. This Prospectus, however, describes only eighteen portfolios. Under the 1940 Act, each Fund is classified as a diversified investment portfolio (a "Diversified Fund") except for the International Equity and International Bond Funds, which are each classified as a non-diversified investment portfolio (the "Non-Diversified Funds").

INVESTMENT OBJECTIVES AND POLICIES
The investment objective of a Fund may not be changed without approval of the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. See "General Information." Except as noted below under "Investment Limitations," a Fund's investment policies may be changed without a vote of shareholders. There can be no assurance that a Fund will achieve its objective. The following sections should be read in conjunction with "Risk Factors" below and the description of investments in which the Funds may invest, as set forth in "Supplemental Information." A description of ratings ("Debt Ratings") is contained below and in the Statements of Additional Information.

ASSET ALLOCATION FUNDS
In order to achieve its investment objective, each Asset Allocation Fund will typically invest in the Underlying Funds within a predetermined target asset allocation range, as set forth below. The target asset allocation reflects the extent to which each Asset Allocation Fund will invest in a particular market segment, and the varying degrees of potential investment risk and reward represented by the fund's investments in those market segments and their corresponding Underlying Funds. The Investment Adviser may alter the target asset allocation and the target asset allocation ranges when it deems appropriate. The assets of each fund will be allocated among the Underlying Funds in accordance with the fund's investment objective, the target asset allocation, the Investment Adviser's outlook for the economy, the financial markets and the relative market valuations of the Underlying Funds. The Asset Allocation Funds will generally limit their investments to the Underlying Funds.
 In order to meet liquidity needs or for temporary defensive purposes, each Asset Allocation Fund may invest its assets in shares of the Money Market Fund and directly in the same types of underlying securities as are permissible investments for the Money Market Fund.
 The Managed Assets Conservative Fund seeks to provide long-term total return with capital appreciation as a secondary consideration. The Managed Assets Balanced Fund seeks to achieve long-term total return through a combination of capital appreciation and current income. The Managed Assets Growth Fund seeks to achieve long-term total return with current income a secondary consideration. The Managed Assets Conservative Fund is deemed to be more "conservative" than the Managed Assets Balanced and Managed Assets Growth Funds because it has a heavier weighting in Debt Securities and in Underlying Funds which invest primarily in Debt Securities and a lighter weighting in Equity Securities and in Underlying Funds which invest primarily in Equity Securities relative to the other Asset Allocation Funds. In attempting to achieve its asset allocation objective, except as set forth above, each Asset Allocation Fund will invest in the equity, debt and cash equivalent market sectors within the following ranges:

                                                                Pegasus Funds

                            TARGET ASSET ALLOCATION

   ASSET
 ALLOCATION
    FUND                EQUITY                    DEBT            CASH EQUIVALENT
----------------------------------------------------------------------------------
Managed As-
 sets Con-
 servative
 Fund                  30%-50%                   50%-70%              0%-20%
----------------------------------------------------------------------------------
Managed As-
 sets Bal-
 anced Fund            50%-70%                   30%-50%              0%-20%
----------------------------------------------------------------------------------
Managed As-
 sets Growth
 Fund                  70%-90%                   10%-30%              0%-20%
----------------------------------------------------------------------------------
Underlying    Equity Income Fund         Intermediate Bond Fund  Money Market Fund
 Funds by     Growth Fund                Bond Fund
 Category     Mid-Cap Opportunity Fund   Short Bond Fund
              Small-Cap Opportunity Fund Multi Sector Bond Fund
              Intrinsic Value Fund       International Bond Fund
              Growth and Value Fund      High Yield Bond Fund
              Equity Index Fund
              International Equity Fund

--------------------------------------------------------------------------------

EQUITY FUNDS
The Equity Income, Growth, Mid-Cap Opportunity, Small-Cap Opportunity, Intrinsic Value, Growth and Value and Equity Index Funds invest primarily in publicly traded common stocks of companies incorporated in the United States, although each such Fund may also invest up to 25% of its total assets in the Equity Securities of foreign issuers, either directly or through Depository Receipts. The International Equity Fund invests primarily in Equity Securities of foreign issuers, either directly or through Depository Receipts and similar securities which may be sponsored or unsponsored. In addition, each Equity Fund may: (1) invest in securities convertible into common stock, such as certain bonds and preferred stocks; (2) invest up to 5% of its net assets in other types of securities having common stock characteristics (such as rights and warrants to purchase equity securities); (3) invest up to 5% of its net assets in lower-rated convertible securities; (4) enter into futures contracts and related options; (5) utilize options and other derivative instruments such as equity index swaps; and (6) lend its portfolio securities. The International Equity Fund also may invest in foreign currency and options on foreign currency transactions. Under normal market conditions, each Equity Fund expects to invest at least 65% of the value of its total assets in Equity Securities. Each Equity Fund may hold up to 35% of its total assets in Cash Equivalents and Debt Securities rated investment grade or higher at the time of purchase (i.e., no lower than Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Ratings Group ("S&P"), Fitch IBCA, Inc. ("Fitch"), Duff & Phelps Credit Rating Co. ("Duff"), or unrated investments deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated, and, in the case of the International Equity Fund, Debt Securities of foreign issuers, foreign governments and agencies.
 The EQUITY INCOME FUND will invest primarily in income-producing Equity Securities of domestic issuers. The Investment Adviser will be particularly alert to companies which pay above-average dividends, yet offer opportunities for capital appreciation and growth of earnings.
 The GROWTH FUND will invest primarily in Equity Securities of domestic issuers believed by the Investment Adviser to have above-average growth characteristics. The Investment Adviser may consider some of the following factors in making its investment decisions: the development of new or improved products or services; a favorable outlook for growth in the industry; patterns of increasing sales and earnings; the probability of increased operating efficiencies; cyclical conditions; or other signs that the company is expected to show greater than average earnings growth and capital appreciation.
 The MID-CAP OPPORTUNITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of companies with market capitalizations of $500 million to $3 billion. The Investment Adviser believes that there are many companies in this size range that enjoy enhanced growth prospects, operate in more stable market niches, and have greater ability to respond to new business opportunities, all of which increase their likelihood of attaining superior levels of profitability and investment returns.
 The SMALL-CAP OPPORTUNITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of small domestic issuers with market capitalizations of $100 million to $1 billion. The Investment Adviser will consider some of the following factors in making its investment decisions: high quality management; significant equity ownership positions by management; a leading or dominant position in a major product line; a sound financial position; and a relatively high rate of return on invested capital. The Fund also may invest in companies that offer the possibility of accelerating earnings growth because of management changes, new products or structural changes in the industry or the economy.
 The INTRINSIC VALUE FUND invests primarily in Equity Securities of companies believed by the Investment Adviser to represent a value or potential worth which is
 14
    Pegasus Funds
not fully recognized by prevailing market prices. In selecting investments for the Fund, screening techniques are employed to isolate issues believed to be attractively priced. The Investment Adviser then evaluates the underlying earning power and dividend paying ability of these potential investments. The Fund's holdings are usually characterized by lower price/earnings, price/cash flow and price/book value ratios and by above average current dividend yields relative to the equity market.
 The GROWTH AND VALUE FUND invests primarily in Equity Securities of companies believed by the Investment adviser to represent a value or potential worth which is not fully recognized by prevailing market prices. The Fund invests in companies which the Investment Adviser believes have earnings growth expectations that exceed those implied by the market's current valuation. In addition, the Fund seeks to maintain a portfolio of companies whose earnings will increase at a faster rate than those within the general equity market.
 The EQUITY INDEX FUND uses the S&P 500 Index as a benchmark for comparison because it represents roughly two-thirds of the market value of all publicly traded common stocks in the United States, is well known to investors and is a widely accepted measure of common stock investment returns. The S&P 500 Index contains a representative sample of common stocks that trade on the New York and American Stock Exchanges and also contains over-the-counter stocks that are a part of the National Market System.
 The Equity Index Fund seeks to achieve a 95% correlation coefficient between its performance and that of the S&P 500 Index. Therefore, the Fund's price changes and total return are expected to closely match movements in the underlying Index. Deviations from the performance of the S&P 500 Index ("tracking error") may result from shareholder purchases and redemptions of shares of the Fund that occur daily, as well as from the expenses borne by the Fund, cash reserves held by the Fund and purchases and sales of securities made by the Fund to conform its holdings more closely with those represented in the S&P 500 Index. In addition, tracking error may occur due to changes made in the S&P 500 Index and the manner in which the Index is calculated by S&P. In the event the performance of the Fund is not comparable to the performance of the Index, the Board of Trustees will examine the reasons for the deviation and the availability of corrective measures. If substantial deviation in the Fund's performance were to continue for extended periods, it is expected that the Board of Trustees would consider possible changes to the Fund's investment objective.
 The Equity Index Fund will not be managed by using traditional economic, financial or market analysis. Instead, the Fund utilizes a sampling methodology to determine which stocks to purchase or sell in order to closely replicate the performance of the S&P 500 Index. Stocks are selected for the Fund based on both capitalization weighting in the Index and industry representation. Larger market capitalization securities in the S&P 500 Index are added to the Fund according to their relative weight. Smaller capitalization securities are then added to the Fund in equal weights according to an analysis of the industry diversification of the S&P 500 Index. Therefore, while all industry weights in the Fund are essentially matched to those of the S&P 500 Index, not necessarily all of its 500 stocks are held in the Fund. The Fund may invest up to 25% of its assets in the securities of foreign issuers through Depository Receipts. Pending investment and to meet anticipated redemption requests, the Fund may hold up to 5% of its total assets in Cash Equivalent Securities. In addition, up to 5% of the Fund's total assets may be invested in futures contracts and related options in an effort to maintain exposure to price movements in the S&P 500 Index pending investment of funds or while maintaining liquidity to meet potential shareholder redemptions.
 The INTERNATIONAL EQUITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of foreign issuers located in but not limited to the United Kingdom and European continent, Japan, other Far East areas and Latin America. The Fund may also invest in other regions seeking to capitalize on investment opportunities in other parts of the world, including developing countries.
 The Investment Adviser's investment approach to managing the International Equity Fund's assets emphasizes active country selection involving global economic and political assessments together with valuation analysis of selected countries' securities markets. In situations where an investment's attractiveness outweighs prospects for currency weakness, the Investment Adviser may take suitable hedging measures. An index approach is typically used at the stock selection level.
 The Investment Adviser employs quantitative techniques in conjunction with its judgment and experience to determine the foreign equity markets that the Fund will be invested in and the percentage of total assets the Fund will hold by country. Securities of a country are selected using a quantitatively-oriented sampling technique intending to generally replicate the performance of an individual country's stock market index. The Morgan Stanley Capital International Country Indexes have, for some time, been the accepted benchmarks in the U.S. for international equity fund country comparisons. The Fund may also use sector analysis and invest in individual Equity Securities which the Investment Adviser believes offer opportunities for capital appreciation.

                                                                 Pegasus Funds

 The International Equity Fund's assets will be invested at all times in the securities of issuers located in at least three different foreign countries. Investments in a particular country may exceed 25% of the Fund's total assets, thus making its performance more dependent upon the political and economic circumstances of a particular country than a more widely diversified portfolio.

BOND FUNDS
Each of the Bond Funds will invest at least 65% of the value of its total assets under normal market conditions in Debt Securities. When the Investment Adviser believes it advisable for temporary defensive purposes, to maintain liquidity, or in anticipation of otherwise investing cash positions, each Bond Fund may invest in Cash Equivalent Securities. Most obligations acquired by the Funds, with the exception of the International Bond Fund, will be issued by companies or governmental entities located within the United States. Each Bond Fund, other than the International Bond Fund and High Yield Bond Fund, may invest up to 15% of its total assets in dollar denominated debt obligations (including Cash Equivalent Securities) of foreign issuers. The International Bond Fund may invest 100% of its assets in investment in foreign issuers. The High Yield Bond Fund may invest 100% of its total assets in dollar denominated debt obligations (including Cash Equivalents) of foreign issuers. In addition, each Bond Fund may lend its portfolio securities, purchase preferred securities, purchase convertible securities and restricted securities, and engage in futures and options transactions and other derivative instruments, such as interest rate swaps and forward contracts.
 Other than the International Bond Fund and High Yield Bond Fund, the Debt Securities in which each Bond Fund may invest will be rated investment grade at the time of purchase, or if unrated, will be deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated. By so restricting its investments, a Fund's ability to maximize total rate of return will be limited. Under normal market conditions, at least 65% of the value of the International Bond Fund's total assets will consist of Debt Securities rated A or better by a Rating Agency, and the remainder of its assets may be invested in Debt Securities rated no lower than B by a Rating Agency. Under normal market conditions, the High Yield Bond Fund will invest primarily in Debt Securities which are rated BBB or lower by a Rating Agency. There is no minimal acceptable rating for a security to be purchased or held in the High Yield Bond Fund's portfolio and the Fund may, from time to time, purchase or hold securities rated in the lowest rating category or hold securities in default. The International Bond Fund and High Yield Bond Fund may also invest in Debt Securities which, while not rated, are determined by the Investment Adviser or, in the case of the High Yield Bond Fund, the Sub-Adviser, to be of comparable quality to those rated securities in which the Fund may invest. See "Risk Factors--Lower-Rated Securities."
 The INTERMEDIATE BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have maturities or average lives of up to 15 years. The Fund's average weighted portfolio maturity is expected to be between 3 and 6 years.
 The BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers. The Fund's average weighted portfolio maturity is expected to be between 6 and 12 years.
 The SHORT BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have maturities or average lives of up to 10 years. The Fund's average weighted portfolio maturity will be limited to a maximum of 3 years.
 The MULTI SECTOR BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The INTERNATIONAL BOND FUND will invest in Debt Securities of issuers located throughout the world, except the United States. The Fund also may invest in convertible preferred stocks, hold foreign currency, and purchase debt securities or hold currencies in combination with forward currency exchange contracts. The Fund will be alert to opportunities to profit from fluctuations in currency exchange rates. The Fund will be particularly alert to favorable arbitrage opportunities (such as those resulting from favorable interest rate differentials) arising from the relative yields of the various types of securities in which the Fund may invest and market conditions generally. The Fund may invest without restriction in companies in, or governments of, developing countries. See "Risk Factors--Foreign Securities" below.
 The HIGH YIELD BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions are expected to be lower-rated corporate debt obligations or unrated obligations of comparable quality. Lower-rated or unrated bonds are commonly referred to as "junk bonds" and are regarded as predominantly speculative. Certain fixed rate obligations in which the Fund invests may involve equity characteristics. The Fund may, for example, invest in unit offerings that combine fixed rate securities and common stock or common stock equivalents such as warrants, rights, and options. The Fund may invest up to 10% of its total assets in Equity Securities (whether the equity securities are purchased in a unit offering or not); however, preferred and
 16
    Pegasus Funds
convertible securities are not subject to this limitation. The Fund may invest up to 10% of its total assets in foreign securities which are not publicly traded in the United States.

MONEY MARKET FUND
 The MONEY MARKET FUND invests in the following high quality money market instruments: (1) issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities ("U.S. Government Obligations"); (2) U.S. dollar denominated obligations issued or guaranteed by the government of Canada, a Province of Canada, or an instrumentality or political subdivision thereof; (3) certificates of deposit, bankers' acceptances and time deposits of U.S. banks or other U.S. financial institutions (including foreign branches of such banks and institutions) having total assets in excess of $1 billion and which are members of the Federal Reserve System or the Federal Deposit Insurance Corporation ("FDIC"); (4) certificates of deposit, bankers' acceptances and time deposits of foreign banks and U.S. branches of foreign banks having assets in excess of the equivalent of $1 billion; (5) commercial paper, other short-term obligations and variable and floating rate master demand notes, bonds, debentures and notes; (6) repurchase agreements relating to the above instruments.
 The Money Market Fund will only purchase "eligible securities" that present minimal credit risks as determined by the Investment Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities include: (i) U.S. Government Obligations; (ii) securities that are rated (or whose issuer or, in certain cases, guarantor, is rated) (at the time of purchase) in the two highest categories for such securities by Rating Agencies; and (iii) certain securities including guarantees that are not so rated but are of comparable quality to rated eligible securities as determined by the Investment Adviser; and (iv) under certain circumstances, shares of other money market funds. See "Investment Objectives, Policies and Risk Factors" in the Statement of Additional Information for a more complete description of eligible securities.
 The Money Market Fund is managed so that the average maturity of all instruments in the Fund (on a dollar-weighted basis) will not exceed 90 days. In no event will the Fund purchase any securities which are deemed to mature more than 397 days from the date of purchase (except for certain variable and floating rate instruments and securities underlying repurchase agreements and collateral underlying loans of portfolio securities).
 For further information regarding the amortized cost method of valuing securities, see "Determination of Net Asset Value" in the Statement of Additional Information. There can be no assurance the Money Market Fund will be able to maintain a stable net asset value of $1.00 per share.

INVESTMENT LIMITATIONS
 Each Fund is subject to a number of investment limitations. Except as noted, the following investment limitations are matters of fundamental policy and may not be changed with respect to a particular Fund without the affirmative vote of the holders of a majority of the outstanding shares of the Fund. Other investment limitations that cannot be changed without a vote of shareholders are contained in the Statements of Additional Information under "Investment Objectives, Policies and Risk Factors."
 Each of the Funds may not:
 1. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, domestic bank obligations for the Money Market Fund, and repurchase agreements secured by such instruments, (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents, (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry, and
(d) personal credit and business credit businesses will be considered separate industries.
 2. Make loans, except that it may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding one-third of its total assets.
 3. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.
 The Diversified Funds may not purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after such purchase, more than 5% of the value of its total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by it, except that up to 25% of the value of its total assets may be invested without regard to these limitations.
 Each Asset Allocation Fund will look through to its pro rata portion of the Underlying Funds' portfolio investments to determine consistency with its fundamental policies on diversification and concentration.
 Generally, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such

                                                                Pegasus Funds
percentage resulting from a change in the value of a Fund's portfolio securities will not constitute a violation of such limitation for purposes of the 1940 Act.

RISK FACTORS
GENERAL
Before selecting a Fund in which to invest, the investor should assess the risks associated with the types of investments made by the Fund. Investors should consider a Fund as a supplement to an overall investment program and should invest only if they are willing to accept the risks involved. The following should be read in conjunction with "Supplemental Information" beginning on page A-1 of this Prospectus and the Statements of Additional Information.

EQUITY SECURITIES
(Asset Allocation, Equity and High Yield Bond Funds only) Securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies because they typically are traded in lower volume and their issuers typically are subject to a greater degree to changes in earnings and prospects.

DEBT SECURITIES
(All Funds) Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. The values of Debt Securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Many corporate debt obligations, including many lower-rated Debt Securities, permit the issuers to call the security and thereby redeem their obligations earlier than the stated maturity dates. Issuers are more likely to call Debt Securities during periods of declining interest rates. In these cases, a Fund would likely be required to reinvest the proceeds at lower interest rates, thus reducing income to the Fund.

MUNICIPAL OBLIGATIONS
(Asset Allocation and Bond Funds only) These funds may invest in obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their respective political subdivisions, agencies (including multi-state agencies), instrumentalities and authorities, the interest from which is, in the opinion of bond counsel for the issuers, exempt from regular federal income tax ("Municipal Obligations"). Investors should be aware that when a fund's assets are concentrated in obligations payable from revenues of similar projects or issued by issuers located in the same state, or in industrial development bonds, the fund will be subject to the particular risks relating to such securities (including legal and economic conditions) to a greater extent than if its assets were not so concentrated.
 Payment on Municipal Obligations held by the funds relating to certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of a mortgage or deed of trust will be subject to statutory enforcement procedures and limitations on obtaining deficiency judgments. Moreover, collection of proceeds from a foreclosure may be delayed and the amount of the proceeds received may not be enough to pay the principal or accrued interest on the defaulted Municipal Obligations.

LOWER-RATED SECURITIES
(Asset Allocation, Equity, International Bond and High Yield Bond Funds only) Investors should carefully consider the relative risks of investing in the higher yielding (and, therefore, higher risk) debt securities rated below investment grade by Moody's, S&P, Fitch or Duff (commonly known as junk bonds). Each Equity Fund is permitted to invest up to 5% of its net assets in lower-rated convertible securities. The International Bond Fund may invest up to 35% of its net assets in debt securities rated as low as B by Moody's, S&P, Fitch and Duff and unrated debt securities deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated. The High Yield Bond Fund will invest primarily in debt securities rated Baa or lower by Moody's or BBB or lower by S&P, Fitch or Duff and unrated securities deemed by the Sub-Adviser to be comparable in quality at the time of purchase to instruments that are so rated. There is no minimal acceptable rating for a security to be purchased or held by the High Yield Bond Fund, and the Fund may, from time to time, purchase or hold securities rated in the lowest rating category or hold securities in default.
 Lower-rated securities will usually offer higher yields than investment grade securities. However, there is more risk associated with these investments because of reduced creditworthiness and increased risk of default. The market values of certain lower-rated debt securities tend to reflect specific developments with respect to the issuer to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher rated securities. Issuers of such debt securities often are highly leveraged and may not have available to them more traditional methods of financing.
 Securities rated below investment grade generally are subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Debt Securities. Securities rated below BBB by S&P, Fitch or Duff or Baa by Moody's
 18
    Pegasus Funds
are regarded as predominantly speculative; their future cannot be considered as well assured and often the protection of interest and principal payments may be very moderate and may face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Factors adversely affecting the market price and yield of lower-rated debt securities, including a fund's ability to sell such securities in a market that may be less liquid than the market for higher rated securities, will adversely affect the fund's net asset value. In addition, the retail secondary market for these securities may be less liquid than that for higher rated securities; adverse conditions could make it difficult at times for a fund to sell certain securities or could result in lower prices than those used in calculating its net asset value.
 The Investment Adviser or Sub-Adviser will continually evaluate lower-rated securities and the ability of their issuers to pay interest and principal. A fund's ability to achieve its investment objective may be more dependent on the Investment Adviser's and Sub-Adviser's credit analysis than might be the case for a fund that invested in higher rated securities. See "Supplemental Information--Risks Related to Lower-rated Securities," "Debt Ratings" and the Appendix in the Statement of Additional Information for a general description of securities ratings.

FOREIGN SECURITIES
(All Funds) Foreign securities markets, especially those of developing countries, generally are not as developed or efficient as those in the United States. Investment in securities of foreign issuers, whether made directly or indirectly, involves inherent risks, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies, the possibility of adverse changes in investment or exchange control regulations. In addition, foreign securities may be less liquid and more volatile than securities of comparable U.S. issuers.
 Developing countries have economic structures that are generally less diverse and mature, and political systems that are less stable, than those of developed countries. The markets of developing countries may be more volatile than the markets of more mature economies.

FOREIGN CURRENCY AND FOREIGN COMMODITY TRANSACTIONS
(Asset Allocation, International Equity, International Bond and High Yield Bond Funds only) Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.
 The foreign currency market offers less protection against defaults in the forward trading of currencies than is available when trading currencies on an exchange. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a fund of unrealized profits or force it to cover its commitments for purchase or resale, if any, at the current market price.
 Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that a fund might realize in trading could be eliminated by adverse changes in the exchange rate, or a fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.

MORTGAGE-RELATED SECURITIES
(Asset Allocation and Bond Funds only) No assurance can be given as to the liquidity of the market for certain mortgage-backed securities, such as collateralized mortgage obligations and stripped mortgage-backed securities. Determination as to the liquidity of interest-only and principal-only fixed mortgage-backed securities issued by the U.S. Government or its agencies and instrumentalities will be made in accordance with guidelines established by the Board. Mortgage-related securities may be considered a derivative instrument.

DERIVATIVE INSTRUMENTS
Each Fund may purchase certain "derivative instruments" in accordance with their respective investment objectives and policies. Derivative instruments are instruments that derive value from the performance of underlying assets, interest or currency exchange rates, or indices, and include, but are not limited to, futures contracts, options, forward currency contracts and structured debt obligations (including collateralized mortgage obligations and other types of asset backed securities, "stripped" securities and various floating rate instruments, including inverse floaters).
 Derivative instruments present, to varying degrees, market risk that the performance of the underlying
                                                                Pegasus Fund19s
assets, exchange rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative instrument will decline more than the assets, rates or indices on which it is based; liquidity risk that a Fund will be unable to sell a derivative instrument when it wants because of lack of market depth or market disruption; pricing risk that the value of a derivative instrument (such as an option) will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative instruments are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

SPECIAL RISK CONSIDERATIONS APPLICABLE TO THE ASSET ALLOCATION FUNDS
An investment in a mutual fund involves risk and, although the Asset Allocation Funds will ultimately be substantially invested in the Underlying Funds, such investment will not eliminate investment risk. Investing in the Underlying Funds through the Asset Allocation Funds also involves certain additional expenses and tax considerations that would not be present in a direct investment in the Underlying Funds. From time to time, the Underlying Funds may experience relatively large purchases or redemptions due to asset allocation decisions made by the Investment Adviser for its clients, including the Asset Allocation Funds. These transactions may have a material effect on the Underlying Funds because Underlying Funds that experience redemptions as a result of reallocations may have to sell portfolio securities and because the Underlying Funds that receive additional cash will have to invest it. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on portfolio management to the extent that the Underlying Funds may be required to sell securities at times when they would not otherwise do so, or receive cash that cannot be invested in an expeditious manner. There may be tax consequences associated with the purchase and sale of securities and such sales may also increase transaction costs. The Investment Adviser is committed to minimizing the impact of these transactions on the Underlying Funds to the extent it is consistent with pursuing the investment objectives of the Asset Allocation Funds. The Investment Adviser will monitor the impact of asset allocation decisions on the Underlying Funds and, where practicable, an Asset Allocation Fund will, at any one time, only redeem shares of any particular Underlying Fund to reduce its allocation to that Underlying Fund in increments of up to 5% (e.g. from 20% to 15%), except where such redemptions are to meet Fund shareholder redemption requests. The Investment Adviser will nevertheless face conflicts in fulfilling its responsibilities because of the possible differences between the interests of its asset allocation clients (including shareholders of the Asset Allocation Funds) and the interests of the Underlying Funds. Further information on the investment policies and objectives of the Underlying Funds can be found in "Supplemental Information" and the Statements of Additional Information.

OTHER INVESTMENT CONSIDERATIONS
The classification of the International Equity and International Bond Funds as "non-diversified" investment companies means that the proportion of their assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer and to hold not more than 10% of the voting securities of any single issuer. Each Non-Diversified Fund, however, intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Code requires that, at the end of each quarter of a fund's taxable year, (i) at least 50% of the market value of its total assets be invested in cash, U.S. Government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies). Since a relatively high percentage of a Non-Diversified Fund's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry or economic sector, its portfolio securities may be more susceptible to any single economic, political or regulatory occurrence than the portfolio securities of a diversified investment company.

How to Buy Shares

GENERAL INFORMATION
ALL ORDERS TO PURCHASE SHARES MUST BE MADE THROUGH YOUR EMPLOYER'S QUALIFIED BENEFIT PLAN. FOR MORE INFORMATION ON HOW TO PURCHASE SHARES OF THE FUNDS
 20
    Pegasus Funds

THROUGH YOUR EMPLOYER'S PLAN OR LIMITATIONS ON THE AMOUNT THAT MAY BE PURCHASED, PLEASE CONSULT YOUR EMPLOYER.
 Class A shares are sold at net asset value to qualified retirement, profit-sharing or other employee benefit plans ("Eligible Retirement Plans"), among others. Class A shares are not subject to a distribution fee or sales charge, although they are subject to a shareholder servicing fee and their pro rata portion of the fees payable by a Fund to financial institutions that provide recordkeeping and other services in connection with employee benefit plans which hold shares or to financial institutions that establish accounts on behalf of investors in connection with the purchase and/or sale of Class A shares. The annual service fee is at the rate of up to 0.25% of the value of the average daily net assets of Class A shares. See "Shareholder Services Plan."
 Share certificates will not be issued.

NET ASSET VALUE
As to each Fund, net asset value per Class A share is computed by dividing the value of the Fund's net assets represented by such Class (i.e., the value of its assets less liabilities) by the total number of shares of such Class outstanding. The assets of each Asset Allocation Fund will eventually consist primarily of shares of the Underlying Funds, which are valued at their respective net asset values.
 NON-MONEY MARKET FUNDS. The net asset value per Class A share of each Non-Money Market Fund for purposes of pricing and redemption orders is determined by the Investment Adviser as of the close of trading on the floor of the New York Stock Exchange ("Exchange") (currently 4:00 p.m., Eastern Time) on each day the Exchange is open for business (a "Business Day") except: (i) those holidays which the Exchange observes (currently New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day); and (ii) those Business Days on which the Exchange closes prior to the close of its regular trading hours ("Early Closing Time") in which event the net asset value of each Non-Money Market Fund will be determined and its shares will be priced as of such Early Closing Time.
 Shares of the Underlying Funds held by the Asset Allocation Funds are valued by the Asset Allocation Funds at their respective net asset values. Securities held by the Funds which are traded on a recognized U.S. stock exchange are valued at the last sale price on the national securities market. Securities which are primarily traded on foreign securities exchanges are generally valued at the latest closing price on their respective exchanges, except when an occurrence subsequent to the time a value was established is likely to have changed such value, in which case the fair value of those securities will be determined through consideration of other factors by the Investment Adviser under the supervision of the Board of Trustees. Securities, whether U.S. or foreign, traded on only over-the-counter markets and securities for which there were no transactions are valued at the average of the current bid and asked prices. Debt Securities are valued according to the broadest and most representative market, which ordinarily will be the over-the-counter markets, whether in the United States or in foreign countries. Such securities are valued at the average of the current bid and asked prices. Securities (other than shares of the Underlying Funds) for which accurate market quotations are not readily available, and other assets are valued at fair value by the Investment Adviser under the supervision of the Board of Trustees. Securities (other than shares of the Underlying Funds) may be valued on the basis of prices provided by independent pricing services when the Investment Adviser believes such prices reflect the fair market value of such securities. The prices provided by pricing services take into account institutional size trading in similar groups of securities and any developments related to specific securities. For valuation purposes, the value of assets and liabilities expressed in foreign currencies will be converted to U.S. dollars equivalent at the prevailing market rate on the day of valuation. Open futures contracts will be "marked-to-market."
 MONEY MARKET FUND. The net asset value per Class A share for purposes of pricing purchase and redemption orders is determined by the Investment Adviser as of 3:00 p.m., Eastern Time, on each Business Day except: (i) those holidays which the Exchange, the Investment Adviser or its bank affiliates observe (currently New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day); and (ii) those Business Days on which the Exchange closes at an Early Closing Time in which event the net asset value of the Money Market Fund will be determined and its shares will be priced as of such Early Closing Time.
 Shares of the Money Market Fund are sold on a continuous basis at the net asset value per share next determined after an order in proper form and Federal Funds (monies of member banks within the Federal Reserve System which are held in deposit at a Federal Reserve Bank) are received by First Data Investor Services Group, Inc. (the "Transfer Agent"). If an investor does not remit Federal Funds, his or her payment must be converted into Federal Funds. This usually occurs within one Business Day of receipt of a bank wire and within two Business Days of receipt of a check drawn on a member bank of the Federal Reserve System. Checks drawn on banks which are not members of the Federal Reserve System may take considerably longer to convert into Federal Funds. Prior to receipt of Federal Funds, the investor's money will not be invested.

                                                                Pegasus Funds

 The assets of the Money Market Fund are valued based upon the amortized cost method. Although the Trust seeks to maintain the net asset value per share of the Fund at $1.00, there can be no assurance that the net asset value will not vary.

How to Exchange Shares

SUBJECT TO ANY RESTRICTIONS CONTAINED IN YOUR EMPLOYER'S QUALIFIED BENEFIT PLAN, YOU MAY EXCHANGE CLASS A SHARES OF THE FUNDS AT NET ASSET VALUE. PLEASE CONTACT YOUR PLAN ADMINISTRATOR FOR INFORMATION ON HOW TO EXCHANGE YOUR SHARES.
 No fees currently are charged shareholders directly in connection with exchanges although the Funds reserve the right, upon not less than 60 days' written notice, to charge shareholders a nominal fee in accordance with rules promulgated by the SEC. The Funds reserve the right to reject any exchange request in whole or in part. The exchange privilege may be modified or terminated at any time upon notice to shareholders.

How to Redeem Shares

GENERAL INFORMATION
SUBJECT TO ANY RESTRICTIONS IMPOSED BY YOUR EMPLOYER'S QUALIFIED BENEFIT PLAN, YOU MAY SELL YOUR SHARES THROUGH THE PLAN TO THE TRUST ON ANY BUSINESS DAY (AS DESCRIBED UNDER "HOW TO BUY SHARES"). FOR MORE INFORMATION ON HOW TO REDEEM SHARES OF THE FUNDS THROUGH YOUR EMPLOYER'S PLAN, INCLUDING ANY CHARGES THAT MAY BE IMPOSED BY THE PLAN, PLEASE CONSULT YOUR EMPLOYER.
 An investor may request redemption of his or her shares by following instructions pertaining to his or her plan. It is the responsibility of the entity authorized to act on behalf of the investor's plan to transmit the redemption order to the Transfer Agent and credit the investor's account with the redemption proceeds on a timely basis. When a request is received in proper form, the Trust will redeem the shares at the next determined net asset value as described above. The Trust imposes no charges when shares are redeemed. The value of the shares redeemed may be more or less than their original cost, depending upon the Fund's then-current net asset value.
 A Fund ordinarily will make payment for all shares redeemed within seven days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by SEC rules. The Funds will only redeem shares for which payment has been received.

Management of the Trust

TRUSTEES AND OFFICERS OF THE TRUST
The Board of Trustees of the Trust is responsible for the management of the business and affairs of the Trust. Information about the Trustees and officers of the Trust is contained in the Statements of Additional Information.

INVESTMENT ADVISER AND CO-ADMINISTRATORS
First Chicago NBD Investment Management Company, located at Three First National Plaza, Chicago, Illinois 60670 is each Fund's Investment Adviser. FCNIMCO is a registered investment adviser and a wholly-owned subsidiary of The First National Bank of Chicago ("FNBC"), which in turn is a wholly-owned subsidiary of First Chicago NBD Corporation ("FCN"), a registered bank holding company. FCNIMCO also acts as investment adviser for other accounts and registered investment company portfolios.
 FCNIMCO serves as Investment Adviser for the Trust pursuant to an Investment Advisory Agreement dated as of April 12, 1996. Under the Investment Advisory Agreement, FCNIMCO provides the day-to-day management of each Fund's investments. Subject to the overall authority of the Trust's Board of Trustees and in conformity with Massachusetts law and the stated policies of the Trust, FCNIMCO is responsible for making investment decisions for the Trust, placing purchase and sale orders (which may be allocated to various dealers based on their sales of Fund shares) and providing research, statistical analysis and continuous supervision of each Fund's investment portfolio.
 22
    Pegasus Funds

 Under the terms of the Investment Advisory Agreement, the Investment Adviser is entitled to a monthly fee as a percentage of each Fund's daily net assets. Each Fund's current contractual fee for advisory services is set forth below.

                                                                  EFFECTIVE RATE FOR
                                          CURRENT                 ADVISORY SERVICES
                                        CONTRACTUAL                 FOR YEAR ENDED
                                     ADVISORY FEE RATE            DECEMBER 31, 1997
------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conserva-  0.65%                                         0.52%
 tive Fund
Managed Assets Balanced   0.65%                                         0.62%
 Fund
Managed Assets Growth     0.65%                                         0.35%
 Fund
------------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund        0.50%                                         0.50%
Growth Fund               0.60%                                         0.60%
Mid-Cap Opportunity Fund  0.60%                                         0.60%
Small-Cap Opportunity     0.70%                                         0.70%
 Fund
Equity Index Fund         0.10%                                         0.08%
Intrinsic Value Fund      0.60%                                         0.60%
Growth and Value Fund     0.60%                                         0.59%
International Equity      0.80%                                         0.80%
 Fund
------------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond Fund    0.40%                                         0.40%
Bond Fund                 0.40%                                         0.40%
Short Bond Fund           0.35%                                         0.33%
Multi Sector Bond Fund    0.40%                                         0.40%
International Bond Fund   0.70%                                         0.52%
High Yield Bond Fund      0.70%                                         0.61%
------------------------------------------------------------------------------------
MONEY MARKET FUND:
Money Market Fund         0.30% of the first $1 billion,                0.28%
                          0.275% of next $1 billion,
                          0.25% of amount in excess of $2 billion
------------------------------------------------------------------------------------

 The following persons are responsible for the day-to-day management of each of the Funds.
 CLAUDE B. ERB, First Vice President and Director of Investment Planning, is primarily responsible for the day-to-day management of the Asset Allocation Funds and the International Bond Fund. Mr. Erb has served as Deputy Chief Investment Officer and Senior Vice President of Trust Services of America and TSA Capital Management from 1986 through 1992. Mr. Erb joined FCN in 1993.
 CHRIS M. GASSEN, First Vice President, and F. RICHARD NEUMANN, First Vice President, are primarily responsible for the day-to-day management of the Equity Income and Intrinsic Value Funds. Mr. Gassen joined FCN in 1985 and Mr. Neumann joined FCN in 1981.
 RONALD L. DOYLE, Senior Vice President, and JOSEPH R. GATZ, Vice President, are primarily responsible for the day-to-day management of the Mid-Cap Opportunity and Small-Cap Opportunity Funds. Mr. Doyle joined FCN in 1982 and Mr. Gatz joined FCN in 1986.
 JEFFREY C. BEARD, First Vice President, and GARY L. KONSLER, First Vice President, are primarily responsible for the day-to-day management of the Growth and Value and Growth Funds. Mr. Beard joined FCN in 1982 and Mr. Konsler joined FCN in 1973.
 RICHARD P. KOST, First Vice President, and CLYDE L. CARTER, JR., Vice President, are primarily responsible for the day-to-day portfolio management of the International Equity Fund. Mr. Kost joined FCN in 1964 and Mr. Carter joined FCN in 1987.
 DOUGLAS S. SWANSON, First Vice President, and RICHARO F. CIPICCHIO, First Vice President, are primarily responsible for the day-to-day management of the Intermediate Bond and Bond Funds. Mr. Swanson joined FCN in 1983 and Mr. Cipicchio joined FCN in 1989.
 MR. CIPICCHIO And CHRISTOPHER J. NAUSEDA, Vice President, are primarily responsible for the day-to-day portfolio management of the Short Bond Fund. Mr. Nauseda joined FCN in 1982.
 MR. CIPICCHIO AND MARK M. JACKSON, Vice President, are primarily responsible for the day-to-day management of the Multi Sector Bond Fund. Mr. Jackson served as portfolio manager for Alexander Hamilton Life Insurance Company, 1993-1996, and as portfolio manager for Public Employees Retirement System of Ohio, 1988-1993. Mr. Jackson joined FCN in 1996.

                                                                Pegasus Funds

 Banking laws and regulations currently prohibit a bank holding company registered under the Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but do not prohibit such a bank holding company or affiliate from acting as investment adviser, transfer agent, or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of a customer. Subject to such banking laws and regulations, the Investment Adviser believes that it and its affiliated banks may perform the advisory, administrative and custodial services for the Trust described in this Prospectus, and may perform the shareholder services contemplated by this Prospectus, without violation of such banking laws or regulations. However, future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as future interpretations of present requirements, could prevent the Investment Adviser from continuing to perform investment advisory or custodial services for the Trust or require them to alter or discontinue the services they provide to shareholders.
 If the Investment Adviser and its affiliated banks were prohibited from performing investment advisory or custodial services for the Trust, it is expected that the Board of Trustees would recommend that shareholders approve new agreements with another entity or entities qualified to perform such services and selected by the Board. The Trust does not anticipate that investors would suffer any adverse financial consequences as a result of these occurrences.
 FCNIMCO and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("Distributor" or "BISYS") jointly serve as the Trust's Co-Administrators pursuant to an Administration Agreement with the Trust. Under the Administration Agreement, FCNIMCO and BISYS generally assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement the Trust pays FCNIMCO, as agent for the Co-Administrators, a monthly administration fee at the annual rate of .15% of each Fund's average daily net assets. For the fiscal year ended December 31, 1996, the Trust paid administration fees at the effective annual rate of .15% of each Fund's average daily net assets.
 The Asset Allocation Funds invest in shares of the Underlying Funds. The Investment Adviser and Co-Administrators reimburse the Asset Allocation Funds the full amount of advisory fees and administration fees incurred by each of the Underlying Funds. However, investors in the Asset Allocation Funds do indirectly bear that portion of the expenses of the Underlying Funds related to other expenses such as custody, transfer agency and professional fees. These fees are not redundant in that distinct services are being provided at each level. FCNIMCO and BISYS have no current intention to, but may in the future, discontinue or modify any such reimbursements at their discretion.

THE SUB-ADVISER
Federated Investment Counseling, located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222, is the sub-adviser for the High Yield Bond Fund. Federated is a registered investment adviser and a subsidiary of Federated Investors. All of the Class A voting securities of Federated Investors are owned by a trust, the trustees of which are John F. Donahue, Chairman and a trustee of Federated Investors, Mr. Donahue's wife, and Mr. Donahue's son, J. Christopher Donahue, who is President and a trustee of Federated Investors.
 Under the terms of the Sub-Advisory Agreement, Federated provides the day-to-day management of the High Yield Bond Fund's investments. Subject to the oversight and supervision of FCNIMCO and the Trust's Board of Trustees, Federated is responsible for making investment decisions for the High Yield Bond Fund, placing purchase and sale orders (which may be allocated to various dealers based on their sale of Fund shares) and providing research, statistical analysis and continuous supervision of the Fund's investment portfolio.
 For its services, Federated is entitled to a monthly fee at the following annual rates (as a percentage of the High Yield Bond Fund's average daily net assets), which vary according to the level of assets: .50% on the first $30 million of average daily net assets, .40% on the next $20 million, .30% on the next $25 million, .25% on the next $25 million and .20% of the Fund's average daily net assets in excess of $100 million. The Sub-Adviser's fee is paid by FCNIMCO and not by the Fund.
 MARK E. DURBIANO, Senior Vice President, and CONSTANTINE KARTSONAS are primarily responsible for the day-to-day management of the High Yield Bond Fund. Mr. Durbiano joined Federated in 1982 and has been a Senior Vice President of an affiliate of the Sub-Adviser since January 1996. From 1988 through 1995, Mr. Durbiano was a Vice President of an affiliate of Federated. Mr. Kartsonas joined Federated in 1994 as an Investment Analyst and has been an Assistant Vice President of an affiliate of the Sub-Adviser since January 1997. Mr. Kartsonas served as an Operations Analyst at Lehman Brothers from 1990-1993.

DISTRIBUTOR
BISYS Fund Services, located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's
 24 Pegasus Funds
principal underwriter and distributor of the Funds' shares.

TRANSFER AND DIVIDEND DISBURSING AGENT AND CUSTODIAN
First Data Investor Services Group, Inc., P.O. Box 5142, Westborough, Massachusetts 01581-5120, serves as the Trust's Transfer and Dividend Disbursing Agent. NBD Bank ("NBD"), which is a wholly-owned subsidiary of FCN, serves as the Trust's custodian (the "Custodian"). NBD is located at 900 Tower Drive, Troy, Michigan 48098.

SHAREHOLDER SERVICES PLAN
Under a Shareholder Services Plan, the Trust pays the Distributor for the provision of certain services to the holders of Class A shares a fee at an annual rate of .25% of the value of the average daily net assets of such shares. The services provided may include personal services relating to shareholder accounts, such as answering shareholder inquiries regarding the Funds and providing reports and other information and services related to the maintenance of shareholder accounts. Under the Shareholder Services Plan, the Distributor may make payments to certain banks, securities dealers, and other industry professionals such as investment advisers, accountants and estate planning firms (collectively, "Service Agents") in respect of these services. The Investment Adviser and its subsidiaries and affiliates may act as Service Agents and receive fees under the Shareholder Services Plan. The Distributor determines the amounts to be paid to Service Agents.

EXPENSES
All expenses incurred in the operation of the Trust are borne by it, except to the extent specifically assumed by the Trust's service providers. The expenses borne by the Trust include: organizational costs; taxes; interest; loan commitment fees; interest and distributions paid on securities sold short; brokerage fees and commissions, if any; fees of Board members; SEC fees; state Blue Sky registration fees; advisory fees; charges of custodians, transfer and dividend disbursing agents' fees; fees pursuant to agency, sub-transfer agency and service agreements; certain insurance premiums; industry association fees; outside auditing and legal expenses; costs of maintaining each Fund's existence; costs of independent pricing services; costs attributable to investor services (including, without limitation, telephone and personnel expenses); costs of shareholders' reports and meetings; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; and any extraordinary expenses. Expenses attributable to a particular Fund are charged against the assets of that Fund; other expenses of the Trust are allocated among such Funds on the basis determined by the Board, including, but not limited to, proportionately in relation to the net assets of each such Fund.
 The imposition of the advisory fee, as well as other operating expenses, will have the effect of reducing the total return to investors. From time to time, the Investment Adviser may waive receipt of its fees and/or voluntarily assume certain expenses of a Fund, which would have the effect of lowering that Fund's overall expense ratio and increasing total return to investors at the time such amounts are waived or assumed, as the case may be. The Fund will not pay the Investment Adviser at a later time for any amounts which may be waived, nor will the Fund reimburse the Investment Adviser for any amounts which may be assumed.

Dividends and Distributions

THE MANAGED ASSETS BALANCED, MANAGED ASSETS GROWTH, GROWTH, MID-CAP OPPORTUNITY, SMALL-CAP OPPORTUNITY, INTRINSIC VALUE, GROWTH AND VALUE, EQUITY INDEX AND INTERNATIONAL EQUITY FUNDS declare and pay dividends from net investment income on a quarterly basis. THE BOND FUNDS AND THE MANAGED ASSETS CONSERVATIVE AND EQUITY INCOME FUNDS declare and pay dividends from net investment income on a monthly basis.
THE MONEY MARKET FUND declares dividends from net investment income on each of its Business Days and pays dividends on a monthly basis. Shares begin accruing dividends on the Business Day on which the purchase order is effective. The earnings for Saturday, Sunday and holidays are declared as dividends on the preceding Business Day.
 Each Fund will make distributions from net realized securities gains, if any, once a year, but may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. Dividends are automatically reinvested in additional Fund shares of the same Class from which they were paid at net asset value.

Taxes

FEDERAL
Each Fund intends to qualify as a "regulated investment company" under the Code. Such qualification generally will relieve the Funds of liability for federal income taxes to the extent their earnings are distributed in accordance with the Code.
 Each Fund intends to distribute as dividends substantially all of its investment company taxable income each year. Distributions by the Funds to employee benefit plans that qualify for tax-exempt
                                                                Pegasus Fund25s
treatment under federal income tax laws will not be subject to current taxation.

Performance Information

From time to time, in advertisements or in reports to shareholders the performance of the Funds may be compared to the performance of other mutual funds with similar investment objectives and to stock and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. In addition, the performance of the Funds may be compared to Standard & Poor's 500 Index, an index of unmanaged groups of common stocks, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of thirty industrial companies listed on the New York Stock Exchange. The yields of the Money Market Fund may be compared to the Donoghue's Money Fund Average which is an average compiled by IBC/Donoghue's Money Fund Report, a widely recognized independent publication that monitors the performance of money market funds, or to the average yields reported by the Bank Rate Monitor for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas. Performance data as reported in national financial publications such as Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of a Fund.
 A Fund's "yield" refers to the income generated by an investment in a Fund over a thirty-day period for the Asset Allocation and Bond Funds identified in the advertisement. This income is then "annualized," i.e., the income generated by the investment during the respective period is assumed to be earned and reinvested at a constant rate and compounded semi-annually and is shown as a percentage of the investment. In the case of the Money Market Fund, "yield" refers to the income generated by an investment in the Fund over a seven-day period identified in the advertisement. This income is then "annualized," i.e., the income generated by the investment during the respective period is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, income is assumed to be reinvested, thereby making the "effective yield" slightly higher because of the compounding effect of the assumed reinvestment.
 The Funds calculate their total returns on an "average annual total return" basis for various periods from the date they commenced investment operations and for other periods as permitted under the rules of the SEC. Average annual total return reflects the average annual percentage change in value of an investment in the Funds over the measuring period. Total returns may also be calculated on an "aggregate total return basis" for various periods. Aggregate total return reflects the total percentage change in value over the measuring period. Both methods of calculating total return also reflect changes in the price of a Fund's shares and assume that any dividends and capital gain distributions made by the Fund during the period are reinvested in Fund shares. When considering average total return figures for periods longer than one year, it is important to note that a Fund's annual total return for any one year in the period might have been greater or less than the average for the entire period.
 The total return performance of the Equity Income, Growth, Small-Cap Opportunity and International Bond Funds includes performance of a common trust fund managed by FNBC which had substantially the same investment objective, policies, restriction and methodologies as its corresponding Fund for periods before such Fund's registration statement became effective. The common trust funds were not registered under the 1940 Act and therefore were not subject to certain investment restrictions imposed by the 1940 Act. If the common trust funds had registered under the 1940 Act, performance may have been adversely affected.
 Performance of the Funds is based on historical earnings and will fluctuate and is not intended to indicate future performance. The investment performance of an investment in the Non-Money Market Funds will fluctuate so that a shareholder's shares, when redeemed, may be worth more or less than their original cost. A Fund's performance data may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. Performance data should also be considered in light of the risks associated with a Fund's portfolio composition, quality, maturity, operating expenses and market conditions. Any fees charged by employee benefit plans directly to their participants in connection with investments in Fund shares will not be reflected in a Fund's performance calculations.

For the seven day period ended December 31, 1997, the annualized yields and effective yields for the Class A shares of the Money Market Fund were 5.14% and 5.28%, respectively.
 26
    Pegasus Funds

General Information

The Trust was organized as a Massachusetts business trust on April 21, 1987 under a Declaration of Trust. The Trust is a series fund having thirty-one series of shares of beneficial interest, each of which evidences an interest in a separate investment portfolio. The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares and to create an unlimited number of series of shares ("Series") representing interests in a portfolio and an unlimited number of classes of shares within a Series. In addition to the Funds described herein, the Trust offers the following investment portfolios: the Treasury Money Market, Municipal Money Market, Michigan Municipal Money Market, Cash Management, Treasury Cash Management, U.S. Government Securities Cash Management, Treasury Prime Cash Management, Municipal Cash Management, Municipal Bond, Intermediate Municipal Bond and Michigan Municipal Bond Funds.
 Each Fund described herein offers three classes of shares: Class A, Class B and Class I. The Treasury Money Market, Municipal Money Market and Michigan Money Market Funds offer two classes of shares: Class A and Class I. The Cash Management, Treasury Cash Management, U.S. Government Securities Cash Management, Municipal Cash Management, and Treasury Prime Cash Management Funds offer two Classes of shares: Class S and Class I. Each share has $.10 par value, represents an equal proportionate interest in the related Fund with other shares of the same class outstanding, and is entitled to such dividends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of the Board of Trustees.
 Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and each Series entitled to vote on a matter will vote thereon in the aggregate and not by Series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular Series. In addition, shareholders of each of the Series have equal voting rights except that only shares of a particular class within a Series are entitled to vote on matters affecting only that class. Voting rights are not cumulative, and accordingly the holders of more than 50% of the aggregate number of shares of all Trust portfolios may elect all of the Trustees. Each Asset Allocation Fund will vote its Underlying Fund shares in proportion to the votes of all other shareholders of each respective Underlying Funds.
 As of March 31, 1998, FCN and its affiliates held beneficially of record approximately 1.76%, 12.20%, 7.77%, 4.22%, 42.37%, 53.59%, 30.13%, 68.34%,
60.23%, 65.32%, 54.37%, 67.39%, 64.59%, 92.74%, 34.94%, 73.35%, 82.70% and
38.47% respectively of the outstanding shares of the Managed Asset Conservative, Managed Assets Balanced, Managed Assets Growth, Equity Income, Growth, Mid-Cap Opportunity, Small-Cap Opportunity, Intrinsic Value, Growth and Value, Equity Index, International Equity, Intermediate Bond, Bond, Short Bond, Multi Sector Bond, International Bond, High Yield Bond and Money Market Funds, respectively.
 Because NBD serves the Trust as Custodian, the Board of Trustees has established a procedure requiring three annual verifications, two of which are unannounced, of all investments held pursuant to the Custodian Agreement, to be conducted by the Trust's independent accountants.
 The Trust does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The Trust's By-Laws provide that special meetings of shareholders of any Series shall be called at the written request of shareholders entitled to cast at least 10% of the votes of a Series entitled to be cast at such meeting. The Trust also stands ready to assist shareholder communications in connection with any meeting of shareholders as prescribed in Section 16(c) of the 1940 Act.
 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE FUNDS' OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUNDS' SHARES, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                                                Pegasus Funds
                                                                            27
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

Supplemental Information

RATINGS
The ratings of Rating Agencies represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, the Investment Adviser or Sub-Adviser also will evaluate such obligations and the ability of their issuers to pay interest and principal. Each Fund will rely on the Investment Adviser's or Sub-Adviser's judgment, analysis and experience in evaluating the assets of an issuer. Obligations rated in the lowest of the top four investment grade rating categories (Baa by Moody's or BBB by S&P, Fitch or Duff) are considered to have less capacity to pay interest and repay principal and have certain speculative characteristics.

SHORT-TERM INVESTMENTS
Each Fund may hold the types of short-term U.S. Government obligations described under "Investment Objectives and Policies--Asset Allocation Funds" above.

U.S. GOVERNMENT OBLIGATIONS
U.S. Government obligations include all types of U.S. Government securities, including U.S. Treasury bonds, notes and bills, and obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Tennessee Valley Authority, Resolution Funding Corporation and Maritime Administration. U.S. Government obligations also include interests in the foregoing securities, including collateralized mortgage obligations guaranteed by a U.S. Government agency or instrumentality, and in Government-backed trusts which hold obligations of foreign governments that are guaranteed or backed by the full faith and credit of the United States.
 Obligations of certain U.S. agencies and instrumentalities such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality.

BANK OBLIGATIONS
Bank obligations in which the Funds may invest include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, the Funds may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on the securities, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities and the possible seizure or nationalization of foreign deposits.
 Obligations issued or guaranteed by foreign branches of U.S. banks (commonly known as "Eurodollar" obligations) or U.S. branches of foreign banks (commonly known as "Yankee dollar" obligations) may be general obligations of the parent bank or obligations only of the issuing branch. Where the obligation is only that of the issuing branch, the parent bank has no legal duty to pay such obligation. Such obligations would thus be subject to risks comparable to those which would be present if the issuing branch were a separate bank. The Money Market Fund will not invest in a Eurodollar obligation if upon making such investment the total Eurodollar obligations which are not general obligations of domestic parent banks would thereby exceed 25% of its total assets.
 Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
 Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by each Fund will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.
 Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft

                                                                Pegasus Funds
                                                                            A-
drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

CERTAIN CORPORATE OBLIGATIONS
Commercial paper in which the Funds may invest consists of short-term, unsecured promissory notes issued by domestic or foreign entities to finance short-term credit needs.

VARIABLE AND FLOATING RATE INSTRUMENTS
Each Fund may invest in variable and floating rate instruments, including without limitation, for each Fund other than the Money Market Fund, inverse floating rate debt instruments ("inverse floaters") some of which may be leveraged. The interest rate of an inverse floater resets in the opposite direction from the market rate of interest to which it is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values.
 The Money Market Fund may purchase rated and unrated variable and floating rate obligations that have stated maturities in excess of 13 months but, in any event, permit the fund to demand payment of the principal of the instrument at least once every 13 months on not more than thirty days' notice (unless the instrument is a U.S. Government Obligation), provided that the demand feature may be sold, transferred, or assigned only with the underlying instrument involved. Such instruments may include variable rate demand notes which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.
 The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for the Funds to dispose of them if the issuer defaulted on its payment obligation or during periods that a Fund is not entitled to exercise demand rights, and the Fund could, for these or other reasons, suffer a loss with respect to such instruments. In the absence of an active secondary market, variable and floating rate instruments (including inverse floaters) will be subject to a fund's limitation on illiquid investments. See "Illiquid Securities."

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS
To increase income, each Fund may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). The Funds will not enter into repurchase agreements with the Investment Adviser, the Sub-Adviser, the Distributor, or any of their affiliates, except as may be permitted by the SEC. Although the securities subject to repurchase agreements may bear maturities exceeding 13 months provided the repurchase agreement itself matures in 13 months or less, the Funds generally intend to enter into repurchase agreements which terminate within seven days after notice by them. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement at not less than the repurchase price, marked to market daily. Default by the seller would, however, expose a Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations.
 Each Fund may also obtain funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, a fund will sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a particular date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price of the securities it is obligated to repurchase. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets equal to the repurchase price marked to market daily (including accrued interest) and will subsequently monitor the account to ensure such equivalent value is maintained.

LENDING PORTFOLIO SECURITIES
To increase income or offset expenses, each Fund may lend portfolio securities to financial institutions such as banks and broker dealers in accordance with its investment limitations. Agreements will require that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned plus accrued interest. Collateral for such loans could include cash or securities of the U.S. Government, its agencies or instrumentalities, some of which may bear maturities exceeding 13 months. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a particular Fund exceeds one-third of the value of its total assets. Loans of securities involve risk of delay in receiving additional collateral or in recovering the securities loaned or possible loss of rights in the collateral should the borrower of the securities become insolvent. Loans will be made only to borrowers that provide the requisite collateral comprised of liquid assets and when, in the Investment Adviser's or Sub-Adviser's judgment, the income to be earned from the loan justifies the attendant risks.
 A-
  2 Pegasus Funds

ZERO COUPON OBLIGATIONS AND PAY-IN-KIND SECURITIES
Each Fund may invest in zero coupon obligations which are discount debt obligations that do not make periodic interest payments although income is generally imputed to the holder on a current basis. The High Yield Bond Fund may invest in pay-in-kind securities which make periodic payments in the form of additional securities (as opposed to cash). Such obligations may have higher price volatility than those which require the payment of interest periodically. The Investment Adviser and Sub-Adviser will consider the liquidity needs of a Fund when any investment in zero coupon obligations is made.
 Federal income tax law requires the holder of a zero coupon security or of certain pay-in-kind securities to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability for federal income taxes, each Fund that invests in such securities may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements. Such Fund will not be able to purchase additional income producing securities with cash used to make such distributions and its current income may be reduced as a result.

WHEN ISSUED PURCHASES AND FORWARD COMMITMENTS
The Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock-in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the yield obtained in a transaction may be less favorable than the yield available in the market when the securities delivery takes place. Each Fund's forward commitments and when-issued purchases are not expected to exceed 25% of the value of its total assets absent unusual market conditions. A Fund does not earn income with respect to these transactions until the subject securities are delivered to the Fund. The Funds do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objectives.

FOREIGN SECURITIES
Investments by the Funds in foreign securities, with respect to certain foreign countries, expose them to the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets or diplomatic developments that could affect investment within those countries. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. In addition, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Because of these and other factors, securities of foreign companies acquired by the Funds may be subject to greater fluctuation in price than securities of domestic companies.
 Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. Some currency exchange costs may be incurred when a Fund changes investments from one country to another.
 Furthermore, some securities may be subject to brokerage taxes levied by foreign governments, which have the effect of increasing the costs of such investments and reducing the realized gain or increasing the realized loss on such securities at the time of sale. Income received by the Funds from sources within foreign countries may be reduced by withholding or other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by a Fund will reduce its net income available for distribution to investors.

DEPOSITORY RECEIPTS
Each Asset Allocation and Equity Fund and the High Yield Bond Fund may invest in securities of foreign issuers in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and similar securities representing securities of foreign issuers. These securities may not be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities and are denominated in U.S. dollars. Certain such institutions issuing ADRs may not be sponsored by the issuer. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer. EDRs are receipts issued by a European financial institution evidencing ownership of the underlying foreign securities and are generally denominated in foreign currencies. Generally, EDRs, in bearer form, are designed for use in the European securities markets.

                                                                Pegasus Funds
                                                                            A-
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

SUPRANATIONAL BANK OBLIGATIONS
The Funds may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

CONVERTIBLE SECURITIES
Each Non-Money Market Fund may invest in convertible securities. A convertible security is a security that may be converted either at a stated price or rate within a specified period of time into a specified number of shares of common stock. By investing in convertible securities, a fund seeks the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock. The High Yield Bond Fund does not limit convertible securities by rating, and there is no minimal acceptance rating for a convertible security to be purchased or held in the Fund. Therefore, the High Yield Bond Fund invests in convertible securities irrespective of their ratings. This could result in the High Yield Bond Fund purchasing and holding, without limit, convertible securities rated below investment grade by a Rating Agency.

SECURITIES OF INVESTMENT COMPANIES
Each Fund may invest in securities issued by open-end (and closed-end for Non-Money Market Funds) investment companies which principally invest in securities in which such Fund invests. Under the 1940 Act, a Fund's investment in such securities, subject to certain exceptions, currently is limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's net assets with respect to any one investment company and (iii) 10% of the Fund's net assets in the aggregate. Such purchases will be made in the open market where no commission or profit to a sponsor or dealer results from the purchase other than the customary brokers' commissions. As a shareholder of another investment company, each Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that a Fund bears directly in connection with its own operations.

ASSET BACKED SECURITIES
Asset Backed Securities acquired by the Non-Money Market Funds consist of both mortgage and non-mortgage backed securities. Asset backed securities held by the funds arise through the grouping by governmental, government-related and private organizations of loans, receivables and other assets originated by various lenders ("Asset Backed Securities"), as described below.
 The yield characteristics of Asset Backed Securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e. loans) generally may be prepaid at any time. As a result, if an Asset Backed Security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an Asset Backed Security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. In calculating the average weighted maturity of the funds, the maturity of Asset Backed Securities will be based on estimates of average life.
 Prepayments on Asset Backed Securities generally increase with falling interest rates and decrease with rising interest rates. Prepayment rates are also influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise the value of an Asset Backed Security with prepayment features may not increase as much as that of other fixed income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.
 These characteristics may result in higher level of price volatility for these assets under certain market conditions. In addition, while the trading market for short-term mortgages and Asset Backed Securities is ordinarily quite liquid, in times of financial stress the trading market for these securities sometimes becomes restricted.
 Mortgage backed securities represent an ownership interest in a pool of mortgages, the interest on which is in most cases issued and guaranteed by an agency or instrumentality of the U.S. Government, although not necessarily by the U.S. Government itself. Mortgage backed securities include collateralized mortgage obligations ("CMOs"), real estate investment trusts ("REITs") and mortgage pass-through certificates.
 CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits
 A-
  4 Pegasus Funds

("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways. The multiple class securities may be issued or guaranteed by U.S. Government agencies or instrumentalities, including the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"), or issued by trusts formed by private originators of, or investors in, mortgage loans. Classes in CMOs which the funds may hold are known as "regular" interests. CMOs also issue "residual" interests, which in general are junior to and more volatile than regular interests. The funds do not intend to purchase residual interests.
 Mortgage pass-through certificates provide the holder with a pro rata interest in the underlying mortgages. One type of such certificate in which the funds may invest is a GNMA Certificate which is backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government. Another type is a FNMA Certificate, the principal and interest of which are guaranteed only by FNMA itself, not by the full faith and credit of the U.S. Government. Another type is a FHLMC Participation Certificate which is guaranteed by FHLMC as to timely payment of principal and interest. However, like a FNMA security, it is not guaranteed by the full faith and credit of the U.S. Government. Privately issued mortgage backed securities will carry a rating at the time of purchase of at least A by S&P or by Moody's or, if unrated, will be in the Investment Adviser's opinion equivalent in credit quality to such rating. Mortgage backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government.
 The Non-Money Market Funds may also invest in non-mortgage backed securities including interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Non-mortgage backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities.
 Non-mortgage backed securities involve certain risks that are not presented by mortgage backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Most issuers of motor vehicle receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related motor vehicle receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the motor vehicle receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

STRIPPED GOVERNMENT OBLIGATIONS
The Asset Allocation and Bond Funds and the Money Market Fund may purchase Treasury receipts and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government obligations. These participations, which may be issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks and other institutions, are issued at a discount to their "face value," and, for each fund other than the Money Market Fund, may include stripped mortgage backed securities ("SMBS"), which are derivative multi-class mortgage securities. Stripped securities, particularly SMBS, may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.
 SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class will receive all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. With respect to investments in interest only securities, should the underlying obligations experience greater than anticipated prepayments of principal, a fund may fail to fully recoup its initial investment in these securities. The market value of the class consisting entirely of principal payments may be more volatile in response to change in interest rates. The yields on a class SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage backed obligations because their cash flow patterns are more volatile. For interest only securities, there is a greater risk that the initial investment will not be fully recouped.

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RISKS RELATED TO LOWER-RATED SECURITIES
The Asset Allocation, Equity, International Bond and High Yield Bond Funds may purchase lower-rated securities (commonly known as junk bonds). While any investment carries some risk, some of the risks associated with lower-rated securities are different from the risks associated with investment grade securities. The risk of loss through default is greater because lower-rated securities are usually unsecured and are often subordinate to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates. Consequently, the market price of these securities, and the net asset value of those fund's shares, may be quite volatile.
 RELATIVE YOUTH OF LOWER-RATED SECURITIES' MARKET. Because the market for lower-rated securities, at least in its present size and form, is relatively new, there remains some uncertainty about its performance level under adverse market and economic environments. An economic downturn or increase in interest rates could have a negative impact on both the market for lower-rated securities (resulting in a greater number of bond defaults) and the value of lower-rated securities held in a fund's portfolio.
 SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. The economy and interest rates can affect lower-rated securities differently than other securities. For example, the prices of lower-rated securities are more sensitive to adverse economic changes or individual corporate developments than are the prices of higher-rated investments. Also, during an economic downturn or a period in which interest rates are rising significantly, highly leveraged issuers may experience financial difficulties, which, in turn, would adversely affect their ability to service their principal and interest payment obligations, meet projected business goals and obtain additional financing. If the issuer of a security defaults, a fund may incur additional expenses to seek recovery. In addition, periods of economic uncertainty would likely result in increased volatility for the market prices of securities as well as a fund's net asset value. In general, both the prices and yields of lower-rated securities will fluctuate.
 LIQUIDITY AND VALUATION. In certain circumstances it may be difficult to determine a security's fair value due to a lack of reliable objective information. Such instances occur when there is not an established secondary market for the security or the security is thinly traded. As a result, a fund's valuation of a security and the price it is actually able to obtain when it sells the security could differ.
 Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities held by a fund, especially in a thinly traded market. Illiquid or restricted securities held by a fund may involve special registration responsibilities, liabilities and costs, and could involve other liquidity and valuation difficulties.
 CONGRESSIONAL PROPOSALS. Current laws, as well as pending proposals, may have a material impact on the market for lower-rated securities.

MUNICIPAL AND RELATED OBLIGATIONS
Municipal Obligations that may be acquired by the Asset Allocation and Bond Funds may include general obligations, revenue obligations, notes and moral obligations bonds. Each of these funds currently intends to invest no more than 25% of its total assets in Municipal Obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility, class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source such as the user of the facility being financed. Private activity bonds (i.e. bonds issued by industrial development authorities) are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of a private activity bond is usually directly related to the credit standing of the private user of the facility involved.
 Notes are short-term instruments which are obligations of the issuing municipalities or agencies and are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues. Moral obligation bonds are normally issued by a special purpose public authority. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. Municipal Obligations also include municipal lease/purchase agreements which are similar to installment purchase contracts for property or equipment issued by municipalities. The funds will only invest in rated municipal lease/purchase agreements.
 There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue.

CUSTODIAL RECEIPTS AND CERTIFICATES OF PARTICIPATION
The Asset Allocation and Bond Funds and the Money Market Fund may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and
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  6 Pegasus Funds

CATS) where the trust participations evidence ownership in either the future interest payments or the future principal payments on the U.S. Treasury obligations. These participations are normally issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.

STAND-BY COMMITMENTS
The Asset Allocation and Bond Funds may acquire "stand-by commitments" with respect to Municipal Obligations held in their portfolios. Under a stand-by commitment, a fund obligates a broker, dealer or bank to repurchase, at the fund's option, specified securities at a specified price and, in this respect, stand-by commitments are comparable to put options. The exercise of a stand-by commitment therefore is subject to the ability of the seller to make payment on demand. The Funds will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. A fund may pay for stand-by commitments if such action is deemed necessary, thus increasing to a degree the cost of the underlying Municipal Obligation and similarly decreasing such securities yield to investors.

OPTIONS TRANSACTIONS
Each Non-Money Market Fund is permitted to invest up to 5% of its assets, represented by the premium paid, in the purchase of call and put options. Options transactions are a form of derivative security.
 Each Non-Money Market Fund is permitted to purchase call and put options in respect of specific securities (or groups or "baskets" of specific securities) in which the fund may invest. A fund may write (i.e., sell) covered call option contracts on securities owned by the fund not exceeding 25% of the market value of its net assets at the time such option contracts are written. Each fund also may purchase call options to enter into closing purchase transactions. The funds also may write covered put option contracts to the extent of 25% of the value of their net assets at the time such option contracts are written. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at the exercise price at any time during the option period. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at the exercise price at any time during the option period. A covered put option sold by a fund exposes it during the term of the option to a decline in price of the underlying security or securities. A put option sold by a fund is covered when, among other things, cash or liquid securities are placed in a segregated account with the fund's custodian to fulfill the obligation undertaken.
 The Asset Allocation Funds, the International Equity Fund and the International Bond Fund may also purchase and sell call and put options on foreign currency for the purpose of hedging against changes in future currency exchange rates. Call options convey the right to buy the underlying currency at a price which is expected to be lower than the spot price of the currency at the time the option expires. Put options convey the right to sell the underlying currency at a price which is anticipated to be higher than the spot price of the currency at the time the option expires.
 Each Non-Money Market Fund also may purchase cash-settled options on interest rate swaps, interest rate swaps denominated in foreign currency and equity index swaps. See "Interest Rate and Equity Index Swaps" below. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.
 Each Non-Money Market Fund may purchase and sell call and put options on stock indexes listed on U.S. securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a fund will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS
Each Non-Money Market Fund may enter into futures contracts and options on future contracts. The Equity Funds may enter into stock index futures contracts and all of the Non-Money Market Funds may enter into interest rate futures contracts and currency futures contracts, and options with respect thereto. See "Options Transactions" above. These transactions will be entered into as a substitute for comparable market positions in the underlying securities or for hedging purposes. A fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of the fund's assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money

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amount may be excluded in calculating the 5%. To the extent a fund engages in the use of futures and options on futures for other than bona fide hedging purposes, the fund may be subject to additional risk. Although none of these funds would be a commodity pool, each would be subject to rules of the CFTC limiting the extent to which it could engage in these transactions. Futures and options transactions are a form of derivative security. In addition, in such situations, if the fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. A fund may have to sell securities at a time when it may be disadvantageous to do so.

FOREIGN CURRENCY TRANSACTIONS
The Asset Allocation, International Equity and International Bond Funds may engage in currency exchange transactions either on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market, or through entering into forward contracts to purchase or sell currencies. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which must be more than two days from the date of the contract, at a price set at the time of the contract. These contracts are entered into in the interbank market conducted directly between currency traders (typically commercial banks or other financial institutions) and their customers. They may be used to reduce the level of volatility caused by changes in foreign currency exchange rates or when such transactions are economically appropriate for the reduction of risks in the ongoing management of the funds. Although forward currency exchange contracts may be used to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such currency increase. The funds also may combine forward currency exchange contracts with investments in securities denominated in other currencies.
 Each of these funds also may maintain short positions in forward currency exchange transactions, which would involve it agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the fund contracted to receive in the exchange.

OPTIONS ON FOREIGN CURRENCY
The Asset Allocation Funds, the International Equity Fund and the International Bond Fund may purchase and sell call and put options on foreign currency for the purpose of hedging against changes in future currency exchange rates. Call options convey the right to buy the underlying currency at a price which is expected to be lower than the spot price of the currency at the time the option expires. Put options convey the right to sell the underlying currency at a price which is anticipated to be higher than the spot price of the currency at the time the option expires. The funds may use foreign currency options for the same purposes as forward currency exchange and futures transactions, as described herein. See also "Options" and "Currency Futures and Options on Currency Futures" below.

RISKS ASSOCIATED WITH FUTURES, OPTIONS AND FOREIGN CURRENCY TRANSACTIONS AND OPTIONS
To the extent a Non-Money Market Fund is engaging in a futures or option transaction as a hedging device, due to the risk of an imperfect correlation between securities in its portfolio that are the subject of a hedging transaction and the futures contract or option used as a hedging device, it is possible that the hedge will not be fully effective. In futures contracts and options based on indices, the risk of imperfect correlation increases as the composition of the fund varies from the composition of the index. In an effort to compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of contracts, the fund may buy or sell futures contracts and options in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the futures contract has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect the fund's net investment results if market movements are not as anticipated when the hedge is established.
 Successful use of futures and options by a fund also is subject to the Investment Adviser's or Sub-Adviser's ability to predict correctly movements in the direction of securities prices, interest rates, currency exchange rates and other economic factors. In addition, in such situations, if the fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. The fund may have to sell securities at a time when it may be disadvantageous to do so.
 Although a fund intends to enter into futures contracts and options transactions only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. See "Illiquid Securities" above. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days
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

with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the fund to substantial losses. If it is not possible, or the fund determines not, to close a futures position in anticipation of adverse price movements, the fund will be required to make daily cash payments of variation margin. In such circumstances, an increase in the value of the portion of the portfolio being hedged, if any, may offset partially or completely losses on the futures contract.
 Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. The foreign currency market offers less protection against defaults in the forward trading of currencies than is available when trading in currencies occurs on an exchange. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive the fund of unrealized profits or force the fund to cover its commitments for purchase or resale, if any, at the current market price.
 Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and a trader may look only to the broker for performance on the contract. In addition, unless the fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.

INTEREST RATE AND EQUITY INDEX SWAPS
Each Non-Money Market Fund may enter into interest rate swaps and equity index swaps, to the extent described under "Description of the Funds--Management Policies," in pursuit of their respective investment objectives. Interest rate swaps involve the exchange by a fund with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Equity index swaps involve the exchange by a fund with another party of cash flows based upon the performance of an index or a portion of an index which usually includes dividends. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. Swaps are a form of derivative security.
 The funds usually will enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the fund receiving or paying, as the case may be, only the net amount of the two payments. If a fund enters into a swap, it would maintain a segregated account in the full amount accrued on a daily basis of the fund's obligations with respect to the swap. The funds will enter into swap transactions with counterparties only if: (1) for transactions with maturities under one year, such counterparty has outstanding short-term paper rated at least A-1 by S&P, Prime-1 by Moody's, F-1 by Fitch or Duff-1 by Duff, or (2) for transactions with maturities greater than one year, the counterparty has outstanding debt securities rated at least Aa by Moody's or AA by S&P, Fitch or Duff.
 The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit on the amount of swap transactions that may be entered into by a Non-Money Market Fund. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps is limited to the net amount of payments that a fund is contractually obligated to make. If the other party to a swap defaults, the relevant fund's risk of loss consists of the net amount of payments that such fund contractually is entitled to receive.

RESTRICTED AND ILLIQUID SECURITIES
The Non-Money Market Funds will not invest more than 15% (10% for the Money Market Fund) of the value of their respective total net assets in securities that are illiquid. Securities having legal or contractual restrictions on resale and with no readily available market, and instruments (including repurchase agreements, variable and floating rate instruments and time deposits) that do not provide for payment to the Funds within seven days after notice are subject to this limitation. Securities that have legal or contractual restrictions on resale but have a readily available market are not deemed to be illiquid for purposes of this limitation.
 The Non-Money Market Funds may purchase securities which are not registered under the Securities Act of 1933, as amended (the "1933 Act"), but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered to be illiquid so long as it is determined by the Board of Trustees or the

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

Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities. The ability to sell to qualified institutional buyers under Rule 144A is a recent development, and it is not possible to predict how this market will develop. The Board of Trustees will carefully monitor any investments by a fund in these securities.

PORTFOLIO TURNOVER
Generally, the Non-Money Market Funds will purchase securities for capital appreciation or investment income, or both, and not for short-term trading profits. However, a fund may sell a portfolio investment soon after its acquisition if the Investment Adviser or Sub-Adviser believes that such a disposition is consistent with or in furtherance of the fund's investment objective. Fund investments may be sold for a variety of reasons, such as more favorable investment opportunities or other circumstances. As a result, such funds are likely to have correspondingly greater brokerage commissions and other transaction costs which are borne indirectly by shareholders. Portfolio turnover may also result in the realization of substantial net capital gains.
 Asset reallocation decisions for the Asset Allocation Funds typically will occur on a monthly basis. However, if market conditions warrant, the Investment Adviser may make more frequent reallocation decisions which will result in a higher portfolio turnover rate. The Asset Allocation Funds will purchase or sell shares of the Underlying Funds: (a) to accommodate purchases and redemptions of each Asset Allocation Fund's shares; (b) in response to market or other economic conditions; and (c) to maintain or modify the allocation of each Asset Allocation Fund's assets among the Underlying Funds within its target asset allocation ranges. See "Taxes--Federal" in the Prospectus and "Additional Information Concerning Taxes" in the Statement of Additional Information.
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Debt Ratings

CORPORATE BOND RATINGS
Excerpts from Moody's description of its corporate bond ratings: Aaa--judged to be the best quality, carry the smallest degree of investment risk and are generally referred to as "gilt edged"; Aa--judged to be of high quality by all standards; A--deemed to have many favorable investment attributes and considered as upper medium grade obligations; Baa--considered as medium grade obligations, i.e. they are neither highly protected nor poorly secured; Ba, B, Caa, Ca, C--protection of interest and principal payments is questionable (Ba indicates some speculative elements, B represents bonds that generally lack characteristics of the desirable investment, Caa represents bonds which are in poor standing, Ca represents a high degree of speculation and C represents the lowest rated class of bonds); Caa, Ca and C bonds may be in default. Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from Aa to B in its bond rating systems. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks at the lower end of its generic rating category.
 An S&P corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is considered to be extremely strong. Debt rated "AA" is considered to have a very strong capacity to pay interest and to repay principal and differs from the highest rated issues only in small degree. Debt rated "A" is considered to have a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt of a higher rated category. Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and to repay principal for debt in this category than for higher rated categories. Debt rated "BB," "B," "CCC," "CC" or "C" is regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligations. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. Debt rated "CI" is reserved for income bonds on which no interest is being paid. Debt rated "D" is in default, and payment of interest and/or repayment of principal is in arrears. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized. The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
 Excerpts from Fitch's description of its corporate bond ratings: "AAA"-- considered to be investment grade and have the lowest expectation of credit risk. The obligor has an exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events; "AA"--judged to be investment grade and have a very low expectation of credit risk. The obligor has a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events; "A"--considered investment grade and have a low expectation of credit risk. The obligor has a strong capacity for timely payment of financial commitments. This capacity may, nevertheless be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings; "BBB" is considered to be investment grade and indicates that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity; "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D"-- regarded as speculative investments. The ratings "BB" to "C" represent the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" designates the highest potential for recovery of amounts outstanding on any securities involved. The ratings from "AA" to "C" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
 The following summarizes the ratings used by Duff for corporate debt. Debt rated "AAA" is of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt. Debt rated "AA" is of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions. Debt rated "A" has protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress. Debt rated "BBB" possess below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles. Debt rated below "BBB" is considered to be below investment grade.

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

Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" represents defaulted obligations. To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus or minus sign to show relative standing within these major categories.

COMMERCIAL PAPER RATINGS
A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The designation "A-1" indicates the degree of safety regarding timely payment is considered to be strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The designation "A-2" indicates the capacity for timely payment is satisfactory, however, the relative degree of safety is not as high as for issues designated "A-1." The designation "B" indicates that the issue has only a speculative capacity for timely payment. The designation "C" indicates that the issue has a doubtful capacity for payment. Commercial paper rated "D" indicates that the issue is in payment default. Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The rating "Prime-1" is the highest commercial paper rating assigned by Moody's. Issuers rated "Prime-1" (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" (or related supporting institutions) are considered to have a strong capacity for repayment of short-term promissory obligations. Issuers rated "Prime 3" are considered to have an acceptable capacity for repayment. Moody's uses the designation "Not Prime" for issuers that do not fall within any of the Prime rating categories.
 Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The designation "F-1" indicates that the securities possess the strongest capacity for timely payment of financial commitments. Those securities determined to possess exceptionally strong credit quality are denoted with a plus (+) sign designation. Securities rated "F-2" are considered to possess satisfactory capacity for timely payment of financial commitments. Securities rated "F-3" possess adequate capacity for timely payment of financial commitments; however, near term adverse changes could result in a reduction to non-investment grade. Securities rated "F-5" possess weak credit quality. Securities rated "D" are in actual or imminent payment default.
 The three highest rating categories of Duff for short-term debt are "D-1," "D-2" and "D-3." Duff employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. "D-1+" indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations. "D-1" indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor. "D-1-" indicates high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small. "D-2" indicates good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. "D-3" indicates satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected. D&P may also rate short-term municipal debt as "D-4" or "D-5." "D-4" indicates speculative investment characteristics. "D-5" indicates that the issuer has failed to meet scheduled principal and/or interest payments. Securities rated "F-3" possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near term adverse changes could cause these securities to be rated below investment grade. Securities rated "F-5" possess weak credit quality. Securities rated "D" are in actual or imminent payment default.

UNRATED SECURITIES
Unrated securities are securities which have not been rated by a nationally recognized statistical rating organization.
 B-
  2 Pegasus Funds

Prospectus                          APRIL 30, 1998        PEGASUS FUNDS
                                                          C/O NBD BANK
                                                         900 TOWER DRIVE
                                                         TROY, MICHIGAN
                                                              48098

                                                        24 HOUR YIELD AND
                                                           PERFORMANCE
                                                           INFORMATION
                                                          PURCHASE AND
                                                       REDEMPTION ORDERS:
                                                         (800) 688-3350

Pegasus Funds (the "Trust") is offering in this Prospectus Class I shares in the following six investment portfolios (the "Funds"), divided into four general fund types: Asset Allocation; Equity; Bond; and Money Market. The Asset Allocation, Equity and Bond Funds are sometimes collectively referred to as "Non-Money Market Funds."

ASSET ALLOCATION FUNDS                    BOND FUND


The Managed Assets Conservative Fund      The Bond Fund


The Managed Assets Balanced Fund          MONEY MARKET FUND


EQUITY FUNDS                              The Money Market Fund


The Mid-Cap Opportunity Fund


The Growth and Value Fund


 By this Prospectus, Class I shares of each Fund are being offered without a sales charge to certain qualified employee benefit plans.

 This Prospectus sets forth concisely information that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Trust, contained in a Statement of Additional Information, has been filed with the Securities and Exchange Commission (the "SEC") and is available upon request and without charge by writing to the Trust at the above address. The Statement of Additional Information for the Money Market Fund and the Statement of Additional Information for the Non-Money Market Funds are each dated April 30, 1998 and both are incorporated by reference into this Prospectus in their entirety.

 Investors should recognize that the share price, yield and investment return of each Fund fluctuate and are not guaranteed.

 SHARES OF THE TRUST ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED OR OTHERWISE SUPPORTED BY, FIRST CHICAGO NBD CORPORATION OR ITS AFFILIATES, AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY GOVERNMENTAL AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THERE CAN BE NO ASSURANCE THAT THE MONEY MARKET FUND WILL BE ABLE TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Table of Contents

3   Highlights
4   Fund Expenses
5   Financial Highlights
8   Description of the Funds
16  How to Buy Shares
17  How to Exchange Shares
17  How to Redeem Shares
17  Management of the Trust
20  Dividends and Distributions
20  Taxes
20  Performance Information
22  General Information
A-1 Supplemental Information
B-1 Debt Ratings

Highlights

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

INVESTMENT OBJECTIVES AND MANAGEMENT POLICIES
Each Fund's investment objective is set forth on page 3 of this Prospectus. Each Asset Allocation Fund will invest substantially all of its assets in Class I shares in each of the Funds described in this Prospectus and in Class I shares of the following funds of the Trust which are also described in this Prospectus and whose shares are offered by a separate Prospectus ("Additional Pegasus Funds"): Equity Income Fund, Growth Fund, Small-Cap Opportunity Fund, Intrinsic Value Fund, Equity Index Fund, International Equity Fund, Intermediate Bond Fund, Short Bond Fund, Multi Sector Bond Fund, High Yield Bond Fund and International Bond Fund. The Funds and the Additional Pegasus Funds in which the Asset Allocation Funds invest are collectively referred to as the "Underlying Funds."

INVESTMENT ADVISER
First Chicago NBD Investment Management Company ("FCNIMCO") serves as each Fund's investment adviser ("Investment Adviser"). Each Fund has agreed to pay the Investment Adviser an annual fee as set forth under "Management of the Funds." Federated Investment Counseling ("Federated" or the "Sub- Adviser") serves as sub-adviser to the High Yield Bond Fund. The Sub-Adviser's fee is paid by FCNIMCO and not by the High Yield Bond Fund.

HOW TO BUY SHARES
Class I shares are sold at net asset value with no sales charge to certain qualified benefit plans, among others. Investors purchasing Class I shares through their Eligible Retirement Plans (as defined under "How to Buy Shares") should contact such plans directly for appropriate instructions, as well as for information about conditions pertaining to the plans and any related fees. Class I shares may be purchased for an Eligible Retirement Plan only by a custodian, trustee, investment manager or other entity authorized to act on behalf of such plan.
 See "How to Buy Shares" on page 16 of this Prospectus.

HOW TO REDEEM SHARES
Generally, investors should contact their plan administrator for redemption instructions.
 See "How to Redeem Shares" on page 17 of this Prospectus.
Pegasus Funds

ASSET ALLOCATION FUNDS
These Funds offer investors a convenient means of investing in shares of the Underlying Funds in order to achieve a target asset allocation in the Equity, Debt and Cash Equivalent market sectors:
 The MANAGED ASSETS CONSERVATIVE FUND seeks to provide long-term total return; capital appreciation is a secondary consideration.
 The MANAGED ASSETS BALANCED FUND seeks to achieve long-term total return through a combination of capital appreciation and current income.

EQUITY FUNDS
These Funds will invest principally in common stocks, preferred stocks and convertible securities, including those in the form of depository receipts, as well as warrants to purchase such securities (collectively, "Equity Securities"):
 The MID-CAP OPPORTUNITY FUND seeks to achieve long-term capital appreciation. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of companies with intermediate market capitalizations.
 The GROWTH AND VALUE FUND seeks to achieve long-term capital growth, with income a secondary consideration. In seeking to achieve its objective, this Fund will invest primarily in Equity Securities of larger companies that are attractively priced relative to their growth potential.

BOND FUND
This Fund will invest principally in a broad range of debt securities ("Debt Securities"). Debt Securities in which the Bond Fund normally invests include:
(i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; (ii) corporate, bank and commercial obligations; (iii) securities issued or guaranteed by foreign governments, their agencies or instrumentalities; (iv) securities issued by supranational banks; (v) mortgage backed securities; (vi) securities representing interests in pools of assets; and (vii) variable-rate bonds, zero coupon bonds, debentures, and various types of demand instruments. Obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may include mortgage backed securities, as well as "stripped securities" (both interest-only and principal-only) and custodial receipts for Treasury securities:
 The BOND FUND seeks to maximize total rate of return by investing predominantly in intermediate and long-term Debt Securities. During normal market conditions, the Fund's average weighted portfolio maturity is expected to be between 6 and 12 years.
MONEY MARKET FUND
This Fund seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, the Fund uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the 1940 Act:
 The MONEY MARKET FUND seeks to provide a high level of current income consistent with the preservation of capital and liquidity. This Fund will invest in high quality "money market" instruments described on page 10.

                                                                Pegasus Funds

Fund Expenses

The purpose of the following tables is to assist investors in understanding the various costs and expenses that an investor in a Fund will bear, the payment of which will reduce an investor's return on an annual basis.

Expense Table

SHAREHOLDER TRANSACTION EXPENSES                                      ALL FUNDS
-------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases (as a percentage of offer-
 ing price)                                                             None
-------------------------------------------------------------------------------
Sales Charge on Reinvested Dividends                                    None
-------------------------------------------------------------------------------
Maximum Deferred Sales Charge Imposed On Redemptions (as a percent-
 age of the amount subject to charge)                                   None
-------------------------------------------------------------------------------
Redemption Fees                                                         None
-------------------------------------------------------------------------------
Exchange Fees                                                           None
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

                                        MANAGEMENT FEES                              TOTAL OPERATING
                                         AFTER WAIVERS  12B-1 FEES OTHER EXPENSES(1) EXPENSES(1)(4)
----------------------------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS:
Managed Assets Conservative Fund(2)(3)       0.52%         None          0.48%            1.00%
Managed Assets Balanced Fund(2)(3)           0.52%         None          0.48%            1.00%
----------------------------------------------------------------------------------------------------
EQUITY FUNDS:
Mid-Cap Opportunity Fund                     0.60%         None          0.29%            0.89%
Growth and Value Fund                        0.60%         None          0.26%            0.86%
----------------------------------------------------------------------------------------------------
BOND FUND:
Bond Fund                                    0.40%         None          0.23%            0.63%
----------------------------------------------------------------------------------------------------
MONEY MARKET FUND:
Money Market Fund(3)                         0.27%         None          0.23%            0.50%

--------------------------------------------------------------------------------

(1) Other Expenses and Total Operating Expenses for each Fund reflect current expenses.
(2) Expenses for the Asset Allocation Funds include expenses borne indirectly by them in connection with their investments in the Underlying Funds. There is no layering of fees--see "Management of the Funds--Investment Adviser and Co-Administrators" on page 17 for additional information regarding the fees related to the "fund of funds" structure of the Asset Allocation Funds.
(3) Absent fee waivers and/or expense reimbursements, Total Operating Expenses applicable to Class I shares of Managed Assets Conservative, Managed Assets Balanced and Money Market Funds would have been 1.13%, 1.13% and 0.52%, respectively.
(4) The Investment Adviser has voluntarily agreed to limit the total operating expenses of the Funds as stated below:

   Managed Assets Conservative Fund           1.00%
   Managed Assets Balanced Fund               1.00%
   Mid-Cap Opportunity Fund                   1.02%
   Growth and Value Fund                      0.87%
   Bond Fund                                  0.74%
   Money Market Fund                          0.50%

  Waivers and/or reimbursements may be discontinued or modified at any time without notice.

    Pegasus Funds
  4

EXAMPLES
Based upon the assumptions in the foregoing chart, an investor would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and
(2) redemption at the end of each period:

                                     1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------------
Managed Assets Conservative Fund      $10           $32           $55           $123
Managed Assets Balanced Fund          $10           $32           $55           $123
Mid-Cap Opportunity Fund              $ 9           $29           $50           $110
Growth and Value Fund                 $ 9           $28           $48           $106
Bond Fund                             $ 6           $20           $35           $ 79
Money Market Fund                     $ 5           $16           $28           $ 63
--------------------------------------------------------------------------------------

 THE AMOUNTS LISTED IN THE EXAMPLES SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED. MOREOVER, WHILE EACH EXAMPLE ASSUMES A 5% ANNUAL RETURN, A FUND'S ACTUAL PERFORMANCE MAY RESULT IN AN ACTUAL RETURN GREATER OR LESS THAN 5%. THE EXAMPLES DO NOT REFLECT ANY FEES RELATED TO AN INVESTOR'S EMPLOYEE BENEFIT PLAN.

Financial Highlights

The tables below provide supplementary information to the Funds' financial statements which are incorporated by reference in their Statements of Additional Information and set forth certain information concerning the historic investment results of Fund shares. They present a per share analysis of how each Fund's net asset value has changed during the periods presented. The tables, with respect to the Funds for the fiscal years ended December 31, 1996 and 1997, and with respect to the Managed Assets Balanced, Mid-Cap Opportunity, Growth and Value, Bond and Money Market Funds for the periods prior to December 31, 1995, have been derived from such Funds' financial statements which have been audited by Arthur Andersen LLP, the Trust's independent auditors, whose report thereon is incorporated by reference in the Statements of Additional Information along with the financial statements. The table, with respect to the Managed Assets Conservative Fund for the fiscal period ended December 31, 1995, has been derived from the financial statements which have been audited by Ernst & Young LLP, such Fund's prior independent auditors, whose report dated February 23, 1996 expressed an unqualified opinion on such financial statements. The financial data included in these tables should be read in conjunction with the financial statements and related notes incorporated by reference in the Statement of Additional Information. Further information about the performance of the Funds is available in annual reports to shareholders. The Statements of Additional Information and annual reports to shareholders may be obtained from the Trust free of charge by calling (800) 688-3350.

                                                                Pegasus Funds

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                         NET
                                      REALIZED
                                         AND
                NET ASSET            UNREALIZED  DISTRIBUTIONS               DISTRIBUTIONS
                  VALUE      NET        GAINS      FROM NET    DISTRIBUTIONS   IN EXCESS      TAX
                BEGINNING INVESTMENT (LOSSES) ON  INVESTMENT   FROM REALIZED  OF REALIZED  RETURN OF     TOTAL
                OF PERIOD   INCOME   INVESTMENTS    INCOME         GAINS         GAINS      CAPITAL  DISTRIBUTIONS
                --------- ---------- ----------- ------------- ------------- ------------- --------- -------------
MANAGED ASSETS CONSERVATIVE FUND
CLASS I SHARES
1997             $ 15.38      0.59      1.37         (0.60)       (1.74)          --          --         (2.34)
1996             $ 14.57      0.60      0.89         (0.59)       (0.09)          --          --         (0.68)
1995(1)          $ 12.42      0.57      2.18         (0.57)       (0.03)          --          --         (0.60)
------------------------------------------------------------------------------------------------------------------
MANAGED ASSETS BALANCED FUND
CLASS I SHARES
1997             $ 11.59      0.34      1.47         (0.34)       (1.15)          --          --         (1.49)
1996             $ 11.24      0.39      1.02         (0.38)       (0.68)          --          --         (1.06)
1995             $  9.53      0.35      1.83         (0.35)       (0.12)          --          --         (0.47)
1994             $ 10.00      0.28     (0.48)        (0.27)         --            --          --         (0.27)
------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY FUND
CLASS I SHARES
1997             $ 17.61      0.01      4.88         (0.01)       (1.56)          --          --         (1.57)
1996             $ 15.15      0.04      3.74         (0.04)       (1.28)          --          --         (1.32)
1995             $ 13.34      0.06      2.57         (0.06)       (0.76)          --          --         (0.82)
1994             $ 14.49      0.07     (0.54)        (0.07)       (0.49)        (0.02)      (0.10)       (0.68)
1993             $ 12.37      0.10      2.87         (0.10)       (0.75)          --          --         (0.85)
1992             $ 10.40      0.11      2.43         (0.11)       (0.46)          --          --         (0.57)
1991(2)          $ 10.00      0.09      0.43         (0.09)       (0.03)          --          --         (0.12)
------------------------------------------------------------------------------------------------------------------
GROWTH AND VALUE FUND
CLASS I SHARES
1997             $ 14.12      0.14      3.79         (0.15)       (1.51)          --          --         (1.66)
1996             $ 13.16      0.18      2.36         (0.17)       (1.41)          --          --         (1.58)
1995             $ 10.67      0.21      2.76         (0.22)       (0.26)          --          --         (0.48)
1994             $ 11.16      0.23     (0.17)        (0.21)       (0.30)        (0.01)      (0.03)       (0.55)
1993             $ 10.51      0.20      1.24         (0.20)       (0.59)          --          --         (0.79)
1992             $  9.86      0.22      0.75         (0.22)       (0.10)          --          --         (0.32)
1991(2)          $ 10.00      0.14     (0.14)        (0.14)         --            --          --         (0.14)
------------------------------------------------------------------------------------------------------------------
BOND FUND
CLASS I SHARES
1997             $ 10.27      0.66      0.32         (0.66)         --            --          --         (0.66)
1996             $ 10.45      0.68     (0.18)        (0.68)         --            --          --         (0.68)
1995             $  9.01      0.63      1.45         (0.64)         --            --          --         (0.64)
1994             $ 10.32      0.61     (1.31)        (0.59)       (0.02)          --          --         (0.61)
1993             $ 10.25      0.76      0.38         (0.76)       (0.31)          --          --         (1.07)
1992             $ 10.55      0.83     (0.17)        (0.83)       (0.13)          --          --         (0.96)
1991(2)          $ 10.00      0.51      0.57         (0.51)       (0.02)          --          --         (0.53)
------------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND
CLASS I SHARES
1997             $1.0000    0.0516       --        (0.0516)         --            --          --       (0.0516)
1996(4)          $1.0000    0.0373       --        (0.0373)         --            --          --       (0.0373)

--------------------------------------------------------------------------------

(1) For the period March 3, 1995 (initial offering date of Class I Shares) through December 31, 1995.
(2) For the period June 1, 1991 (commencement of operations) to December 31,
    1991.
(3) For the period March 30, 1996 (initial offering date of Class I Shares) through December 31, 1996.
(4) The Portfolio Turnover Percentage was adjusted for Redemptions In-Kind for shareholders that took place during 1997 for the Mid-Cap Opportunity Fund. The Fund's securities sales were appropriately reduced by the fair market value of the Redemptions In-Kind. The Redemptions In-Kind for the Mid-Cap Opportunity Fund were approximately $4 million.
 + Annualized.
++ Not annualized.


--------------------------------------------------------------------------------

    Pegasus Funds
  6

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                                    RATIO OF NET
                                                      RATIO OF       INVESTMENT
                               RATIO OF  RATIO OF    EXPENSES TO      INCOME TO
   NET                         EXPENSES    NET       AVERAGE NET     AVERAGE NET
  ASSET             NET ASSETS    TO    INVESTMENT     ASSETS          ASSETS
  VALUE               END OF   AVERAGE  INCOME TO  (EXCLUDING FEE  (EXCLUDING FEE  PORTFOLIO   AVERAGE
 END OF     TOTAL     PERIOD     NET     AVERAGE     WAIVERS AND     WAIVERS AND    TURNOVER  COMMISSION
 PERIOD   RETURN(A)   (000)     ASSETS  NET ASSETS REIMBURSEMENTS) REIMBURSEMENTS)    RATE       RATE
 ------   --------- ---------- -------- ---------- --------------- --------------- ---------  ----------
 $ 15.00  13.34%    $   10,309  0.99%     3.99%        1.08%             --        102.37%     $0.0524
 $ 15.38  10.43%    $    1,501  0.93%     3.89%        1.19%           3.63%        63.41%     $0.0526
 $ 14.57  22.55%++  $    1,294  0.77%+    5.12%+       1.22%+          4.66%+        8.23%++       --
--------------------------------------------------------------------------------------------------------
 $ 11.91  15.79%    $  102,042  0.99%     2.96%        1.07%             --        116.87%     $0.0527
 $ 11.59  13.04%    $  101,596  0.94%     3.28%        1.01%           3.21%        50.50%     $0.0711
 $ 11.24  23.18%    $   83,638  0.91%     3.40%        1.09%           3.22%        31.76%         --
 $  9.53  (1.95)%   $   45,999  0.85%     3.41%        1.56%           2.70%        37.49%         --
--------------------------------------------------------------------------------------------------------
 $ 20.93  27.91%    $  803,670  0.84%     0.05%          --              --         37.54%(4)  $0.0464
 $ 17.61  25.03%    $  677,608  0.81%     0.24%          --              --         34.87%     $0.0354
 $ 15.15  19.88%    $  579,094  0.89%     0.37%          --              --         53.55%         --
 $ 13.34  (3.27)%   $  460,673  0.90%     0.53%          --              --         37.51%         --
 $ 14.49  24.01%    $  311,688  0.86%     0.71%          --              --         33.99%         --
 $ 12.37  24.56%    $  161,312  0.84%     1.09%          --              --         34.44%         --
 $ 10.40   8.92%+   $  108,046  0.84%+    1.56%+         --              --          2.92%         --
--------------------------------------------------------------------------------------------------------
 $ 16.39  28.15%    $  895,567  0.84%     0.92%         0.85%            --         30.98%     $0.0473
 $ 14.12  19.35%    $  733,632  0.80%     1.28%          --              --         43.21%     $0.0448
 $ 13.16  28.04%    $  687,295  0.84%     1.73%          --              --         26.80%         --
 $ 10.67   0.55%    $  529,097  0.84%     2.07%          --              --         28.04%         --
 $ 11.16  13.79%    $  400,168  0.83%     1.84%          --              --         42.31%         --
 $ 10.51   9.87%    $  283,007  0.83%     2.20%          --              --         16.28%         --
 $  9.86   0.17%+   $  238,086  0.85%+    2.65%+         --              --          0.94%         --
--------------------------------------------------------------------------------------------------------
 $ 10.59   9.97%    $1,101,894  0.61%     6.41%          --              --         17.60%         --
 $ 10.27   5.08%    $  757,627  0.66%     6.71%          --              --         24.92%         --
 $ 10.45  23.75%    $  485,851  0.74%     6.39%          --              --         41.91%         --
 $  9.01  (6.99)%   $  395,116  0.74%     6.36%          --              --         75.67%         --
 $ 10.32  11.39%    $  455,786  0.73%     7.20%          --              --        111.52%         --
 $ 10.25   6.56%    $  312,366  0.73%     8.08%          --              --         90.45%         --
 $ 10.55  18.45%+   $  237,673  0.75%+    8.44%+         --              --          8.19%         --
--------------------------------------------------------------------------------------------------------
 $1.0000   5.29%    $1,217,873  0.49%     5.15%          --            0.49%           --          --
 $1.0000   5.06%+   $1,715,313  0.51%+    4.99%+         --              --            --          --
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                                                Pegasus Funds

Description of the Funds

GENERAL
The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust currently consists of thirty-one investment portfolios, each of which consists of a separate pool of assets with separate investment objectives and policies. This Prospectus, however, describes only six portfolios. Under the 1940 Act, each Fund is classified as a diversified investment portfolio (each a "Diversified Fund"). With respect to the Additional Pegasus Funds, the Equity Income, Growth, Small-Cap Opportunity, Intrinsic Value, Equity Index, Intermediate Bond, Short Bond, High Yield Bond and Multi Sector Bond Funds are Diversified Funds and the International Equity and International Bond Funds are classified as non-diversified investment portfolios (each a "Non-Diversified Fund").

INVESTMENT OBJECTIVES AND POLICIES
The investment objective of a Fund may not be changed without approval of the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. See "General Information." Except as noted below under "Investment Limitations," a Fund's investment policies may be changed without a vote of shareholders. There can be no assurance that a Fund will achieve its objective. The following sections should be read in conjunction with "Risk Factors" below and the description of investments in which the Funds may invest, as set forth in "Supplemental Information." A description of ratings ("Debt Ratings") is contained below and in the Statements of Additional Information.

ASSET ALLOCATION FUNDS
In order to achieve its investment objective, each Asset Allocation Fund will typically invest its assets in the Underlying Funds within a predetermined target asset allocation range, as set forth below. The target asset allocation reflects the extent to which each Asset Allocation Fund will invest in a particular market segment, and the varying degrees of potential investment risk and reward represented by the fund's investments in those market segments and corresponding Underlying Funds. The Investment Adviser may alter the target asset allocation and target asset allocation ranges when it deems appropriate.

The assets of each fund will be allocated among the Underlying Funds in accordance with its investment objective, the target asset allocation, the Investment Adviser's outlook for the economy, the financial markets and the relative market valuations of the Underlying Funds.
 In order to meet liquidity needs or for temporary defensive purposes, each Asset Allocation Fund may invest its assets in shares of the Money Market Fund and directly in short-term obligations issued or guaranteed as to payment of principal and interest by the U.S. Government or its agencies or instrumentalities ("U.S. Government Obligations"), "high quality" money market instruments such as certificates of deposit, bankers' acceptances, time deposits, repurchase agreements, reverse repurchase agreements, short-term obligations issued by the state and local governmental issuers which carry yields that are competitive with those of other types of high quality money market instruments, commercial paper, notes, other short-term obligations and variable rate master demand notes of domestic and foreign issuers ("Cash Equivalent Securities").
  8
    Pegasus Funds

 The Managed Assets Conservative Fund seeks to provide long-term total return with capital appreciation as a secondary consideration. The Managed Assets Balanced Fund seeks to achieve long-term total return through a combination of capital appreciation and current income. The Managed Assets Conservative Fund is deemed to be more "conservative" than the Managed Assets Balanced Fund because it has a heavier weighting in Debt Securities and in Underlying Funds which invest primarily in Debt Securities and a lighter weighting in Equity Securities and in Underlying Funds which invest primarily in Equity Securities. In attempting to achieve its asset allocation objective, except as set forth above, each Asset Allocation Fund will invest in the Equity, Debt and Cash Equivalent market sectors within the following ranges:

                             TARGET ASSET ALLOCATION
   ASSET
 ALLOCATION
    FUND                EQUITY                    DEBT            CASH EQUIVALENT
----------------------------------------------------------------------------------
Managed As-
sets Conser-
vative Fund            30%-50%                   50%-70%              0%-20%
----------------------------------------------------------------------------------
Managed As-
sets Bal-
anced Fund             50%-70%                   30%-50%              0%-20%
----------------------------------------------------------------------------------
Underlying    Equity Income Fund         Intermediate Bond Fund  Money Market Fund
Funds by      Growth Fund                Bond Fund
Category      Mid-Cap Opportunity Fund   Short Bond Fund
              Small-Cap Opportunity Fund Multi Sector Bond Fund
              Intrinsic Value Fund       International Bond Fund
              Growth and Value Fund      High Yield Bond Fund
              Equity Index Fund
              International Equity Fund

--------------------------------------------------------------------------------
 For more information on the Underlying Funds, see also the Statements of Additional Information and other sections in this Prospectus. You may request a Prospectus for the Additional Pegasus Funds by calling (800) 688-3350.

EQUITY FUNDS
Each Equity Fund invests primarily in publicly traded common stocks of companies incorporated in the United States, although each such Fund may also invest up to 25% of its total assets in Equity Securities of foreign issuers, either directly or through Depository Receipts. Each Equity Fund may: (1) invest in securities convertible into common stock, such as certain bonds and preferred stocks; (2) invest up to 5% of its net assets in other types of securities having common stock characteristics (such as rights and warrants to purchase equity securities); (3) invest up to 5% of its net assets in lower-rated convertible securities; (4) enter into futures contracts and related options; (5) utilize options and other derivative instruments such as equity index swaps; and (6) lend its portfolio securities. Under normal market conditions, each Equity Fund expects to invest at least 65% of the value of its total assets in Equity Securities. Each Equity Fund may hold up to 35% of its total assets in Cash Equivalents and Debt Securities rated investment grade or higher at the time of purchase (i.e., no lower than Baa by Moody's Investors Service, Inc. ("Moody's"), or BBB by Standard and Poor's Ratings Group ("S&P"), Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("Duff")(each a "Rating Agency")), or unrated investments deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated.
 The MID-CAP OPPORTUNITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of companies with market capitalizations of $500 million to $3 billion. The Investment Adviser believes that there are many companies in this size range that enjoy enhanced growth prospects, operate in more stable market niches, and have greater ability to respond to new business opportunities, all of which increase their likelihood of attaining superior levels of profitability and investment returns.
 The GROWTH AND VALUE FUND invests primarily in Equity Securities of companies believed by the Investment Adviser to represent a value or potential worth which is not fully recognized by prevailing market prices. The Fund invests in companies which the Investment Adviser believes have earnings growth expectations that exceed those implied by the market's current valuation. In addition, the Fund seeks to maintain a portfolio of companies whose earnings will increase at a faster rate than those within the general equity market.

BOND FUND
The BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers. The Fund's average weighted portfolio maturity is expected to be between 6 and 12 years.
 The Bond Fund will invest at least 65% of the value of its total assets under normal market conditions in Debt Securities. When the Investment Adviser believes it advisable for temporary defensive purposes, to maintain liquidity, or in anticipation of otherwise investing cash positions, the Bond Fund may invest in Cash Equivalent Securities. Most obligations acquired

                                                                Pegasus Funds
by the Fund will be issued by companies or governmental entities located within the United States. Up to 15% of the total assets of the Bond Fund may be invested in dollar denominated debt obligations (including Cash Equivalent Securities) of foreign issuers predominantly traded outside of the United States. In addition, the Bond Fund may lend its portfolio securities, purchase preferred securities, purchase convertible securities and restricted securities, and engage in futures and options transactions and other derivative instruments, such as interest rate swaps and forward contracts.
 The Debt Securities in which the Bond Fund may invest will be rated investment grade at the time of purchase, or if unrated, will be deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated. By so restricting its investments, the Fund's ability to maximize total rate of return will be limited.

MONEY MARKET FUND
The MONEY MARKET FUND invests in the following high quality "money market" instruments: (1) U.S. Government Obligations; (2) U.S. dollar denominated obligations issued or guaranteed by the government of Canada, a Province of Canada, or an instrumentality or political subdivision thereof; (3) certificates of deposit, bankers' acceptances and time deposits of U.S. banks or other U.S. financial institutions (including foreign branches of such banks and institutions) having total assets in excess of $1 billion and which are members of the Federal Reserve System or the Federal Deposit Insurance Corporation ("FDIC"); (4) certificates of deposit, bankers' acceptances and time deposits of foreign banks and U.S. branches of foreign banks having assets in excess of the equivalent of $1 billion; (5) commercial paper, other short-term obligations and variable rate master demand notes, bonds, debentures and notes; and (6) repurchase agreements relating to the above instruments.
 The Money Market Fund seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, the Fund uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the 1940 Act, certain requirements of which are summarized below.
 The Money Market Fund will only purchase "eligible securities" that present minimal credit risks as determined by the Investment Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities include: (i) U.S. Government Obligations; (ii) securities that are rated (or whose issuer or, in certain cases, guarantor, is rated) (at the time of purchase) in the two highest categories for such securities by Rating Agencies; and (iii) certain securities including guarantees that are not so rated but are of comparable quality to rated eligible securities as determined by the Investment Adviser; and (iv) under certain circumstances, shares of other money market funds. See "Investment Objectives, Policies and Risk Factors" in the Statement of Additional Information for a more complete description of eligible securities.
 The Money Market Fund is managed so that the average maturity of all instruments in the Fund (on a dollar-weighted basis) will not exceed 90 days. In no event will the Fund purchase any securities which are deemed to mature more than 397 days from the date of purchase (except for certain variable and floating rate instruments and securities underlying repurchase agreements and collateral underlying loans of portfolio securities).
 For further information regarding the amortized cost method of valuing securities, see "Determination of Net Asset Value" in the Statement of Additional Information. There can be no assurance that the Money Market Fund will be able to maintain a stable net asset value of $1.00 per share.

ADDITIONAL PEGASUS FUNDS IN WHICH THE ASSET ALLOCATION FUNDS MAY INVEST
In order to achieve its target asset allocation in the Equity and Debt market sectors, each Asset Allocation Fund will invest in the following Equity and Bond Funds (in addition to the Mid-Cap Opportunity, Growth and Value, and Bond Funds) which have adopted the same respective general investment policies described above under "Equity Funds" and "Bond Fund" (except as noted).
 The EQUITY INCOME FUND will invest primarily in income-producing Equity Securities of domestic issuers. The Investment Adviser will be particularly alert to companies which pay above-average dividends, yet offer opportunities for capital appreciation and growth of earnings.
 The GROWTH FUND will invest primarily in Equity Securities of domestic issuers believed by the Investment Adviser to have above-average growth characteristics. The Investment Adviser may consider some of the following factors in making its investment decisions: the development of new or improved products or services; a favorable outlook for growth in the industry; patterns of increasing sales and earnings; the probability of increased operating efficiencies; cyclical conditions; or other signs that the company is expected to show greater than average earnings growth and capital appreciation.
 The SMALL-CAP OPPORTUNITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of small domestic issuers with market capitalizations of $100 million to $1 billion. The Investment Adviser will consider some of the following factors in making its investment decisions: high quality management; significant equity ownership positions by management; a leading or dominant position in a major product line; a sound financial position; and a relatively high rate of return on invested capital. The Fund also may invest in companies that offer the possibility of accelerating earnings growth because of management changes, new
 10
    Pegasus Funds
products or structural changes in industry or the economy.
 The INTRINSIC VALUE FUND invests primarily in Equity Securities of companies believed by the Investment Adviser to represent a value or potential worth which is not fully recognized by prevailing market prices. In selecting investments for the Fund, screening techniques are employed to isolate issues believed to be attractively priced. The Investment Adviser then evaluates the underlying earning power and dividend paying ability of these potential investments. The Fund's holdings are usually characterized by lower price/earnings, price/cash flow and price/book value ratios and by above average current dividend yields relative to the equity market.
 The EQUITY INDEX FUND uses the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") as a benchmark for comparison because it represents roughly two-thirds of the market value of all publicly traded common stocks in the United States, is well known to investors and is a widely accepted measure of common stock investment returns. The S&P 500 Index contains a representative sample of common stocks that trade on the New York and American Stock Exchanges and also contains over-the-counter stocks that are a part of the National Market System.
 The Equity Index Fund seeks to achieve a 95% correlation coefficient between its performance and that of the S&P 500 Index. Therefore, the Fund's price changes and total return are expected to closely match movements in the underlying index. Deviations from the performance of the S&P 500 Index ("tracking error") may result from shareholder purchases and redemptions of shares of the Fund that occur daily, as well as from the expenses borne by the Fund, cash reserves held by the Fund and purchases and sales of securities made by the Fund to conform its holdings more closely with those represented in the S&P 500 Index. In addition, tracking error may occur due to changes made in the S&P 500 Index and the manner in which the index is calculated by S&P. In the event the performance of the Fund is not comparable to the performance of the Index, the Board of Trustees will examine the reasons for the deviation and the availability of corrective measures. If substantial deviation in the Fund's performance were to continue for extended periods, it is expected that the Board of Trustees would consider possible changes to the Fund's investment objective.
 The Equity Index Fund will not be managed by using traditional economic, financial or market analysis. Instead, the Fund utilizes a sampling methodology to determine which stocks to purchase or sell in order to closely replicate the performance of the S&P 500 Index. Stocks are selected for the Fund based on both capitalization weighting in the index and industry representation. Larger market capitalization securities in the S&P 500 Index are added to the Fund according to their relative weight. Smaller capitalization securities are then added to the Fund in equal weights according to an analysis of the industry diversification of the S&P 500 Index. Therefore, while all industry weights in the Fund are essentially matched to those of the S&P 500 Index, not necessarily all of its 500 stocks are held in the Fund. The Fund may invest up to 25% of its assets in the securities of foreign issuers through Depository
Receipts. Pending investment and to meet anticipated redemption requests, the Fund may hold up to 5% of its total assets in Cash Equivalent Securities. In addition, up to 5% of the Fund's total assets may be invested in futures contracts and related options in an effort to maintain exposure to price movements in the S&P 500 Index pending investment of funds or while maintaining liquidity to meet potential shareholder redemptions.
 The INTERNATIONAL EQUITY FUND intends to invest under normal market conditions at least 65% of the value of its total assets in Equity Securities of foreign issuers located in but not limited to the United Kingdom and European continent, Japan, other Far East areas and Latin America. The Fund may also invest in other regions seeking to capitalize on investment opportunities in other parts of the world, including developing countries.
 The Investment Adviser's investment approach to managing the International Equity Fund's assets emphasizes active country selection involving global economic and political assessments together with valuation analysis of selected countries' securities markets. In situations where an investment's attractiveness outweighs prospects for currency weakness, the Investment Adviser may take suitable hedging measures. An index approach is typically used at the stock selection level.
 The Investment Adviser employs quantitative techniques in conjunction with its judgment and experience to determine the foreign equity markets that the International Equity Fund will be invested in and the percentage of total assets the Fund will hold by country. Securities of a country are selected using a quantitatively-oriented sampling technique intending to generally replicate the performance of an individual country's stock market index. The Morgan Stanley Capital International Country Indexes have, for some time, been the accepted benchmarks in the U.S. for international equity fund country comparisons. The Fund may also invest in individual Equity Securities which the Investment Adviser believes offer opportunities for capital appreciation.
 The International Equity Fund's assets will be invested at all times in the securities of issuers located in at least three different foreign countries. Investments in a particular country may exceed 25% of the Fund's total assets, thus making its performance more

                                                                Pegasus Funds
dependent upon the political and economic circumstances of a particular country than a more widely diversified portfolio.
 The INTERMEDIATE BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have maturities or average lives of up to 15 years. The Fund's average weighted portfolio maturity is expected to be between 3 and 6 years.
 The SHORT BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have maturities or average lives of up to 10 years. The Fund's average weighted portfolio maturity will be limited to a maximum of 3 years.
 The MULTI SECTOR BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, will have a dollar-weighted average maturity expected to range between 3 and 10 years.
 The INTERNATIONAL BOND FUND will invest in Debt Securities of issuers located throughout the world, except the United States. The Fund also may invest in convertible preferred stocks, hold foreign currency, and purchase debt securities or hold currencies in combination with forward currency exchange contracts. The Fund will be alert to opportunities to profit from fluctuations in currency exchange rates. The Fund will be particularly alert to favorable arbitrage opportunities (such as those resulting from favorable interest rate differentials) arising from the relative yields of the various types of securities in which the Fund may invest and market conditions generally. The Fund may invest without restriction in companies in, or governments of, developing countries. See "Risk Factors--Foreign Securities" below.
 Under normal market conditions, at least 65% of the value of the International Bond Fund's total assets will consist of Debt Securities rated A or better by a Rating Agency. The reminder of the International Bond Fund's assets may be invested in Debt Securities rated no lower than B by a Rating Agency.
 The HIGH YIELD BOND FUND invests in a portfolio of U.S. dollar denominated Debt Securities of domestic and foreign issuers which, under normal market conditions, are expected to be lower-rated corporate debt obligations or unrated obligations of comparable quality. Lower-rated or unrated bonds are commonly referred to as "junk bonds" and are regarded as predominantly speculative. Certain fixed rate obligations in which the Fund invests may involve equity characteristics. The Fund may, for example, invest in unit offerings that combine fixed rate securities and common stock or common stock equivalents such as warrants, rights, and options. The Fund may invest up to 10% of its total assets in Equity Securities (whether the equity securities are purchased in a unit offering or not); however, preferred and convertible securities are not subject to this limitation. The Fund may invest up to 10% of its total assets in foreign securities which are not publicly traded in the United States.
 Under normal market conditions, the High Yield Bond Fund will invest primarily in Debt Securities which are rated BBB or lower by a Rating Agency. There is no minimal acceptable rating for a security to be purchased or held in the High Yield Bond Fund's portfolio and the Fund may, from time to time, purchase or hold securities rated in the lowest rating category or hold securities in default.
 The International Bond Fund and High Yield Bond Fund may also invest in Debt Securities which, while not rated, are determined by the Sub-Adviser to be of comparable quality to those rated securities in which the Funds may invest. See "Risk Factors--Lower-Rated Securities."

INVESTMENT LIMITATIONS
Each Fund and the Additional Pegasus Funds are subject to a number of investment limitations. Except as noted, the following investment limitations are matters of fundamental policy and may not be changed with respect to a particular Fund or Additional Pegasus Fund without the affirmative vote of the holders of a majority of the outstanding shares of the Fund or Additional Pegasus Fund. Other investment limitations that cannot be changed without a vote of shareholders are contained in the Statements of Additional Information under "Investment Objectives, Policies and Risk Factors."
 Each of the Funds and Additional Pegasus Funds may not:
 1. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, domestic bank obligations for the Money Market Fund, and repurchase agreements secured by such instruments, (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents, (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry, and
(d) personal credit and business credit businesses will be considered separate industries.
 2. Make loans, except that it may purchase and hold debt instruments and enter into repurchase agreements
 12
    Pegasus Funds
in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding one-third of its total assets.
 3. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.
 The Diversified Funds may not purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after such purchase, more than 5% of the value of its total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by it, except that up to 25% of the value of its total assets may be invested without regard to these limitations.
 Each Asset Allocation Fund will look through to its pro rata portion of the Underlying Funds' portfolio investments to determine consistency with its fundamental policies on diversification and concentration.
 Generally, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Fund's portfolio securities will not constitute a violation of such limitation for purposes of the 1940 Act.

RISK FACTORS
GENERAL
Before selecting a Fund in which to invest, the investor should assess the risks associated with the types of investments made by the Fund. Investors should consider a Fund as a supplement to an overall investment program and should invest only if they are willing to accept the risks involved. The following should be read in conjunction with "Supplemental Information" beginning on page A-1 of this Prospectus, and the Statements of Additional Information.

EQUITY SECURITIES
(Asset Allocation, High Yield Bond and All Equity Funds only) Securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because they typically are traded in lower volume and their issuers typically are subject to a greater degree to changes in earnings and prospects.

DEBT SECURITIES
(All Funds and All Additional Pegasus Funds) Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. The values of Debt Securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Many corporate debt obligations, including many lower-rated Debt Securities, permit the issuers to call the security and thereby redeem their obligations earlier than the stated maturity dates. Issuers are more likely to call Debt Securities during periods of declining interest rates. In these cases, a fund would likely be required to reinvest the proceeds at lower interest rates, thus reducing income to the fund.

MUNICIPAL OBLIGATIONS
(Asset Allocation and All Bond Funds only) These funds may invest in obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their respective political subdivisions, agencies (including multi-state agencies), instrumentalities and authorities, the interest from which is, in the opinion of bond counsel for the issuers, exempt from regular federal income tax ("Municipal Obligations"). Investors should be aware that when a fund's assets are concentrated in obligations payable from revenues of similar projects or issued by issuers located in the same state, or in industrial development bonds, the fund will be subject to the particular risks (including legal and economic conditions) relating to such securities to a greater extent than if its assets were not so concentrated.
 Payment on Municipal Obligations held by the funds relating to certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of a mortgage or deed of trust will be subject to statutory enforcement procedures and limitations on obtaining deficiency judgments. Moreover, collection of proceeds from a foreclosure may be delayed and the amount of the proceeds received may not be enough to pay the principal or accrued interest on the defaulted Municipal Obligations.

LOWER-RATED SECURITIES
(Asset Allocation, All Equity, High Yield Bond and International Bond Funds only) Investors should carefully consider the relative risks of investing in the higher yielding (and, therefore, higher risk) debt securities rated below investment grade by Moody's, S&P, Fitch or Duff (commonly known as junk bonds). Each Equity Fund is permitted to invest up to 5% of its respective net assets in lower-rated convertible securities. The International Bond Fund may invest up to 35% of its net assets in debt securities rated as low as B by Moody's, S&P, Fitch and Duff and unrated debt securities deemed by the Investment Adviser to be comparable in quality at the time of purchase to instruments that are so rated. The High Yield Bond Fund will invest primarily in debt securities rated Baa or lower by Moody's or BBB or lower by S&P, Fitch or Duff and unrated securities deemed by the Sub-Adviser

                                                                Pegasus Funds
to be comparable in quality at the time of purchase to instruments that are so rated. There is no minimal acceptable rating for a security to be purchased or held by the High Yield Bond Fund, and the Fund may, from time to time, purchase or hold securities rated in the lowest rating category or hold securities in default.
 Lower-rated securities will usually offer higher yields than investment grade securities. However, there is more risk associated with these investments because of reduced creditworthiness and increased risk of default. The market values of certain lower-rated debt securities tend to reflect specific developments with respect to the issuer to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher rated securities. Issuers of such debt securities often are highly leveraged and may not have available to them more traditional methods of financing.
 Securities rated below investment grade generally are subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Debt Securities. Securities rated below BBB or Baa by a Rating Agency are regarded as predominantly speculative; their future cannot be considered as well assured and often the protection of interest and principal payments may be very moderate and may face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Factors adversely affecting the market price and yield of lower-rated securities, including a fund's ability to sell securities in a market that may be less liquid than the market for higher rated securities, will adversely affect a fund's net asset value. In addition, the retail secondary market for these securities may be less liquid than that for higher rated securities; adverse conditions could make it difficult at times for a fund to sell certain securities or could result in lower prices than those used in calculating its net asset value.
 The Investment Adviser or Sub-Adviser will continually evaluate lower-rated securities and the ability of their issuers to pay interest and principal. A fund's ability to achieve its investment objective may be more dependent on the Investment Adviser's and Sub-Adviser's credit analysis than might be the case for a fund that invested in higher rated securities. See "Supplemental Information -- Risks Related to Lower-Rated Securities," "Debt Ratings" and the Appendix in the Statement of Additional Information for a general description of securities ratings.

FOREIGN SECURITIES
(All Funds and All Additional Pegasus Funds) Foreign securities markets, especially those of developing countries, generally are not as developed or efficient as those in the United States. Investment in securities of foreign issuers, whether made directly or indirectly, involves inherent risks, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies, the possibility of adverse changes in investment or exchange control regulations. In addition, foreign securities may also be less liquid and more volatile than securities of comparable U.S. issuers.
 Developing countries have economic structures that are generally less diverse and mature, and political systems that are less stable, than those of developed countries. The markets of developing countries may be more volatile than the markets of more mature economies.

FOREIGN CURRENCY AND FOREIGN COMMODITY TRANSACTIONS
(Asset Allocation, International Equity, High Yield Bond and International Bond Funds only) Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.
 The foreign currency market offers less protection against defaults in the forward trading of currencies than is available when trading currencies on an exchange. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a fund of unrealized profits or force it to cover its commitments for purchase or resale, if any, at the current market price.
 Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that a fund might realize in trading could be eliminated by adverse changes in the exchange rate, or a fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.
 14
    Pegasus Funds

MORTGAGE-RELATED SECURITIES
(Asset Allocation and All Bond Funds only) No assurance can be given as to the liquidity of the market for certain mortgage-backed securities, such as collateralized mortgage obligations and stripped mortgage-backed securities. Determination as to the liquidity of interest-only and principal-only fixed mortgage-backed securities issued by the U.S. Government or its agencies and instrumentalities will be made in accordance with guidelines established by the Board. Mortgage-related securities may be considered a derivative instrument.

DERIVATIVE INSTRUMENTS
Each of the Funds and Additional Pegasus Funds may purchase certain "derivative instruments" in accordance with its respective investment objective and policies. Derivative instruments are instruments that derive value from the performance of underlying assets, interest or currency exchange rates, or indices, and include, but are not limited to, futures contracts, options, forward currency contracts and structured debt obligations (including collateralized mortgage obligations and other types of asset backed securities, "stripped" securities and various floating rate instruments, including inverse floaters).
 Derivative instruments present, to varying degrees, market risk that the performance of the underlying assets, exchange rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative instrument will decline more than the assets, rates or indices on which it is based; liquidity risk that a fund will be unable to sell a derivative instrument when it wants because of lack of market depth or market disruption; pricing risk that the value of a derivative instrument (such as an option) will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative instruments are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

SPECIAL RISK CONSIDERATIONS APPLICABLE TO THE ASSET ALLOCATION FUNDS
An investment in a mutual fund involves risk and, although the Asset Allocation Funds will ultimately be substantially invested in the Underlying Funds, such investment will not eliminate investment risk. Investing in the Underlying Funds through the Asset Allocation Funds also involves certain additional expenses and tax considerations that would not be present in a direct investment in the Underlying Funds. From time to time, the Underlying Funds may experience relatively large purchases or redemptions due to asset allocation decisions made by the Investment Adviser for its clients, including the Asset Allocation Funds. These transactions may have a material effect on the Underlying Funds because Underlying Funds that experience redemptions as a result of reallocations may have to sell portfolio securities and because the Underlying Funds that receive additional cash will have to invest it. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on portfolio management to the extent that the Underlying Funds may be required to sell securities at times when they would not otherwise do so, or receive cash that cannot be invested in an expeditious manner. There may be tax consequences associated with the purchase and sale of securities and such sales may also increase transaction costs. The Investment Adviser is committed to minimizing the impact of these transactions on the Underlying Funds to the extent it is consistent with pursuing the investment objectives of the Asset Allocation Funds. The Investment Adviser will monitor the impact of asset allocation decisions on the Underlying Funds and, where practicable, an Asset Allocation Fund will, at any one time, only redeem shares of any particular Underlying Funds to reduce its allocation to that particular Underlying Fund in increments of up to 5% (e.g. from 20% to 15%), except where such redemptions are to meet fund shareholder redemption requests. The Investment Adviser will nevertheless face conflicts in fulfilling its responsibilities because of the possible differences between the interests of its asset allocation clients (including shareholders of the Asset Allocation Funds) and the interests of the Underlying Funds. Further information on the investment policies and objectives of the Underlying Funds can be found in "Supplemental Information" and the Statements of Additional Information.

OTHER INVESTMENT CONSIDERATIONS
The classification of the International Equity and International Bond Funds as "non-diversified" investment companies means that the proportion of their assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer and to hold not more than 10% of the voting securities of any single issuer. Each Non-Diversified Fund, however, intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Code requires that, at the end of each quarter of its taxable year, (i) at

                                                                Pegasus Funds
least 50% of the market value of its total assets be invested in cash, U.S. Government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies). Since a relatively high percentage of a Non-Diversified Fund's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry or economic sector, its portfolio securities may be more susceptible to any single economic, political or regulatory occurrence than the portfolio securities of a diversified investment company.

How to Buy Shares

GENERAL INFORMATION
ALL ORDERS TO PURCHASE SHARES MUST BE MADE THROUGH YOUR EMPLOYER'S QUALIFIED BENEFIT PLAN. FOR MORE INFORMATION ON HOW TO PURCHASE SHARES OF THE FUNDS THROUGH YOUR EMPLOYER'S PLAN OR LIMITATIONS ON THE AMOUNT THAT MAY BE PURCHASED, PLEASE CONSULT YOUR EMPLOYER.
 Class I shares are sold at net asset value to qualified retirement, profit-sharing or other employee benefit plans with plan assets of at least $100 million invested in shares of the Funds or other investment companies or accounts advised by NBD Bank ("NBD") or FCNIMCO ("Eligible Retirement Plans"), among others. Class I shares are not subject to an annual service fee, distribution fee or sales charge, although they are subject to their pro rata portion of the fees payable by a Fund to financial institutions that provide recordkeeping and other services in connection with employee benefit plans which hold shares or to financial institutions that establish accounts on behalf of investors in connection with the purchase and/or sale of Class I shares.
 Share certificates will not be issued.

NET ASSET VALUE
As to each Fund, net asset value per Class I share is computed by dividing the value of the Fund's net assets represented by such Class (i.e., the value of its assets less liabilities) by the total number of shares of such Class outstanding.
 NON-MONEY MARKET FUNDS. The net asset value per Class I share of each Non-Money Market Fund for purposes of pricing and redemption orders is determined by the Investment Adviser as of the close of trading on the floor of the New York Stock Exchange ("Exchange") (currently 4:00 p.m., Eastern Time) on each day the Exchange is open for business (a "Business
Day") except: (i) those holidays which the Exchange
observes (currently New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day); and (ii) those Business Days on which the Exchange closes prior to the close of its regular trading hours ("Early Closing Time") in which event the net asset value of each Non-Money Market Fund will be determined and its shares will be priced as of such Early Closing Time.
 Shares of the Underlying Funds held by the Asset Allocation Funds are valued by the Asset Allocation Funds at their respective net asset values. Securities held by the Non-Money Market Funds which are traded on a recognized U.S. stock exchange are valued at the last sale price on the national securities market. Securities which are primarily traded on foreign securities exchanges are generally valued at the latest closing price on their respective exchanges, except when an occurrence subsequent to the time a value was established is likely to have changed such value, in which case the fair value of those securities will be determined through consideration of other factors by the Investment Adviser under the supervision of the Board of Trustees. Securities, whether U.S. or foreign, traded on only over-the-counter markets and securities for which there were no transactions are valued at the average of the current bid and asked prices. Debt Securities are valued according to the broadest and most representative market, which ordinarily will be the over-the-counter markets, whether in the United States or in foreign countries. Such securities are valued at the average of the current bid and asked prices. Securities (other than shares of the Underlying Funds) for which accurate market quotations are not readily available, and other assets are valued at fair value by the Investment Adviser under the supervision of the Board of Trustees. Securities (other than shares of the Underlying Funds) may be valued on the basis of prices provided by independent pricing services when the Investment Adviser believes such prices reflect the fair market value of such securities. The prices provided by pricing services take into account institutional size trading in similar groups of securities and any developments related to specific securities. For valuation purposes, the value of assets and liabilities expressed in foreign currencies will be converted to U.S. dollars equivalent at the prevailing market rate on the day of valuation. Open futures contracts will be "marked-to-market."
 MONEY MARKET FUND. The net asset value per Class I share for purposes of pricing purchase and redemption
 16
    Pegasus Funds
orders is determined by the Investment Adviser as of 3:00 p.m., Eastern Time, on each Business Day except: (i) those holidays which the Exchange, the Investment Adviser or its bank affiliates observe (currently New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day,
Labor Day, Columbus Day, Veterans' Day,
Thanksgiving Day and Christmas Day); and (ii) those Business Days on which the Exchange closes at an Early Closing Time in which event the net asset value of the Money Market Fund will be determined and its shares will be priced as of such Early Closing Time.
 Shares of the Money Market Fund are sold on a continuous basis at the net asset value per share next determined after an order in proper form and Federal Funds (monies of member banks within the Federal Reserve System which are held in deposit at a Federal Reserve Bank) are received by the Transfer Agent. If an investor does not remit Federal Funds, his or her payment must be converted into Federal Funds. This usually occurs within one Business Day of receipt of a bank wire and within two Business Days of receipt of a check drawn on a member bank of the Federal Reserve System. Checks drawn on banks which are not members of the Federal Reserve System may take considerably longer to convert into Federal Funds. Prior to receipt of Federal Funds, the investor's money will not be invested.
 The assets of the Money Market Fund are valued based upon the amortized cost method. Although the Trust seeks to maintain the net asset value per share of the Fund at $1.00, there can be no assurance that the net asset value will not vary.

How to Exchange Shares

SUBJECT TO ANY RESTRICTIONS CONTAINED IN YOUR EMPLOYER'S QUALIFIED BENEFIT PLAN, YOU MAY EXCHANGE CLASS I SHARES OF THE FUNDS AT NET ASSET VALUE. PLEASE CONTACT YOUR PLAN ADMINISTRATOR FOR INFORMATION ON HOW TO EXCHANGE YOUR SHARES.
 No fees currently are charged shareholders directly in connection with exchanges although the Funds reserve the right, upon not less than 60 days' written notice, to charge shareholders a nominal fee in accordance with rules promulgated by the SEC. The Funds reserve the right to reject any exchange request in whole or in part. The exchange privilege may be modified or terminated at any time upon notice to shareholders.

How to Redeem Shares

GENERAL INFORMATION
SUBJECT TO ANY RESTRICTIONS IMPOSED BY YOUR EMPLOYER'S QUALIFIED BENEFIT PLAN, YOU MAY SELL YOUR SHARES THROUGH THE PLAN TO THE TRUST ON ANY BUSINESS DAY (AS DESCRIBED UNDER "HOW TO BUY SHARES"). FOR MORE INFORMATION ON HOW TO REDEEM SHARES OF THE FUNDS THROUGH YOUR EMPLOYER'S PLAN, INCLUDING ANY CHARGES THAT MAY BE IMPOSED BY THE PLAN, PLEASE CONSULT YOUR EMPLOYER.
 An investor may request redemption of his or her shares by following instructions pertaining to his or her plan. It is the responsibility of the entity authorized to act on behalf of the investor's plan to transmit the redemption order to the Transfer Agent and credit the investor's account with the redemption proceeds on a timely basis. When a request is received in proper form, the Trust will redeem the shares at the next determined net asset value as described above. The Trust imposes no charges when shares are redeemed. The value of the shares redeemed may be more or less than their original cost, depending upon the Fund's then-current net asset value.
 A Fund ordinarily will make payment for all shares redeemed within seven days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by SEC rules. The Funds will only redeem shares for which payment has been received.

Management of the Trust

TRUSTEES AND OFFICERS OF THE TRUST
The Board of Trustees of the Trust is responsible for the management of the business and affairs of the Trust. Information about the Trustees and officers of the Trust is contained in the Statements of Additional Information.

INVESTMENT ADVISER AND CO-ADMINISTRATORS
First Chicago NBD Investment Management Company ("FCNIMCO"), located at Three First National Plaza, Chicago, Illinois 60670 is each Fund's and Additional Pegasus Fund's Investment Adviser. FCNIMCO is a registered investment adviser and a wholly-owned subsidiary of The First National Bank of Chicago ("FNBC"), which in turn is a wholly-owned subsidiary of First Chicago NBD Corporation ("FCN"), a registered bank holding company. FCNIMCO also acts as investment adviser for other accounts and registered investment company portfolios.
 FCNIMCO serves as Investment Adviser for the Trust pursuant to an Investment Advisory Agreement dated as of April 12, 1996. Under the Investment Advisory Agreement, FCNIMCO provides the day-to-day management of each Fund's and Additional Pegasus Fund's investments, subject to the overall authority of the Trust's Board of Trustees and in conformity with Massachusetts law and the stated policies of the Trust. FCNIMCO is responsible for making investment decisions for the Trust, placing

                                                                Pegasus Funds
purchase and sale orders (which may be allocated to various dealers based on their sales of Fund and Additional Pegasus Fund shares) and providing research, statistical analysis and continuous supervision of each Fund's and Additional Pegasus Fund's investment portfolio.
 Under the terms of the Investment Advisory Agreement, the Investment Adviser is entitled to a monthly fee as a percentage of each Fund's and Additional Pegasus Fund's daily net assets. The Funds' and the Additional Pegasus Funds' current contractual fees for advisory services are set forth below.

                                                             EFFECTIVE RATE FOR
                                     CURRENT                 ADVISORY SERVICES
                                   CONTRACTUAL                 FOR YEAR ENDED
                                ADVISORY FEE RATE            DECEMBER 31, 1997
-------------------------------------------------------------------------------
ASSET ALLOCATION
FUNDS:
Managed Assets Con-
servative Fund                        0.65%                        0.57%
Managed Assets Bal-
anced Fund                            0.65%                        0.61%
-------------------------------------------------------------------------------
EQUITY FUNDS:
Equity Income Fund                    0.50%                        0.50%
Growth Fund                           0.60%                        0.60%
Mid-Cap Opportunity
Fund                                  0.60%                        0.60%
Small-Cap Opportu-
nity Fund                             0.70%                        0.70%
Equity Index Fund                     0.10%                        0.10%
Intrinsic Value
Fund                                  0.60%                        0.60%
Growth and Value
Fund                                  0.60%                        0.60%
International Eq-
uity Fund                             0.80%                        0.80%
-------------------------------------------------------------------------------
BOND FUNDS:
Intermediate Bond
Fund                                  0.40%                        0.40%
Bond Fund                             0.40%                        0.40%
Short Bond Fund                       0.35%                        0.35%
Multi Sector Fund                     0.40%                        0.40%
International Bond
Fund                                  0.70%                        0.13%
High Yield Bond
Fund                                  0.70%                        0.61%
-------------------------------------------------------------------------------
MONEY MARKET FUND:
Money Market Fund             0.30% of the first $1 billion,       0.29%
                     0.275% of next $1 billion,
                     0.25% of amount in excess of $2 billion

--------------------------------------------------------------------------------
 In addition to the fees listed above, the Investment Adviser is entitled to 4/10ths of the gross income earned by a Fund on each loan of securities (excluding capital gains and losses, if any). To date the Funds have not made any such payment and have no current intention to do so.
 Although the fee payable by the International Equity Fund is higher than the fee payable by other funds, the Investment Adviser believes that it is within the range of fees payable by funds with comparable investment objectives and policies.
 The following persons are responsible for the day-to-day management of each of the Funds and Underlying Funds.
 CLAUDE B. ERB, First Vice President and Director of Investment Planning, is primarily responsible for the day-to-day management of the Asset Allocation Funds and the International Bond Fund. Mr. Erb has served as Deputy Chief Investment Officer and Senior Vice President of Trust Services of America and TSA Capital Management from 1986 through 1992. Mr. Erb joined FCN in 1993.
 CHRIS M. GASSEN, First Vice President, and F. RICHARD NEUMANN, First Vice President, are primarily responsible for the day-to-day management of the Equity Income and Intrinsic Value Funds. Mr. Gassen joined FCN in 1985 and Mr. Neumann joined FCN in 1981.
 RONALD L. DOYLE, Senior Vice President, and JOSEPH R. GATZ, Vice President, are primarily responsible for the day-to-day management of the Mid-Cap Opportunity and Small-Cap Opportunity Funds. Mr. Doyle joined FCN in 1982 and Mr. Gatz joined FCN in 1986.
 JEFFREY C. BEARD, First Vice President, and GARY L. KONSLER, First Vice President, are primarily responsible for the day-to-day management of the Growth and Value and Growth Funds. Mr. Beard joined FCN in 1982 and Mr. Konsler joined FCN in 1973.
 RICHARD P. KOST, First Vice President, and CLYDE L. CARTER, JR., Vice President, are primarily responsible for the day-to-day portfolio management of the International Equity Fund. Mr. Kost joined FCN in 1964 and Mr. Carter joined FCN in 1987.
 DOUGLAS S. SWANSON, First Vice President, and RICARDO F. CIPICCHIO, First Vice President, are primarily responsible for the day-to-day management of the Intermediate Bond and Bond Funds. Mr. Swanson joined FCN in 1983. Mr. Cipicchio joined FCN in 1989.
 18 Pegasus Funds

 MR. CIPICCHIO and CHRISTOPHER J. NAUSEDA, Vice President, are primarily responsible for the day-to-day portfolio management of the Short Bond Fund. Mr. Nauseda joined FCN in 1982.
 MR. CIPICCHIO AND MARK M. JACKSON, Vice President, are primarily responsible for the day-to-day management of the Multi Sector Bond Fund. Mr. Jackson served as portfolio manager for Alexander Hamilton Life Insurance Company, 1993-1996, and as portfolio manager for Public Employees Retirement System of Ohio, 1988-1993. Mr. Jackson joined FCN in 1996.
 FCNIMCO and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") jointly serve as the Trust's Co-Administrators pursuant to an Administration Agreement with the Trust. Under the Administration Agreement, FCNIMCO and BISYS generally assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement the Trust pays FCNIMCO, as agent for the Co-Administrators, a monthly administration fee at the annual rate of .15% of each Fund's and each Additional Pegasus Fund's average daily net assets. For the fiscal year ended December 31, 1997, the Trust paid administration fees at the effective annual rate of .15% of each Fund's and each Additional Pegasus Fund's average daily net assets.
 The Asset Allocation Funds invest in shares of the Underlying Funds. The Investment Adviser and Co-Administrators reimburse the Asset Allocation Funds the full amount of advisory fees and administration fees incurred by each of the Underlying Funds. However, investors in the Asset Allocation Funds do indirectly bear that portion of the expenses of the Underlying Funds related to other expenses such as custody, transfer agency and professional fees. These fees are not redundant in that distinct services are being provided at each level. FCNIMCO and BISYS have no current intention to, but may in the future, discontinue or modify any such reimbursements at their discretion.

THE SUB-ADVISER
Federated Investment Counseling, located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222, is the sub-adviser for the High Yield Bond Fund. Federated is a registered investment adviser and a subsidiary of Federated Investors. All of the Class A voting securities of Federated Investors are owned by a trust, the trustees of which are John F. Donahue, Chairman and a trustee of Federated Investors, Mr. Donahue's wife, and Mr. Donahue's son, J. Christopher Donahue, who is President and a trustee of Federated Investors.
 Under the terms of the Sub-Advisory Agreement, Federated provides the day-to-day management of the High Yield Bond Fund's investments. Subject to the oversight and supervision of FCNIMCO and the Trust's Board of Trustees, Federated is responsible for making investment decisions for the High Yield Bond Fund, placing purchase and sale orders (which may be allocated to various dealers based on their sale of Fund shares) and providing research, statistical analysis and continuous supervision of the Fund's investment portfolio.
 For its services, Federated is entitled to a monthly fee at the following annual rates (as a percentage of the High Yield Bond Fund's average daily net assets), which vary according to the level of assets: .50% on the first $30 million of average daily net assets, .40% on the next $20 million, .30% on the next $25 million, .25% on the next $25 million and .20% of the Fund's average daily net assets in excess of $100 million. The Sub-Adviser's fee is paid by FCNIMCO and not by the Fund.
 MARK E. DURBIANO, Senior Vice President, and CONSTANTINE KARTSONAS are primarily responsible for the day-to-day management of the High Yield Bond Fund. Mr. Durbiano joined Federated in 1982 and has been a Senior Vice President of an affiliate of Federated since January 1996. From 1988 through 1995, Mr. Durbiano was a Vice President of an affiliate of Federated. Mr. Kartsonas joined Federated in 1994 as an Investment Analyst and has been an Assistant Vice President of an affiliate of Federated since January 1997. Mr. Kartsonas served as an Operations Analyst at Lehman Brothers from 1990-1993.

DISTRIBUTOR
BISYS, located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's principal underwriter and distributor of its shares.

TRANSFER AND DIVIDEND DISBURSING AGENT AND CUSTODIAN
First Data Investor Services Group, Inc., P.O. Box 5142, Westborough, Massachusetts 01581-5120, serves as the Trust's Transfer and Dividend Disbursing Agent. NBD, which is a wholly-owned subsidiary of FCN, serves as the Trust's custodian (the "Custodian"). NBD conducts its custody services on behalf of the Trust at 900 Tower Drive, Troy, Michigan 48098.

EXPENSES
All expenses incurred in the operation of the Trust are borne by it, except to the extent specifically assumed by the Trust's service providers. The expenses borne by the Trust include organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on

                                                                Pegasus Funds
securities sold short, brokerage fees and commissions, if any, fees of Board members, SEC fees, state Blue Sky registration fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, fees pursuant to agency, sub-transfer agency and service agreements, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of maintaining each Fund's existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of shareholders' reports and meetings, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, and any extraordinary expenses. Expenses attributable to a particular Fund are charged against the assets of that Fund; other expenses of the Trust are allocated among the Funds on the basis determined by the Board, including, but not limited to, proportionately in relation to the net assets of the Funds.
 The imposition of the advisory fee, as well as other operating expenses, will have the effect of reducing the total return to investors. From time to time, the Investment Adviser may waive receipt of its fees and/or voluntarily assume certain expenses of a Fund, which would have the effect of lowering that Fund's overall expense ratio and increasing total return to investors at the time such amounts are waived or assumed, as the case may be. The Fund will not pay the Investment
Adviser at a later time for any amounts which may be waived, nor will the Fund reimburse the Investment Adviser for any amounts which may be assumed.

Dividends and Distributions

THE MANAGED ASSETS BALANCED, MID-CAP OPPORTUNITY, AND GROWTH AND VALUE FUNDS declare and pay dividends from net investment income on a quarterly basis. THE MANAGED ASSETS CONSERVATIVE AND BOND FUNDS declare and pay dividends from net investment income on a monthly basis.
 THE MONEY MARKET FUND declares dividends from net investment income on each of its Business Days and pays dividends on a monthly basis. Shares begin accruing dividends on the Business Day on which the purchase order is effective. The earnings for Saturday, Sunday and holidays are declared as dividends on the preceding Business Day.
 Each Fund will make distributions from net realized securities gains, if any, once a year, but may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. Dividends are automatically reinvested in additional Fund shares of the same Class from which they were paid at net asset value.

Taxes

Each Fund intends to qualify as a "regulated investment company" under the Code. Such qualification generally will relieve the Funds of liability for federal income taxes to the extent their earnings are distributed in accordance with the Code.
 Each Fund intends to distribute as dividends substantially all of its investment company taxable income each year. Distributions by the Funds to employee benefit plans that qualify for tax-exempt treatment under federal income tax laws will not be subject to current taxation. Accordingly, potential investors in the Funds should consult their tax advisers with specific reference to their own tax situation.

Performance Information

From time to time, in advertisements or in reports to shareholders the performance of the Funds may be compared to the performance of other mutual funds with similar investment objectives and to stock and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. In addition, the performance of the Funds may be compared to Standard & Poor's 500 Index, an index of unmanaged groups of common stocks, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of thirty industrial companies listed on the New York Stock Exchange. The yields of the Money Market Fund may be compared to the Donoghue's Money Fund Average which is an average compiled by IBC/Donoghue's Money Fund Report, a widely recognized independent publication that monitors the performance of money market funds, or to the average yields reported by the Bank Rate Monitor for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas. Performance data as reported in national financial publications such as Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of a Fund.
 In the case of the Asset Allocation Funds and the Bond Fund, "yield" refers to the income generated by an investment in the Fund over a thirty-day period identified in the advertisement. This income is then "annualized," i.e., the income generated by the investment during the respective period is assumed to be earned and reinvested at a constant rate and
 20
    Pegasus Funds
compounded semi-annually and is shown as a percentage of the investment.
 In the case of the Money Market Fund, "yield" refers to the income generated by an investment in the Fund over a seven-day period identified in the advertisement. This income is then "annualized," i.e., the income generated by the investment during the respective period is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, income is assumed to be reinvested, thereby making the "effective yield" slightly higher because of the compounding effect of the assumed reinvestment.
 The Non-Money Market Funds calculate their total returns on an "average annual total return" basis for various periods from the date they commenced investment operations and for other periods as permitted under the rules of the SEC. Average annual total return reflects the average annual percentage change in value of an investment in a Fund over the measuring period. Total returns may also be calculated on an "aggregate total return basis" for various periods. Aggregate total return reflects the total percentage change in value over the measuring period. Both methods of calculating total return also reflect changes in the price of a Fund's shares and assume that any dividends and capital gain distributions made by the Fund during the period are reinvested in Fund shares. When considering average total return figures for periods longer than one year, it is important to note that a Fund's annual total return for any one year in the period might have been greater or less than the average for the entire period.
 Performance of the Funds is based on historical earnings and will fluctuate and is not intended to indicate future performance. The investment performance of an investment in the Non-Money Market Funds will fluctuate so that a shareholder's shares, when redeemed, may be worth more or less than their original cost. A Fund's performance data may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. Performance data should also be considered in light of the risks associated with a Fund's portfolio composition, quality, maturity, operating expenses and market conditions. Any fees charged by employee benefit plans directly to their participants in connection with investments in Fund shares will not be reflected in a Fund's performance calculations.

HISTORICAL PERFORMANCE INFORMATION
Composite performance is set forth below for the Class I shares of the Funds or predecessor funds, as the case may be, for various periods ended December 31, 1997, except as noted (unaudited).

                                            AVERAGE ANNUAL TOTAL RETURN
                                      ----------------------------------------
                                               5              SINCE INCEPTION
                                      1 YEAR YEARS  10 YEARS (INCEPTION DATE)
------------------------------------------------------------------------------
ASSET ALLOCATION FUNDS*:
Managed Assets Conservative Fund*(1)  13.34%    N/A     N/A    16.30% (3/3/95)
Managed Assets Balanced Fund*         15.79%    N/A     N/A    12.11% (1/1/94)
------------------------------------------------------------------------------
EQUITY FUNDS:
Mid-Cap Opportunity Fund              27.91% 18.10%  17.88%  15.34% (12/31/83)
Growth and Value Fund                 28.15% 17.50%  15.25%  14.47% (12/31/83)
------------------------------------------------------------------------------
BOND FUND:
Bond Fund                              9.97%  8.18%   9.33%  10.13% (12/31/83)

--------------------------------------------------------------------------------

* Prior to November 20, 1996, the Asset Allocation Funds invested substantially all of their assets directly in portfolio securities rather than mutual fund shares. Investing in the Underlying Funds through the Asset Allocation Funds involves certain additional expenses and tax results that would not be present in a direct investment in the Underlying Funds. Had these additional expenses and tax results been reflected, performance would be reduced.
(1) Prior to September 21, 1996, the Managed Assets Conservative Fund had no prior operating history. Except as noted below, performance for periods prior to such date is represented by the performance of the Prairie Managed Assets Income Fund. On September 21, 1996, the assets and liabilities of this Prairie Fund were transferred to the Managed Assets Conservative Fund of the Trust. Performance of the Managed Assets Conservative Fund for periods prior to March 3, 1995 is represented by the performance of the First Prairie Diversified Assets Fund. The Prairie Managed Assets Income Fund commenced operations through a transfer of assets from the First Prairie Diversified Assets Fund.

 For the seven day period ended December 31, 1997, the annualized yields and effective yields for the Class I shares of the Money Market Fund were 5.40% and 5.54%, respectively.

                                                                Pegasus Funds

General Information

The Trust was organized as a Massachusetts business trust on April 21, 1987 under a Declaration of Trust. The Trust is a series fund having thirty-one series of shares of beneficial interest, each of which evidences an interest in a separate investment portfolio. The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares and to create an unlimited number of series of shares ("Series") representing interests in a portfolio and an unlimited number of classes of shares within a Series. In addition to the Funds described herein, the Trust offers the following investment portfolios or Series:

The Managed Assets Growth Fund
The Equity Income Fund
The Growth Fund
The Small-Cap Opportunity Fund
The Intrinsic Value Fund
The Equity Index Fund
The Market Expansion Index Fund
The International Equity Fund
The Intermediate Bond Fund
The Short Bond Fund
The Multi Sector Bond Fund
The International Bond Fund
The High Yield Bond Fund
The Municipal Bond Fund
The Short Municipal Bond Fund
The Intermediate Municipal Bond Fund
The Michigan Municipal Bond Fund
The Treasury Money Market Fund
The Municipal Money Market Fund
The Michigan Municipal Money Market Fund
The Cash Management Fund
The Treasury Cash Management Fund
The U.S. Government Securities Cash Management Fund
The Treasury Prime Cash Management Fund
The Municipal Cash Management Fund

 Each Fund described herein and the Managed Assets Growth, Equity Income, Growth, Small-Cap Opportunity, Intrinsic Value, Equity Index, Market Expansion Index, International Equity, Intermediate Bond, Short Bond, Multi Sector Bond, International Bond, High Yield Bond, Municipal Bond, Short Municipal Bond, Intermediate Municipal Bond and Michigan Municipal Bond Funds offer three classes of shares: Class A, Class B and Class I. The Treasury Money Market, Municipal Money Market and Michigan Money Market Funds offer two classes of shares: Class A and Class I. The Cash Management, Treasury Cash Management, U.S. Government Securities Cash Management, Municipal Cash Management and Treasury Prime Cash Management Funds offer two Classes of shares: Class S and Class I. A sales person and any other person or institution entitled to receive compensation for selling or servicing shares may receive different compensation with respect to different classes of shares in the Series. Each share has $.10 par value, represents an equal proportionate interest in the related fund with other shares of the same class outstanding, and is entitled to such dividends and distributions out of the income earned on the assets belonging to such fund as are declared in the discretion of the Board of Trustees.
 Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and each Series entitled to vote on a matter will vote thereon in the aggregate and not by Series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular Series. In addition, shareholders of each of the Series have equal voting rights except that only shares of a particular class within a Series are entitled to vote on matters affecting only that class. Voting rights are not cumulative, and accordingly the holders of more than 50% of the aggregate number of shares of all Trust portfolios may elect all of the Trustees. Each Asset Allocation Fund will vote its Underlying Fund shares in proportion to the votes of all other shareholders of each respective Underlying Fund.
 As of March 31, 1998, FCN and its affiliates held of record approximately 1.76%, 12.20%, 53.59%, 60.23%, 64.59% and 25.90% of the outstanding shares of the Managed Assets Conservative, Managed Assets Balanced, Mid-Cap Opportunity, Growth and Value, Bond and Money Market Funds, respectively.
 Because NBD serves the Trust as Custodian, the Board of Trustees has established a procedure requiring three annual verifications, two of which are unannounced, of all investments held pursuant to the Custodian Agreement, to be conducted by the Trust's independent accountants.
 The Trust does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The Trust's By-Laws provide that special meetings of shareholders of any Series shall be called at the written request of shareholders entitled to cast at least 10% of the votes of a Series entitled to be cast at such meeting. The Trust also stands ready to assist shareholder communications in connection with any meeting of shareholders as prescribed in Section 16(c) of the 1940 Act.
 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE FUNDS' OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUNDS' SHARES, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS
 22 Pegasus Funds

PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                                                Pegasus Funds

Supplemental Information

RATINGS
The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, the Investment Adviser or Sub-Adviser also will evaluate such obligations and the ability of their issuers to pay interest and principal. Each Fund and Additional Pegasus Fund will rely on the Investment Adviser's or Sub-Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer. Obligations rated in the lowest of the top four rating categories (Baa by Moody's or BBB by S&P, Fitch or Duff) are considered to have less capacity to pay interest and repay principal and have certain speculative characteristics.

SHORT-TERM INVESTMENTS
Each Fund and each Additional Pegasus Fund may hold the types of Cash Equivalent Securities described under Asset Allocation Funds above.

U.S. GOVERNMENT OBLIGATIONS
U.S. Government obligations include all types of U.S. Government securities, including U.S. Treasury bonds, notes and bills, and obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Tennessee Valley Authority, Resolution Funding Corporation and Maritime Administration. U.S. Government obligations also include interests in the foregoing securities, including collateralized mortgage obligations guaranteed by a U.S. Government agency or instrumentality, and in Government-backed trusts which hold obligations of foreign governments that are guaranteed or backed by the full faith and credit of the United States.
 Obligations of certain U.S. agencies and instrumentalities such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality.

BANK OBLIGATIONS
Bank obligations in which the Funds and the Additional Pegasus Funds may invest include certificates of deposit, time deposits, bankers' acceptances, fixed time deposits and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, the funds may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on the securities, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities and the possible seizure or nationalization of foreign deposits.
 Obligations issued or guaranteed by foreign branches of U.S. banks (commonly known as "Eurodollar" obligations) or U.S. branches of foreign banks (commonly known as "Yankee dollar" obligations) may be general obligations of the parent bank or obligations only of the issuing branch. Where the obligation is only that of the issuing branch, the parent bank has no legal duty to pay such obligation. Such obligations would thus be subject to risks comparable to those which would be present if the issuing branch were a separate bank. The Money Market Fund will not invest in a Eurodollar obligation if upon making such investment the total Eurodollar obligations which are not general obligations of domestic parent banks would thereby exceed 25% of its total assets.
 Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
 Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the funds and Additional Pegasus Funds will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

                                                                Pegasus Funds
                                                                            A-

 Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

CERTAIN CORPORATE OBLIGATIONS
Commercial paper in which the Funds and the Additional Pegasus Funds may invest consists of short-term, unsecured promissory notes issued by domestic or foreign entities to finance short-term credit needs.

VARIABLE AND FLOATING RATE INSTRUMENTS
Each Fund and Additional Pegasus Fund may invest in variable and floating instruments, including without limitation for each Fund and Additional Pegasus Fund other than the Money Market Fund, inverse floating rate debt instruments ("inverse floaters") some of which may be leveraged. The interest rate of an inverse floater resets in the opposite direction from the market rate of interest to which it is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values.
 The Money Market Fund may purchase rated and unrated variable and floating rate obligations that have stated maturities in excess of 13 months but, in any event, permit the fund to demand payment of the principal of the instrument at least once every 13 months on not more than thirty days' notice (unless the instrument is a U.S. Government Obligation), provided that the demand feature may be sold, transferred, or assigned only with the underlying instrument involved. Such instruments may include variable rate demand notes which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.
 The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for a fund to dispose of them if the issuer defaulted on its payment obligation or during periods that the fund is not entitled to exercise demand rights, and the fund could, for these or other reasons, suffer a loss with respect to such instruments. In the absence of an active secondary market, variable and floating rate instruments held by a fund will be subject to its limitation on illiquid investments. See "Illiquid Securities."

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS
To increase their income, each Fund and Additional Pegasus Fund may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). None of the funds will enter into repurchase agreements with the Investment Adviser, the Sub-Adviser, the Distributor, or any of their affiliates, except as may be permitted by the SEC. Although the securities subject to repurchase agreements may bear maturities exceeding 13 months provided the repurchase agreement itself matures in 13 months or less, the funds generally intend to enter into repurchase agreements which terminate within seven days after notice by them. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement at not less than the repurchase price, marked to market daily. Default by the seller would, however, expose a fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations.
 Each Fund and Additional Pegasus Fund may also obtain funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, a fund will sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a particular date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by a fund may decline below the price of the securities it is obligated to repurchase. Whenever a fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets equal to the repurchase price marked to market daily (including accrued interest) and will subsequently monitor the account to ensure such equivalent value is maintained.

LENDING PORTFOLIO SECURITIES
To increase income or offset expenses, each of the Funds and Additional Pegasus Funds may lend its portfolio securities to financial institutions such as banks and broker-dealers in accordance with their investment limitations described herein. Agreements will require that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned plus accrued interest. Collateral for such loans may include cash or securities of the U.S. Government, its agencies or instrumentalities, some which may bear maturities exceeding 13 months. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a particular fund exceeds one-third of the value of its total assets. Loans of securities involve risk of delay in
 A-
  2 Pegasus Funds
receiving additional collateral or in recovering the securities loaned or possible loss of rights in the collateral should the borrower of the securities become insolvent. In the event a fund is unable to recover the securities loaned in a particular transaction, it will promptly sell any collateral which bears a maturity exceeding 13 months. Loans will be made only to borrowers that provide the requisite collateral comprised of liquid assets and when, in the Investment Adviser's or Sub-Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

ZERO COUPON OBLIGATIONS AND PAY-IN-KIND SECURITIES
Each Fund and Additional Pegasus Fund may invest in zero coupon obligations which are discount debt obligations that do not make periodic interest payments although income is generally imputed to the holder on a current basis. The High Yield Bond Fund may invest in pay-in-kind securities which make periodic payments in the form of additional securities (as opposed to cash). Such obligations may have higher price volatility than those which require the payment of interest periodically. The Investment Adviser and Sub-Adviser will consider the liquidity needs of a fund when any investment in zero coupon obligations is made.
 Federal income tax law requires the holder of a zero coupon security or of certain pay-in-kind securities to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability for federal income taxes, each fund that invests in such securities may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements. Such fund will not be able to purchase additional income producing securities with cash used to make such distributions and its current income may be reduced as a result.

WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS
Each Fund and Additional Pegasus Fund may purchase securities on a "when-issued" basis and may purchase or sell such securities on a "forward commitment" basis. These transactions, which involve a commitment by a fund to purchase or sell particular securities with payment and delivery taking place in the future, beyond the normal settlement date, at a stated price and yield. Securities purchased on a when-issued basis or forward commitment basis involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the value of the security to be sold increases prior to the settlement date. When a fund enters into such transactions, the Custodian will maintain in a segregated account cash or liquid portfolio securities equal to the amount of the commitment. The funds do not earn income with respect to these transactions until the subject securities are delivered to them. The funds do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only for the purposes of acquiring portfolio securities. Each fund's when-issued purchases and forward commitments are not expected to exceed 25% of the value of its total assets absent unusual market conditions. The funds do not earn income with respect to these transactions until the subject securities are delivered to them. They do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objectives.

FOREIGN SECURITIES
Investments by the Funds and the Additional Pegasus Funds in foreign securities, with respect to certain foreign countries, expose them to the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets or diplomatic developments that could affect investment within those countries. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. In addition, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Because of these and other factors, securities of foreign companies acquired by the funds may be subject to greater fluctuation in price than securities of domestic companies.
 Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. Some currency exchange costs may be incurred when a fund changes investments from one country to another.
 Furthermore, some securities may be subject to brokerage taxes levied by foreign governments, which have the effect of increasing the costs of such investments and reducing the realized gain or increasing the realized loss on such securities at the time of sale. Income received by a fund from sources within foreign countries may be reduced by withholding or other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the funds will reduce their net income available for distribution to investors.

                                                                Pegasus Funds
                                                                            A-

DEPOSITORY RECEIPTS
Each Asset Allocation and Equity Fund and the High Yield Bond Fund may invest in securities of foreign issuers in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and similar securities representing securities of foreign issuers. These securities may not be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities and are denominated in U.S. dollars. Certain such institutions issuing ADRs may not be sponsored by the issuer. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer. EDRs are receipts issued by a European financial institution evidencing ownership of the underlying foreign securities and are generally denominated in foreign currencies. Generally, EDRs, in bearer form, are designed for use in the European securities markets.

SUPRANATIONAL BANK OBLIGATIONS
The Funds and the Additional Pegasus Funds may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

CONVERTIBLE SECURITIES
Each of the Funds and Additional Pegasus Funds other than the Money Market Fund may invest in convertible securities. A convertible security is a security that may be converted either at a stated price or rate within a specified period of time into a specified number of shares of common stock. By investing in convertible securities, a fund seeks the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock. The High Yield Bond Fund does not limit convertible securities by rating, and there is no minimal acceptance rating for a convertible security to be purchased or held in the Fund. Therefore, the High Yield Bond Fund invests in convertible securities irrespective of their ratings. This could result in the High Yield Bond Fund purchasing and holding, without limit, convertible securities rated below investment grade by a Rating Agency.

SECURITIES OF OTHER INVESTMENT COMPANIES
Each of the Funds and Additional Pegasus Funds may invest in securities issued by open-end (and closed-end for all funds other than the Money Market Fund) investment companies which principally invest in securities in which such fund invests. Under the 1940 Act, a fund's investment in such securities, subject to certain exceptions, currently is limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the fund's net assets with respect to any one investment company and (iii) 10% of the fund's net assets in the aggregate. Such purchases will be made in the open market where no commission or profit to a sponsor or dealer results from the purchase other than the customary brokers' commissions, if any. As a shareholder of another investment company, a fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the fund bears directly in connection with its own operations.

ASSET BACKED SECURITIES
Asset Backed Securities acquired by the Funds and Additional Pegasus Funds other than the Money Market Fund consist of both mortgage and non-mortgage backed securities. Asset backed securities arise through the grouping by governmental, government-related and private organizations of loans, receivables and other assets originated by various lenders ("Asset Backed Securities"), as described below.
 The yield characteristics of Asset Backed Securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e. loans) generally may be prepaid at any time. As a result, if an Asset Backed Security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an Asset Backed Security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. In calculating the average weighted maturity of the funds, the maturity of Asset Backed Securities will be based on estimates of average life.
 Prepayments on Asset Backed Securities generally increase with falling interest rates and decrease with rising interest rates. Prepayment rates are also influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial
 A-
  4 Pegasus Funds
prepayments. Like other fixed income securities, when interest rates rise the value of an Asset Backed Security with prepayment features may not increase as much as that of other fixed income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.
 These characteristics may result in higher level of price volatility for these assets under certain market conditions. In addition, while the trading market for short-term mortgages and Asset Backed Securities is ordinarily quite liquid, in times of financial stress the trading market for these securities sometimes becomes restricted.
 Mortgage backed securities represent an ownership interest in a pool of mortgages, the interest on which is in most cases issued and guaranteed by an agency or instrumentality of the U.S. Government, although not necessarily by the U.S. Government itself. Mortgage backed securities include collateralized mortgage obligations ("CMOs"), real estate investment trusts ("REITs") and mortgage pass-through certificates.
 CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways. The multiple class securities may be issued or guaranteed by U.S. Government agencies or instrumentalities, including the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"), or issued by trusts formed by private originators of, or investors in, mortgage loans. Classes in CMOs which the funds may hold are known as "regular" interests. CMOs also issue "residual" interests, which in general are junior to and more volatile than regular interests. The funds do not intend to purchase residual interests.
 Mortgage pass-through certificates provide the holder with a pro rata interest in the underlying mortgages. One type of such certificate in which the funds may invest is a GNMA Certificate which is backed as to the timely payment of principal and interest by the full faith and credit of the U.S. Government. Another type is a FNMA Certificate, the principal and interest of which are guaranteed only by FNMA itself, not by the full faith and credit of the U.S. Government. Another type is a FHLMC Participation Certificate which is guaranteed by FHLMC as to timely payment of principal and interest. However, like a FNMA security, it is not guaranteed by the full faith and credit of the U.S. Government. Privately issued mortgage backed securities will carry a rating at the time of purchase of at least A by S&P or by Moody's or, if unrated, will be in the Investment Adviser's opinion equivalent in credit quality to such rating. Mortgage backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government.
 The above-mentioned funds may also invest in non-mortgage backed securities including interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Non-mortgage backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities.
 Non-mortgage backed securities involve certain risks that are not presented by mortgage backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Most issuers of motor vehicle receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related motor vehicle receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the motor vehicle receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

STRIPPED GOVERNMENT OBLIGATIONS
All of the Asset Allocation and Bond Funds, and the Money Market Fund may purchase Treasury receipts and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government obligations. These participations, which may be issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks and other institutions, are issued at a discount to their "face value," and may include stripped mortgage backed
                                                                Pegasus Fund5A-s
securities ("SMBS"), which are derivative multi-class mortgage securities. Stripped securities, particularly SMBS, may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.
 SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class will receive all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. With respect to investments in interest only securities, should the underlying obligations experience greater than anticipated prepayments of principal, a fund may fail to fully recoup its initial investment in these securities. The market value of the class consisting entirely of principal payments may be more volatile in response to changes in interest rates. The yields on a class SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage backed obligations because their cash flow patterns are more volatile. For interest only securities, there is a greater risk that the initial investment will not be fully recouped.

RISKS RELATED TO LOWER-RATED SECURITIES
The Asset Allocation, Equity, International Bond and High Yield Bond Funds may purchase lower-rated securities (commonly known as junk bonds). While any investment carries some risk, some of the risks associated with lower-rated securities are different from the risks associated with investment grade securities. The risk of loss through default is greater because lower-rated securities are usually unsecured and are often subordinate to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates. Consequently, the market price of these securities, and the net asset value of a fund's shares, may be quite volatile.
 RELATIVE YOUTH OF LOWER-RATED SECURITIES' MARKET. Because the market for lower-rated securities, at least in its present size and form, is relatively new, there remains some uncertainty about its performance level under adverse market and economic environments. An economic downturn or increase in interest rates could have a negative impact on both the market for lower-rated securities (resulting in a greater number of bond defaults) and the value of lower-rated securities held in a fund's portfolio.
 SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. The economy and interest rates can affect lower-rated securities differently than other securities. For example, the prices of lower-rated securities are more sensitive to adverse economic changes or individual corporate developments than are the prices of higher-rated investments. Also, during an economic downturn or a period in which interest rates are rising significantly, highly leveraged issuers may experience financial difficulties, which, in turn, would adversely affect their ability to service their principal and interest payment obligations, meet projected business goals and obtain additional financing. If the issuer of a security defaults, a fund may incur additional expenses to seek recovery. In addition, periods of economic uncertainty would likely result in increased volatility for the market prices of securities as well as a fund's net asset value. In general, both the prices and yields of lower-rated securities will fluctuate.
 LIQUIDITY AND VALUATION. In certain circumstances it may be difficult to determine a security's fair value due to a lack of reliable objective information. Such instances occur when there is not an established secondary market for the security or the security is thinly traded. As a result, a fund's valuation of a security and the price it is actually able to obtain when it sells the security could differ.
 Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities held by a fund, especially in a thinly traded market. Illiquid or restricted securities held by a fund may involve special registration responsibilities, liabilities and costs, and could involve other liquidity and valuation difficulties.
 CONGRESSIONAL PROPOSALS. Current laws, as well as pending proposals, may have a material impact on the market for lower-rated securities.

MUNICIPAL AND RELATED OBLIGATIONS
Municipal Obligations that may be acquired by each Asset Allocation and Bond Fund may include general obligations, revenue obligations, notes and moral obligations bonds. Each of these funds currently intends to invest no more than 25% of its total assets in Municipal Obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility, class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source such as the user of the facility being financed. Private activity bonds (i.e. bonds issued by industrial development authorities) are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of a private activity bond is usually directly related to the credit standing of the private user of the facility involved.
 Notes are short-term instruments which are obligations of the issuing municipalities or agencies and
 A-
  6 Pegasus Funds
are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues. Moral obligation bonds are normally issued by a special purpose public authority. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. Municipal Obligations also include municipal lease/purchase agreements which are similar to installment purchase contracts for property or equipment issued by municipalities. The Funds will only invest in rated municipal lease/purchase agreements.
 There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue.

STAND-BY COMMITMENTS
Each of the Asset Allocation and Bond Funds may acquire "stand-by commitments" with respect to Municipal Obligations held in their portfolios. Under a stand-by commitment, a fund obligates a broker, dealer or bank to repurchase, at the fund's option, specified securities at a specified price and, in this respect, stand-by commitments are comparable to put options. The exercise of a stand-by commitment therefore is subject to the ability of the seller to make payment on demand. A fund other than the Money Market Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. A fund may pay for stand-by commitments if such action is deemed necessary, thus increasing to a degree the cost of the underlying Municipal Obligation and similarly decreasing such securities yield to investors.

CUSTODIAL RECEIPTS AND CERTIFICATES OF PARTICIPATION
Each of the Asset Allocation, Bond and Money Market Funds may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) where the trust participations evidence ownership in either the future interest payments or the future principal payments on the U.S. Treasury obligations. These participations are normally issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.

OPTIONS TRANSACTIONS
Each Non-Money Market Fund and Additional Pegasus Fund is permitted to invest up to 5% of its assets, represented by the premium paid, in the purchase of call and put options. Options transactions are a form of derivative security.
 Each of the above-mentioned funds is permitted to purchase call and put options in respect of specific securities (or groups or "baskets" of specific securities) in which it may invest. Each may write (i.e., sell) covered call option contracts on securities owned by it not exceeding 25% of the market value of its net assets at the time such option contracts are written. Each of these funds also may purchase call options to enter into closing purchase transactions. Each also may write covered put option contracts to the extent of 25% of the value of its net assets at the time such option contracts are written. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at the exercise price at any time during the option period. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at the exercise price at any time during the option period. A covered put option sold by a fund exposes it during the term of the option to a decline in price of the underlying security or securities. A put option sold by a fund is covered when, among other things, cash or liquid securities are placed in a segregated account with its custodian to fulfill the obligation undertaken.
 The Asset Allocation Funds, the International Equity Fund and the International Bond Fund may also purchase and sell call and put options on foreign currency for the purpose of hedging against changes in future currency exchange rates. Call options convey the right to buy the underlying currency at a price which is expected to be lower than the spot price of the currency at the time the option expires. Put options convey the right to sell the underlying currency at a price which is anticipated to be higher than the spot price of the currency at the time the option expires.
 In addition, the Funds and Additional Pegasus Funds other than the Money Market Fund may purchase cash-settled options on interest rate swaps, interest rate swaps denominated in foreign currency and equity index swaps. See "Interest Rate and Equity Index Swaps" below. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.
 Each of the above-mentioned funds may purchase and sell call and put options on stock indices listed on

                                                                Pegasus Funds
                                                                            A-

U.S. securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a fund will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices in an industry or market segment, rather than movements in the price of a particular stock.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS
Each Non-Money Market Fund and each Additional Pegasus Fund may enter into futures contracts and options on futures contracts. All of the Equity Funds may enter into stock index futures contracts and all of the Non-Money Market Funds may enter into interest rate futures contracts and currency futures contracts, and options with respect thereto. See "Options Transactions" above. These transactions will be entered into as a substitute for comparable market positions in the underlying securities or for hedging purposes. A fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of its assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. To the extent a fund engages in the use of futures and options on futures for other than bona fide hedging purposes, it may be subject to additional risk. Although none of these funds would be a commodity pool, each would be subject to rules of the CFTC limiting the extent to which it could engage in these transactions. Futures and options transactions are a form of derivative security. In addition, in such situations, if a fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. A fund may have to sell securities at a time when it may be disadvantageous to do so.

FOREIGN CURRENCY TRANSACTIONS
The Asset Allocation Funds, International Equity and International Bond Funds may engage in currency exchange transactions either on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market, or through entering into forward contracts to purchase or sell currencies. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which must be more than two days from the date of the contract, at a price set at the time of the contract. These contracts are entered into in the interbank market conducted directly between currency traders (typically commercial banks or other financial institutions) and their customers. They may be used to reduce the level of volatility caused by changes in foreign currency exchange rates or when such transactions are economically appropriate for the reduction of risks in the ongoing management of the funds. Although forward currency exchange contracts may be used to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such currency increase. The funds also may combine forward currency exchange contracts with investments in securities denominated in other currencies.
 Each of the above-mentioned funds also may maintain short positions in forward currency exchange transactions, which would involve an agreement to exchange an amount of a currency the fund did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the fund contracted to receive in the exchange.

OPTIONS ON FOREIGN CURRENCY
The Asset Allocation, International Equity and International Bond Funds may purchase and sell call and put options on foreign currency for the purpose of hedging against changes in future currency exchange rates. Call options convey the right to buy the underlying currency at a price which is expected to be lower than the spot price of the currency at the time the option expires. Put options convey the right to sell the underlying currency at a price which is anticipated to be higher than the spot price of the currency at the time the option expires. The funds may use foreign currency options for the same purposes as forward currency exchange and futures transactions, as described herein. See also "Options Transactions" above and "Risks Associated with Futures, Options and Foreign Currency Transactions and Options," below.

RISKS ASSOCIATED WITH FUTURES, OPTIONS AND FOREIGN CURRENCY TRANSACTIONS AND OPTIONS
To the extent a Non-Money Market Fund or an Additional Pegasus Fund is engaging in a futures or options transaction as a hedging device, due to the risk of an imperfect correlation between securities in its portfolio that are the subject of a hedging transaction and the futures contract or options used as a hedging device, it is possible that the hedge will not be fully effective. In futures contracts and options based on indices, the risk of imperfect correlation increases as the composition of the fund involved varies from the composition of the index. In an effort to compensate
 A8- Pegasus Funds
for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of contracts, the fund may buy or sell futures contracts and options in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the futures contract has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect the fund's net investment results if market movements are not as anticipated when the hedge is established.
 Successful use of futures and options also is subject to the Investment Adviser's or Sub-Adviser's ability to predict correctly movements in the direction of securities prices, interest rates, currency exchange rates and other economic factors. In addition, in such situations, if the fund involved has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices which reflect the rising market. The fund may have to sell securities at a time when it may be disadvantageous to do so.
 Although a fund intends to enter into futures contracts and options transactions only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. See "Illiquid Securities" below. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the fund to substantial losses. If it is not possible, or the fund determines not, to close a futures position in anticipation of adverse price movements, the fund will be required to make daily cash payments of variation margin. In such circumstances, an increase in the value of the portion of the portfolio being hedged, if any, may offset partially or completely losses on the futures contract.
 Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. The foreign currency market offers less protection against defaults in the forward trading of currencies than is available when trading in currencies occurs on an exchange. Since a forward currency contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a fund of unrealized profits or force the fund to cover its commitments for purchase or resale, if any, at the current market price.
 Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and a trader may look only to the broker for performance on the contract. In addition, unless the fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not.

INTEREST RATE AND EQUITY INDEX SWAPS
Each of the Non-Money Market and Additional Pegasus Funds may enter into interest rate swaps and equity index swaps, to the extent described under "Description of the Funds-Management Policies," in pursuit of its investment objective. Interest rate swaps involve the exchange by a fund with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Equity index swaps involve the exchange by a fund with another party of cash flows based upon the performance of an index or a portion of an index which usually includes dividends. In each case, the exchange commitments may involve payments to be made in the same currency or in different currencies. Swaps are a form of derivative security.
 The funds usually will enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the fund receiving or paying, as the case may be, only the net amount of the two payments. If a fund enters into a swap, it would maintain a segregated account in the full amount accrued on a daily basis of the fund's obligations with respect to the swap. Each of these funds will enter into swap transactions with counterparties only if: (1) for transactions with maturities under one year, such counterparty has outstanding short-term paper rated at least A-1 by S&P, Prime-1 by Moody's, F-1 by Fitch or Duff-1 by Duff, or (2) for transactions with maturities greater than one year, the counterparty has outstanding debt securities rated at least Aa by Moody's or AA by S&P, Fitch or Duff.

                                                                Pegasus Funds
                                                                            A-

 The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit on the amount of swap transactions that may be entered into by a Non-Money Market Fund or an Additional Pegasus Fund. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps is limited to the net amount of payments that a fund is contractually obligated to make. If the other party to a swap defaults, the relevant fund's risk of loss consists of the net amount of payments that such fund contractually is entitled to receive.

RESTRICTED AND ILLIQUID SECURITIES
The Non-Money Market Funds and the Additional Pegasus Funds will not invest more than 15% of the value of their respective net assets in securities that are illiquid and the Money Market Fund will not invest more than 10% of the value of its net assets in securities that are illiquid. Securities having legal or contractual restrictions on resale and with no readily available market, and instruments (including repurchase agreements, variable and floating rate instruments, GICs and time deposits) that do not provide for payment to the funds within seven days after notice are subject to this limitation. Securities that have legal or contractual restrictions on resale but have a readily available market are not deemed to be illiquid for purposes of this limitation.
 The Non-Money Market Funds and the Additional Pegasus Funds may purchase securities which are not registered under the Securities Act of 1933, as amended (the "1933 Act"), but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered to be illiquid so long as it is determined by the Board of Trustees or the Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities. The ability to sell to qualified institutional buyers under Rule 144A is a recent development, and it is not possible to predict how this market will develop. The Board of Trustees will carefully monitor any investments by a fund in these securities.

PORTFOLIO TURNOVER
Generally, the Non-Money Market Funds and the Additional Pegasus Funds will purchase securities for capital appreciation or investment income, or both, and not for short-term trading profits. However, a fund may sell a portfolio investment soon after its acquisition if the Investment Adviser or Sub-Adviser believes that such a disposition is consistent with or in furtherance of the fund's investment objective. Fund investments may be sold for a variety of reasons, such as more favorable investment opportunities or other circumstances. As a result, such funds are likely to have correspondingly greater brokerage commissions and other transaction costs which are borne indirectly by shareholders. Fund turnover may also result in the realization of substantial net capital gains.
 Asset reallocation decisions for the Asset Allocation Funds typically will occur on a monthly basis. However, if market conditions warrant, the Investment Adviser may make more frequent reallocation decisions which will result in a higher portfolio turnover rate. The Asset Allocation Funds will purchase or sell shares of the Underlying Funds: (a) to accommodate purchases and redemptions of each Asset Allocation Fund's shares; (b) in response to market or other economic conditions; and (c) to maintain or modify the allocation of each Asset Allocation Fund's assets among the Underlying Funds within its target asset allocation ranges. See "Taxes--Federal" in the Prospectus and "Additional Information Concerning Taxes" in the Statement of Additional Information.
 10A- Pegasus Funds

Debt Ratings

CORPORATE BOND RATINGS
Excerpts from Moody's description of its corporate bond ratings: Aaa--judged to be the best quality, carry the smallest degree of investment risk and are generally referred to as "gilt edged"; Aa--judged to be of high quality by all standards; A--deemed to have many favorable investment attributes and considered as upper medium grade obligations; Baa--considered as medium grade obligations, i.e. they are neither highly protected nor poorly secured; Ba, B, Caa, Ca, C--protection of interest and principal payments is questionable (Ba indicates some speculative elements, B represents bonds that generally lack characteristics of the desirable investment, Caa represents bonds which are in poor standing, Ca represents a high degree of speculation and C represents the lowest rated class of bonds); Caa, Ca and C bonds may be in default. Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from Aa to B in its bond rating systems. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks at the lower end of its generic rating category.
 An S&P corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is considered to be extremely strong. Debt rated "AA" is considered to have a very strong capacity to pay interest and to repay principal and differs from the highest rated issues only in small degree. Debt rated "A" is considered to have a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt of a higher rated category. Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and to repay principal for debt in this category than for higher rated categories. Debt rated "BB," "B," "CCC," "CC" or "C" is regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligations. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. Debt rated "CI" is reserved for income bonds on which no interest is being paid. Debt rated "D" is in default, and payment of interest and/or repayment of principal is in arrears. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized. The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
 Excerpts from Fitch's description of its corporate bond ratings: "AAA"-- considered to be investment grade and of the highest credit quality. Capacity to pay interest and repay principal is considered to be exceptionally strong; "AA"--judged to be investment grade and of very high credit quality, although the capacity to pay interest and repay principal is not quite as strong as bonds rated "AAA"; "A"--deemed investment grade and of high credit quality, although the capacity to pay interest and repay principal may be somewhat more susceptible to the adverse changes in economic conditions and circumstances than bonds with higher ratings; "BBB" is regarded as having satisfactory credit quality with an adequate capacity to pay interest and repay principal although adverse changes in economic conditions and circumstances are more likely to impair timely payment than for higher rated categories; "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D"--regarded as speculative investments. The ratings "BB" to "C" represent the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation. The ratings from "AA" to "C" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
 The following summarizes the ratings used by Duff for corporate debt. Debt rated "AAA" is of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt. Debt rated "AA" is of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions. Debt rated "A" has protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress. Debt rated "BBB" possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles. Debt rated below "BBB" is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends.

                                                                Pegasus Funds
                                                                            B-

Debt rated "DD" represents defaulted obligations. To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus or minus sign to show relative standing within these major categories.

COMMERCIAL PAPER RATINGS
A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The designation "A-1" indicates the degree of safety regarding timely payment is considered to be strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The designation "A-2" indicates the capacity for timely payment is satisfactory, however, the relative degree of safety is not as high as for issues designated "A-1." The designation "B" indicates that the issue has only a speculative capacity for timely payment. The designation "C" indicates that the issue has a doubtful capacity for payment. Commercial paper rated "D" indicates that the issue is in payment default. Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The rating "Prime-1" is the highest commercial paper rating assigned by Moody's. Issuers rated "Prime-1" (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" (or related supporting institutions) are considered to have a strong capacity for repayment of short-term promissory obligations. Issuers rated "Prime 3" are considered to have an acceptable capacity for repayment. Moody's uses the designation "Not Prime" for issuers that do not fall within any of the Prime rating categories.

 Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The designation "F-1" indicates that the securities possess very strong credit quality. Those securities determined to possess exceptionally strong credit quality are denoted with a plus (+) sign designation. Securities rated "F-2" are considered to possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment. Securities rated "F-3" possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near term adverse changes could cause these securities to be rated below investment grade. Securities rated "F-5" possess weak credit quality. Securities rated "D" are in actual or imminent payment default.

 The three highest rating categories of Duff for short-term debt are "D-1," "D-2" and "D-3." Duff employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. "D-1+" indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations. "D-1" indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor. "D-1-" indicates high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small. "D-2" indicates good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. "D-3" indicates satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected. D&P may also rate short-term municipal debt as "D-4" or "D-5." "D-4" indicates speculative investment characteristics. "D-5" indicates that the issuer has failed to meet scheduled principal and/or interest payments. Securities rated "F-3" possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near term adverse changes could cause these securities to be rated below investment grade. Securities rated "F-5" possess weak credit quality. Securities rated "D" are in actual or imminent payment default.

UNRATED SECURITIES
Unrated securities are securities which have not been rated by a nationally recognized statistical rating organization.

 B2- Pegasus Funds

Prospectus
                                   APRIL 30, 1998           PEGASUS FUNDS
                                                            P.O. BOX 5142
                                                      WESTBOROUGH,
                                                      MASSACHUSETTS 01581

                                                          24 HOUR YIELD AND
                                                       PERFORMANCE INFORMATION
                                                       PURCHASE AND REDEMPTION
                                                               ORDERS:
                                                           (800) 688-3350

Pegasus Funds (the "Trust") is an open-end, management investment company. Through this Prospectus, investors may invest in any of the following four separate money market funds (the "Funds"):

 THE MONEY MARKET FUND     THE MUNICIPAL MONEY        THE MICHIGAN MUNICIPAL
seeks to provide a        MARKET FUND seeks to       MONEY MARKET FUND seeks
high level of current     provide a high level       to provide a high level
income consistent with    of current interest        of current interest
the preservation of       income that is exempt      income that is exempt
capital and liquidity.    from federal income        from federal and State of
This Fund will invest     taxes consistent with      Michigan income taxes,
in high quality "money    the preservation of        consistent with the
market" instruments.      capital and liquidity.     preservation of capital
 THE TREASURY MONEY       This Fund will invest      and liquidity. This Fund
MARKET FUND seeks to      in high quality debt       will invest in high
provide a high level      obligations issued by      quality debt obligations
of current income         or on behalf of            issued by the State of
consistent with the       states, territories        Michigan, its political
preservation of           and possessions of the     subdivisions,
capital and liquidity.    United States and the      municipalities,
This Fund will invest     District of Columbia       corporations and
in U.S. Treasury          and their respective       authorities, the interest
bills, notes and          political subdivisions     on which, in the opinion
direct U.S. Treasury      and authorities, the       of bond counsel to the
obligations having        interest from which        issuers, is exempt from
remaining maturities      is, in the opinion of      federal and State of
of 397 days or less       bond counsel for the       Michigan income taxes
and repurchase            issuers, exempt from       ("Michigan Municipal
agreements relating to    regular federal income     Obligations").
direct U.S. Treasury      tax ("Municipal
obligations.              Obligations").

 The Municipal Money Market Fund and Michigan Municipal Money Market Fund are sometimes referred to as the "Municipal Funds."
 This Prospectus sets forth concisely information that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Trust, contained in a Statement of Additional Information, has been filed with the Securities and Exchange Commission (the "SEC") and is available upon request and without charge by writing to the Trust at the above address. The Statement of Additional Information bears the same date as this Prospectus and is incorporated by reference into this Prospectus in its entirety.

SHARES OF THE TRUST ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED OR OTHERWISE SUPPORTED BY, FIRST CHICAGO NBD CORPORATION OR ITS AFFILIATES, AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY GOVERNMENTAL AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THERE CAN BE NO ASSURANCE THAT THE FUNDS WILL BE ABLE TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE. THE MICHIGAN MUNICIPAL MONEY MARKET FUND IS CONCENTRATED IN SECURITIES ISSUED BY THE STATE OF MICHIGAN AND ENTITIES WITHIN THE STATE OF MICHIGAN AND THEREFORE INVESTMENT IN THE FUND MAY BE RISKIER THAN AN INVESTMENT IN OTHER TYPES OF MONEY MARKETS FUNDS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Table of Contents

   3 Highlights

   3 Expense Table

   5 Background

   5 Financial Highlights

   8 Description of the Funds

  10 How to Buy Shares

  12 Shareholder Services

  13 How to Redeem Shares

  15 Management of the Trust

  16 Distribution and Shareholder Services Plans

  16 Dividends and Distributions

  17 Taxes

  18 Performance Information

  19 General Information

 A-1 Supplemental Information

Highlights

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

INVESTMENT OBJECTIVES AND MANAGEMENT POLICIES
Each Fund's investment objective is set forth on the cover page of this Prospectus.
 Each Fund seeks to maintain its net asset value per share of $1.00, and values its portfolio securities on the basis of amortized cost. The dollar weighted average maturity of each Fund is 90 days or less.

INVESTMENT ADVISER
First Chicago NBD Investment Management Company ("FCNIMCO") is the Investment Adviser to each of the Funds. Each Fund has agreed to pay the Investment Adviser an annual fee as set forth under "Management of the Funds."

DESCRIPTION OF CLASSES
Each Fund offers Class A shares and Class I shares. The Money Market Fund offers Class B shares only through an exchange of Class B shares from one of the Trust's non-money market investment portfolios. Each share represents an identical pro rata interest in a Fund's investment portfolio.
 Class A shares are sold at net asset value with no sales charge and are subject to a shareholder servicing fee.
 Class B shares are sold at net asset value per share with no front-end sales charge. Class B shares may be subject to a contingent deferred sales charge ("CDSC") and are subject to a distribution fee and shareholder servicing fee.
 Class I shares are sold at net asset value with no sales charge to institutional investors, including banks, such as The First National Bank of Chicago ("FNBC"), NBD Bank ("NBD"), American National Bank and Trust Company ("ANB") or their affiliates, acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity, and to public agencies and municipalities. Class I shares of the Money Market Fund may be sold to the Asset Allocation Funds, three diversified portfolios of the Trust whose shares are offered by a separate Prospectus.

HOW TO BUY SHARES
Class A shares and Class B shares may be purchased through a number of institutions including the Investment Adviser, FNBC, ANB and their affiliates, including First NBD Investment Services, Inc. ("FCNIS"), a registered broker-dealer, BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Distributor" or "BISYS") which serves the Trust as its Distributor and certain banks, securities dealers and other industry professionals such as investment advisers, accountants and estate planning firms (collectively, "Service Agents").
 Investors purchasing Class I shares should contact their institutions directly for appropriate instructions, as well as for information about conditions pertaining to the account and any related fees.
 The minimum initial investment for Class A and Class B shares is $2,500. All subsequent investments must be at least $100. The minimum initial investment for Class I shares is $1,000,000 or any lesser amount if, in the Distributor's opinion, the investor has adequate intent and availability of funds to reach a future level of investment of $1,000,000.
 See "How to Buy Shares" on page 10 of this Prospectus.

SHAREHOLDER SERVICES
The Funds offer shareholders certain services and privileges including:
Exchange Privilege and Automatic Investment Plans. Certain services and privileges may not be available through all Service Agents.
 See "Shareholder Services" on page 12 of this Prospectus.

HOW TO REDEEM SHARES
Generally, investors should contact their representatives at the Investment Adviser, FNBC, ANB, their affiliates or the appropriate Service Agent for redemption instructions. Investors who are not clients of the Investment Adviser, FNBC, NBD, ANB, their affiliates or a Service Agent may redeem Fund shares by written request to First Data Investor Services Group, Inc. (the "Transfer Agent").
 See "How to Redeem Shares" on page 13 of this Prospectus.

Expense Table

The purpose of the following tables is to assist investors in understanding the various costs and expenses that an investor in a Fund will bear, directly or indirectly, the payment of which will reduce investors' return on an annual basis.

                                                                Pegasus Funds

                                                                                ALL      MONEY MARKET
                                                                               FUNDS      FUND ONLY
-----------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES                                           Class A and I   Class B
-----------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE IMPOSED ON PURCHASES (AS A PERCENTAGE OF OFFERING
PRICE)                                                                         None          None
-----------------------------------------------------------------------------------------------------
Sales Charge on Reinvested Dividends                                           None          None
-----------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge Imposed On Redemptions (as a percentage of
 the amount subject to charge)                                                 None          None*
-----------------------------------------------------------------------------------------------------
Redemption Fees                                                                None          None
-----------------------------------------------------------------------------------------------------
Exchange Fees                                                                  None          None
--------------------------------------------------------------------------------

* No contingent deferred sales load is charged, except that shares of the Money Market Fund acquired through an exchange of shares offered with a CDSC will be subject to a CDSC of up to a maximum of 5% upon redemption in accordance with the Prospectus for the particular B Shares. See "How to Redeem Shares."

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

                                                                                TOTAL
                                                 MANAGEMENT 12B-1   OTHER     OPERATING
                                                    FEES    FEES   EXPENSES EXPENSES(1)(3)
------------------------------------------------------------------------------------------
MONEY MARKET FUND
 Class A Shares                                     .27%     N/A     .48%       .75%(2)
 Class B Shares                                     .27%    0.75%    .48%      1.50%(2)
 Class I Shares                                     .27%     N/A     .23%       .50%(2)
------------------------------------------------------------------------------------------
TREASURY MONEY MARKET FUND
 Class A Shares                                     .30%     N/A     .43%       .73%
 Class I Shares                                     .30%     N/A     .18%       .48%
------------------------------------------------------------------------------------------
MUNICIPAL MONEY MARKET FUND
 Class A Shares                                     .30%     N/A     .43%       .73%
 Class I Shares                                     .30%     N/A     .18%       .48%
------------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND
 Class A Shares                                     .27%     N/A     .48%       .75%(2)
 Class I Shares                                     .27%     N/A     .23%       .50%(2)

--------------------------------------------------------------------------------
(1) See "How to Buy Shares," "Management of the Funds" and "Distribution and Shareholder Services Plans." Other Expenses and Total Operating Expenses for each Fund have been restated to reflect current expenses.
(2) Absent fee waivers, Total Operating Expenses for the Class A and Class I shares of the Michigan Municipal Money Market Fund would have been 0.76% and 0.51%, respectively; and for the Class A, Class B and Class I shares of the Money Market Fund would have been 0.77%, 1.52% and 0.52%, respectively.
(3) The Investment Adviser has voluntarily agreed to limit the total operating expenses of the Funds as stated below:

                                         CLASS CLASS CLASS
                                           A     B     I
  --------------------------------------------------------
   Money Market Fund                     0.75% 1.50% 0.50%
   Treasury Money Market Fund            0.75%   N/A 0.50%
   Municipal Money Market Fund           0.75%   N/A 0.50%
   Michigan Municipal Money Market Fund  0.75%   N/A 0.50%

  Waivers and/or reimbursements may be discontinued or modified at any time without notice.

    Pegasus Funds
  4

EXAMPLE
An investor will pay the following expenses on a $1,000 investment, assuming
(1) 5% annual return (2) redemption at the end of each period:

                                                         1 YEAR         3 YEAR         5 YEARS        10 YEARS
----------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND*
  Class A Shares                                        $     8        $    24        $     42          $ 93
  Class B Shares                                        $65/$15**      $78/$48**      $102/$82**        $150
  Class I Shares                                        $     5        $    16        $     28          $ 63
----------------------------------------------------------------------------------------------------------------
TREASURY MONEY MARKET FUND
  Class A Shares                                        $     7        $    23        $     41          $ 91
  Class I Shares                                        $     5        $    15        $     27          $ 60
----------------------------------------------------------------------------------------------------------------
MUNICIPAL MONEY MARKET FUND
  Class A Shares                                        $     7        $    23        $     41          $ 91
  Class I Shares                                        $     5        $    15        $     27          $ 60
----------------------------------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND*
  Class A Shares                                        $     8        $    24        $     42          $ 93
  Class I Shares                                        $     5        $    16        $     28          $ 63
----------------------------------------------------------------------------------------------------------------

 * After expense reimbursements or fee waivers.
** Assuming no redemption of Class B shares.

 THE AMOUNTS LISTED IN THE EXAMPLES SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED. MOREOVER, WHILE EACH EXAMPLE ASSUMES A 5% ANNUAL RETURN, A FUND'S ACTUAL PERFORMANCE MAY RESULT IN AN ACTUAL RETURN GREATER OR LESS THAN 5%.
 The Investment Adviser, FNBC, ANB and their affiliates and certain Service Agents may charge their clients fees in connection with an investment in the Funds which are not reflected in the foregoing tables.

BACKGROUND

Shares of each Fund, other than the Money Market Fund, have been classified into two separate classes of shares--Class A shares and Class I shares. Shares of the Money Market Fund have been classified into three separate classes of shares--Class A shares, Class B shares and Class I shares. Each share represents an equal proportionate interest in the related Fund.

FINANCIAL HIGHLIGHTS

The tables below provide supplementary information to the Funds' financial Statements, which are incorporated by reference in their Statement of Additional Information and set forth certain information concerning the historic investment results of Fund shares. They present a per share analysis of net investment income and distributions from net investment income for each of the Funds. The tables have been derived from the Funds' financial statements which have been audited by Arthur Anderson LLP, the Trust's independent public accountants, whose report thereon is also incorporated by reference in the Statement of Additional Information along with the financial statements. The financial data included in these tables should be read in conjunction with the financial statements and related notes incorporated by reference in the Statement of Additional Information. Further information about the performance of the Funds is available in annual reports to shareholders. The Statement of Additional Information and annual reports to shareholders may be obtained from the Trust free of charge by calling (800) 688-3350.

                                                                 Pegasus Funds 5

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                   NET
         NET ASSET               REALIZED               DISTRIBUTIONS
           VALUE      NET     AND UNREALIZED TOTAL FROM   FROM NET
         BEGINNING INVESTMENT GAINS (LOSSES) INVESTMENT  INVESTMENT       TOTAL
         OF PERIOD   INCOME   ON INVESTMENTS OPERATIONS    INCOME     DISTRIBUTIONS
         --------- ---------- -------------- ---------- ------------- -------------
MONEY MARKET FUND
CLASS A
 SHARES
1997      $1.0000    0.0491        --          0.0491      (0.0491)      (0.0491)
1996      $1.0000    0.0488        --          0.0488      (0.0488)      (0.0488)
1995      $1.0000    0.0549        --          0.0549      (0.0549)      (0.0549)
1994      $1.0000    0.0378        --          0.0378      (0.0378)      (0.0378)
1993      $1.0000    0.0281        --          0.0281      (0.0281)      (0.0281)
1992      $1.0000    0.0347        --          0.0347      (0.0347)      (0.0347)
1991      $1.0000    0.0579        --          0.0579      (0.0579)      (0.0579)
1990      $1.0000    0.0784        --          0.0784      (0.0784)      (0.0784)
1989      $1.0000    0.0877        --          0.0877      (0.0877)      (0.0877)
1988(1)   $1.0000    0.0730        --          0.0730      (0.0730)      (0.0730)
CLASS B
 SHARES
1997      $1.0000    0.0421        --          0.0421      (0.0421)      (0.0421)
1996(2)   $1.0000    0.0117        --          0.0117      (0.0117)      (0.0117)
CLASS I
 SHARES
1997      $1.0000    0.0516        --          0.0516      (0.0516)      (0.0516)
1996(3)   $1.0000    0.0373        --          0.0373      (0.0373)      (0.0373)
-----------------------------------------------------------------------------------
TREASURY MONEY MARKET FUND
CLASS A
 SHARES
1997      $0.9999    0.0481        --          0.0481      (0.0481)      (0.0481)
1996      $1.0000    0.0474      (0.0001)      0.0473      (0.0474)      (0.0474)
1995      $1.0000    0.0539        --          0.0539      (0.0539)      (0.0539)
1994      $1.0000    0.0370        --          0.0370      (0.0370)      (0.0370)
1993      $1.0000    0.0273        --          0.0273      (0.0273)      (0.0273)
CLASS I
 SHARES
1997      $1.0000    0.0507        --          0.0507      (0.0507)      (0.0507)
1996(3)   $1.0000    0.0361        --          0.0361      (0.0361)      (0.0361)
-----------------------------------------------------------------------------------
MUNICIPAL MONEY MARKET FUND
CLASS A
 SHARES
1997      $0.9997    0.0296        --          0.0296      (0.0296)      (0.0296)
1996      $1.0000    0.0295      (0.0003)      0.0292      (0.0295)      (0.0295)
1995      $1.0000    0.0335        --          0.0335      (0.0335)      (0.0335)
1994      $1.0000    0.0242        --          0.0242      (0.0242)      (0.0242)
1993      $1.0000    0.0196        --          0.0196      (0.0196)      (0.0196)
1992      $1.0000    0.0264        --          0.0264      (0.0264)      (0.0264)
1991      $1.0000    0.0422        --          0.0422      (0.0422)      (0.0422)
1990      $1.0000    0.0553        --          0.0553      (0.0553)      (0.0553)
1989      $1.0000    0.0595        --          0.0595      (0.0595)      (0.0595)
1988(1)   $1.0000    0.0498        --          0.0498      (0.0498)      (0.0498)
CLASS I
 SHARES
1997      $1.0000    0.0322      (0.0001)      0.0321      (0.0322)      (0.0322)
1996(3)   $1.0000    0.0232        --          0.0232      (0.0232)      (0.0232)
-----------------------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET
CLASS A
 SHARES
1997      $1.0000    0.0296        --          0.0296      (0.0296)      (0.0296)
1996      $1.0000    0.0289        --          0.0289      (0.0289)      (0.0289)
1995      $1.0000    0.0329        --          0.0329      (0.0329)      (0.0329)
1994      $1.0000    0.0235        --          0.0235      (0.0235)      (0.0235)
1993      $1.0000    0.0181        --          0.0181      (0.0181)      (0.0181)
1992      $1.0000    0.0237        --          0.0237      (0.0237)      (0.0237)
1991(4)   $1.0000    0.0353        --          0.0353      (0.0353)      (0.0353)
CLASS I
 SHARES
1997      $1.0000    0.0321        --          0.0321      (0.0321)      (0.0321)
1996(3)   $1.0000    0.0225        --          0.0225      (0.0225)      (0.0225)

--------------------------------------------------------------------------------
(1) For the period January 4, 1988 (commencement of operations) through
    December 31, 1988.
(2) For the period September 14, 1996 (initial offering of Class B Shares) through December 31, 1996.
(3) For the period March 30, 1996 (initial offering date of Class I Shares) through December 31, 1996.
(4) For the period January 23, 1991 (commencement of operations) through December 31, 1991.
 + Annualized.


    Pegasus Funds
  6

PEGASUS FUNDS
--------------------------------------------------------------------------------

                                                                       RATIO OF
                                                       RATIO           EXPENSES
   NET                    NET                          OF NET         TO AVERAGE
  ASSET                  ASSETS        RATIO OF      INVESTMENT       NET ASSETS
  VALUE                  END OF        EXPENSES        INCOME       (EXCLUDING FEE
 END OF     TOTAL        PERIOD       TO AVERAGE     TO AVERAGE       WAIVERS AND
 PERIOD     RETURN       (000)        NET ASSETS     NET ASSETS     REIMBURSEMENTS)
 ------     ------       ------       ----------     ----------     ---------------
 $1.0000    5.04%      $  973,821       0.74%          4.90%             0.74%
 $1.0000    4.99%      $  728,397       0.63%          4.87%              --
 $1.0000    5.63%      $1,639,695       0.51%          5.49%              --
 $1.0000    3.86%      $1,320,040       0.47%          3.78%              --
 $1.0000    2.85%      $1,326,693       0.49%          2.81%              --
 $1.0000    3.58%      $1,095,354       0.52%          3.47%              --
 $1.0000    5.95%      $  775,521       0.50%          5.79%              --
 $1.0000    8.14%      $  717,516       0.50%          7.84%              --
 $1.0000    9.19%      $  446,466       0.51%          8.77%              --
 $1.0000    7.55%+     $  250,182       0.49%+         7.30%+             --
 $1.0000    4.29%      $      338       1.49%          4.15%             1.49%
 $1.0000    4.70%+     $      143       1.48%+         3.99%+             --
 $1.0000    5.29%      $1,217,873       0.49%          5.15%             0.49%
 $1.0000    5.06%+     $1,715,313       0.51%+         4.99%+             --
-----------------------------------------------------------------------------------
 $0.9999    4.92%      $  234,050       0.70%          4.80%              --
 $0.9999    4.83%      $  214,398       0.56%          4.82%              --
 $1.0000    5.53%      $  927,696       0.53%          5.39%              --
 $1.0000    3.77%      $  785,694       0.50%          3.70%              --
 $1.0000    2.77%      $  854,873       0.50%          2.73%              --
 $1.0000    5.18%      $  745,673       0.45%          5.05%              --
 $1.0000    4.89%+     $1,055,804       0.53%+         4.85%+             --
-----------------------------------------------------------------------------------
 $0.9997    3.01%      $  204,527       0.73%          2.96%              --
 $0.9997    2.96%      $  182,226       0.60%          2.97%              --
 $1.0000    3.41%      $  564,413       0.53%          3.35%              --
 $1.0000    2.45%      $  550,736       0.51%          2.42%              --
 $1.0000    1.98%      $  498,706       0.51%          1.96%              --
 $1.0000    2.70%      $  379,431       0.53%          2.64%              --
 $1.0000    4.30%      $  227,808       0.52%          4.22%              --
 $1.0000    5.67%      $  235,451       0.52%          5.53%              --
 $1.0000    6.11%      $  210,028       0.51%          5.95%              --
 $1.0000    5.10%+     $  177,645       0.49%+         4.98%+             --
 $0.9999    3.26%      $  524,793       0.48%          3.21%              --
 $1.0000    3.13%+     $  631,938       0.51%+         3.06%+             --
-----------------------------------------------------------------------------------
 $1.0000    3.00%      $   29,202       0.75%          2.95%             0.79%
 $1.0000    2.93%      $   72,089       0.74%          2.87%             0.77%
 $1.0000    3.32%      $  122,057       0.69%          3.30%             0.76%
 $1.0000    2.38%      $   78,640       0.67%          2.35%             0.75%
 $1.0000    1.83%      $   52,557       0.65%          1.81%              --
 $1.0000    2.40%      $   52,960       0.64%          2.37%              --
 $1.0000    3.83%+     $   38,885       0.65%+         3.77%+             --
 $1.0000    3.26%      $   74,888       0.50%          3.20%             0.54%
 $1.0000    3.03%+     $   49,521       0.59%+         3.02%+            0.62%+

--------------------------------------------------------------------------------


                                                                Pegasus Funds

Description of the Funds

GENERAL
The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust currently consists of thirty-one investment portfolios, each of which consists of a separate pool of assets with separate investment objectives and policies. This Prospectus, however, describes only four portfolios. Under the 1940 Act, each Fund is classified as a diversified investment portfolio, except for the Michigan Municipal Money Market Fund which is classified as a non-diversified portfolio.

INVESTMENT OBJECTIVES AND POLICIES
The investment objective of a Fund may not be changed without approval of the holders of a majority (as defined in the 1940 Act) of such Fund's outstanding voting securities. See "General Information." Except as noted below under "Investment Limitations," a Fund's investment policies may be changed without a vote of shareholders. There can be no assurance that a Fund will achieve its objective. The following sections should be read in conjunction with the description of investments in which the Funds may invest, as set forth in "Supplemental Information."
 Each Fund seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, each Fund uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the 1940 Act, certain requirements of which are summarized below.
 Each Fund will only purchase "eligible securities" that present minimal credit risks as determined by the Investment Adviser pursuant to guidelines established by the Trust's Board of Trustees. Eligible securities include (i) obligations issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities ("U.S. Government Obligations"); (ii) securities that are rated (or whose issuer or, in certain cases, guarantor is rated) (at the time of purchase) by nationally recognized statistical rating organizations ("Rating Agencies") in the two highest categories for such securities; and (iii) certain securities including guarantees that are not so rated but are of comparable quality to rated eligible securities as determined by the Investment Adviser; and (iv) under certain circumstances, shares of other money market funds. See "Investment Objectives, Policies and Risk Factors" in the Statement of Additional Information for a more complete description of eligible securities. A description of ratings is contained in the Statement of Additional Information.
 Each Fund is managed so that the average maturity of all instruments in the Fund (on a dollar-weighted basis) will not exceed 90 days. In no event will a Fund purchase any securities which are deemed to mature more than 397 days from the date of purchase (except for certain variable and floating rate instruments and securities underlying repurchase agreements and collateral underlying loans of portfolio securities).
 For further information regarding the amortized cost method of valuing securities, see "Determination of Net Asset Value" in the Statement of Additional Information. There can be no assurance that a Fund will be able to maintain a stable net asset value of $1.00 per share.
 The MONEY MARKET FUND invests in the following high quality "money market" instruments: (1) U.S. Government Obligations; (2) U.S. dollar denominated obligations issued or guaranteed by the government of Canada, a Province of Canada, or an instrumentality or political subdivision thereof; (3) certificates of deposit, bankers' acceptances and time deposits of U.S. banks or other U.S. financial institutions (including foreign branches of such banks and institutions) having total assets in excess of $1 billion and which are members of the Federal Reserve System or the Federal Deposit Insurance Corporation ("FDIC"); (4) certificates of deposit, bankers' acceptances and time deposits of foreign banks and U.S. branches of foreign banks having assets in excess of the equivalent of $1 billion; (5) commercial paper, other short-term obligations and variable rate master demand notes, bonds, debentures and notes; and (6) repurchase agreements relating to the above instruments.
 The TREASURY MONEY MARKET FUND will invest in: U.S. Treasury bills, notes, and direct U.S. Treasury obligations having remaining maturities of 397 days or less; and repurchase agreements relating to direct U.S. Treasury obligations.
 The MUNICIPAL MONEY MARKET FUND will invest in high quality Municipal Obligations and the MICHIGAN MUNICIPAL MONEY MARKET FUND will invest in high quality Michigan Municipal Obligations. Each Fund may also invest in related repurchase agreements. Income earned by the Fund with respect to repurchase agreements and securities lending transactions is not exempt from federal income tax. To the extent acceptable Michigan Municipal Obligations are at any time unavailable for investment by the Michigan Municipal Money Market Fund, the Fund will invest primarily in other Municipal Obligations, the interest on which is, in the opinion of bond counsel, exempt from federal, but not State of Michigan, income tax.
 Municipal Obligations acquired by the Municipal Funds include: (1) Municipal bonds; (2) Municipal notes; (3) Variable rate demand notes; (4) Tax-exempt commercial paper and floating rate instruments; and (5) Unrated notes, paper or other instruments that are of comparable quality as determined by the Investment Adviser under guidelines established by the Trust's
  8
    Pegasus Funds

Board of Trustees. Where necessary to assure that an instrument is of high quality, the Funds may only purchase the instrument if the issuer's obligation to pay the principal is backed by an unconditional bank letter of credit, line of credit, guaranty or commitment to lend.
 At least 80% of a Municipal Fund's net assets will be invested in Municipal Obligations, except in extraordinary circumstances, such as when the Investment Adviser believes that market conditions indicate that a Fund should adopt a temporary defensive position by holding uninvested cash or investing in taxable short term securities ("Taxable Investments"), such as those in which the Money Market Fund may invest. This policy is fundamental with respect to each of the Municipal Funds and may not be changed without the approval of the holders of a majority of a Fund's outstanding shares. In addition, with respect to the Michigan Municipal Money Market Fund, at least 65% of its total assets will be invested under normal market conditions in Michigan Municipal Obligations and the remainder may be invested in securities that are not Michigan Municipal Obligations and therefore may be subject to Michigan income taxes. There is no investment limitation on investments in Municipal Obligations subject to the federal alternative minimum tax. See "Taxes."

ELIGIBLE SECURITIES
 In accordance with current SEC regulations, the Money Market, Treasury Money Market and Municipal Money Market Funds will limit their respective purchases of the securities (other than securities with certain types of guarantees) of any one issuer (other than U.S. Government Obligations and repurchase agreements fully collateralized by such obligations) to 5% of their respective total assets, except that each Fund may invest more than 5% but no more than 25% of its total assets in "First Tier Securities" of one issuer for a period of up to three business days. First Tier Securities include under certain circumstances, shares of other money market funds and, generally, "eligible securities" that (i) if rated by more than one Rating Agency, are rated (or are guaranteed by a person which has been rated) (at the time of purchase) by two or more Rating Agencies in the highest rating category for such securities,
(ii) if rated by only one Rating Agency, are rated by such Rating Agency in its highest rating category for such securities, (iii) have no short term rating but have been issued by an issuer that has other outstanding short term obligations that have been rated in accordance with (i) or (ii) above and are comparable in priority and security to such securities (or have a guarantee which satisfies this standard), and (iv) are certain unrated securities that have been determined by the Investment Adviser to be of comparable quality to such securities pursuant to guidelines established by the Trust's Board of Trustees. In addition, the Money Market Fund will limit its investments in "Second Tier Securities" (which are eligible securities other than First Tier Securities) to 5% of their respective total assets, with investments in any one issuer of such securities being limited to no more than 1% of their respective total assets or $1 million, whichever is greater. Because of these limitations, the Money Market, Treasury Money Market and Municipal Money Market Funds will not be able to purchase lower rated or longer term securities from which a higher income, although a greater degree of risk, might be derived.

SPECIAL RISK CONSIDERATIONS APPLICABLE TO THE MICHIGAN MUNICIPAL MONEY MARKET
FUND
The Michigan Municipal Money Market Fund will under normal market conditions consist of Michigan Municipal Obligations to the extent of 65% or more of its total assets. This concentration in securities issued by governmental units of a single state exposes the Fund to risk of loss greater than that of a more diversified fund holding securities issued by governmental units of different states and different regions of the country.
 Moreover, the economy of the State of Michigan is heavily dependent upon the automobile manufacturing industry, a highly cyclical industry. This factor affects the revenue streams of the State of Michigan and its political subdivisions because it impacts tax sources, particularly sales taxes, income taxes, and Michigan single business taxes.
 In 1993 and 1994, Michigan adopted complex statutory and constitutional changes which, among several other changes in tax methods and rates, have the effect of imposing limits on annual assessment increases and of transferring a significant part of the operating cost of public education from locally based property tax sources to state based sources, including increased sales tax. These changes will affect state and local revenues of Michigan governmental units in future years in differing ways, not all of which can be presently known with certainty.
 In addition, the classification of the Fund as a "non-diversified" investment company means that the proportion of the Fund's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. Since a relatively high percentage of the Fund's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry or economic sector, its portfolio securities may be more susceptible to any single economic, political or regulatory occurrence than the portfolio securities of a diversified fund.

INVESTMENT LIMITATIONS
Each Fund is subject to a number of investment limitations. The following investment limitations are matters of fundamental policy and may not be changed

                                                                Pegasus Funds
with respect to a particular Fund without the affirmative vote of the holders of a majority of the Fund's outstanding shares. Other investment limitations that cannot be changed without a vote of shareholders are contained in the Statement of Additional Information under "Investment Objectives, Policies and Risk Factors."
 No Fund may:
 1. Purchase any securities which would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, domestic bank obligations, and repurchase agreements secured by such instruments, (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents, (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry, and (d) personal credit and business credit businesses will be considered separate industries.
 2. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act.
 3. Make loans, except (i) through the purchase of debt obligations in accordance with its investment objective and policies, (ii) through repurchase agreements and (iii) through the lending of investment securities.
 The Money Market, Treasury Money Market and Municipal Money Market Funds may not purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after such purchase, more than 5% of the value of a Fund's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by a Fund, except that up to 25% of the value of a Fund's total assets may be invested without regard to these limitations.
 The Municipal Money Market Fund and Michigan Municipal Money Market Fund may not invest less than 80% of their respective net assets in securities the interest on which is exempt from federal income tax, except during temporary defensive periods or periods of unusual market conditions.
 Generally, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value of a Fund's securities will not constitute a violation of the limitation for purposes of the 1940 Act.
 As a matter of non-fundamental policy, the Michigan Municipal Money Market Fund conducts its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Code which requires that, at the end of each quarter of a fund's taxable year, (i) at least 50% of the market value of its total assets be invested in cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies).

How to Buy Shares

GENERAL INFORMATION
DESCRIPTION OF CLASSES
This Prospectus offers investors Class A and Class I shares in the Treasury Money Market, Municipal Money Market and Michigan Municipal Money Market Funds and Class A, Class B and Class I shares in the Money Market Fund. Each share of each Class in a Fund represents an identical pro rata interest in the Fund's investment portfolio. Class A shares are offered to any investor. The Money Market Fund offers Class B shares only through an exchange from Class B shares of one of this Trust's non-money market investment portfolios. Orders for purchases of Class I shares may be placed only for certain eligible investors as described below.
 Class A shares are sold at net asset value per share and are subject to a shareholder servicing fee. Class B shares, which are also sold at net asset value per share, may be subject to a CDSC and are subject to a distribution fee and shareholder servicing fee. See "Distribution and Shareholder Services Plan."
 Class A and Class B shares are offered to the general public and may be purchased through a number of institutions, including the Investment Adviser, FNBC, NBD, ANB and their affiliates, other Service Agents, and directly through the Distributor.
 Class I shares are sold at net asset value with no sales charge and are sold primarily to institutional investors, including banks (such as FNBC and NBD), acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity, and to public agencies and municipalities. Institutions may purchase shares for accounts maintained by individuals, in which case each
 10
    Pegasus Funds
investor will be required to open a single master account with the Fund for all purposes. In certain cases, the Trust may request investors to maintain separate master accounts for shares held by the investor (i) for its own account, for the account of other institutions and for the accounts for which the institution acts as a fiduciary, and (ii) for accounts for which the investor acts in some other capacity. An institution may arrange with the Transfer Agent for sub-accounting services and will be charged directly for the cost of such services. Class I shares are not subject to a shareholder servicing fee or distribution fee.
 Class A, Class B and Class I shares are subject to their pro rata portion of the fees payable by a Fund to financial institutions that provide recordkeeping and other services in connection with employee benefit plans which hold shares.
 Class A shares held by investors who, after purchasing Class A shares establish an account that would be eligible to purchase Class I shares and place such shares in such account, will convert to Class I shares upon request after the establishment of such account, based on their relative net asset values. Class I shares held by investors who, after purchasing Class I shares for their accounts withdraw such shares from such accounts, will convert to Class A shares upon such withdrawal, based on their relative net asset values, and will be subject to the shareholder servicing fee charged by Class A.
 Class B shares will receive lower per share dividends and at any given time the performance of Class B shares should be expected to be lower than for shares of each other Class because of the higher expenses borne by Class B shares. Similarly, Class A shares will receive lower per share dividends and the performance of Class A shares should be expected to be lower than Class I shares because of the higher expenses borne by Class A shares.

INFORMATION APPLICABLE TO ALL PURCHASERS
When purchasing Fund shares, an investor must specify the Class of shares being purchased. If no Class of shares is specified, Class A shares will be purchased.
 The minimum initial investment for Class A and B shares is $2,500. All subsequent investments must be at least $100. The initial investment must be accompanied by the Account Application. The Investment Adviser and Service Agents may impose initial or subsequent investment minimums which are higher or lower than those specified above and may impose different minimums for different types of accounts or purchase arrangements. The Trust reserves the right to reject any purchase order. The Trust may charge a fee of $2 per month for accounts with balances of less than $2,500. The Trust will notify shareholders prior to the assessment of such fees.
 The minimum initial investment for Class I shares is $1,000,000 or any lesser amount if, in the Distributor's opinion, the investor has adequate intent and availability of funds to reach a future level of investment of $1,000,000. There is no minimum for subsequent purchases. The initial investment must be accompanied by the Account Application. The Trust reserves the right to offer Class I shares without regard to the minimum purchase requirements to qualified or non-qualified employee benefit plans. Institutions may charge their clients fees in connection with purchases for the accounts of their clients.
 Federal regulations require that an investor provide a certified Taxpayer Identification Number ("TIN") upon opening or reopening an account. See the Statement of Additional Information for information concerning this requirement. Failure to furnish a certified TIN to the Trust could subject an investor to a $50 penalty imposed by the Internal Revenue Service (the "IRS"), and could subject the investor to backup withholding.
 Shares may also be paid for by wiring federal funds to NBD Bank, ABA 072000326, for the account of Pegasus Funds, deposit to FDIS Cashbook Account number 79512, and identifying the customer's name and account number. Before wiring payment, customers must notify the Trust at 1-800-688-3350 of the dollar amount of the purchase. Notification must be given before the respective closing time of the fund to be purchased.
 Share certificates will not be issued. It is not recommended that the Municipal Money Market or the Michigan Municipal Money Market Funds be used as a vehicle for Keogh, IRA or other qualified retirement plans.

NET ASSET VALUE
As to each Fund, net asset value per share of each Class is computed by dividing the value of the Fund's net assets represented by such Class (i.e., the value of its assets less liabilities) by the total number of shares of such Class outstanding. See "Net Asset Value" in the Statement of Additional Information.
 The net asset value of each Fund for purposes of pricing purchase and redemption orders is determined by the Investment Adviser as of 12:00 noon, Eastern Time (with respect to the Municipal Money Market and Michigan Municipal Money Market Funds) and 3:00 p.m., Eastern Time (with respect to the Money Market and Treasury Money Market Funds), on each business day ("Business Day") except: (i) those holidays which the New York Stock Exchange ("Exchange"), the Investment Adviser or its bank affiliates observe (currently New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Columbus Day (observed), Veterans' Day, Thanksgiving Day and Christmas Day); and (ii) those Business Days on which the Exchange closes prior to the close of its regular trading hours ("Early Closing Time") in which event

                                                                Pegasus Funds
the net asset value of each Fund will be determined and its shares will be priced at the earlier of the times listed above or as of such Early Closing Time.
 Shares of each Fund are sold on a continuous basis at the net asset value per share next determined after an order in proper form and Federal Funds (monies of member banks within the Federal Reserve System which are held on deposit at a Federal Reserve Bank) are received by the Transfer Agent. If an investor does not remit Federal Funds, his payment must be converted into Federal Funds. This usually occurs within one business day of receipt of a bank wire and within two business days of receipt of a check drawn on a member bank of the Federal Reserve System. Checks drawn on banks which are not members of the Federal Reserve System may take considerably longer to convert into Federal Funds. Prior to receipt of Federal Funds, the investor's money will not be invested.
 The assets of each Fund are valued based upon the amortized cost method. Although the Trust seeks to maintain the net asset value per share of the Funds at $1.00, there can be no assurance that the net asset value will not vary.

CLASS B SHARES
Class B shares of the Money Market Fund are available only to the holders of Class B shares in the Trust's non-money market funds who wish to exchange their shares in such funds for shares in the Money Market Fund. Class B shares of the Money Market Fund will automatically convert to Class A shares at the time the exchanged shares would have converted. The purpose of the conversion is to relieve the holders of the Class B shares of the higher operating expenses charged to Class B shares. The conversion from Class B shares to Class A shares will take place, based on their relative net asset values at the time of the conversion. After such conversion, a shareholder would hold Class A shares subject to the operating expenses for Class A shares discussed above. Upon each conversion of Class B shares that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Class B shares that were acquired through reinvestment of dividends or distributions will likewise automatically convert to Class A shares.

Shareholder Services

The Exchange Privilege is available to shareholders of any Class. The Automatic Investment Plan is available to investors in Class A and Class B shares. However, such services and privileges may not be available to clients of certain Service Agents, and some Service Agents may impose conditions on their clients which are different from those described in this Prospectus. Each investor should consult his or her Service Agent in this regard.

EXCHANGE PRIVILEGE
The Exchange Privilege enables an investor to purchase, in exchange for shares of a Fund, shares of the same Class of the other Funds or the other investment portfolios of the Trust. This privilege may be expanded to permit exchanges between a Fund and other funds that, in the future, may be advised by the Investment Adviser. Exchanges may be made to the extent the shares being received in the exchange are offered for sale in the shareholder's state of residence.
 Shares of the same Class of Funds purchased by exchange will be purchased on the basis of relative net asset value per share as follows:
 A. Shares of Funds may be exchanged without a sales load for shares of other Funds and investment portfolios of the Trust sold without a sales load.
 B. Shares of Funds may be exchanged for shares of other investment portfolios of the Trust sold with a sales load, and the applicable sales load will be deducted.
 C. Shares of Funds acquired by a previous exchange from shares of other investment portfolios of the Trust purchased with a sales load and additional shares acquired through reinvestment of dividends or distributions of any such Funds (collectively referred to herein as "Purchased Shares") may be exchanged for shares of other investment portfolios of the Trust sold with a sales load (referred to herein as "Offered Shares"), provided that, if the sales load applicable to the Offered Shares exceeds the maximum sales load that could have been imposed in connection with the Purchased Shares (at the time the Purchased Shares were acquired), without giving effect to any reduced loads, the difference will be deducted. Shareholders must notify the Transfer Agent of their prior ownership of Fund shares and their account number.
 D. Shares of the Money Market Fund acquired through exchange of Class B shares of the Trust's non-money market funds are subject to a CDSC upon redemption of the shares in accordance with the Prospectus of the exchanged shares. Shares of Class B shares, for purposes of calculating CDSC rates and conversion periods, if any, will be deemed to have been held since the date the shares being exchanged were initially purchased.
 E. A qualified or non-qualified employee benefit plan with assets of at least $1 million or 200 eligible lives may be exchanged from Class B shares to Class A shares on or after January 1 of the year following the year of the plan's eligibility, provided that the sponsor of the plan has so notified the Service Agent of its eligibility and in turn, the Service Agent has notified the Transfer Agent of such eligibility.
 No fees currently are charged shareholders directly in connection with exchanges although the Trust reserves the right, upon not less than 60 days' written notice, to charge shareholders a nominal fee in accordance with
 12
    Pegasus Funds
rules promulgated by the SEC. The Trust reserves the right to reject any exchange request in whole or in part. The Exchange Privilege may be modified or terminated at any time upon notice to shareholders.
 The exchange of shares of one Fund for shares of another is treated for federal income tax purposes as a sale by the shareholder and, therefore, an exchanging shareholder may realize a taxable gain or loss. See "Taxes-- Federal."

AUTOMATIC INVESTMENT PLAN
The Automatic Investment Plan permits an investor in Class A and Class B shares to purchase shares in amounts of at least $100 at regular intervals selected by the investor. Provided the investor's bank or other financial institution allows automatic withdrawals, shares may be purchased by transferring funds from the bank account designated by the investor. At the investor's option, the account designated will be debited in the specified amount, and shares will be purchased, once a month, on the first or the fifteenth day of the month. Only an account maintained at a domestic financial institution which is an Automated Clearing House member may be so designated. To establish an Automatic Investment Plan account, the investor must check the appropriate box and supply the necessary information on the Account Application. Investors may obtain the necessary applications from their financial institutions or the Transfer Agent. Investors should be aware that periodic investment plans do not guarantee a profit and will not protect an investor against loss in a declining market. An investor may cancel his or her participation in the Plan or change the amount of purchase at any time by mailing written notification to the Transfer Agent and such notification will be effective three business days following receipt. The Funds may modify or terminate the Automatic Investment Plan at any time or charge a service fee. No such fee currently is contemplated.

OPTION TO MAKE SYSTEMATIC WITHDRAWALS
The Systematic Withdrawal Plan permits an investor who owns Class A or Class B shares of a Fund having a minimum value of $10,000 at the time he or she elects under the Systematic Withdrawal Plan to have a fixed sum distributed in redemption at regular intervals. An application form and additional information regarding this service may be obtained from an investor's financial institution or the Transfer Agent by calling 800-688-3350.

CROSS REINVESTMENT OF DIVIDEND PLAN
The Trust makes available to investors in Class A and Class B shares a Cross Reinvestment of Dividend Plan pursuant to which an investor who owns shares of any Fund with a minimum value of $10,000 at the time he or she elects may have dividends paid by such Fund automatically reinvested into shares of another Fund in which he or she has invested a minimum of $1,000. Investors may obtain an application and additional information from their financial institutions or the Transfer Agent by calling 800-688-3350.

PEGASUS FUNDS INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
Class A and Class B shares may be purchased in conjunction with the Trust's Individual Retirement Custodial Account Program ("IRA") where NBD acts as custodian. Investors should consult their financial institutions or the Transfer Agent for information as to applications and annual fees. The $2,500 minimum initial investment is lowered to $250 for purchases of Class A and/or Class B shares for an IRA when an investor signs up for an automatic investment purchase plan. All subsequent investments must be at least $100. Investors should also consult their tax advisers to determine whether the benefits of an IRA are available or appropriate.

How to Redeem Shares

GENERAL INFORMATION
An investor may request redemption of his or her shares at any time. Redemption requests should be transmitted to the Transfer Agent as described below. An investor who has purchased Class I shares must redeem shares by following instructions pertaining to such account. It is the responsibility of the entity authorized to act on behalf of such account to transmit the redemption order to the Transfer Agent and credit the investor's account with the redemption proceeds on a timely basis. When a request is received in proper form, the relevant Fund will redeem the shares at the next determined net asset value as described below. If an investor holds Fund shares of more than one Class, any request for redemption must specify the Class of shares being redeemed. If an investor fails to specify the Class of shares to be redeemed, Class A shares will be redeemed first. If an investor owns fewer shares of the Class than specified to be redeemed, the redemption request may be delayed until the Transfer Agent receives further instructions from the investor or his or her Service Agent.
 The Trust imposes no charges when shares are redeemed. However, the Trust may impose a CDSC on redemptions of Class B shares of the Money Market Fund as described below. Service Agents may also charge a nominal fee for effecting redemptions of Fund shares.
 A Fund ordinarily will make payment for all shares redeemed within seven days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the SEC. If an investor has purchased Fund shares by Automated

                                                                Pegasus Funds

Clearing House ("ACH"), or by cashier's check or wire transfer and subsequently submits a written redemption request to the Transfer Agent, the redemption proceeds will ordinarily be transmitted to the investor within five business days or within one business day, respectively; however, the Funds reserve the right to make payment within seven days or as provided by SEC rules. See "How to Buy Shares -- Information Applicable to All Purchasers" above regarding purchasing shares by wire transfer. HOWEVER, IF AN INVESTOR HAS PURCHASED FUND SHARES BY CHECK OR THROUGH THE AUTOMATIC INVESTMENT PLAN AND SUBSEQUENTLY SUBMITS A WRITTEN REDEMPTION REQUEST TO THE TRANSFER AGENT, THE REDEMPTION PROCEEDS WILL BE TRANSMITTED TO THE INVESTOR PROMPTLY UPON BANK CLEARANCE OF THE INVESTOR'S PURCHASE CHECK OR AUTOMATIC INVESTMENT PLAN ORDER, WHICH MAY TAKE UP TO EIGHT BUSINESS DAYS OR MORE. IN ADDITION, THE FUND WILL NOT HONOR REDEMPTION CHECKS FOR A PERIOD OF EIGHT BUSINESS DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE PURCHASE CHECK OR AUTOMATIC INVESTMENT PLAN ORDER AGAINST WHICH SUCH REDEMPTION IS REQUESTED. THESE PROCEDURES WILL NOT APPLY IF THE INVESTOR HAS A SUFFICIENT BALANCE IN HIS OR HER ACCOUNT TO COVER THE REDEMPTION REQUEST. PRIOR TO THE TIME ANY REDEMPTION IS EFFECTIVE, DIVIDENDS ON SUCH SHARES WILL ACCRUE AND BE PAYABLE, AND THE INVESTOR WILL BE ENTITLED TO EXERCISE ALL OTHER RIGHTS OF BENEFICIAL OWNERSHIP. Fund shares will not be redeemed until the Transfer Agent has received the investor's Account Application.
 Each Fund reserves the right to redeem an investor's account at the Fund's option upon not less than 60 days' written notice if, due to share redemptions, the account's net asset value decreases to $2,500 or less in the case of Class A or Class B shares, or to $1,000,000 or less in the case of Class I shares, and remains so during the notice period.

REDEMPTION PROCEDURES
An investor who has purchased shares through his or her account at the Investment Adviser, any of its bank affiliates or a Service Agent must redeem shares by following instructions pertaining to such account. If an investor has given his or her Service Agent authority to instruct the Transfer Agent to redeem shares and to credit the proceeds of such redemption to a designated account at the Service Agent, the investor may redeem shares only in this manner and in accordance with a written redemption request described below. It is the responsibility of the Investment Adviser, bank affiliate or the Service Agent, as the case may be, to transmit the redemption order and credit the investor's account with the redemption proceeds on a timely basis.
 If an investor wants his or her redemption proceeds sent to an address other than the address appearing on the Transfer Agent's records, a signature guarantee is required. The Transfer Agent usually requires additional documentation for the sale of shares by a corporation, partnership, agent or fiduciary, or a surviving joint owner. Contact the Transfer Agent for more information about where to obtain a signature guarantee.
 An investor may use the Transfer Agent's Telephone Redemption Privilege to redeem shares from his or her account, unless the investor has notified the Transfer Agent of an address change within the preceding 15 days with the exception of redemptions to pre-authorized bank accounts. Unless an investor indicates otherwise on the Account Application, the Transfer Agent will be authorized to act upon redemption and transfer instructions received by telephone from a shareholder, or any person claiming to act as his or her representative, who can provide the Transfer Agent with his or her account registration and address as it appears on the Transfer Agent's records. With the telephone redemption or exchange privilege, an investor authorizes the Transfer Agent to act on telephone instructions from any person representing himself or herself to be the investor, or a representative of the investor's Service Agent, and reasonably believed by the Transfer Agent to be genuine. The Funds will require the Transfer Agent to employ reasonable procedures, such as requiring a form of personal identification, to confirm that instructions are genuine and, if it does not follow such procedures, the Fund or the Transfer Agent may be liable for any losses due to unauthorized or fraudulent instructions. Neither the Fund nor the Transfer Agent will be liable for following telephone instructions reasonably believed to be genuine.
 During times of drastic economic or market conditions, an investor may experience difficulty in contacting the Transfer Agent by telephone to request a redemption or exchange of Fund shares. In such cases, investors should consider using the other redemption procedures described herein. Use of these other redemption procedures may result in the investor's redemption request being processed at a later time than it would have been if telephone redemption had been used.

WRITTEN REDEMPTION REQUESTS
Investors may redeem shares by written request mailed to the Transfer Agent at P.O. Box 5142, Westborough, MA 01581-5120. Redemption requests must be signed by each shareholder, including each owner of a joint account, and each signature must be guaranteed for redemptions greater than $50,000. The Transfer Agent has adopted standards and procedures pursuant to which signature guarantees in proper form generally will be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program, the Securities Transfer Agents Medallion Program ("STAMP"), and the Stock Exchanges Medallion Program.

 14 Pegasus Funds

CHECK REDEMPTION PRIVILEGE
Investors in Class A shares may request on the Account Application or by later written request to the Fund that the Fund provide Redemption Checks drawn on the shareholder's account. Redemption Checks may be made payable to the order of any person in the amount of $500 or more. Redemption Checks cannot be used to close an account. Redemption Checks are free, but the Transfer Agent will impose a fee for stopping payment ($10) of a Redemption Check at the investor's request or if the Transfer Agent cannot honor the Redemption Check due to insufficient funds ($15) or other valid reason. The Transfer Agent may also impose a $2 fee for each request for photocopy of a draft. An investor should date his or her Redemption Checks with the current date when the investor writes them. Please do not postdate Redemption Checks. If an investor does, the Transfer Agent will honor, upon presentment, even if presented before the date of the check, all postdated Redemption Checks which are dated within six months of presentment of payment, if they are otherwise in good order. This Privilege may be modified or terminated at any time by the Fund or the Transfer Agent upon notice to shareholders.

CLASS B SHARES--MONEY MARKET FUND
Class B shares of the Money Market Fund acquired through exchange of Class B shares of the Trust's non-money market funds are subject to a CDSC upon redemption of the shares at the rate the exchanged shares would have been charged. For purposes of computing the CDSC and conversion periods, if any, the length of ownership will be measured from the date of the original purchase of Class B shares and will include any period of ownership of the Money Market Fund.
 The Fund reserves the right to cease offering Class B shares for sale at any time or reject any order for the purchase of Class B shares and to cease offering any services provided by a Service Agent.

Management of the Trust

TRUSTEES AND OFFICERS OF THE TRUST
The Board of Trustees of the Trust is responsible for the management of the business and affairs of the Trust. Information about the Trustees and officers of the Trust is contained in the Statement of Additional Information.

INVESTMENT ADVISER AND ADMINISTRATORS
FCNIMCO, located at Three First National Plaza, Chicago, Illinois 60670, is each Fund's Investment Adviser. FCNIMCO is a registered investment adviser and a wholly-owned subsidiary of FNBC, which in turn is a wholly-owned subsidiary of First Chicago NBD Corporation ("FCN"), a registered bank holding company. Included among FCNIMCO's accounts are pension and profit sharing funds for major corporations and state and local governments, commingled trust funds and a variety of institutional and personal advisory accounts, estates and trusts. FCNIMCO also acts as investment adviser for other registered investment company portfolios.
 FCNIMCO serves as Investment Adviser for the Trust pursuant to an Investment Advisory Agreement dated as of April 12, 1996. Under the Investment Advisory Agreement, FCNIMCO provides the day-to-day management of each Fund's investments. Subject to the overall authority of the Trust's Board of Trustees and in conformity with Massachusetts law and the stated policies of the Trust, FCNIMCO is responsible for making investment decisions for the Trust, placing purchase and sale orders (which may be allocated to various dealers based on their sales of Fund shares) and providing research, statistical analysis and continuous supervision of each Fund's investment portfolio.
 Under the terms of the Investment Advisory Agreement, the Investment Adviser is entitled to a monthly fee computed daily and payable monthly, expressed as a percentage of each Fund's average daily net assets, of 0.30% of the first $1.0 billion, 0.275% of the next $1 billion and 0.25% of each such Fund's average daily net assets in excess of $2 billion. For the fiscal year ended December 31, 1997, the Money Market, Treasury Money Market, Municipal Money Market and Michigan Municipal Money Market Funds paid FCNIMCO advisory fees at the effective annual rates of .28%, .29%, .30% and .27%, respectively.
 FCNIMCO and BISYS jointly serve as the Trust's Co-Administrators pursuant to an Administration Agreement with the Trust. Under the Administration Agreement, FCNIMCO and BISYS generally assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement the Trust pays FCNIMCO, as agent for the Co-Administrators, a monthly administration fee at the annual rate of .15% of each Fund's average daily net assets. For the fiscal year ended December 31, 1997, the Trust paid administration fees at the effective annual rate of .15% of each Fund's average daily net assets.
 Banking laws and regulations currently prohibit a bank holding company registered under the Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but do not prohibit such a bank holding company or affiliate from acting as investment adviser, transfer agent, or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of a customer. Subject

                                                                Pegasus Funds
to such banking laws and regulations, the Investment Adviser believes that it and its affiliated banks may perform the advisory, administrative and custodial services for the Trust described in this Prospectus, and may perform the shareholder services contemplated by this Prospectus, without violation of such banking laws or regulations. However, future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as future interpretations of present requirements, could prevent the Investment Adviser and its affiliated banks from continuing to perform investment advisory or custodial services for the Trust or require to alter or discontinue the services they provide to shareholders.
 If the Investment Adviser were prohibited from performing investment advisory services for the Trust, it is expected that the Board of Trustees would recommend that shareholders approve a new agreement with another entity or entities qualified to perform such services and selected by the Board. If the Investment Adviser or its affiliates were required to discontinue all or part of their shareholder servicing activities, their customers would be permitted to remain the beneficial owners of Fund shares and alternative means for continuing the servicing of such customers would be sought. The Trust does not anticipate that investors would suffer any adverse financial consequences as a result of these occurrences.

DISTRIBUTOR
The Distributor, located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's principal underwriter and distributor of the Funds' shares.

TRANSFER AND DIVIDEND DISBURSING AGENT AND CUSTODIAN
First Data Investor Services Group, Inc., located at P.O. Box 5142, Westborough, MA 01581-5120 serves as the Trust's Transfer and Dividend Disbursing Agent. NBD, which is a wholly-owned subsidiary of First Chicago NBD Corporation, serves as the Trust's custodian (the "Custodian"). NBD is located at 900 Tower Drive, Troy, Michigan 48098.

Distribution and Shareholder
Services Plans

Class B shares of the Money Market Fund are subject to an annual distribution fee pursuant to a Distribution Plan. Class A shares of each Fund (and Class B shares of the Money Market Fund) are subject to an annual service fee pursuant to a Shareholder Services Plan.

DISTRIBUTION PLAN
(Class B only) Under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act, the Trust has agreed to pay the Distributor for advertising, marketing and distributing shares of the Money Market Fund at an aggregate annual rate not to exceed .75% of the value of the average daily net assets of Class B shares. The Distributor may pay one or more Service Agents in respect of these services. The Investment Adviser and its subsidiaries and affiliates may act as Service Agents and receive fees under the Distribution Plan, subject to applicable law. The Distributor determines the amount, if any, to be paid to Service Agents under the Distribution Plan and the basis on which such payments are made. The fees payable under the Distribution Plan are payable without regard to actual expenses incurred.

SHAREHOLDER SERVICES PLAN
(Class A and Class B) Under a Shareholder Services Plan, the Trust pays the Distributor for the provision of certain services to the holders of Class A and Class B shares a fee at an annual rate not to exceed .25% of the value of the average daily net assets of such shares. The services provided may include personal services relating to shareholder accounts, such as answering shareholder inquiries regarding the Fund and providing reports and other information and services related to the maintenance of shareholder accounts. Under the Shareholder Services Plan, the Distributor may make payments to Service Agents in respect of these services. The Investment Adviser and their subsidiaries and affiliates may act as Service Agents and receive fees under the Shareholder Services Plan. The Distributor determines the amounts to be paid to Service Agents.

Dividends and Distributions

The Funds declare dividends from net investment income on each Business Day and pay dividends on a monthly basis. Shares begin accruing dividends on the Business Day on which the purchase order is effective. The earnings for Saturdays, Sundays and holidays are declared as dividends on the preceding Business Day.
 Each Fund will make distributions from net realized securities gains, if any, once a year, but may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code of 1986, as amended (the "Code"), in all events in a manner consistent with the provisions of the 1940 Act. Dividends are automatically reinvested in additional Fund shares, or fractional shares thereof of the same Class from which they were paid at net asset value, unless payment in cash is requested. If cash
 16
    Pegasus Funds
payment is requested, checks will be mailed within five Business Days after the last day of each month. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Taxes

FEDERAL
Each Fund intends to qualify as a "regulated investment company" under the Code. Such qualification generally will relieve the Funds of liability for federal income taxes to the extent their earnings are distributed in accordance with the Code.
 Each Fund intends to distribute as dividends substantially all of its investment company taxable income each year. With the exception of dividends paid by the Municipal Funds, such dividends will be taxable as ordinary income to each Fund's shareholders regardless of whether a distribution is received in cash or reinvested in additional shares. It is anticipated that no part of any distribution by any of the Funds will be eligible for the dividend received deduction for corporations. In addition, none of the Funds expects to pay capital gain dividends within the meaning of the Code.
 Any dividends declared in October, November or December with a record date before the end of the year will be deemed for federal tax purposes to have been paid by the Fund and received by the shareholders in that year, if such dividends are paid on or before January 31 of the following year.
 In the case of the Municipal Funds, dividends derived from tax-exempt interest income ("exempt-interest dividends") paid by them may be treated by their shareholders as items of interest excludable from their gross income unless under the circumstances applicable to the particular shareholder the exclusion would be disallowed. (See Statement of Additional Information under "Additional Information Concerning Taxes.")
 If the Municipal Funds should hold certain so-called "private activity bonds," shareholders will need to include as an item of tax preference for the purposes of the federal alternative minimum tax, that portion of the dividends paid by a Fund derived from interest received on such bonds. In addition, corporate shareholders will need to take all exempt-interest dividends into account in determining certain adjustments for the federal alternative minimum tax.
 Dividends paid by a Fund derived from net investment income, together with distributions from net realized short-term securities gains and all or a portion of any gain realized from the sale or other disposition of certain market discount bonds, paid by such Fund to a foreign investor who is the beneficial owner of such Fund's shares generally are subject to U.S. nonresident withholding taxes at the rate of 30%, unless the foreign investor claims the benefit of a lower rate specified in an applicable tax treaty. Distributions from net realized long-term securities gains paid by the Fund to such foreign investor generally will not be subject to U.S. nonresident withholding tax. However, such distributions may be subject to backup withholding, as described below, unless the foreign investor certifies his non-U.S. residency status.
 Federal regulations generally require the Trust to withhold ("backup withholding") and remit to the U.S. Treasury 31% of dividends and distributions from net realized securities gains paid to a shareholder if such shareholder fails to certify either that the TIN furnished in connection with opening an account is correct, or that such shareholder has not received notice from the IRS of being subject to backup withholding as a result of a failure to properly report taxable dividend or interest income on a federal income tax return. Furthermore, the IRS may notify the Trust to institute backup withholding if the IRS determines a shareholder's TIN is incorrect or if a shareholder has failed to properly report taxable dividend and interest income on a federal income tax return.
 Shareholders will be advised at least annually as to the federal income tax consequences of distributions made to them each year.
 The foregoing discussion summarizes some of the important tax considerations generally affecting the Funds and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Funds should consult their tax advisers with specific reference to their own tax situation.

STATE AND LOCAL
Dividends paid by the Municipal Funds that are derived from interest attributable to tax-exempt Michigan Municipal Obligations will be exempt from Michigan income tax, Michigan intangibles tax and Michigan single business tax. Conversely, to the extent that the Funds' dividends are derived from interest on obligations other than Michigan Municipal Obligations or certain U.S. Government Obligations (or are derived from short term or long term gains), such dividends will be subject to Michigan income tax, Michigan intangibles tax and Michigan single business tax, even though the dividends may be exempt for federal income tax purposes. The Funds are unable to predict in advance the portion of its dividends that will be derived from interest on Michigan Municipal Obligations, but will mail to its shareholders not later than sixty days after the close of the Funds' taxable year a written notice containing information as to the interest derived from Michigan Municipal Obligations and exempt from

                                                                Pegasus Funds

Michigan income tax, Michigan intangibles tax and Michigan single business tax.
 Except as noted above with respect to Michigan income taxation, distributions of net income may be taxable to investors as dividend income under other state or local laws even though a substantial portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such income taxes.

MISCELLANEOUS
The Trust may be subject to state or local taxes in jurisdictions in which the Trust may be deemed to be doing business. In addition, in those states or localities which have income tax laws, the treatment of the Trust and its shareholders under such laws may differ from treatment under federal income tax laws. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes, which may have different consequences from those of the federal income tax law described above.

Performance Information

From time to time, in advertisements or in reports to shareholders the performance of the Funds may be compared to the performance of other mutual funds with similar investment objectives and to stock and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. The yields of the Money Market and Treasury Money Market Funds may be compared to the Donoghue's Money Fund Average, Donoghue's Government Money Fund Average and Donoghue's Treasury Money Fund Average, respectively, which are averages compiled by IBC/Donoghue's Money Fund Report(R), a widely recognized independent publication that monitors the performance of money market funds, or to the average yields reported by the Bank Rate Monitor(TM) for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas. The yields of the Municipal Funds may be compared to the Donoghue's Tax-Free Money Fund Average. Performance data as reported in national financial publications such as Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Funds.
 A Fund's "yield" refers to the income generated by an investment in the Fund over a seven-day period identified in the advertisement. This income is then "annualized," i.e., the income generated by the investment during the respective period is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The Funds may also advertise their "effective yields" which are calculated similarly but, when annualized, income is assumed to be reinvested, thereby making the "effective yield" slightly higher because of the compounding effect of the assumed reinvestment.
 The Municipal Funds may from time to time advertise a "tax-equivalent yield" to demonstrate the level of taxable yield necessary to produce an after-tax yield equivalent to that achieved by the Funds. The "tax-equivalent yield" will be computed by dividing the tax-exempt portion of a Fund's yield by a denominator consisting of one minus a stated federal (and/or Michigan) income tax rate and adding the product to that portion, if any, of the Fund's yield which is not tax-exempt.
 Performance of the Funds is based on historical earnings and will fluctuate and is not intended to indicate future performance. A Fund's performance data may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. Performance data should also be considered in light of the risks associated with a Fund's portfolio composition, quality, maturity, operating expenses and market conditions. Any fees charged by financial institutions directly to their customer accounts in connection with investments in Fund shares will not be reflected in a Fund's performance calculations.

HISTORICAL PERFORMANCE INFORMATION
For the seven day period ended December 31, 1997, the annualized yields and effective yields for shares of the Money Market, Treasury Money Market, Municipal Money Market and Michigan Municipal Money Market Funds were as follows:

                               7-DAY      7-DAY
                             ANNUALIZED EFFECTIVE
                               YIELD      YIELD
-------------------------------------------------
MONEY MARKET FUND
 Class A Shares                5.14%      5.28%
 Class B Shares                4.40%      4.49%
 Class I Shares                5.40%      5.54%
-------------------------------------------------
TREASURY MONEY MARKET FUND
 Class A Shares                5.04%      5.16%
 Class I Shares                5.29%      5.43%
-------------------------------------------------
MUNICIPAL MONEY MARKET FUND
 Class A Shares                3.31%      3.36%
 Class I Shares                3.56%      3.62%
-------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND
 Class A Shares                3.13%      3.17%
 Class I Shares                3.38%      3.43%
-------------------------------------------------

 The tax-equivalent yields of the shares of the Municipal Money Market and Michigan Municipal Money Market Funds (assuming a 39.6% federal income tax rate for both Funds and a 4.4% Michigan
 18
    Pegasus Funds
income tax rate for the Michigan Fund) for the seven-day period ended December 31, 1997 were as follows:

                                      7-DAY ANNUALIZED 7-DAY EFFECTIVE
                                       TAX-EQUIVALENT  TAX-EQUIVALENT
                                           YIELD            YIELD
----------------------------------------------------------------------
MUNICIPAL MONEY MARKET FUND
Class A Shares                             5.48%            5.56%
Class I Shares                             5.89%            5.99%
----------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND
Class A Shares                             5.59%            5.66%
Class I Shares                             6.04%            6.13%
----------------------------------------------------------------------

General Information

The Trust was organized as a Massachusetts business trust on April 21, 1987 under a Declaration of Trust. The Trust is a series fund having thirty-one series of shares of beneficial interest, each of which evidences an interest in a separate investment portfolio. The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares and to create an unlimited number of series of shares ("Series") representing interests in a portfolio and an unlimited number of classes of shares within a Series. In addition to the Funds described herein, the Trust offers the following investment portfolios:

The Managed Assets Conservative Fund
The Managed Assets Balanced Fund
The Managed Assets Growth Fund
The Equity Income Fund
The Growth Fund
The Small-Cap Opportunity Fund
The Mid-Cap Opportunity Fund
The Intrinsic Value Fund
The Growth and Value Fund
The Equity Index Fund
The Market Expansion Index Fund
The International Equity Fund
The Intermediate Bond Fund
The Bond Fund
The Short Bond Fund
The Multi Sector Bond Fund
The International Bond Fund
The High Yield Bond Fund
The Municipal Bond Fund
The Short Municipal Bond Fund
The Intermediate Municipal Bond Fund
The Michigan Municipal Bond Fund
The Cash Management Fund
The Treasury Cash Management Fund
The U.S. Government Securities Cash Management Fund
The Treasury Prime Cash Management Fund
The Municipal Cash Management Fund

 Each of the above Funds, other than the Cash Management, Treasury Cash Management, U.S. Government Securities Cash Management, Municipal Cash Management and Treasury Prime Cash Management Funds, offers three Classes of shares: Class A, Class B and Class I shares. The Cash Management, Treasury Cash Management, U.S. Government Securities Cash Management, Municipal Cash Management and Treasury Prime Cash Management Funds offer two Classes of shares: Class S and Class I shares. A sales person and any other person or institution entitled to receive compensation for selling or servicing shares may receive different compensation with respect to different classes of shares in the Series. Each share has $.10 par value, represents an equal proportionate interest in the related Fund with other shares of the same class outstanding, and is entitled to such dividends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of the Board of Trustees.
 Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and each Series entitled to vote on a matter will vote thereon in the aggregate and not by Series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular Series. In addition, shareholders of each of the Series have equal voting rights except that only shares of a particular class within a Series are entitled to vote on matters affecting only that class. Voting rights are not cumulative, and accordingly the holders of more than 50% of the aggregate number of shares of all Trust portfolios may elect all of the Trustees.
 As of March 31, 1998, FCN and its affiliates held of record approximately 25.90%, 10.28%, 41.24% and 25.19% of the outstanding shares of the Money Market Fund, Treasury Money Market Fund, Municipal Money Market Fund and Michigan Municipal Money Market Fund.
 Because NBD serves the Trust as Custodian, the Board of Trustees has established a procedure requiring three annual verifications, two of which are unannounced, of all investments held pursuant to the Custodian Agreement, to be conducted by the Trust's independent accountants.
 The Trust does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The Trust's By-Laws provide that special meetings of shareholders of any Series shall be called at the written request of shareholders entitled to cast at least 10% of the votes of a Series entitled to be cast at such meeting. The Trust also stands ready to assist shareholder communications in connection with any meeting of shareholders as prescribed in Section 16(c) of the 1940 Act.
 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER

                                                                Pegasus Funds

THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE FUNDS' OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUNDS' SHARES, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.
 20
    Pegasus Funds

Supplemental Information

RATINGS
The ratings of Rating Agencies such as Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, the Investment Adviser also will evaluate such obligations and the ability of their issuers to pay interest and principal. Each Fund will rely on the Investment Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer.

U.S. GOVERNMENT OBLIGATIONS
Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities that differ in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury, others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the U.S. Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. Principal and interest may fluctuate based on generally recognized reference rates or the relationship of rates. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, because it is not so obligated by law. Some of these investments may be variable or floating rate instruments.

BANK OBLIGATIONS
Bank obligations include certificates of deposit, time deposits, bankers' acceptances, fixed time deposits and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. Because the Funds may invest in securities backed by banks and other financial institutions, changes in the credit quality of these institutions could cause losses to a Fund and affect its share price.
 Obligations issued or guaranteed by foreign branches of U.S. banks (commonly known as "Eurodollar" obligations) or U.S. branches of foreign banks (commonly known as "Yankee dollar" obligations) may be general obligations of the parent bank or obligations only of the issuing branch. Where the obligation is only that of the issuing branch, the parent bank has no legal duty to pay such obligation. Such obligations would thus be subject to risks comparable to those which would be present if the issuing branch were a separate bank. The Money Market Fund will not invest in a Eurodollar obligation if upon making such investment the total Eurodollar obligations which are not general obligations of domestic parent banks would thereby exceed 25% of the total assets of the Money Market Fund.
 Obligations of foreign issuers may involve risks that are different than those of obligations of domestic issuers. These risks include unfavorable political and economic developments, possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, possible establishment of exchange controls, or adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks and, generally, there may be less publicly available information regarding such issuers. The Trust could also encounter difficulties in obtaining or enforcing a judgment against a foreign issuer (including a foreign branch of a U.S. bank).
 Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
 Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate.
 Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

                                                               Pegasus Funds A-1

COMMERCIAL PAPER
Commercial paper issued by corporations and other institutions, including variable rate notes and other short-term corporate obligations, must be rated in one of the two highest categories by at least two Rating Agencies, or if not rated, must have been independently determined by the Investment Adviser to be of comparable quality.

VARIABLE AND FLOATING RATE OBLIGATIONS
Each Fund may purchase rated and unrated variable and floating rate obligations which may have stated maturities in excess of 397 days but will, in any event, permit a Fund to demand payment of the principal of the instrument at least once every 397 days on not more than thirty days' notice (unless the instrument is a U.S. Government Obligation), provided that the demand feature may be sold, transferred, or assigned only with the underlying instrument involved. Such instruments may include variable rate demand notes which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for a Fund to dispose of them if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for these or other reasons, suffer a loss with respect to such instruments. Variable and floating rate instruments held by a Fund will be subject to the Fund's 10% limitation on illiquid investments when the Fund may not demand payment of the principal amount within seven days and a reliable trading market is absent.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS
To increase their income, each Fund may agree to purchase portfolio securities which it may otherwise purchase from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). No Fund will enter into repurchase agreements with the Investment Adviser, Distributor, or any of their affiliates. Although the securities subject to repurchase agreements may bear maturities exceeding thirteen months provided the repurchase agreement itself matures in thirteen months or less, the Funds generally intend to enter into repurchase agreements which terminate within seven days after notice by the Funds. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement at not less than the repurchase price, marked to market daily. Default by the seller would, however, expose a Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations.
 Each Fund may also obtain funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Funds will sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a particular date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price of the securities it is obligated to repurchase. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets equal to the repurchase price marked to market daily (including accrued interest) and will subsequently monitor the account to ensure such equivalent value is maintained.

LENDING PORTFOLIO SECURITIES
To increase income or offset expenses, each of the Funds, except for the Treasury Money Market Fund, may lend its portfolio securities to financial institutions such as banks and broker-dealers in accordance with their investment limitations. Agreements will require that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned plus accrued interest. Collateral for such loans may include cash or securities of the U.S. Government, its agencies or instrumentalities, some of which may bear maturities exceeding 397 days. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a particular Fund exceeds one-third of the value of its total assets. Loans of securities involve risks of delay in receiving additional collateral or in recovering the securities loaned or possibly loss of rights in the collateral should the borrower of the securities become insolvent. In the event a Fund is unable to recover the securities loaned in a particular transaction, it will promptly sell any collateral which bears a maturity exceeding 13 months. Loans will be made only to borrowers that provide the requisite collateral comprised of liquid assets and when, in the Investment Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS
Each Fund, except for the Treasury Money Market Fund, may purchase portfolio securities on a "when-issued" basis. Each Fund, except for the Treasury Money Market Fund, may purchase or sell such securities on a "forward commitment" basis. These transactions involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place in the future, beyond the normal settlement date, at a stated price and yield. Securities purchased on a when-issued basis or forward

A-2 Pegasus Funds
commitment basis involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the value of the security to be sold increases prior to the settlement date. When a Fund enters into such transactions, the Custodian will maintain in a segregated account cash or liquid portfolio securities equal to the amount of the commitment. The Funds do not earn income with respect to these transactions until the subject securities are delivered to the Funds. The Funds do not intend to purchase when-issued securities for speculative purposes but only for the purposes of acquiring portfolio securities. Each Fund's when-issued purchases and forward commitments are not expected to exceed 25% of the value of its total assets absent unusual market conditions.

MUNICIPAL AND RELATED OBLIGATIONS
Municipal Obligations that may be acquired by the Municipal Funds may include general obligations, revenue obligations, notes, and moral obligation bonds. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility, class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source such as the user of the facility being financed. Private activity bonds (i.e. bonds issued by industrial development authorities) are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of a private activity bond is usually directly related to the credit standing of the private user of the facility involved. Although interest paid on private activity bonds is exempt from regular federal income tax, it may be treated as a specific tax preference item under the federal alternative minimum tax. From time to time, each Municipal Fund may invest more than 25% of the value of its total assets in industrial development bonds which, although issued by industrial development authorities, may be backed only by the assets and revenues of the nongovernmental users. Where a regulated investment company receives such interest, a proportionate share of any exempt-interest dividend paid by the investment company may be treated as such a preference item to the shareholder. The Funds may invest without limitation in such Municipal Obligations if the Investment Adviser determines that their purchase is consistent with such Fund's investment objective. (See also "Taxes").
 Notes are short-term instruments which are obligations of the issuing municipalities or agencies and are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues. Moral obligation bonds are normally issued by a special purpose public authority. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. Municipal Obligations also include municipal lease/purchase agreements which are similar to installment purchase contracts for property or equipment issued by municipalities. Municipal lease/purchase agreements may be considered illiquid investments. See "Restricted Securities."
 There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue.
 Each Municipal Fund may invest more than 25% of the value of its total assets in Municipal Obligations which are related in such a way that an economic, business or political development or change affecting one such security also would affect the other securities; for example, securities the interest upon which is paid from revenues of similar types of projects, or securities of issuers that are located in the same state. As a result, the Funds may be subject to greater risk as compared to a fund that does not follow this practice.
 Certain municipal lease/purchase obligations in which the Funds may invest may contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease/purchase obligations are secured by the leased property, disposition of the leased property in the event of foreclosure might prove difficult. In evaluating the credit quality of a municipal lease/purchase obligation that is unrated, the Investment Adviser may consider, on an ongoing basis, a number of factors including the likelihood that the issuing municipality will discontinue appropriating funding for the leased property.
 Among other securities, the Funds may purchase short-term Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes and other forms of short-term loans. Such notes are issued with a short-term maturity in anticipation of the receipt of tax or other funds, the proceeds of bonds or other revenues.
 The Municipal Funds may purchase from financial institutions participation interests in Municipal Obligations. A participation interest gives a Fund an undivided interest in the Municipal Obligation in the proportion that the Fund's participation interest bears to the total principal amount of the Municipal Obligation. These instruments may have fixed, floating

                                                               Pegasus Funds A-3
or variable rates of interest, with remaining maturities of 13 months or less as determined in accordance with SEC regulations (although the securities held by the financial institution may have longer maturities). If the participation interest is unrated, or has been given a rating below that which otherwise is permissible for purchase by a Fund, the security will have an unconditional demand feature that satisfies the requirements of Rule 2a-7 of the 1940 Act.
For certain participation interests, the Fund will have the right to demand payment, on not more than seven days' notice, for all or any part of the Fund's participation interest in the Municipal Obligation plus accrued interest. As to these instruments, the Fund intends to exercise its right to demand payment only upon a default under the terms of the Municipal Obligation as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. Participation interests that do not have this demand feature will be considered illiquid investments. See "Restricted Securities" below.
 The Municipal Money Market Fund has no policy of seeking particularly to invest in Municipal Obligations issued by or within any single state or select group of states. However, certain states traditionally are sources of large amounts of Municipal Obligations, e.g., California, Colorado, Florida,
Michigan, New York and Texas. To the extent that the Fund's assets are invested in Municipal Obligations issued by or from a single state or a few states, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such state or states to a greater extent than would be the case if its assets were not so concentrated. If any state or political subdivision thereof were to suffer serious financial difficulties jeopardizing its ability to pay its obligations, the marketability of such obligations held by the Fund, and consequently its net asset value, could be adversely affected.
 Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income tax and, with respect to Michigan Municipal Obligations, Michigan income taxes, are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Trust nor the Investment Adviser will review the proceedings relating to the issuance of Municipal Obligations or the bases for such opinions.

TENDER OPTION BONDS
The Municipal Funds may invest in tender option bonds. A tender option bond is a Municipal Obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that have been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the Municipal Obligation's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. The Investment Adviser, on behalf of a Fund, may consider on an ongoing basis the creditworthiness of the issuer of the underlying Municipal Obligation, of any custodian and of the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying Municipal Obligations and for other reasons.

STAND-BY COMMITMENTS
The Municipal Funds may acquire "stand-by commitments" with respect to Municipal Obligations held in their portfolios. Under a stand-by commitment, a Fund obligates a broker, dealer or bank to repurchase, at the Fund's option, specified securities at a specified price and, in this respect, stand-by commitments are comparable to put options. The exercise of a stand-by commitment therefore is subject to the ability of the seller to make payment on demand. A Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. A Fund may pay for stand-by commitments if such action is deemed necessary, thus increasing to a degree the cost of the underlying Municipal Obligation and similarly decreasing such securities yield to investors.

GUARANTEED INVESTMENT CONTRACTS
The Money Market Fund may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Pursuant to such contracts, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund on a monthly basis guaranteed interest which is based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. Generally, a GIC allows a purchaser to buy an annuity with the monies accumulated under contract; however, the Fund will not purchase any such annuity. A GIC is a general obligation of the issuing insurance company and not a

A-4 Pegasus Funds
separate account. The purchase price paid for a GIC becomes a part of the general assets of the issuer, and the contract is paid from the general assets of the issuer. The Fund will only purchase GICs from issuers which meet quality and credit standards established by the Investment Adviser. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. Therefore, GICs are considered by the Fund to be illiquid investments and subject to the limitation on illiquid investments set forth below.

RESTRICTED SECURITIES
Each Fund will not invest more than 10% of the value of its net assets in securities that are illiquid. Illiquid investments may include securities having legal or contractual restrictions on resale or no readily available market, GICs (in the case of the Money Market Fund), municipal lease/purchase agreements (in the case of the Municipal Funds) and instruments (including repurchase agreements, variable and floating rate instruments and time deposits) that do not provide for payment to a Fund within seven days after notice and do not have a readily available market. Securities that have legal or contractual restrictions on resale but have a readily available market are not deemed to be illiquid for purposes of this limitation.
 Each Fund may purchase securities which are not registered under the Securities Act of 1933, as amended (the "1933 Act"), but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered to be illiquid so long as it is determined by the Board of Trustees or the Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities. The ability to sell to qualified institutional buyers under Rule 144A is a recent development, and it is not possible to predict how this market will develop. The Board of Trustees will carefully monitor any investments by a Fund in these securities.

SECURITIES OF OTHER INVESTMENT COMPANIES
Within the limits prescribed by the 1940 Act, each Fund may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. As a shareholder of another investment company, a Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations.

                                                               Pegasus Funds A-5

                                 PEGASUS FUNDS

                             CASH MANAGEMENT FUND
                         TREASURY CASH MANAGEMENT FUND
                      TREASURY PRIME CASH MANAGEMENT FUND
                U.S. GOVERNMENT SECURITIES CASH MANAGEMENT FUND
                        MUNICIPAL CASH MANAGEMENT FUND

                                  PROSPECTUS

                                April 30, 1998

SHARES OF THE TRUST ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED OR OTHERWISE SUPPORTED BY, FIRST CHICAGO NBD CORPORATION OR ITS AFFILIATES, AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY GOVERNMENTAL AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THERE CAN BE NO ASSURANCE THAT EACH FUND WILL BE ABLE TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE.

-------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

                First Chicago NBD Investment Management Company
                    INVESTMENT ADVISER AND CO-ADMINISTRATOR
                              BISYS Fund Services
                       DISTRIBUTOR AND CO-ADMINISTRATOR

                         PROSPECTUS BEGINS ON PAGE ONE

                                 PEGASUS FUNDS

                                                                     PROSPECTUS
                                                                 April 30, 1998

  Pegasus Funds (the "Trust") is an open-end, management investment company, known as a series fund. By this Prospectus, the Trust is offering Institutional Shares and Service Shares of five separate diversified, money market series (each, a "Fund"): Cash Management Fund, Treasury Cash Management Fund, Treasury Prime Cash Management Fund, U.S. Government Securities Cash Management Fund and Municipal Cash Management Fund (collectively, the "Funds"). Each Fund's goal is to provide investors with as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity, and, in the case of the Municipal Cash Management Fund, exempt from federal income tax.

  Each Fund is designed for institutional investors, including banks, acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity, public agencies and municipalities. Fund shares may not be purchased directly by individuals, although institutions may purchase shares for accounts maintained by individuals.

  Each Fund's shares are sold without a sales charge. Investors can invest or reinvest in or redeem shares at any time without charge or penalty imposed by the Fund.

  Institutional Shares and Service Shares are identical, except as to the services offered to and expenses borne by each Class. Service Shares bear certain costs pursuant to a Distribution and Services Plan adopted by the Board of Trustees.

  First Chicago NBD Investment Management Company ("FCNIMCO") serves as each Fund's investment adviser (the "Investment Adviser") and FCNIMCO and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") serve as co-administrators (collectively, the "Co-Administrators").

  BISYS serves as each Fund's distributor.

                                --------------

  This Prospectus sets forth concisely information about the Trust and Funds that an investor should know before investing. It should be read and retained for future reference.

  The Statement of Additional Information, dated April 30, 1998, which may be revised from time to time, provides a further discussion of certain areas in this Prospectus and other matters which may be of interest to some investors. It has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated herein by reference. For a free copy, write to the Trust at 900 Tower Drive, Mail Suite 8412, Troy, Michigan 48098, or call 1-800-688-3350.

                               TABLE OF CONTENTS

     Annual Fund Operating Expenses.........................................   3
     Condensed Financial Information........................................   4
     Performance Information................................................   9
     Description of the Funds...............................................   9
     Management of the Trust................................................  13
     How to Buy Fund Shares.................................................  15
     How to Redeem Fund Shares..............................................  16
     Distribution and Services Plan.........................................  17
     Dividends, Distributions and Taxes.....................................  18
     General Information....................................................  20
     Supplemental Information............................................... A-1

                        ANNUAL FUND OPERATING EXPENSES

                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

  The following table is provided to assist investors in understanding the various estimated costs and expenses that an investor will indirectly incur as a beneficial owner of shares in the Funds.

                                                                                       U.S. GOVERNMENT
                                            TREASURY CASH      TREASURY PRIME CASH     SECURITIES CASH       MUNICIPAL CASH
                  CASH MANAGEMENT FUND     MANAGEMENT FUND       MANAGEMENT FUND       MANAGEMENT FUND       MANAGEMENT FUND
                  --------------------- --------------------- --------------------- --------------------- ---------------------
                  INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE
                     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES
                  ------------- ------- ------------- ------- ------------- ------- ------------- ------- ------------- -------
Management Fees
 (after fee
 waivers).......      .16%       .16%       .17%       .17%       .15%       .15%       .18%       .18%       .17%       .17%
12b-1
 (distribution
 and servicing)
 Fees...........      None       .25%       None       .25%       None       .25%       None       .25%       None       .25%
Other Fund
 Operating
 Expenses (after
 fee waivers and
 reimbursements).     .19%       .19%       .18%       .18%       .20%       .20%       .17%       .17%       .18%       .18%
Total Fund
 Operating
 Expenses (after
 fee waivers and
 expense
 reimbursements).     .35%       .60%       .35%       .60%       .35%       .60%       .35%       .60%       .35%       .60%

--------------

EXAMPLE:

  An investor would pay the following estimated expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:

                 INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE INSTITUTIONAL SERVICE
                    SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES     SHARES
                 ------------- ------- ------------- ------- ------------- ------- ------------- ------- ------------- -------
1 Year..........      $ 4        $ 6        $ 4        $ 6        $ 4        $ 6        $ 4        $ 6        $ 4        $ 6
3 Years.........      $11        $19        $11        $19        $11        $19        $11        $19        $11        $19
5 Years.........      $20        $33        N/A        N/A        $20        $33        $20        $33        N/A        N/A
10 Years........      $44        $75        N/A        N/A        $44        $75        $44        $75        N/A        N/A

-------------------------------------------------------------------------------
The amounts listed in the examples should not be considered as representative of past or future expenses and actual expenses may be greater or less than those indicated. Moreover, while the example assumes a 5% annual return, each Fund's actual performance will vary and may result in an actual return greater or less than 5%.

-------------------------------------------------------------------------------

  The purpose of the foregoing table is to assist investors in understanding the various estimated costs and expenses borne by the Funds, and therefore indirectly by investors, the payment of which will reduce investors' return on an annual basis. The Investment Adviser has undertaken, as to each Fund, until such time as it gives investors at least 90 days' notice to the contrary, that if, in any fiscal year, aggregate expenses exclusive of taxes, brokerage, interest on borrowings and (with the prior consent of the necessary state securities commissions) extraordinary expenses, but including the investment advisory and administration fees, exceed .35% and .60% of the value of the average net assets of the Institutional Shares and the Service Shares, respectively, for the fiscal year, the Trust may deduct from the payment to be made to the Investment Adviser under the Investment Advisory or Administration Agreements, or the Investment Adviser will bear, such excess expense. The expenses noted above, without fee waivers or expense reimbursement arrangements, would have been: Management Fees, .20% for each Fund; Other Fund Operating Expenses, .19% for the Institutional Shares and Service Shares of the Cash Management Fund, .18% for the Institutional Shares and Service Shares of the Treasury Cash Management Fund (based on estimated amounts for the current fiscal year), .20% for the Institutional Shares and Service Shares of the Treasury Prime Cash Management Fund, .17% for the Institutional Shares and Service Shares of the U.S. Government Securities Cash Management Fund, and
 .18% for the Institutional Shares and Service Shares of the Municipal Cash Management Fund (based on estimated amounts for the current fiscal year); and Total Fund Operating Expenses, .39% for the Institutional Shares and .64% for the Service Shares of the Cash Management Fund, .38% for the Institutional Shares and .63% for the Service Shares of the Treasury Cash Management Fund (based on estimated amounts for the current fiscal year), .40% for the Institutional Shares and .65% for the Service Shares of the Treasury Prime Cash Management Fund, .37% for the Institutional Shares and .62% for the Service Shares of the U.S. Government Securities Cash Management Fund, and
 .38% for the Institutional Shares and .63% for the Service Shares of the Municipal Cash Management Fund (based on estimated amounts for the current fiscal year) . See "Management of the Trust," "How to Buy Fund Shares" and "Distribution and Services Plan."

                        CONDENSED FINANCIAL INFORMATION

FINANCIAL HIGHLIGHTS

  The Cash Management Fund commenced operations on July 30, 1992 as the First Prairie Cash Management Fund and the U.S. Government Securities Cash Management Fund commenced operations on June 2, 1992 as the First Prairie U.S. Treasury Securities Cash Management Fund (collectively, the "First Prairie Funds"). On January 17, 1995, all of the assets and liabilities of each First Prairie Fund were transferred to the Cash Management Fund and U.S. Government Securities Cash Management Fund, respectively, of the Prairie Institutional Funds. On July 13, 1996, all of the assets and liabilities of the Cash Management Fund, Treasury Prime Cash Management Fund and U.S. Government Securities Cash Management Fund (the "Predecessor Funds") of Prairie Institutional Funds were transferred to the Cash Management Fund, Treasury Prime Cash Management Fund and U.S. Government Securities Cash Management Fund, respectively. The Treasury Cash Management Fund and Municipal Cash Management Fund commenced operations on September 12, 1997 and August 18, 1997, respectively.

  The tables below set forth certain information concerning the investment results of the Funds, the Predecessor Funds and the First Prairie Funds. The information about the Funds for the periods ended December 31, 1997 and 1996 has been audited by Arthur Andersen LLP, the Trust's independent accountants, whose report thereon is incorporated by reference in the Statement of Additional Information. The information about the Predecessor Funds and the First Prairie Funds for the periods ending and prior to December 31, 1995 has been derived from the financial statements which have been audited by Ernst & Young LLP, such Funds' prior independent auditors, whose report thereon dated February 22, 1996 expressed an unqualified opinion on such financial statements. The Financial Highlights should be read in conjunction with the financial statements and notes thereto and the reports of the independent accountants which are incorporated by reference in the Statement of Additional Information. Further information about the performance of the Funds is available in the Funds' Annual Report to Shareholders. The Statement of Additional Information and the Annual Report to Shareholders may be obtained from the Trust free of charge by calling (800) 688-3350.

PEGASUS FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                                                            INCREASE DUE
                                                                             TO CAPITAL
                                                                            CONTRIBUTION
                                                                              FROM AN
               NET ASSET                 NET                  DISTRIBUTIONS  AFFILIATE
                 VALUE      NET        REALIZED    TOTAL FROM   FROM NET       OF THE
               BEGINNING INVESTMENT GAINS (LOSSES) INVESTMENT  INVESTMENT    INVESTMENT
               OF PERIOD   INCOME   ON INVESTMENTS OPERATIONS    INCOME       ADVISER
               --------- ---------- -------------- ---------- ------------- ------------
CASH MANAGEMENT FUND
INSTITUTIONAL
 SHARES
Year ended
1997            $0.9998    0.0528      (0.0001)      0.0527      (0.0528)        --
1996            $0.9996    0.0508       0.0002       0.0510      (0.0508)        --
1995(1)         $0.9994    0.0277       0.0002       0.0279      (0.0277)        --
1995(2)(3)      $0.9993    0.0507      (0.0059)      0.0448      (0.0507)      0.0060
1994(3)         $0.9999    0.0333      (0.0006)      0.0327      (0.0333)        --
1993(4)         $1.0000    0.0297      (0.0001)      0.0296      (0.0297)        --
SERVICE
 SHARES
Year ended
1997            $0.9998    0.0503       0.0001       0.0504      (0.0503)        --
1996            $0.9996    0.0484       0.0002       0.0486      (0.0484)        --
1995(1)         $0.9994    0.0264       0.0002       0.0266      (0.0264)        --
1995(5)         $1.0000    0.0245      (0.0006)      0.0239      (0.0245)        --
----------------------------------------------------------------------------------------
TREASURY CASH MANAGEMENT FUND
INSTITUTIONAL
 SHARES
1997(6)         $1.0000    0.0159         --         0.0159      (0.0159)        --
SERVICE
 SHARES
1997(6)         $1.0000    0.0152         --         0.0152      (0.0152)        --
----------------------------------------------------------------------------------------
TREASURY PRIME CASH MANAGEMENT FUND
INSTITUTIONAL
 SHARES
Year ended
1997            $0.9999    0.0479         --         0.0479      (0.0479)        --
1996            $1.0000    0.0474      (0.0001)      0.0473      (0.0474)        --
1995(7)         $1.0000    0.0399         --         0.0399      (0.0399)        --
SERVICE
 SHARES
Year ended
1997            $1.0000    0.0454         --         0.0454      (0.0454)        --
1996            $1.0000    0.0449         --         0.0449      (0.0449)        --
1995(7)         $1.0000    0.0380         --         0.0380      (0.0380)        --
----------------------------------------------------------------------------------------
U.S. GOVERNMENT SECURITIES CASH MANAGEMENT FUND
INSTITUTIONAL
 SHARES
Year ended
1997            $0.9988    0.0521       0.0004       0.0525      (0.0521)        --
1996            $0.9990    0.0502      (0.0002)      0.0500      (0.0502)        --
1995(8)         $0.9989    0.0320       0.0001       0.0321      (0.0320)        --
1995(9)         $0.9999    0.0492      (0.0010)      0.0482      (0.0492)        --
1994(9)         $1.0000    0.0302      (0.0001)      0.0301      (0.0302)        --
1993(10)        $1.0000    0.0319         --         0.0319      (0.0319)        --
SERVICE
 SHARES
Year ended
1997            $0.9995    0.0496       0.0002       0.0498      (0.0496)        --
1996            $0.9990    0.0478       0.0005       0.0483      (0.0478)        --
1995(8)         $0.9989    0.0305       0.0001       0.0306      (0.0305)        --
1995(11)        $1.0000    0.0199      (0.0011)      0.0188      (0.0199)        --
----------------------------------------------------------------------------------------
MUNICIPAL CASH MANAGEMENT FUND
INSTITUTIONAL
 SHARES
1997(12)        $1.0000    0.0125         --         0.0125      (0.0125)        --
SERVICE
 SHARES
1997(12)        $1.0000    0.0116         --         0.0116      (0.0116)        --

--------------------------------------------------------------------------------
See page 8 for Notes to Financial Highlights.

--------------------------------------------------------------------------------



                                                                RATIO OF
                                                                EXPENSES
                                                  RATIO        TO AVERAGE
   NET                    NET                     OF NET       NET ASSETS
  ASSET                 ASSETS      RATIO OF    INVESTMENT     (EXCLUDING
  VALUE                 END OF      EXPENSES    INCOME TO      FEE WAIVERS
 END OF    TOTAL        PERIOD     TO AVERAGE    AVERAGE           AND
 PERIOD    RETURN        (000)     NET ASSETS   NET ASSETS   REIMBURSEMENTS)
 ------    ------       ------     ----------   ----------   ---------------
 $0.9997   5.41%       $ 705,270     0.35%        5.36%           0.38%
 $0.9998   5.23%       $ 885,946     0.35%        5.19%           0.42%
 $0.9996   2.80%++     $ 389,127     0.35%+       5.51%+          0.43%+
 $0.9994   5.19%(2)    $ 319,214     0.35%        5.11%           0.44%
 $0.9993   3.38%       $ 143,820     0.31%        3.33%           0.43%
 $0.9999   3.25%+      $ 175,713     0.05%+       3.19%+          0.56%+
 $0.9999   5.15%       $ 992,763     0.60%        5.11%           0.63%
 $0.9998   4.98%       $ 232,249     0.60%        4.94%           0.67%
 $0.9996   2.68%++     $ 121,750     0.60%+       5.25%+          0.69%+
 $0.9994   2.47%++     $  11,372     0.60%+       5.46%+          0.71%+
----------------------------------------------------------------------------
 $1.0000   5.29%+      $     850     0.35%+       5.28%+          0.41%+
 $1.0000   5.04%+      $ 205,722     0.60%+       5.03%+          0.66%+
----------------------------------------------------------------------------
 $0.9999   4.90%       $  90,813     0.35%        4.79%           0.40%
 $0.9999   4.86%       $  70,120     0.35%        4.84%           0.46%
 $1.0000   4.06%++     $  14,008     0.35%+       5.16%+          1.23%+
 $1.0000   4.64%       $ 233,590     0.60%        4.54%           0.65%
 $1.0000   4.60%       $ 215,040     0.60%        4.59%           0.71%
 $1.0000   3.86%++     $ 130,559     0.60%+       4.72%+          0.74%+
----------------------------------------------------------------------------
 $0.9992   5.34%       $ 534,364     0.35%        5.27%           0.36%
 $0.9988   5.15%       $ 369,163     0.35%        5.09%           0.43%
 $0.9990   3.24%++     $ 489,395     0.35%+       5.46%+          0.42%+
 $0.9989   5.03%       $ 475,248     0.34%        4.94%           0.41%
 $0.9999   3.06%       $ 413,634     0.30%        3.02%           0.41%
 $1.0000   3.25%+      $ 264,527     0.02%+       3.10%+          0.49%+
 $0.9997   5.08%       $ 357,663     0.60%        5.02%           0.61%
 $0.9995   4.89%       $ 207,046     0.60%        4.84%           0.68%
 $0.9990   3.09%++     $  56,000     0.60%+       5.17%+          0.69%+
 $0.9989   2.01%++     $  16,702     0.57%+       5.48%+          0.66%+
----------------------------------------------------------------------------
 $1.0000   3.39%+      $ 201,705     0.35%+       3.37%+          0.41%+
 $1.0000   3.14%+      $  56,534     0.60%+       3.12%+          0.66%+

--------------------------------------------------------------------------------

NOTES TO FINANCIAL HIGHLIGHTS

 (1) For the period July 1, 1995 through December 31, 1995. Effective July 1, 1995, the Fund changed its fiscal year end from June 30 to December 31.

 (2) If the Fund had not had a capital contribution by an affiliate of the Investment Adviser during the period, the total return would have been 4.51%.

 (3) For the year ended June 30.

 (4) For the period July 30, 1992 (commencement of operations) through June 30, 1993.

 (5) For the period January 17, 1995 (initial offering date of Service Shares) through June 30, 1995.

 (6) For the period September 12, 1997 (commencement of operations) through December 31, 1997.

 (7) For the period March 22, 1995 (commencement of operations) through December 31, 1995.

 (8) For the period June 1, 1995 through December 31, 1995. Effective June 1, 1995, the Fund changed its fiscal year end from May 31 to December 31.

 (9) For the year ended May 31.

(10) For the period January 17, 1993 (commencement of operations) through May 31, 1993.

(11) For the period January 17, 1995 (initial offering date of Service Shares) through May 31, 1995.

(12) For the period August 18, 1997 (commencement of operations) through December 31, 1997.

 +  Annualized.

++  Not Annualized.

                            PERFORMANCE INFORMATION

  From time to time, each Fund may advertise its total return, yield and effective yield. Both yield figures are based on historical earnings and are not intended to indicate future performance. It can be expected that these yields will fluctuate substantially. The yield of a Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then annualized. That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The effective yield is calculated similarly, but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment. Each Fund's yield and effective yield may reflect absorbed expenses pursuant to any undertaking that may be in effect. See "Management of the Trust." Both yield figures also take into account any applicable distribution and service fees. See "Distribution and Services Plan."

  The Municipal Cash Management Fund may from time to time advertise a "tax-equivalent yield" to demonstrate the level of taxable yield necessary to produce an after-tax yield equivalent to that achieved by the Fund. The "tax-equivalent yield" will be computed by dividing the tax-exempt portion of the Fund's yield by a denominator consisting of one minus a stated federal income tax rate and adding the product to that portion, if any, of the Fund's yield which is not tax-exempt.

  Yield information is useful in reviewing a Fund's performance, but because yields will fluctuate, under certain conditions such information may not provide a basis for comparison with domestic bank deposits, other investments which pay a fixed yield for a stated period of time, or other investment companies which may use a different method of computing yield.

  Comparative performance information may be used from time to time in advertising or marketing Fund shares, including data from Lipper Analytical Services, Inc., Bank Rate Monitor(TM), IBC/Donoghue's Money Fund Report(R) and other industry publications.

                           DESCRIPTION OF THE FUNDS

GENERAL

  The Trust is a "series fund," which is a mutual fund divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes, and a shareholder of one portfolio is not deemed to be a shareholder of any other portfolio. As described below, for certain matters Trust shareholders vote together as a group; as to others they vote separately by Fund.

  By this Prospectus, two classes of shares of each Fund are being offered -- Institutional Shares and Service Shares (each such class being referred to as a "Class"). Unlike Institutional Shares, Service Shares are subject to an annual distribution and service fee at the rate of up to .25% of the value of the average daily net assets of the Service Class. The fee is payable to the Distributor for advertising, marketing and distributing Service Shares and for ongoing personal services to the holders of Service Shares relating to shareholder accounts and services related to the maintenance of such shareholder accounts pursuant to a Distribution and Services Plan adopted in accordance with Rule 12b-1 under the 1940 Act. The Distributor may make payments to certain financial institutions, securities dealers and other industry professionals (collectively, "Service Agents") in respect of these services. See "Distribution and Services Plan."

  WHEN USED IN THIS PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION, THE TERMS "INVESTOR" AND "SHAREHOLDER" REFER TO THE INSTITUTION PURCHASING FUND SHARES AND DO NOT REFER TO ANY INDIVIDUAL OR ENTITY FOR WHOSE ACCOUNT THE INSTITUTION MAY PURCHASE FUND SHARES.

INVESTMENT OBJECTIVE

  Each Fund's investment objective is to provide investors with as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity, and, in the case of the Municipal Cash Management Fund, exempt from federal income tax. Each Fund's investment objective cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Fund's outstanding voting shares. There can be no assurance that a Fund's investment objective will be achieved. Securities in which the Funds invest may not earn as high a level of current income as long-term or lower quality securities which generally have less liquidity, greater market risk and more fluctuation of market value.

MANAGEMENT POLICIES

  Each Fund seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, the Trust uses the amortized cost method of valuing each Fund's securities pursuant to Rule 2a-7 under the 1940 Act, certain requirements of which are summarized below.

  In accordance with Rule 2a-7, each Fund is required to maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less and invest only in U.S. dollar denominated securities determined in accordance with procedures established by the Board of Trustees to present minimal credit risks and, in the case of the Cash Management Fund and Municipal Cash Management Fund, which are rated (or whose issuer or, in certain cases, guarantor, is rated) in one of the two highest rating categories for debt obligations by at least two nationally recognized statistical rating organizations (or one rating organization if the instrument was rated by only one such organization) or, if unrated, are of comparable quality as determined in accordance with procedures established by the Board of Trustees (or have a guarantee which satisfies this standard). The nationally recognized statistical rating organizations currently rating instruments of the type the Cash Management Fund and Municipal Cash Management Fund may purchase are Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group, Division of McGraw-Hill ("S&P"), Duff & Phelps Credit Rating Co., Fitch IBCA, Inc. ("Fitch") and Thomson BankWatch, Inc. and their rating criteria are described in the Appendix to the Statement of Additional Information. For further information regarding the amortized cost method of valuing securities, see "Determination of Net Asset Value" in the Statement of Additional Information. There can be no assurance that each Fund will be able to maintain a stable net asset value of $1.00 per share.

  . CASH MANAGEMENT FUND invests in short-term money market obligations, including securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks, foreign branches of domestic banks, foreign subsidiaries of domestic banks, domestic and foreign branches of foreign banks and thrift institutions, guaranteed investment contracts, repurchase agreements, and high quality domestic and foreign commercial paper and other eligible short-term obligations, including those with floating or variable rates of interest. See "Supplemental Information -- Portfolio Securities and Investment Practices." During normal market conditions, at least 25% of the Fund's total assets will be invested in bank obligations or instruments secured by such obligations.

  . TREASURY CASH MANAGEMENT FUND invests in U.S. Treasury bills, notes, and direct U.S. Treasury obligations having remaining maturities of 397 days or less; and repurchase agreements relating to U.S. Treasury obligations. See "Supplemental Information -- Portfolio Securities."

  . TREASURY PRIME CASH MANAGEMENT FUND invests in U.S. Treasury bills, notes, and direct U.S. Treasury obligations having remaining maturities of 397 days or less. See "Supplemental Information -- Portfolio Securities." The Fund does not invest in repurchase agreements.

  . U.S. GOVERNMENT SECURITIES CASH MANAGEMENT FUND invests in short-term securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and repurchase agreements relating to such securities. See "Supplemental Information -- Portfolio Securities and Investment Practices."

  . MUNICIPAL CASH MANAGEMENT FUND invests in high quality debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their respective political subdivisions and authorities, the interest from which is, in the opinion of bond counsel for the issuers, exempt from regular federal income tax ("Municipal Obligations"). Municipal Obligations include: (1) municipal bonds;
(2) municipal notes; (3) variable rate demand notes; (4) tax-exempt commercial paper and floating rate instruments; and (5) unrated notes, paper or other instruments that are of comparable quality as determined by the Investment Adviser under guidelines established by the Trust's Board of Trustees. Where necessary to ensure that an instrument is of high quality, the Fund may only purchase the instrument if the issuer's obligation to pay the principal is backed by an unconditional bank letter of credit, line of credit, guaranty or commitment to lend. The Municipal Cash Management Fund may also engage in repurchase agreements and may lend its securities. Income earned by the Fund with respect to repurchase agreements and securities lending transactions will be taxable. At least 80% of the Municipal Cash Management Fund's net assets will be invested in Municipal Obligations, except in extraordinary circumstances, such as when the Investment Adviser believes that market conditions indicate that the Fund should adopt a temporary defensive position by holding uninvested cash or investing in taxable short term securities such as those in which the Cash Management Fund invests. This policy is fundamental and may not be changed without the approval of the holders of a majority of the Municipal Cash Management Fund's outstanding shares. There is no investment limitation on investments in Municipal Obligations subject to the federal alternative minimum tax. See "Dividends, Distributions and Taxes" and "Supplemental Information -- Portfolio Securities and Investment Practices."

CERTAIN FUNDAMENTAL POLICIES

  Each Fund may not:

  (1) Borrow money, issue senior securities, or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act;

  (2) Act as an underwriter of securities of other issuers, except to extent the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities;

  (3) Purchase or sell (a) real estate or (b) commodities, except to the extent permitted under the 1940 Act;

  (4) Make loans to others (other than through investment in debt obligations or other instruments referred to in the Fund's Prospectus), except that the Fund may lend its portfolio securities in an amount not to exceed 33 1/3% of the value of its total assets;

  (5) Purchase any securities which would cause 25% or more of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, (ii) instruments issued by domestic branches of U.S. banks and
(iii) repurchase agreements secured by instruments described in clauses (i) and (ii), (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry and
(d) personal credit and business credit businesses will be considered separate industries, and further provided that the Cash Management Fund will invest at least 25% of its total assets in obligations of issuers in the banking industry or instruments secured by such obligations except during temporary defensive periods; and

  (6) Purchase securities of any one issuer (except U.S. Government securities and related repurchase agreements, and with respect to the Municipal Cash Management Fund, other than as permitted by Rule 2a-7 under the 1940 Act) if immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in the obligations of any one issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to this 5% limitation.

  See, also "Investment Objective and Management Policies -- Investment Restrictions" in the Statement of Additional Information.

ADDITIONAL NON-FUNDAMENTAL POLICY

  Each Fund may invest up to 10% of the value of its net assets in illiquid securities. See "Supplemental Information -- Investment Practices -- Restricted Securities" and "Investment Objective and Management Policies -- Investment Restrictions" in the Statement of Additional Information.

RISK FACTORS

  See also "Supplemental Information" beginning on page A-1.

  FOREIGN SECURITIES -- (CASH MANAGEMENT FUND) -- Since the Cash Management Fund's portfolio may contain securities issued by foreign branches of domestic banks and foreign banks, domestic and foreign branches of foreign banks and thrift institutions, and commercial paper issued by foreign issuers, the Fund may be subject to additional investment risks with respect to such securities that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers, although such obligations may be higher yielding when compared to the securities of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding, taxes on interest income payable on the securities, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities and the possible seizure or nationalization of foreign deposits.

  OTHER INVESTMENT CONSIDERATIONS -- Each Fund, except the Treasury Cash Management and Treasury Prime Cash Management Funds, may purchase securities on a "when-issued" basis. These transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock-in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued transactions involve the risk, however, that the yield obtained in a transaction may be less favorable than the yield available in the market when the securities delivery takes place. The Funds do not earn income with respect to these transactions until the subject securities are delivered to the Funds. The Funds do not intend to engage in when-issued purchases for speculative purposes but only in furtherance of their investment objectives.

  Investment decisions for each Fund are made independently from those of other investment companies or investment advisory accounts that may be advised by the Investment Adviser. However, if such other investment companies or managed accounts are prepared to invest in, or desire to dispose of, securities of the type in which a Fund may invest at the same time as such Fund, available investments or opportunities for sales will be allocated equitably to each of them. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the Fund or the price paid or received by the Fund.

                            MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS OF THE TRUST

  The Board of Trustees of the Trust is responsible for the management of the business and affairs of the Trust. The Statement of Additional Information contains information about the Board of Trustees.

INVESTMENT ADVISER AND CO-ADMINISTRATORS

  First Chicago NBD Investment Management Company ("FCNIMCO"), located at Three First National Plaza, Chicago, Illinois 60670, is each Fund's Investment Adviser. FCNIMCO is a registered investment adviser and a wholly-owned subsidiary of The First National Bank of Chicago ("FNBC"), which in turn is a wholly-owned subsidiary of First Chicago NBD Corporation ("FCN"), a registered bank holding company. Included among FCNIMCO's accounts are pension and profit sharing funds for major corporations and state and local governments, commingled trust funds and a variety of institutional and personal advisory accounts, estates and trusts. FCNIMCO also acts as investment adviser for other registered investment company portfolios.

  FCNIMCO serves as Investment Adviser for the Trust pursuant to an Investment Advisory Agreement dated as of April 12, 1996. Under the Investment Advisory Agreement, FCNIMCO provides the day-to-day management of each Fund's investments, subject to the overall authority of the Trust's Board of Trustees and in conformity with Massachusetts law and the stated policies of the Trust. FCNIMCO is responsible for making investment decisions for the Trust, placing purchase and sale orders (which may be allocated to various dealers based on their sales of Fund shares) and providing research, statistical analysis and continuous supervision of each Fund's investment portfolio. Under the Investment Advisory Agreement, FCNIMCO is entitled to a monthly advisory fee at the annual rate of .20% of each Fund's average daily net assets. For the period or year ended December 31, 1997, the Trust paid FCNIMCO an investment advisory fee under the Investment Advisory Agreement at the effective annual rates of .17%, .17%, .16%, .17% and .17% of the respective average daily net assets of the Cash Management Fund, Treasury Cash Management Fund, Treasury Prime Cash Management Fund, U.S. Government Securities Cash Management Fund and Municipal Cash Management Fund.

  FCNIMCO and BISYS jointly serve as the Trust's Co-Administrators pursuant to an Administration Agreement with the Trust. Under the Administration Agreement, FCNIMCO and BISYS generally assist in all aspects of the Trust's operations, other than providing investment advice, subject to the overall authority of the Trust's Board in accordance with Massachusetts law. Under the terms of the Administration Agreement the Trust pays FCNIMCO, as agent for the Co-Administrators, a monthly administration fee at the annual rate of .15% of each Fund's average daily net assets. For the fiscal year ended December 31, 1997, the Trust paid administration fees at the effective annual rate of .15% of each Fund's average daily net assets.

DISTRIBUTOR

  BISYS Fund Services (the "Distributor"), located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's principal underwriter and distributor of the Funds' shares.

TRANSFER AND DIVIDEND DISBURSING AGENT AND CUSTODIAN

  First Data Investor Services Group, Inc., P.O. Box 5142, Westborough, Massachusetts 01581-5120, serves as the Trust's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). NBD Bank, which is a wholly-owned subsidiary of First Chicago NBD Corporation, serves as the Trust's custodian (the "Custodian"). NBD Bank is located at 900 Tower Drive, Troy, Michigan 48098.

EXPENSES

  All expenses incurred in the operation of the Trust are borne by the Trust, except to the extent specifically assumed by the Investment Adviser and Co-Administrators. The expenses borne by the Trust include organizational costs, taxes, interest, brokerage fees and commissions, if any, fees and expenses of Trustees, SEC fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of maintaining the Trust's existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of shareholders' reports and meetings, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, and any extraordinary expenses. In addition, Service Shares are subject to an annual distribution and service fee pursuant to a plan adopted by the Board of Trustees. See "Distribution and Services Plan." Expenses attributable to a particular Fund or Class are generally charged against the assets of that Fund or Class, respectively, and other expenses of the Trust are allocated among the Funds on the basis determined by the Board of Trustees, including, but not limited to, proportionately in relation to the net assets of each Fund.

  The Investment Adviser has undertaken, as to each Fund, until such time as it gives investors at least 90 days' notice to the contrary, that if, in any fiscal year the aggregate expenses of the Fund, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including the investment advisory and administration fees, exceed .35% and .60% of the value of the average net assets of the Institutional Class and the Service Class, respectively, for the fiscal year, the Trust may deduct from the payment to be made to the Investment Adviser under the Investment Advisory or Administration Agreements, or the Investment Adviser will bear such excess expense.

                            HOW TO BUY FUND SHARES

  Each Fund is designed primarily for institutional investors, including banks (such as FNBC and NBD), acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity, public agencies and municipalities. Fund shares may not be purchased directly by individuals, although institutions may purchase shares for accounts maintained by individuals. Generally, each investor will be required to open a single master account with the Fund for all purposes. In certain cases, the Trust may request investors to maintain separate master accounts for shares held by the investor (1) for its own account, for the account of other institutions and for accounts for which the institution acts as a fiduciary, and (ii) for accounts for which the investor acts in some other capacity. An institution may arrange with the Transfer Agent for sub-accounting services and will be charged directly for the cost of such services. Certain accounts may be eligible for an automatic investment privilege, commonly called a "sweep," under which amounts in excess of a certain minimum held in those accounts will be invested automatically in shares at pre-determined intervals. Each investor desiring to use this privilege should consult its bank for details.

  The minimum initial investment is $1,000,000 or any lesser amount if, in the Distributor's opinion, the investor has adequate intent and availability of funds to reach a future level of investment of $1,000,000. There is no minimum for subsequent purchases. The initial investment must be accompanied by the Account Application. The Trust reserves the right to offer Fund shares without regard to the minimum purchase requirements to qualified or non-qualified employee benefit plans. The Trust does not impose any sales charges in connection with purchases of Fund shares, although Service Agents and other institutions may charge their clients fees in connection with purchases for the accounts of their clients. These fees would be in addition to any amounts which might be received under the Distribution and Services Plan. Service Agents may receive different levels of compensation for selling different classes of shares. The Fund does not issue share certificates. The Trust reserves the right to reject any purchase order.

  Fund shares may be purchased by wire, by telephone or through compatible computer facilities. All payments should be made in U.S. dollars and, to avoid fees and delays, should be drawn only on U.S. banks. Investors may telephone orders for purchases of Fund shares by calling 1-800-688-3350. For instructions concerning purchases and to determine whether their computer facilities are compatible with the Trust's, investors should call 1-800-688-3350.

  When purchasing shares by wire customers should send federal funds to NBD Bank, ABA 072000326, for the account of Pegasus Funds, deposit to FDIS Cashbook Account number 79512, and identify the customer name and account number. Before wiring payment, customers must notify the Trust at 1-800-688-3350 of the dollar amount of the purchase. Notification must be given before the respective closing time of the Fund to be purchased.

  Fund shares are sold on a continuous basis at the net asset value per share next determined after an order in proper form and Federal Funds (monies of member banks in the Federal Reserve System which are held on deposit at a Federal Reserve Bank) are received by the Transfer Agent. If an investor does not remit Federal Funds, its payment must be converted into Federal Funds. This usually occurs within one business day of receipt of a bank wire and within two business days of receipt of a check drawn on a member bank of the Federal Reserve System. Checks drawn on banks which are not members of the Federal Reserve System may take considerably longer to convert into Federal Funds. Prior to receipt of Federal Funds, the investor's money will not be invested.

  Net asset value per share is determined as of 11:00 a.m., Central time, for the Municipal Cash Management Fund, 12:00 noon, Central time, for the Treasury Prime Cash Management Fund and 2:00 p.m., Central time, for the Cash Management Fund, Treasury Cash Management Fund and U.S. Government Securities Cash Management Fund, on each Fund business day (which, as used herein, shall include each day that the New York Stock Exchange is open for business, except Columbus Day and Veterans Day). Net asset value per share of each Class is computed by dividing the value of the Fund's net assets represented by such Class (i.e., the value of its assets less liabilities) by the total number of shares of such Class outstanding. See "Determination of Net Asset Value" in the Statement of Additional Information.

  Investors whose payments are received in or converted into Federal Funds by 11:00 a.m., Central time, for the Municipal Cash Management Fund, 12:00 noon, Central time, for the Treasury Prime Cash Management Fund or 2:00 p.m., Central time, for the Cash Management Fund, Treasury Cash Management Fund and U.S. Government Securities Cash Management Fund, by the Transfer Agent will receive the dividend declared that day. Investors whose payments are received in or converted into Federal Funds by the Transfer Agent after 11:00 a.m., Central time, for the Municipal Cash Management Fund, 12:00 noon, Central time, for the Treasury Prime Cash Management Fund or 2:00 p.m., Central time, for the Cash Management Fund, Treasury Cash Management Fund and U.S. Government Securities Cash Management Fund, will begin to accrue dividends on the following business day.

  Federal Regulations require that an investor provide a certified Taxpayer Identification Number ("TIN") upon opening or reopening an account. See "Dividends, Distributions and Taxes" for further information concerning this requirement. Failure to furnish a certified TIN to the Trust could subject an investor to a $50 penalty imposed by the Internal Revenue Service (the "IRS"), and could subject the investor to backup withholding.

                           HOW TO REDEEM FUND SHARES

  An investor may redeem all or any portion of the shares in the investor's account on any Fund business day at the net asset value next determined after a redemption request in proper form is received by the Transfer Agent. Therefore, redemptions will be effected on the same day the redemption order is received only if such order is received prior to 11:00 a.m., Central time, for the Municipal Cash Management Fund, 12:00 noon, Central time, for the Treasury Prime Cash Management Fund or 2:00 p.m., Central time, for the Cash Management Fund, Treasury Cash Management Fund and U.S. Government Securities Cash Management Fund, on any Fund business day. Shares that are redeemed earn dividends up to and including the day prior to the day the redemption is effected. The proceeds of a redemption will be paid in Federal Funds ordinarily on the Fund business day the redemption is effected. Payment for redemption requests received before 11:00 a.m., Central time, for the Municipal Cash Management Fund, 12:00 noon, Central time, for the Treasury Prime Cash Management Fund or 2:00 p.m., Central time, for the Cash Management Fund, Treasury Cash Management Fund and U.S. Government Securities Cash Management Fund, ordinarily is made in Federal Funds wired to the redeeming shareholder on the same Fund business day. Payment for redeemed shares for which a redemption order is received after such time on a Fund business day is made in Federal Funds wired to the redeeming shareholder on the next Fund business day following redemption. To allow the Investment Adviser to manage the Funds' portfolios more effectively, investors are urged to make redemption requests as early in the day as possible. In making redemption requests, the names of the registered shareholders and their account numbers must be supplied. Although each Fund generally retains the right to pay the redemption price of its shares in kind with securities (instead of cash), the Trust has filed an election under Rule 18f-1 under the 1940 Act committing to pay in cash all redemptions by a shareholder of record up to the amounts specified in such rule (in most cases approximately $250,000).

  For redemptions by telephone or wire, please call 1-800-688-3350.

  An investor may redeem shares by telephone if the investor has checked the appropriate box on the Account Application. By selecting a telephone redemption privilege, an investor authorizes the Transfer Agent to act on telephone instructions from any person representing himself or herself to be an authorized representative of the investor and reasonably believed by the Transfer Agent to be genuine. The Trust will require the Transfer Agent to employ reasonable procedures, such as requiring a form of identification, to confirm that instructions are genuine and, if it does not follow such procedures, the Trust or the Transfer Agent may be liable for any losses due to unauthorized or fraudulent instructions. Neither the Trust nor the Transfer Agent will be liable for following telephone instructions reasonably believed to be genuine.

  The Trust makes available to institutions the ability to redeem shares through compatible computer facilities. Investors desiring to redeem shares in this manner should call 1-800-688-3350 to determine whether their computer facilities are compatible and to receive instructions for redeeming shares in this manner.

  The Trust reserves the right to redeem an investor's account at the Trust's option upon not less than 60 days' written notice if, due to share redemptions, the account's net asset value decreases to $1,000,000 or less, and remains so during the notice period.

  The right of any investor to receive payments with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                        DISTRIBUTION AND SERVICES PLAN

                             (Service Shares Only)

  Service Shares are subject to a Distribution and Services Plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution and Services Plan, each Fund pays the Distributor for advertising, marketing and distributing such shares and/or for the provision of shareholder and administrative services for the beneficial owners of such shares, a fee at the annual rate of up to .25% of the average daily net asset value of the Service Class. The support services provided may include personal services relating to shareholder accounts, providing reports and other information, and services related to the maintenance of such shareholder accounts. Under the Distribution and Services Plan, BISYS may make payments to Service Agents in respect of these services. FCNIMCO, FNBC, NBD and their affiliates may act as Service Agents and receive fees under the Distribution and Services Plan. BISYS determines the amounts to be paid to Service Agents. The distribution services provided are activities primarily intended to result in the sale of Service Shares.

                      DIVIDENDS, DISTRIBUTIONS AND TAXES

  Each Fund ordinarily declares dividends from net investment income on each Fund business day. Fund shares begin earning income dividends on the day the purchase order is effective. Dividends usually are paid on the first calendar day of each month, and are automatically reinvested at net asset value in additional shares of the Fund from which they were paid or, at the investor's option, paid in cash. Each Fund's earnings for Saturdays, Sundays and holidays are declared as dividends on the preceding business day. If an investor redeems all shares in its account at any time during the month, all proceeds and dividends to which the investor is entitled will be paid. Distributions from net realized securities gains, if any, generally are declared and paid once a year, but a Fund may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code of 1986, as amended (the "Code"), in all events in a manner consistent with the provisions of the 1940 Act. No Fund will make distributions from net realized securities gains unless capital loss carryovers, if any, have been utilized or have expired. Investors may choose whether to receive distributions in cash or to reinvest in additional shares at net asset value of the Fund from which they were paid. All expenses are accrued daily and deducted before declaration of dividends to investors. Dividends paid by each Class will be calculated at the same time and in the same manner and will be of the same amount, except that the expenses attributable solely to the Institutional Class or the Service Class will generally be borne exclusively by such Class. Service Shares will receive lower per share dividends than Institutional Shares because of the higher expenses borne by the Service Class. See "Annual Fund Operating Expenses." No interest will accrue on amounts represented by uncashed distribution or redemption checks.

  Dividends paid by the Cash Management Fund, Treasury Cash Management Fund, Treasury Prime Cash Management Fund and U.S. Government Securities Cash Management Fund derived from net investment income and dividends paid by the Municipal Cash Management Fund derived from taxable investments, together with distributions from any net realized short-term securities gains and all or a portion of any gain realized from the sale or other disposition of certain market discount bonds, will be taxable to U.S. investors as ordinary income whether or not reinvested in additional Fund shares. Distributions from net realized long-term securities gains, if any, will be taxable as long-term capital gains for federal income tax purposes if the beneficial holder of Fund shares is a citizen or resident of the United States, regardless of how long investors have held shares and whether such distributions are received in cash or reinvested in additional shares. The capital gains will be 20% or 28% rate gains depending upon the Fund's holding period for the assets the sale of which generated the capital gains.

  In the case of the Municipal Cash Management Fund, dividends derived from tax-exempt interest income ("exempt-interest dividends") may be treated by the Fund's shareholders as items of interest excludable from their gross income unless under the circumstances applicable to the particular shareholder the exclusion would be disallowed.

  If the Municipal Cash Management Fund should hold certain so-called "private activity bonds," shareholders will need to include as an item of tax preference for purposes of the federal alternative minimum tax that portion of the dividend paid by the Fund derived from interest received on such bonds. In addition, corporate shareholders will need to take all exempt-interest dividends into account in determining certain adjustments for the federal alternative minimum tax.

  Dividends and distributions attributable to interest from direct obligations of the United States and paid by the Treasury Cash Management Fund and Treasury Prime Cash Management Fund generally are not subject to state personal income tax. The Trust intends to provide shareholders of the Treasury Cash Management Fund and Treasury Prime Cash Management Fund with a statement which sets forth the percentage of dividends and distributions paid by each such Fund that is attributable to interest income from direct obligations of the United States.

  Dividends paid by a Fund derived from net investment income, together with distributions from net realized short-term securities gains and all or a portion of any gain realized from the sale or other disposition of certain market discount bonds, paid by such Fund to a foreign investor who is the beneficial owner of such Fund's shares generally are subject to U.S. nonresident withholding taxes at the rate of 30%, unless the foreign investor claims the benefit of a lower rate specified in a tax treaty. Distributions from net realized long-term securities gains paid by the Fund to such foreign investor generally will not be subject to U.S. nonresident withholding tax. However, such distributions may be subject to backup withholding, as described below, unless the foreign investor certifies his non-U.S. residency status.

  Federal regulations generally require the Trust to withhold ("backup withholding") and remit to the U.S. Treasury 31% of dividends and distributions from net realized securities gains paid to a shareholder if such shareholder fails to certify either that the TIN furnished in connection with opening an account is correct, or that such shareholder has not received notice from the IRS of being subject to backup withholding as a result of a failure to properly report taxable dividend or interest income on a federal income tax return. Furthermore, the IRS may notify the Trust to institute backup withholding if the IRS determines a shareholder's TIN is incorrect or if a shareholder has failed to properly report taxable dividend and interest income on a federal income tax return.

  A TIN is either the Social Security number or employer identification number of the record owner of the account. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be used to offset the record owner's tax liability on his/her federal income tax return.

  Notice as to the tax status of dividends and distributions will be mailed to investors annually. Each investor also will receive periodic summaries of its account which will include information as to dividends and distributions from securities gains, if any, paid during the year.

  Each Fund intends to qualify as a "regulated investment company" under the Code. Qualification as a regulated investment company generally relieves the Fund of any liability for federal income tax to the extent its earnings are distributed in accordance with applicable provisions of the Code. Each Fund is subject to a non-deductible 4% excise tax, measured with respect to certain undistributed amounts of taxable income and capital gains, if any.

  Each investor and beneficial shareholder should consult its tax adviser regarding questions as to federal, state or local taxes.

                              GENERAL INFORMATION

  The Trust was organized as a business trust on April 21, 1987 under a Declaration of Trust. As of the date hereof, the Trust is a series fund having thirty-one series of shares of beneficial interest, each of which evidences an interest in a separate investment portfolio. The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares and to create an unlimited number of series of shares ("Series") representing interests in a portfolio and an unlimited number of classes of shares within a Series. In addition to the Funds described herein, the Trust currently offers the following investment portfolios by means of separate prospectuses: the Pegasus Intermediate Bond Fund, Bond Fund, Short Bond Fund, Multi Sector Bond Fund, High Yield Bond Fund, International Bond Fund, Municipal Bond Fund, Short Municipal Bond, Intermediate Municipal Bond Fund, Michigan Municipal Bond Fund, Equity Income Fund, Growth Fund, Mid-Cap Opportunity Fund, Small-Cap Opportunity Fund, Intrinsic Value Fund, Growth and Value Fund, Equity Index Fund, Market Expansion Index Fund, International Equity Fund, Managed Assets Conservative Fund, Managed Assets Balanced Fund, Managed Assets Growth Fund, Money Market Fund, Treasury Money Market Fund, Municipal Money Market Fund and Michigan Municipal Money Market Fund.

  Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and each Series entitled to vote on a matter will vote thereon in the aggregate and not by Series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular Series. In addition, shareholders of each of the Series have equal voting rights except that only shares of a particular class within a Series are entitled to vote on matters affecting only that class. Voting rights are not cumulative, and accordingly the holders of more than 50% of the aggregate number of shares of all Trust portfolios may elect all of the Trustees.

  As of March 31, 1998, FCN and its affiliates held of record approximately 8.52% and 13.00% of the outstanding shares of the Municipal Cash Management Fund and Cash Management Fund, respectively.

  Because NBD Bank serves as the Custodian, the Board of Trustees has established a procedure requiring three annual verifications, two of which are unannounced, of all investments held pursuant to the Custodian Agreement, to be conducted by the Trust's independent accountants.

  The Trust does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The Trust's By-laws provide that special meetings of shareholders of any Series shall be called at the written request of shareholders entitled to cast at least 10% of the votes of a Series entitled to be cast at such meeting. The Trust also stands ready to assist shareholder communications in connection with any meeting of shareholders as prescribed in Section 16(c) of the 1940 Act.

  Investor inquiries may be made by writing to the Trust at the address shown on the front cover or by calling the telephone number shown on the front cover.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE TRUST'S OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUNDS' SHARES, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                           SUPPLEMENTAL INFORMATION

PORTFOLIO SECURITIES

  To the extent set forth in this Prospectus and except as noted below, each Fund may invest in the following securities:

  U.S. TREASURY SECURITIES -- Each Fund may invest in U.S Treasury securities which include Treasury Bills, Treasury Notes and Treasury Bonds that differ in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.

  U.S. GOVERNMENT SECURITIES -- In addition to U.S. Treasury securities, each Fund, except the Treasury Cash Management Fund and Treasury Prime Cash Management Fund, may invest in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. Interest may fluctuate based on generally recognized reference rates or the relationship of rates. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. Each Fund will invest in such securities only when the Trust is satisfied that the credit risk with respect to the issuer is minimal.

  STRIPPED U.S. TREASURY SECURITIES AND U.S. GOVERNMENT SECURITIES -- Each Fund may invest in stripped U.S. Treasury Securities and the Cash Management, U.S. Government Securities Cash Management Fund, and to a limited extent the Municipal Cash Management Fund may invest in stripped U.S. Government Securities, where the principal and interest components are traded independently under the Separate Trading of Registered Interest and Principal Securities program ("STRIPS"). Under STRIPS, the principal and interest components are individually numbered and separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts independently. These obligations are usually issued at a discount to their "face value," and because of the manner in which principal and interest are returned, may exhibit greater volatility than more conventional debt securities.

  REPURCHASE AGREEMENTS -- Each Fund, except the Treasury Prime Cash Management Fund, may enter into repurchase agreements, which involve the acquisition by a Fund of an underlying debt instrument, subject to an obligation of the seller to repurchase, and such Fund to resell, the instrument at a fixed price usually not more than one week after its purchase. Certain costs may be incurred by a Fund in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by the Fund may be delayed or limited. Pursuant to an order obtained from the Securities and Exchange Commission, each Fund also is permitted to enter into overnight repurchase agreements with FNBC or an affiliate of FNBC subject to the terms and conditions of such order.

  BANK OBLIGATIONS -- The Cash Management Fund will, and to a limited extent, the Municipal Cash Management Fund may, invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks and thrift institutions. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.

  COMMERCIAL PAPER AND OTHER SHORT-TERM CORPORATE OBLIGATIONS -- The Cash Management Fund, and to a limited extent, the Municipal Cash Management Fund may invest in commercial paper, which consists of short-term, unsecured promissory notes issued to finance short-term credit needs. The commercial paper purchased by a Fund will consist only of direct obligations issued by domestic and foreign entities. The other corporate obligations in which a Fund may invest consist of high quality, U.S. dollar denominated short-term bonds and notes (including variable amount master demand notes) issued by domestic and foreign corporations bearing fixed, floating or variable interest rates.

  FLOATING AND VARIABLE RATE OBLIGATIONS -- The Cash Management Fund and the Municipal Cash Management Fund may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 13 months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 13 months, in each case upon not more than 30 days' notice. Variable rate demand notes include master demand notes which are obligations that permit a Fund to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Fund, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and, if not so rated, each of these Funds may invest in them only if the Investment Adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Fund may invest. The Investment Adviser, on behalf of such Fund, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the Fund. Neither of these Funds will invest more than 10% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are illiquid.

  MUNICIPAL AND RELATED OBLIGATIONS -- Municipal Obligations that may be acquired by the Municipal Cash Management Fund may include general obligations, revenue obligations, notes, and moral obligation bonds. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility, class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source such as the user of the facility being financed. Private activity bonds (i.e. bonds issued by industrial development authorities) are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of a private activity bond is usually directly related to the credit standing of the private user of the facility involved. Although interest paid on private activity bonds is exempt from regular federal income tax, it may be treated as a specific tax preference item under the federal alternative minimum tax. From time to time, the Municipal Cash Management Fund may invest more than 25% of the value of its total assets in industrial development bonds which, although issued by industrial development authorities, may be backed only by the assets and revenues of the nongovernmental users. Where a regulated investment company receives such interest, a proportionate share of any exempt-interest dividend paid by the investment company may be treated as such a preference item to the shareholder. The Fund may invest without limitation in such Municipal Obligations if the Investment Adviser determines that their purchase is consistent with the Fund's investment objective. (See also "Dividends, Distributions and Taxes.")

  Notes are short-term instruments which are obligations of the issuing municipalities or agencies and are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues. Moral obligation bonds are normally issued by a special purpose public authority. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. Municipal Obligations also include municipal lease/purchase agreements which are similar to installment purchase contracts for property or equipment issued by municipalities. Municipal lease/purchase agreements may be considered illiquid investments. (See also "Restricted Securities.")

  There are, of course, variations in the quality of Municipal Obligations both within a particular classification and between classifications, and the yields on Municipal Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue.

  The Municipal Cash Management Fund may invest more than 25% of the value of its total assets in Municipal Obligations which are related in such a way that an economic, business or political development or change affecting one such security also would affect the other securities; for example, securities the interest upon which is paid from revenues of similar types of projects, or securities of issuers that are located in the same state. As a result, the Fund may be subject to greater risk as compared to a fund that does not follow this practice.

  Certain municipal lease/purchase obligations in which the Fund may invest may contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease/purchase obligations are secured by the leased property, disposition of the leased property in the event of foreclosure might prove difficult. In evaluating the credit quality of a municipal lease/purchase obligation that is unrated, the Investment Adviser may consider, on an ongoing basis, a number of factors including the likelihood that the issuing municipality will discontinue appropriating funding for the leased property.


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  Among other securities, the Fund may purchase short-term Tax Anticipation
Notes, Bond Anticipation Notes, Revenue Anticipation Notes and other forms of short-term loans. Such notes are issued with a short-term maturity in anticipation of the receipt of tax or other funds, the proceeds of bonds or other revenues.

  The Municipal Cash Management Fund may purchase from financial institutions participation interests in Municipal Obligations. A participation interest gives the Fund an undivided interest in the Municipal Obligation in the proportion that the Fund's participation interest bears to the total principal amount of the Municipal Obligation. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less as determined in accordance with SEC regulations (although the securities held by the financial institution may have longer maturities). If the participation interest is unrated, or has been given a rating below that which otherwise is permissible for purchase by the Fund, the security will have an unconditional demand feature that satisfies the requirements of Rule 2a-7 of the 1940 Act. For certain participation interests, the Fund will have the right to demand payment, on not more than seven days' notice, for all or any part of the Fund's participation interest in the Municipal Obligation plus accrued interest. As to these instruments, the Fund intends to exercise its right to demand payment only upon a default under the terms of the Municipal Obligation as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. Participation interests that do not have this demand feature will be considered illiquid investments. (See also "Restricted Securities.")

  The Municipal Cash Management Fund has no policy of seeking particularly to invest in Municipal Obligations issued by or within any single state or select group of states. However, certain states traditionally are sources of large amounts of Municipal Obligations, e.g., California, Colorado, Florida, Michigan, New York and Texas. To the extent that the Fund's assets are invested in Municipal Obligations issued by or from a single state or a few states, the Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such state or states to a greater extent than would be the case if its assets were not so concentrated. If any state or political subdivision thereof were to suffer serious financial difficulties jeopardizing its ability to pay its obligations, the marketability of such obligations held by the Fund, and consequently its net asset value, could be adversely affected.

  Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Trust nor the Investment Adviser will review the proceedings relating to the issuance of Municipal Obligations or the bases for such opinions.

  TENDER OPTION BONDS -- The Municipal Cash Management Fund may invest in tender option bonds. A tender option bond is a Municipal Obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that have been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the Municipal Obligation's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. The Investment Adviser, on behalf of the Fund, may

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

consider on an ongoing basis the creditworthiness of the issuer of the underlying Municipal Obligation, of any custodian and of the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying Municipal Obligations and for other reasons.

  STAND-BY COMMITMENTS -- The Municipal Cash Management Fund may acquire "stand-by commitments" with respect to Municipal Obligations held in its portfolio. Under a stand-by commitment, the Fund obligates a broker, dealer or bank to repurchase, at the Fund's option, specified securities at a specified price and, in this respect, stand-by commitments are comparable to put options. The exercise of a stand-by commitment therefore is subject to the ability of the seller to make payment on demand. The Municipal Cash Management Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. The Municipal Cash Management Fund may pay for stand-by commitments if such action is deemed necessary, thus increasing to a degree the cost of the underlying Municipal Obligation and similarly decreasing the yield to investors on such securities.

  GUARANTEED INVESTMENT CONTRACTS -- The Cash Management Fund may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Pursuant to such contracts, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund on a monthly basis guaranteed interest which is based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. Generally, a GIC allows a purchaser to buy an annuity with the monies accumulated under contract; however, the Fund will not purchase any such annuity. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes a part of the general assets of the issuer, and the contract is paid from the general assets of the issuer. The Cash Management Fund will only purchase GICs from issuers which meet quality and credit standards established by the Investment Adviser. Generally, GICs are not assignable or transferrable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. Therefore, GICs are considered by the Cash Management Fund to be illiquid investments and subject to the limitation on illiquid investments set forth below.

  INVESTMENT COMPANY SECURITIES -- Each Fund may invest in securities issued by other investment companies which principally invest in securities of the type in which the Fund invests. Under the 1940 Act, a Fund's investments in such securities, subject to certain exceptions, currently are limited to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company, and (iii) 10% of the Fund's total assets in the aggregate. Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses.

INVESTMENT PRACTICES

  LENDING PORTFOLIO SECURITIES -- From time to time, each of the Cash Management, U.S. Government Securities Cash Management and Municipal Cash Management Funds may lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. Such loans may not exceed 33 1/3% of the value of the relevant Fund's total assets. In connection with such loans, each of these Funds will receive collateral consisting of cash or U.S. Government securities or, with respect to the Cash Management and Municipal Cash Management Funds, irrevocable letters of credit issued by financial institutions. Such collateral will be maintained at all times in an amount equal to at least 100% of the current

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

market value of the loaned securities. Each of these Funds can increase its income through the investment of such collateral. Each of these Funds continues to be entitled to payments in amounts equal to the interest and other distributions payable on the loaned security and receives interest on the amount of the loan. Such loans will be terminable at any time upon specified notice. A Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with such Fund.

  RESTRICTED SECURITIES -- Each Fund may invest up to 10% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as certain securities that are subject to legal or contractual restrictions on resale, GICs, municipal lease/purchase agreements, participation interests that are not subject to the demand feature described above, floating and variable rate demand obligations as to which the Fund cannot exercise the related demand feature described above on not more than seven days' notice or as to which there is no secondary market and repurchase agreements providing for settlement in more than seven days after notice. As to these securities, a Fund is subject to a risk that should such Fund desire to sell them when a ready buyer is not available at a price the Fund deems representative of their value, the value of such Fund's net assets could be adversely affected.

  BORROWING MONEY -- As a fundamental policy each of the Funds is permitted to borrow money to the extent permitted under the 1940 Act. However, each Fund currently intends to borrow money from banks for temporary or emergency (not leveraging) purposes in an amount up to 15% of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of the Fund's total assets, each Fund will not make any additional investments.

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